Exhibit  10(c)(1)

PJM Interconnection, L.L.C.

Third Revised Rate Schedule FERC No. 24

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

PJM INTERCONNECTION, L.L.C.

The following sheets reflect all revisions approved by FERC in orders issued through January 25, 2005, and all revisions from compliance filings submitted through January 27, 2005. Various sheets contain revisions that will be made in a filing expected to be submitted by the end of January 2005 (the “clean-up filing”). The revisions provide appropriate, updated designations.

PJM Interconnection, L.L.C.	Sixth Revised Sheet No. 1
Third Revised Rate Schedule FERC No. 24	Superseding Fifth Revised Sheet No. 1

OPERATING AGREEMENT

1.	DEFINITIONS		26
	1.1	Act	26
	1.2	Affiliate	26
	1.2A	Affected Member	26
	1.3	Agreement	26
	1.4	Annual Meeting of the Members	26
	1.4A	Authorized Commission	27
	1.4B	Authorized Person	27
	1.5	Board Member	27
	1.5A	Applicable Regional Reliability Council	27
	1.5B	Behind The Meter Generation	27
	1.6	Capacity Resource	19
	1.7	Control Area	19
	1.7.01	Control Zone	19
	1.7.02	Default Allocation Assessment	19
	1.7A	East Transmission Owner	19
	1.7B	East Transmission Owners Agreement	19
	1.7C	ECAR	19
	1.7D	ECAR Control Zone	19A
	1.8	Electric Distributor	19A
	1.9	Effective Date	20
	1.10	Emergency	20
	1.11	End-Use Customer	20
	1.12	FERC	20
	1.13	Finance Committee	20
	1.14	Generation Owner	20
	1.15	Good Utility Practice	20
	1.16	Information Request	20
	1.17	LLC	20
	1.18	Load Serving Entity	21
	1.19	Locational Marginal Price	21
	1.20	MAAC	21
	1.20A	MAAC Control Zone	21
	1.20B	MAIN	21
	1.20C	MAIN Control Zone	21
	1.21	Market Buyer	21
	1.22	Market Participant	21A
	1.23	Market Seller	21A
	1.24	Member	21A
	1.25	Members Committee	21A
	1.26	NERC	21A

Issued By:	Craig Glazer	Effective:	January 1, 2004
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 1A
Third Revised Rate Schedule FERC No. 24

1.26A	Non-Disclosure Agreement	22
1.27	Office of the Interconnection	22
1.28	Operating Reserve	22
1.29	Original PJM Agreement	22
1.30	Other Supplier	22
1.31	PJM Board	22
1.31A	PJM Capacity Credit Market	22

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Fifth Revised Sheet No. 2
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 2

	1.32	PJM Control Area	22
	1.33	PJM Dispute Resolution Procedures	22
	1.34	PJM Interchange Energy Market	22
	1.35	PJM Manuals	23
	1.35.01	PJM Market Monitor	23
	1.35A	PJM Region	23
	1.36	PJM Tariff	23
	1.36A	[Reserved.]	23
	1.36B	PJM West Region	23
	1.37	Planning Period	23
	1.38	President	23
	1.38A	Regulation Zone	23
	1.39	Related Parties	23
	1.40	Reliability Assurance Agreement	23A
	1.40A	Reliability Assurance Agreement-West	23A
	1.41	Sector Votes	24
	1.41A	Senior Standing Committees	24
	1.41A.01	Spinning Reserve Zone	24
	1.41B	Standing Committees	24
	1.42	State	24
	1.42.01	State Certification	24
	1.42A	State Consumer Advocate	24
	1.43	System	24
	1.43A	Third Party Request	24A
	1.44	Transmission Facilities	24A
	1.45	Transmission Owner	24A
	1.46	[Reserved.]	24A
	1.47	User Group	24A
	1.48	Voting Member	25
	1.49	Weighted Interest	25
	1.50	West Transmission Owner	25
	1.51	West Transmission Owners Agreement	25
	1.52	Zone	25

2.	FORMATION, NAME; PLACE OF BUSINESS		26
	2.1	Formation of LLC; Certificate of Formation	26
	2.2	Name of LLC	26
	2.3	Place of Business	26
	2.4	Registered Office and Registered Agent	26

3.	PURPOSES AND POWERS OF LLC		27
	3.1	Purposes	27
	3.2	Powers	27

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 2.01
Third Revised Rate Schedule FERC No. 24

4.	EFFECTIVE DATE AND TERMINATION		27
	4.1	Effective Date and Termination	27
	4.2	Governing Law	27

5.	WORKING CAPITAL AND CAPITAL CONTRIBUTIONS		28
	5.1	Funding of Working Capital and Capital Contributions	28
	5.2	Contributions to Association	29

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 2A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 2A

6.	TAX STATUS AND DISTRIBUTIONS		29
	6.1	Tax Status	29
	6.2	Return of Capital Contributions	29
	6.3	Liquidating Distribution	29

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 3
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 3

7.	PJM BOARD		29
	7.1	Composition	29
	7.2	Qualifications	30
	7.3	Term of Office	30
	7.4	Quorum	31
	7.5	Operating and Capital Budgets	31
		7.5.1 Finance Committee	31
		7.5.2 Adoption of Budgets	32
	7.6	By-laws	32
	7.7	Duties and Responsibilities of the PJM Board	32

8.	MEMBERS COMMITTEE		34
	8.1	Sectors	34
		8.1.1 Designation	34
		8.1.2 Related Parties	34
	8.2	Representatives	34
		8.2.1 Appointment	34
		8.2.2 Regulatory Authorities	35
		8.2.3 State Offices of Consumer Advocate	35
		8.2.4 Initial Representatives	35
		8.2.5 Change of or Substitution for a Representative	35
	8.3	Meetings	36
		8.3.1 Regular and Special Meetings	36
		8.3.2 Attendance	36
		8.3.3 Quorum	36
	8.4	Manner of Acting	36
	8.5	Chair and Vice Chair of the Members Committee	37
		8.5.1 Selection and Term	37
		8.5.2 Duties	37
	8.6	Senior, Standing, and Other Committees	37A
		8.6.1 Electricity Markets Committee	37A
		8.6.2 Reliability Committee	37B
		8.6.3 Other Committees and Bodies	37C
		8.6.4 Alternate Dispute Resolution Committee	38
	8.7	User Groups	38
	8.8	Powers of the Members Committee	38

9.	OFFICERS		38A
	9.1	Election and Term	38A
	9.2	President	39
	9.3	Secretary	39
	9.4	Treasurer	39
	9.5	Renewal of Officers; Vacancies	40
	9.6	Compensation	40

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 3A
Third Revised Rate Schedule FERC No. 24

10.	OFFICE OF THE INTERCONNECTION		40
	10.1	Establishment	40
	10.2	Processes and Organization	40
	10.3	Confidential Information	40

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 4
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Original Sheet No. 4

	10.4	Duties and Responsibilities	40

11.	MEMBERS		42
	11.1	Management Rights	42
	11.2	Other Activities	42
	11.3	Member Responsibilities	43
		11.3.1 General	43
		11.3.2 Facilities Planning and Operation	43
		11.3.3 Electric Distributors	44
		11.3.4 Reports to the Office of the Interconnection	46
	11.4	Regional Transmission Expansion Planning Protocol	46
	11.5	Member Right to Petition	46
	11.6	Membership Requirements	46

12.	TRANSFERS OF MEMBERSHIP INTEREST		47

13.	INTERCHANGE		47
	13.1	Interchange Arrangements with Non-Members	47
	13.2	Energy Market	48

14.	METERING		48
	14.1	Installation, Maintenance and Reading of Meters	48
	14.2	Metering Procedures	48
	14.3	Integrated Megawatt-Hours	48
	14.4	Meter Locations	48
	14.5	Metering of Behind The Meter Generation	48

15.	ENFORCEMENT OF OBLIGATIONS		49
	15.1	Failure to Meet Obligations	49
		15.1.1 Termination of Market Buyer Rights	49
		15.1.2 Termination of Market Seller Rights	49
		15.1.3 Payment of Bills	49
	15.2	Enforcement of Obligations	50
		15.2.1 Collection by the Office of the Interconnection	51
		15.2.2 Default Allocation Assessment	51
	15.3	Obligations to a Member in Default	51A
	15.4	Obligations of a Member in Default	51A
	15.5	No Implied Waiver.	51A

16.	LIABILITY AND INDEMNITY		51A
	16.1	Members	51A
	16.2	LLC Indemnified Parties	52
	16.3	Workers Compensation Claims	53
	16.4	Limitation of Liability	53
	16.5	Resolution of Disputes	53
	16.6	Gross Negligence or Willful Misconduct	54
	16.7	Insurance	54

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 5
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 5

17.	MEMBER REPRESENTATIONS, WARRANTIES AND COVENANTS		54
	17.1	Representations and Warranties	54
		17.1.1 Organization and Existence	54
		17.1.2 Power and Authority	54
		17.1.3 Authorization and Enforceability	54
		17.1.4 No Government Consents	55
		17.1.5 No Conflict or Breach	55
		17.1.6 No Proceedings	55
	17.2	Municipal Electric Systems	55
	17.3	Survival	55

18.	MISCELLANEOUS PROVISIONS		56
	18.1	[Reserved.]	56
	18.2	Fiscal and Taxable Year	56
	18.3	Reports	56
	18.4	Bank Accounts; Checks, Notes and Drafts	56
	18.5	Books and Records	56
	18.6	Amendment	57
	18.7	Interpretation	57
	18.8	Severability	58
	18.9	Force Majeure	58
	18.10	Further Assurances	58
	18.11	Seal	58
	18.12	Counterparts	58
	18.13	Costs of Meetings	58
	18.14	Notice	59
	18.15	Headings	59
	18.16	No Third-Party Beneficiaries	59
	18.17	Confidentiality	59
		18.17.1 Party Access	59
		18.17.2 Required Disclosure	60
		18.17.3 Disclosure to FERC	61
		18.17.4 Disclosure to Authorized Persons	61
	18.18	Termination and Withdrawal	61E
		18.18.1 Termination	61E
		18.18.2 Withdrawal	61F
		18.18.3 Winding Up	61F
	RESOLUTION REGARDING ELECTION OF DIRECTORS		63
SCHEDULE 1 - PJM INTERCHANGE ENERGY MARKET			64
1.	MARKET OPERATIONS		64
	1.1	Introduction	64
	1.2	Cost-based Offers	64

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 6
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 6

1.3	Definitions		64
	1.3.1	Auction Revenue Rights	64
	1.3.1A	Auction Revenue Rights Credits	64
	1.3.1B	Day-ahead Energy Market	64
	1.3.1C	Day-ahead Prices	64
	1.3.1D	Decrement Bid	65
	1.3.1E	Dispatch Rate	65
	1.3.2	Equivalent Load	65
	1.3.3	External Market Buyer	65
	1.3.4	External Resource	65
	1.3.5	Financial Transmission Right	65
	1.3.5A	Financial Transmission Right Obligation	65
	1.3.5B	Financial Transmission Right Option	65
	1.3.6	Generating Market Buyer	65
	1.3.7	Generator Forced Outage	66
	1.3.8	Generator Maintenance Outage	66
	1.3.9	Generator Planned Outage	66
	1.3.9A	Increment Bid	66
	1.3.10	Internal Market Buyer	66
	1.3.11	Inadvertent Interchange	66
	1.3.12	Market Operations Center	66
	1.3.13	Maximum Generation Emergency	67
	1.3.14	Minimum Generation Emergency	67
	1.3.14A	NERC Interchange Distribution Calculator	67
	1.3.15	Network Resource	67
	1.3.16	Network Service User	67
	1.3.17	Network Transmission Service	67
	1.3.18	Normal Maximum Generation	67
	1.3.19	Normal Minimum Generation	67
	1.3.20	Offer Data	67
	1.3.21	Office of the Interconnection Control Center	68
	1.3.22	Operating Day	68
	1.3.23	Operating Margin	68
	1.3.24	Operating Margin Customer	68
	1.3.25	PJM Interchange	68
	1.3.26	PJM Interchange Export	68
	1.3.27	PJM Interchange Import	69
	1.3.28	PJM Open Access Same-time Information System	69
	1.3.29	Point-to-Point Transmission Service	69
	1.3.30	Ramping Capability	69
	1.3.30A	Real-time Prices	69
	1.3.30B	Real-time Energy Market	69
	1.3.31	Regulation	69

Issued By:	Craig Glazer	Effective:	November 7, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 7
Third Revised Rate Schedule FERC No. 24

	1.3.31A	Spinning Reserve	70
	1.3.31B	Spinning Reserve Event	70
	1.3.32	Spot Market Backup	70
	1.3.33	Spot Market Energy	70
	1.3.33A	State Estimator	70
	1.3.33B	Station Power	70
	1.3.33C	Target Allocation	70
	1.3.34	Transmission Congestion Charge	70
	1.3.35	Transmission Congestion Credit	71
	1.3.36	Transmission Customer	71
	1.3.37	Transmission Forced Outage	71
	1.3.37A	Transmission Loading Relief	71
	1.3.37B	Transmission Loading Relief Customer	71
	1.3.38	Transmission Planned Outage	71
1.4	Market Buyers		71
	1.4.1	Qualification	71
	1.4.2	Submission of Information	73
	1.4.3	Fees and Costs	73
	1.4.4	Office of the Interconnection Determination	73
	1.4.5	Existing Participants	73
	1.4.6	Withdrawal	73
1.5	Market Sellers		74
	1.5.1	Qualification	74
	1.5.2	Withdrawal	74
1.6	Office of the Interconnection		75
	1.6.1	Operation of the PJM Interchange Energy Market	75
	1.6.2	Scope of Services	75
	1.6.3	Records and Reports	76
	1.6.4	PJM Manuals	76
1.7	General		76
	1.7.1	Market Sellers	76
	1.7.2	Market Buyers	76
	1.7.3	Agents	77
	1.7.4	General Obligations of the Market Participants	77
	1.7.5	Market Operations Center	78
	1.7.6	Scheduling and Dispatching	79
	1.7.7	Pricing	79
	1.7.8	Generating Market Buyer Resources	79
	1.7.9	Delivery to an External Market Buyer	80
	1.7.10	Other Transactions	80
	1.7.11	Emergencies	82

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 8
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 8

	1.7.12	Fees and Charges	82
	1.7.13	Relationship to the PJM Region	82A
	1.7.14	PJM Manuals	82A
	1.7.15	Corrective Action	83
	1.7.16	Recording	83
	1.7.17	Operating Reserves	83
	1.7.18	Regulation	84
	1.7.19	Ramping	84
	1.7.19A	Spinning Reserve	84
	1.7.20	Communication and Operating Requirements	85
1.8	Selection, Scheduling and Dispatch Procedure Adjustment Process		86
	1.8.1	PJM Dispute Resolution Agreement	86
	1.8.2	Market or Control Area Hourly Operational Disputes	86
1.9	Prescheduling		87
	1.9.1	Outage Scheduling	87
	1.9.2	Planned Outages	87
	1.9.3	Generator Maintenance Outages	89
	1.9.4	Forced Outages	89
	1.9.5	Market Participant Responsibilities	89
	1.9.6	Internal Market Buyer Responsibilities	90
	1.9.7	Market Seller Responsibilities	90
	1.9.8	Transmission Owner Responsibilities	90
	1.9.9	Office of the Interconnection Responsibilities	91
1.10	Scheduling		91
	1.10.1	General	91
	1.10.1A	Day-ahead Energy Market Scheduling	92
	1.10.2	Pool-scheduled Resources	95
	1.10.3	Self-scheduled Resources	96
	1.10.4	Capacity Resources	96
	1.10.5	External Resources	97
	1.10.6	External Market Buyers	97
	1.10.6A	Transmission Loading Relief Customers	98
	1.10.7	Bilateral Transactions	98
	1.10.8	Office of the Interconnection Responsibilities	98
	1.10.9	Hourly Scheduling	99
1.11	Dispatch		100
	1.11.1	Resource Output	100
	1.11.2	Operating Basis	101
	1.11.3	Pool-dispatched Resources	101
	1.11.3A	Maximum Generation Emergency	101
	1.11.4	Regulation	101
	1.11.4A	Spinning Reserve	102
	1.11.5	PJM Open Access Same-time Information System	103

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Fifth Revised Sheet No. 9
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 9

	1.12	Dynamic Scheduling		103

2.	CALCULATION OF LOCATIONAL MARGINAL PRICES			103
	2.1	Introduction		103
	2.2	General		103
	2.3	Determination of System Conditions Using the State Estimator		104
	2.4	Determination of Energy Offers Used in Calculating Real-time Prices		105
	2.5	Calculation of Real-time Prices		105
	2.6	Calculation of Day-ahead Prices		106
	2.7	Performance Evaluation		106

3.	ACCOUNTING AND BILLING			106
	3.1	Introduction		106
	3.2	Market Buyers		107
		3.2.1	Spot Market Energy	107
		3.2.2	Regulation	109
		3.2.3	Operating Reserves	111
		3.2.3A	Spinning Reserve	114
		3.2.3B	Reactive Services	116
		3.2.3C	Synchronous Condensing for Post-Contingency Operation	116D
		3.2.4	Transmission Congestion	116D.01
		3.2.5	Transmission Losses	116D.01
		3.2.6	Emergency Energy	117
		3.2.7	Billing	117
	3.3	Market Sellers		118
		3.3.1	Spot Market Energy	118
		3.3.2	Regulation	119
		3.3.3	Operating Reserves	119
		3.3.4	Emergency Energy	119
		3.3.5	Spinning Reserve	119
		3.3.6	Billing	119
	3.4	Transmission Customers		120
		3.4.1	Transmission Congestion	120
		3.4.2	Transmission Losses	120
		3.4.3	Billing	120
	3.5	Other Control Areas		120
		3.5.1	Energy Sales	120
		3.5.2	Operating Margin Sales	121
		3.5.3	Transmission Congestion	121
		3.5.4	Billing	121
	3.6	Metering Reconciliation		121
		3.6.1	Meter Correction Billing	121
		3.6.2	Meter Corrections Between Market Participants	122
		3.6.3	500 kV Meter Errors	122
		3.6.4	Meter Corrections Between Control Areas	122

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Sixth Revised Sheet No. 10
Third Revised Rate Schedule FERC No. 24	Superseding Fifth Revised Sheet No. 10

		3.6.5	Meter Correction Data	122
		3.6.6	Correction Limits	122

4.	RATE TABLE			123
	4.1	Offered Price Rates		123
	4.2	Transmission Losses		123
	4.3	Emergency Energy Purchases		123

5.	CALCULATION OF TRANSMISSION CONGESTION CHARGES AND CREDITS			123
	5.1	Transmission Congestion Charge Calculation		123
		5.1.1	Calculation by Office of the Interconnection	123
		5.1.2	General	123
		5.1.3	Network Service User Calculation	123
		5.1.4	Transmission Customer Calculation	124
		5.1.5	Operating Margin Customer Calculation	124
		5.1.6	Transmission Loading Relief Customer Calculation	125
		5.1.7	Total Transmission Congestion Charges	125
	5.2	Transmission Congestion Credit Calculation		125
		5.2.1	Eligibility	125
		5.2.2	Financial Transmission Rights	126
		5.2.3	Target Allocation of Transmission Congestion Credits	127B
		5.2.4	[Reserved.]	128
		5.2.5	Calculation of Transmission Congestion Credits	128
		5.2.6	Distribution of Excess Congestion Charges	128
	5.3	Unscheduled Transmission Service (Loop Flow)		129

6.	“MUST-RUN” FOR RELIABILITY GENERATION			129
	6.1	Introduction		129
	6.2	Identification of Facility Outages		129
	6.3	Dispatch for Local Reliability		129
		6.3.1	Request and Dispatch	129
		6.3.2	Designation of Local Transmission Facilities	130
		6.3.3	Transition Procedures for Local Transmission Facilities under the Monitoring Responsibility and Dispatch Control of the Office of the Interconnection as of June 1, 2002	130
	6.4	Offer Price Caps		131
		6.4.1	Applicability	131
		6.4.2	Level	131A

7.	FINANCIAL TRANSMISSION RIGHTS AUCTIONS			132
	7.1	Auctions of Financial Transmission Rights		132
		7.1.1	Auction Period and Scope of Auctions	132.01
		7.1.2	Frequency and Time of Auctions	132A
		7.1.3	Duration of Financial Transmission Rights	132A

Issued By:	Craig Glazer	Effective:	January 26, 2005
Vice President, Government Policy
Issued On:	November 2, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. EL03-236-000, issued May 6, 2004, 107 FERC ¶ 61,112.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 11
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 11

	7.2	Financial Transmission Rights Characteristics	133
		7.2.1 Reconfiguration of Financial Transmission Rights	133
		7.2.2 Specified Receipt and Delivery Points	133
		7.2.3 Transmission Congestion Charges	133

	7.3	Auction Procedures	133
		7.3.1 Role of the Office of the Interconnection	133
		7.3.2 Notice of Offer	134
		7.3.3 Pending Applications for Firm Service	134
		7.3.4 On-Peak, Off-Peak and 24-Hour Periods	134
		7.3.5 Offers and Bids	134
		7.3.6 Determination of Winning Bids and Clearing Price	135
		7.3.7 Announcements of Winners and Prices	136
		7.3.8 Auction Settlements	136

	7.4	Allocation of Auction Revenues	136
		7.4.1 Eligibility	136
		7.4.2 Auction Revenue Rights	136
		7.4.3 Target Allocation of Auction Revenue Right Credits	138
		7.4.4 Calculation of Auction Revenue Right Credits	138
	7.5	Simultaneous Feasibility	138

8.	INTERREGIONAL TRANSMISSION CONGESTION
	MANAGEMENT PILOT PROGRAM		139
	8.1	Introduction	139
	8.2	Identification of Transmission Constraints	139
	8.3	Redispatch Procedures	139
	8.4	Locational Marginal Price	140
	8.5	Generator Compensation	140
	8.6	Settlements	140
	8.7	Effective Date	141

9.	COMMONWEALTH EDISON ZONE MARKET INTEGRATION DURING
	THE COMED INTEGRATION PHASE		141
	9.1	Introduction	141
	9.2	Generation Transfer Pathway	141
	9.3	Transmission Loss Recovery	141B
	9.4	Financial Transmission Rights	141B
	9.5	Ancillary Services	141C

10.	PJM-FE INTERREGIONAL TRANSMISSION CONGESTION MANAGEMENT		141D
PJM EMERGENCY LOAD RESPONSE PROGRAM			142
PJM ECONOMIC LOAD RESPONSE PROGRAM			151
SCHEDULE 2 - COMPONENTS OF COST			167
SCHEDULE 2 - EXHIBIT A, EXPLANATION OF THE TREATMENT OF THE COSTS OF EMISSION ALLOWANCES			168
SCHEDULE 3 - ALLOCATION OF THE COST AND EXPENSES OF THE OFFICE OF THE INTERCONNECTION			170

Issued By:	Craig Glazer	Effective:	July 1, 2004
Vice President, Governmental Policy
Issued On:	June 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 11A
Third Revised Rate Schedule FERC No. 24

SCHEDULE 4 - STANDARD FORM OF AGREEMENT TO BECOME A MEMBER OF THE LLC.		171

SCHEDULE 5 - PJM DISPUTE RESOLUTION PROCEDURES		172
1.	DEFINITIONS	172
	1.1 Alternate Dispute Resolution Committee	172
	1.2 MAAC Dispute Resolution Committee	172

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 12
Third Revised Rate Schedule FERC No. 24

	1.3	Related PJM Agreements	172

2.	PURPOSES AND OBJECTIVES		172
	2.1	Common and Uniform Procedures	172
	2.2	Interpretation	172

3.	NEGOTIATION AND MEDIATION		173
	3.1	When Required	173
	3.2	Procedures	173
		3.2.1 Initiation	173
		3.2.2 Selection of Mediator	173
		3.2.3 Advisory Mediator	173
		3.2.4 Mediation Process	174
		3.2.5 Mediator’s Assessment	174
	3.3	Costs	175

4.	ARBITRATION		175
	4.1	When Required	175
	4.2	Binding Decision	175
	4.3	Initiation	175
	4.4	Selection of Arbitrator(s)	175
	4.5	Procedures	176
	4.6	Summary Disposition and Interim Measures	176
		4.6.1 Lack of Good Faith Basis	176
		4.6.2 Discovery Limits	176
		4.6.3 Interim Decision	176
	4.7	Discovery of Facts	176
		4.7.1 Discovery Procedures	176
		4.7.2 Procedures Arbitrator	177
	4.8	Evidentiary Hearing	177
	4.9	Confidentiality	177
		4.9.1 Designation	177
		4.9.2 Compulsory Disclosure	178
		4.9.3 Public Information	178
	4.10	Timetable	178
	4.11	Advisory Interpretations	178
	4.12	Decisions	179
	4.13	Costs	179
	4.14	Enforcement	179

5.	ALTERNATE DISPUTE RESOLUTION COMMITTEE		179
	5.1	Membership	179
		5.1.1 Representatives	179
		5.1.2 Term	180
	5.2	Voting Requirements	180
	5.3	Officers	180

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 13
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 13

	5.4	Meetings.		180
	5.5	Responsibilities.		180

SCHEDULE 6 - REGIONAL TRANSMISSION EXPANSION PLANNING PROTOCOL				182
1.	REGIONAL TRANSMISSION EXPANSION PLANNING PROTOCOL			182
	1.1	Purpose and Objectives		182
	1.2	Conformity with NERC and Other Applicable Criteria		182
	1.3	Establishment of Committees		182A
	1.4	Contents of the Regional Transmission Expansion Plan		183
	1.5	Procedure for Development of the Regional Transmission Expansion Plan		183
		1.5.1	Commencement of the Process	183
		1.5.2	Development of Scope, Assumptions and Procedures	184
		1.5.3	Scope of Studies	184
		1.5.4	Supply of Data	184
		1.5.5	Coordination of the Regional Transmission Expansion Plan	185
		1.5.6	Development of the Recommended Regional Transmission Expansion Plan	185
		1.5.7	Development of Economic Transmission Enhancements and Expansions	185B
	1.6	Approval of the Final Regional Transmission Expansion Plan		186
	1.7	Obligation to Build		187
	1.8	Relationship to the PJM Open Access Transmission Tariff		188

SCHEDULE 7 - UNDERFREQUENCY RELAY OBLIGATIONS AND CHARGES				189
1.	UNDERFREQUENCY RELAY OBLIGATION			189
	1.1	Application.		189
	1.2	Obligations.		189

2.	UNDERFREQUENCY RELAY CHARGES			189

3.	DISTRIBUTION OF UNDERFREQUENCY RELAY CHARGES			190
	3.1	Share of Charges.		190
	3.2	Allocation by the Office of the Interconnection.		190

SCHEDULE 8 - DELEGATION OF PJM CONTROL AREA RELIABILITY RESPONSIBILITIES				191
1.	DELEGATION			191
2.	NEW PARTIES			191
3.	IMPLEMENTATION OF RELIABILITY ASSURANCE AGREEMENT.			191

SCHEDULE 8A - DELEGATION OF PJM WEST REGION RELIABILITY RESPONSIBILITIES				193
1.	DELEGATION			193
2.	NEW PARTIES			193
3.	IMPLEMENTATION OF RELIABILITY ASSURANCE AGREEMENT-WEST			193

SCHEDULE 9 - PJM CONTROL AREA EMERGENCY PROCEDURE CHARGES				195
1.	EMERGENCY PROCEDURE CHARGE			195

Issued By:	Craig Glazer	Effective:	October 24, 2003
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 14
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 14

2.	DISTRIBUTION OF EMERGENCY PROCEDURE CHARGES			195
	2.1	Complying Parties.		195
	2.2	All Parties.		195

SCHEDULE 9A - PJM WEST REGION EMERGENCY PROCEDURE CHARGES				196
1.	EMERGENCY PROCEDURE CHARGE			196
2.	DISTRIBUTION OF EMERGENCY PROCEDURE CHARGES			196
	2.1	Complying Parties		196
	2.2	All Parties		196

SCHEDULE 10 – FORM OF NON-DISCLOSURE AGREEMENT				197
1.	DEFINITIONS			197A
	1.1	Affected Member.		197A
	1.2	Authorized Commission.		197A
	1.3	Authorized Person.		197A
	1.4	Confidential Information		197A
	1.5	FERC.		197A
	1.6	Information Request.		197A
	1.7	Operating Agreement.		197A
	1.8	PJM Market Monitor.		197A
	1.9	PJM Tariff.		197A
	1.10	Third Party Request.		197A
2.	Protection of Confidentiality.			197B
	2.1	Duty to Not Disclose.		197B
	2.2	Conditions Precedent.		197B
	2.3	Discussion of Confidential Information with other Authorized Persons.		197B
	2.4	Defense Against Third Party Requests		197C
	2.5	Care and Use of Confidential Information		197C
		2.5.1	Control of Confidential Information.	197C
		2.5.2	Access to Confidential Information.	197C
		2.5.3	Schedule of Authorized Persons.	197C
		2.5.4	Use of Confidential Information.	197D
		2.5.5	Return of Confidential Information.	197D
		2.5.6	Notice of Disclosures.	197D
	2.6	Ownership and Privilege.		197D
3.	Procedure for Information Requests			197E
	3.1	Written Requests.		197E
	3.2	Oral Disclosures by the PJM Market Monitor.		197E
	3.3	Response to Information Requests.		197F
4.	Remedies.			197G
	4.1	Material Breach.		197G
	4.2	Judicial Recourse		197G
	4.3	Waiver of Monetary Damages		197G
5.	Jurisdiction.			197G
6.	Notices.			197H
7.	Severability and Survival.			197I

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 14A
Third Revised Rate Schedule FERC No. 24

8.	Representations		197I
9.	Third Party Beneficiaries		197I
10.	Counterparts		197I
11.	Amendment		197I

SCHEDULE 10A – FORM OF CERTIFICATION			197J
1.	Definitions		197J
2.	Requisite Authority		197J
3.	Protection of Confidential Information		197K
4.	Defense Against Requests for Disclosure		197L
5.	Use and Destruction of Confidential Information		197L
6.	Notice of Disclosure of Confidential Information		197L
7.	Release of Claims		197M
8.	Ownership and Privilege		197M
	Exhibit A Certification List of Authorized Persons		197N

SCHEDULE 11 - PJM CAPACITY CREDIT MARKETS IN PJM REGION			198
1.	PURPOSES AND OBJECTIVES		198
	1.1	PJM Capacity Credit Markets in PJM Region	198
	1.2	[Reserved.]	198
	1.3	Use of Capacity Credits	198

2.	DEFINITIONS		198
	2.1	Buy Bid	198
	2.2	Capacity Credit	198
	2.2A	ComEd Zone	198
	2.3	Capacity Resources	198
	2.4	Holiday	198A
	2.4A	Installed Capacity Credit Market	198A
	2.4B	Interim Period	198A
	2.5	PJM Capacity Credit Market	198A
	2.6	PJM Daily Capacity Credit Market	199
	2.6A	PJM Installed Capacity Credit Market	199
	2.7	PJM Monthly Capacity Credit Market	199
	2.8	Sell Offer	199
	2.9	Unforced Capacity	199
	2.10	Up-To Block	199

3.	PARTICIPATION IN THE PJM CAPACITY CREDIT MARKET		199
	3.1	Eligibility	199
	3.2	Effect of Withdrawal	199A

4.	RESPONSIBILITIES OF THE OFFICE OF THE INTERCONNECTION		200
	4.1	Operation of the PJM Capacity Credit Market	200
	4.2	Records and Reports	200

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 14B
Third Revised Rate Schedule FERC No. 24

5.	GENERAL PROVISIONS		200
	5.1	Market Sellers	200
	5.2	Market Buyers	200
	5.3	Agents	201
	5.4	General Obligations of Market Participants	201
	5.5	Relationship of Capacity Credits to Capacity Obligations Imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West	201

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 15
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 15

	5.6	Deficiency Charges	201
	5.7	Financial Transmission Rights	201
	5.8	Confidentiality	201

6.	OPERATION OF THE PJM CAPACITY CREDIT MARKETS		202
	6.1	Content of Sell Offers	202
		6.1.1 Specifications	202
		6.1.2 Market-based Offers	202
		6.1.3 Availability of Capacity Credits for Sale	202
	6.2	Content of Buy Bids	203
	6.3	Submission of Sell Offers and Buy Bids	203
	6.4	Conduct of PJM Capacity Credit Markets	203A
		6.4.1 PJM Daily Capacity Credit Markets	203A
		6.4.2 PJM Monthly Capacity Credit Markets	204
	6.5	Market Clearing Procedures	204
	6.6	Settlement Procedures	204
	6.7	Billing	205
	6.8	Time Standard	205

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 16
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 16

SCHEDULE 12 - PJM MEMBER LIST	215

RESOLUTION TO AMEND THE PROCEDURES REQUIRING THE RETENTION OF AN INDEPENDENT CONSULTANT TO PROPOSE A LIST OF CANDIDATES FOR THE BOARD OF MANAGERS ELECTION FOR 2001	220

Issued By:	Craig Glazer	Effective:	November 7, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 17
Third Revised Rate Schedule FERC No. 24

AMENDED AND RESTATED

OPERATING AGREEMENT

of

PJM INTERCONNECTION, L.L.C.

This Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of this 2nd day of June, 1997, amends and restates as of the Effective Date the Operating Agreement of PJM Interconnection, L.L.C. filed with the FERC on April 2, 1997, as amended.

WHEREAS, certain of the Members have previously entered into an agreement, originally dated September 26, 1956, as amended and supplemented up to and including December 31, 1996, stating “their respective rights and obligations with respect to the coordinated operation of their electric supply systems and the interchange of electric capacity and energy among their systems” (such agreement as amended and supplemented being referred to as the “Original PJM Agreement”), and which coordinated operations and interchange came to be known as the PJM Interconnection; and

WHEREAS, pursuant to a resolution of June 16, 1993, an unincorporated association comprised of the parties to the Original PJM Agreement was formed for the purpose of implementation of the Original PJM Agreement as it then existed and as it subsequently has been amended and supplemented, such association being known as the “PJM Interconnection Association”; and

WHEREAS, because of changes in federal law and policy, the Original PJM Agreement, together with other documents and agreements, was amended, restated and submitted to FERC on December 31, 1996 to restructure fundamental aspects of the operation of the Interconnection; and

WHEREAS, so that the provisions of the Original PJM Agreement could be placed into effect consistent with a February 28, 1997 order of FERC, including those provisions related to the governance of the Interconnection, the parties to the Original PJM Agreement, along with the other interested parties, approved the conversion of the PJM Interconnection Association into the LLC pursuant to the provisions of the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), pursuant to a Certificate of Formation (the “Certificate of Formation”) and a Certificate of Conversion (the “Certificate of Conversion”), each filed with the Delaware Secretary of State (the “Recording Office”) on March 31, 1997; and

WHEREAS, the Members wish to amend and restate the Operating Agreement of PJM Interconnection, L.L.C. adopted in connection with the formation of the LLC and as in effect immediately prior to the Effective Date in the form set forth below; and

WHEREAS, the Members intend to form an Independent System Operator in accordance with the regulations of the Federal Energy Regulatory Commission; and

WHEREAS, the Members wish to amend and restate the Operating Agreement to provide for expansion of the operations of PJM Interconnection, L.L.C. into additional Control Areas.

Now, therefore, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, the Members hereby agree as follows:

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 18
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 18

1. DEFINITIONS

Unless the context otherwise specifies or requires, capitalized terms used in this Agreement shall have the respective meanings assigned herein or in the Schedules hereto for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Sections, Schedules, Exhibits or Appendices are to Sections, Schedules, Exhibits or Appendices of this Agreement. As used in this Agreement:

1.1 Act.

“Act” shall mean the Delaware Limited Liability Company Act, Title 6, §§ 18-101 to 18-1109 of the Delaware Code.

1.2 Affiliate.

“Affiliate” shall mean any two or more entities, one of which controls the other or that are under common control. “Control” shall mean the possession, directly or indirectly, of the power to direct the management or policies of an entity. Ownership of publicly-traded equity securities of another entity shall not result in control or affiliation for purposes of this Agreement if the securities are held as an investment, the holder owns (in its name or via intermediaries) less than 10 percent of the outstanding securities of the entity, the holder does not have representation on the entity’s board of directors (or equivalent managing entity) or vice versa, and the holder does not in fact exercise influence over day-to-day management decisions. Unless the contrary is demonstrated to the satisfaction of the Members Committee, control shall be presumed to arise from the ownership of or the power to vote, directly or indirectly, ten percent or more of the voting securities of such entity.

1.2A Affected Member.

“Affected Member” shall mean a Member which as a result of its participation in PJM’s markets or its membership in the LLC PJM provided confidential information to the Office of the Interconnection, which confidential information is requested by, or is disclosed to an Authorized Person under a Non-Disclosure Agreement.

1.3 Agreement.

“Agreement” shall mean this Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., including all Schedules, Exhibits, Appendices, addenda or supplements hereto, as amended from time to time.

1.4 Annual Meeting of the Members.

“Annual Meeting of the Members” shall mean the meeting specified in Section 8.3.1 of this Agreement.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 18A
Third Revised Rate Schedule FERC No. 24

1.4A Authorized Commission.

“Authorized Commission” shall mean (i) a State public utility commission within the geographic limits of the PJM Region that regulates the distribution or supply of electricity to retail customers and is legally charged with monitoring the operation of wholesale or retail markets serving retail suppliers or customers within its State or (ii) an association or organization comprised exclusively of State public utility commissions described in the immediately preceding clause (i).

1.4B Authorized Person.

“Authorized Person” shall mean a person who has executed a Non-Disclosure Agreement, and is authorized in writing by an Authorized Commission to receive and discuss confidential information. Authorized Persons may include attorneys representing an Authorized Commission, consultants and/or contractors directly employed by an Authorized Commission, provided however that consultants or contractors may not initiate requests for confidential information from the Office of the Interconnection or the PJM Market Monitor.

1.5 Board Member.

“Board Member” shall mean a member of the PJM Board.

1.5A Applicable Regional Reliability Council.

“Applicable Regional Reliability Council” shall mean the reliability council for the region in which a Member operates.

1.5B Behind The Meter Generation: Behind The Meter Generation refers to one or more generating units that are located with load at a single electrical location such that no transmission or distribution facilities owned or operated by any Transmission Owner or Electric Distributor are used to deliver energy from the generating unit[s] to the load; provided, however, that Behind The Meter Generation does not include (i) at any time, any portion of such generating unit[s]’ capacity that is designated as a Capacity Resource, or (ii) in any hour, any portion of the output of the generating unit[s] that is sold to another entity for consumption at another electrical location or into the PJM Interchange Energy Market.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Sixth Revised Sheet No. 19
Third Revised Rate Schedule FERC No. 24	Superseding Sixth Revised Sheet No. 19

1.6 Capacity Resource.

“Capacity Resource” shall mean the net capacity from owned or contracted for generating facilities all of which (i) are accredited to a Load Serving Entity pursuant to the procedures set forth in the Reliability Assurance Agreement and (ii) are committed to satisfy that Load Serving Entity’s obligations under the Reliability Assurance Agreement and this Agreement.

1.7 Control Area.

“Control Area” shall mean an electric power system or combination of electric power systems bounded by interconnection metering and telemetry to which a common automatic generation control scheme is applied in order to:

(a) match the power output of the generators within the electric power system(s) and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);

(b) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;

(c) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice and the criteria of NERC and the applicable regional reliability council of NERC;

(d) maintain power flows on transmission facilities within appropriate limits to preserve reliability; and

(e) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

1.7.01 Control Zone.

“Control Zone” shall mean any of the ECAR Control Zone(s), MAAC Control Zone, or MAIN Control Zone(s).

1.7.02 Default Allocation Assessment.

“Default Allocation Assessment” shall mean the assessment determined pursuant to section 15.2.2 of this Agreement.

1.7A East Transmission Owner.

“East Transmission Owner” shall mean a Transmission Owner that has executed the East Transmission Owners’ Agreement.

1.7B East Transmission Owners Agreement.

“East Transmission Owners’ Agreement” shall mean that certain agreement, dated June 2, 1997 and as amended from time to time, by and among Transmission Owners in the PJM Control Area providing for an open-access transmission tariff in the MAAC Control Zone, and for other purposes.

1.7C ECAR.

“ECAR” shall mean the reliability council under section 202 of the Federal Power Act, established pursuant to the ECAR Coordination Agreement dated June 1, 1968, or any successor thereto.

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	January 27, 2005

PJM Interconnection, L.L.C.	First Revised Sheet No. 19A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 19

1.7D ECAR Control Zone

“ECAR Control Zone” shall mean any one of the one or more Control Zones comprised of the Transmission Facilities of one or more of the Transmission Owners for which ECAR is the Applicable Regional Reliability Council, as designated in the PJM Manuals.

1.8 Electric Distributor.

“Electric Distributor” shall mean a Member that owns or leases with rights equivalent to ownership electric distribution facilities that are used to provide electric distribution service to electric load within the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 20
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 20

1.9 Effective Date.

“Effective Date” shall mean August 1, 1997, or such later date that FERC permits this Agreement to go into effect.

1.10 Emergency.

“Emergency” shall mean: (i) an abnormal system condition requiring manual or automatic action to maintain system frequency, or to prevent loss of firm load, equipment damage, or tripping of system elements that could adversely affect the reliability of an electric system or the safety of persons or property; or (ii) a fuel shortage requiring departure from normal operating procedures in order to minimize the use of such scarce fuel; or (iii) a condition that requires implementation of emergency procedures as defined in the PJM Manuals.

1.11 End-Use Customer.

“End-Use Customer” shall mean a Member that is a retail end-user of electricity within the PJM Region.

1.12 FERC.

“FERC” shall mean the Federal Energy Regulatory Commission or any successor federal agency, commission or department exercising jurisdiction over this Agreement.

1.13 Finance Committee.

“Finance Committee” shall mean the body formed pursuant to Section 7.5.1 of this Agreement.

1.14 Generation Owner.

“Generation Owner” shall mean a Member that owns or leases with rights equivalent to ownership facilities for the generation of electric energy that are located within the PJM Region. Purchasing all or a portion of the output of a generation facility shall not be sufficient to qualify a Member as a Generation Owner.

1.15 Good Utility Practice.

“Good Utility Practice” shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

1.16 Information Request.

“Information Request” shall mean a written request, in accordance with the terms of this Agreement for disclosure of confidential information pursuant to Section 18.17.4 of this Agreement.

1.17 LLC.

“LLC” shall mean PJM Interconnection, L.L.C., a Delaware limited liability company.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 21
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 21

1.18 Load Serving Entity.

“Load Serving Entity” shall mean an entity, including a load aggregator or power marketer, (1) serving end-users within the PJM Region, and (2) that has been granted the authority or has an obligation pursuant to state or local law, regulation or franchise to sell electric energy to end-users located within the PJM Region, or the duly designated agent of such an entity.

1.19 Locational Marginal Price.

“Locational Marginal Price” shall mean the hourly integrated market clearing marginal price for energy at the location the energy is delivered or received, calculated as specified in Section 2 of Schedule 1 of this Agreement.

1.20 MAAC.

“MAAC” shall mean the Mid-Atlantic Area Council, a reliability council under § 202 of the Federal Power Act established pursuant to the MAAC Agreement dated August 1, 1994 or any successor thereto.

1.20A MAAC Control Zone.

“MAAC Control Zone” shall mean the aggregate of the Transmission Facilities of Atlantic City Electric Company, Baltimore Gas and Electric Company, Delmarva Power and Light Company, Jersey Central Power and Light Company, Metropolitan Edison Company, PECO Energy Company, Pennsylvania Electric Company, PPL Electric Utilities Corporation, Potomac Electric Power Company, Public Service Electric and Gas Company, and Rockland Electric Company.

1.20B MAIN.

“MAIN” shall mean the Mid-America Interconnected Network, a reliability council under § 202 of the Federal Power Act established pursuant to the Amended and Restated Bylaws of MAIN, dated January 8, 1998, or any successor thereof.

1.20C MAIN Control Zone.

“MAIN Control Zone” shall mean any one of the one or more Control Zones comprised of the Transmission Facilities of one or more of the Transmission Owners for which MAIN is the Applicable Regional Reliability Council, as designated in the PJM Manuals.

1.21 Market Buyer.

“Market Buyer” shall mean a Member that has met reasonable creditworthiness standards established by the Office of the Interconnection and that is otherwise able to make purchases in the PJM Interchange Energy Market or PJM Capacity Credit.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 21A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 21A

1.22 Market Participant.

“Market Participant” shall mean a Market Buyer or a Market Seller, or both.

1.23 Market Seller.

“Market Seller” shall mean a Member that has met reasonable creditworthiness standards established by the Office of the Interconnection and that is otherwise able to make sales in the PJM Interchange Energy Market or PJM Capacity Credit Market.

1.24 Member.

“Member” shall mean an entity that satisfies the requirements of Section 11.6 of this Agreement and that (i) is a member of the LLC immediately prior to the Effective Date, or (ii) has executed an Additional Member Agreement in the form set forth in Schedule 4 hereof.

1.25 Members Committee.

“Members Committee” shall mean the committee specified in Section 8 of this Agreement composed of representatives of all the Members.

1.26 NERC.

“NERC” shall mean the North American Electric Reliability Council, or any successor thereto.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 22
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 22

1.26A Non-Disclosure Agreement.

“Non-Disclosure Agreement” shall mean an agreement between an Authorized Person and the Office of the Interconnection, pursuant to Section 18 of this Agreement, the form of which is appended to this Agreement as Schedule 10, wherein the Authorized Person is given access to otherwise restricted confidential information, for the benefit of their respective Authorized Commission.

1.27 Office of the Interconnection.

“Office of the Interconnection” shall mean the employees and agents of the LLC engaged in implementation of this Agreement and administration of the PJM Tariff, subject to the supervision and oversight of the PJM Board acting pursuant to this Agreement.

1.28 Operating Reserve.

“Operating Reserve” shall mean the amount of generating capacity scheduled to be available for a specified period of an Operating Day to ensure the reliable operation of a Control Zone, as specified in the PJM Manuals.

1.29 Original PJM Agreement.

“Original PJM Agreement” shall mean that certain agreement between certain of the Members, originally dated September 26, 1956, and as amended and supplemented up to and including December 31, 1996, relating to the coordinated operation of their electric supply systems and the interchange of electric capacity and energy among their systems.

1.30 Other Supplier.

“Other Supplier” shall mean a Member that is (i) engaged in buying, selling or transmitting electric energy in or through the Interconnection or has a good faith intent to do so, and (ii) is not a Generation Owner, Electric Distributor, Transmission Owner or End-Use Customer.

1.31 PJM Board.

“PJM Board” shall mean the Board of Managers of the LLC, acting pursuant to this Agreement.

1.31A PJM Capacity Credit Market.

“PJM Capacity Credit Market” shall be as defined in Schedule 11 to this Agreement.

1.32 PJM Control Area.

“PJM Control Area” shall mean the Control Area recognized by NERC as the PJM Control Area.

1.33 PJM Dispute Resolution Procedures.

“PJM Dispute Resolution Procedures” shall mean the procedures for the resolution of disputes set forth in Schedule 5 of this Agreement.

1.34 PJM Interchange Energy Market.

“PJM Interchange Energy Market” shall mean the regional competitive market administered by the Office of the Interconnection for the purchase and sale of spot electric energy at wholesale in interstate commerce and related services established pursuant to Schedule 1 to this Agreement.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	First Revised Fourth Revised Sheet No. 23
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 23

1.35 PJM Manuals.

“PJM Manuals” shall mean the instructions, rules, procedures and guidelines established by the Office of the Interconnection for the operation, planning, and accounting requirements of the PJM Region and the PJM Interchange Energy Market.

1.35.01 PJM Market Monitor.

“PJM Market Monitor” shall mean the Market Monitoring Unit established under Attachment M to the PJM Tariff.

1.35A PJM Region.

“PJM Region” shall mean the aggregate of the MAAC Control Zone and the PJM West Region.

1.36 PJM Tariff.

“PJM Tariff” shall mean the PJM Open Access Transmission Tariff providing transmission service within the PJM Region, including any schedules, appendices, or exhibits attached thereto, as in effect from time to time.

1.36A [Reserved.]

1.36B PJM West Region.

“PJM West Region” shall mean the aggregate of the ECAR Control Zone(s) and MAIN Control Zone(s).

1.37 Planning Period.

“Planning Period” shall initially mean the 12 months beginning June 1 and extending through May 31 of the following year, or such other period established under the procedures of, as applicable, the Reliability Assurance Agreement or the Reliability Assurance Agreement-West.

1.38 President.

“President” shall have the meaning specified in Section 9.2.

1.38A Regulation Zone.

“Regulation Zone” shall mean any of those one or more geographic areas, each consisting of a combination of one or more Control Zone(s) as designated by the Office of the Interconnection in the PJM Manuals, relevant to provision of, and requirements for, regulation service.

1.39 Related Parties.

“Related Parties” shall mean, solely for purposes of the governance provisions of this Agreement: (i) any generation and transmission cooperative and one of its distribution cooperative members; and (ii) any joint municipal agency and one of its members. For purposes of this Agreement, representatives of state or federal government agencies shall not be deemed Related Parties with respect to each other, and a public body’s regulatory authority, if any, over a Member shall not be deemed to make it a Related Party with respect to that Member.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 23A
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 23

1.40 Reliability Assurance Agreement.

“Reliability Assurance Agreement” shall mean that certain agreement, dated June 2, 1997 and as amended from time to time, establishing obligations, standards and procedures for maintaining the reliable operation of the PJM Control Area.

1.40A Reliability Assurance Agreement-West.

“Reliability Assurance Agreement-West” shall mean that certain agreement, dated March 13, 2001 and as amended from time to time, establishing obligations, standards and procedures for maintaining the reliable operation of the PJM West Region.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Third Revised Sheet No. 24
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 24

1.41 Sector Votes.

“Sector Votes” shall mean the affirmative and negative votes of each sector of a Senior Standing Committee, as specified in Section 8.4.

1.41A Senior Standing Committees.

“Senior Standing Committees” shall mean the Members Committee, Electricity Markets Committee, and Reliability Committee, as established in Sections 8.1 and 8.6.

1.41A.01 Spinning Reserve Zone.

“Spinning Reserve Zone” shall mean the MAAC Control Zone or any of those geographic areas consisting of a combination of one or more of the Control Zone(s) in the PJM West Region as designated by the Office of the Interconnection in the PJM Manuals, relevant to provision of, and requirement for, spinning reserve service.

1.41B Standing Committees.

“Standing Committees” shall mean the Members Committee, the committees established and maintained under Section 8.6, and such other committees as the Members Committee may establish and maintain from time to time.

1.42 State.

“State” shall mean the District of Columbia and any State or Commonwealth of the United States.

1.42.01 State Certification.

“State Certification” shall mean the Certification of an Authorized Commission, pursuant to Section 18 of this Agreement, the form of which is appended to this Agreement as Schedule 10A, wherein the Authorized Commission identifies all Authorized Persons employed or retained by such Authorized Commission, a copy of which shall be filed with FERC.

1.42A State Consumer Advocate.

“State Consumer Advocate” shall mean a legislatively created office from any State, all or any part of the territory of which is within the PJM Region, and the District of Columbia established, inter alia, for the purpose of representing the interests of energy consumers before the utility regulatory commissions of such states and the District of Columbia and the FERC.

1.43 System.

“System” shall mean the interconnected electric supply system of a Member and its interconnected subsidiaries exclusive of facilities which it may own or control outside of the PJM Region. Each Member may include in its system the electric supply systems of any party or parties other than Members which are within the PJM Region, provided its interconnection agreements with such other party or parties do not conflict with such inclusion.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Original Sheet No. 24A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 24A

1.43A Third Party Request.

“Third Party Request” shall mean any request or demand by any entity upon an Authorized Person or an Authorized Commission for release or disclosure of confidential information provided to the Authorized Person or Authorized Commission by the Office of the Interconnection or PJM Market Monitor. A Third Party Request shall include, but shall not be limited to, any subpoena, discovery request, or other request for confidential information made by any: (i) federal, state, or local governmental subdivision, department, official, agency or court, or (ii) arbitration panel, business, company, entity or individual.

1.44 Transmission Facilities.

“Transmission Facilities” shall mean facilities that: (i) are within the PJM Region; (ii) meet the definition of transmission facilities pursuant to FERC’s Uniform System of Accounts or have been classified as transmission facilities in a ruling by FERC addressing such facilities; and (iii) have been demonstrated to the satisfaction of the Office of the Interconnection to be integrated with the transmission system of the PJM Region and integrated into the planning and operation of such to serve all of the power and transmission customers within such region.

1.45 Transmission Owner.

“Transmission Owner” shall mean a Member that owns or leases with rights equivalent to ownership Transmission Facilities. Taking transmission service shall not be sufficient to qualify a Member as a Transmission Owner.

1.46 [Reserved.]

1.47 User Group.

“User Group” shall mean a group formed pursuant to Section 8.7 of this Agreement.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 25
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 25

1.48 Voting Member.

“Voting Member” shall mean (i) a Member as to which no other Member is an Affiliate or Related Party, or (ii) a Member together with any other Members as to which it is an Affiliate or Related Party.

1.49 Weighted Interest.

“Weighted Interest” shall be equal to (0.1(1/N) + 0.5(B/C) + 0.2(D/E) + 0.2(F/G)), where:

N =	the total number of Members excluding ex officio Members and State Consumer Advocates (which, for purposes of Section 15.2 of this agreement, shall be calculated as of five o’clock p.m. Eastern Time on the date PJM declares a Member in default)

B =	the Member’s internal peak demand for the previous calendar year (which, for Load Serving Entities under the Reliability Assurance Agreement, shall be that used to calculate Accounted For Obligation as determined by the Office of the Interconnection pursuant to Schedule 7 of the Reliability Assurance Agreement averaged over the previous calendar year)

C =	the sum of factor B for all Members

D =	the Member’s generating capability from Capacity Resources located in the PJM Region as of January 1 of the current calendar year, determined by the Office of the Interconnection pursuant to Schedule 9 of the Reliability Assurance Agreement or Schedule 9 of the West Reliability Assurance Agreement, respectively

E =	the sum of factor D for all Members

F =	the sum of the Member’s circuit miles of transmission facilities multiplied by the respective operating voltage for facilities 100 kV and above as of January 1 of the current calendar year

G =	the sum of factor F for all Members

1.50 West Transmission Owner.

“West Transmission Owner” shall mean a Transmission Owner that has executed the West Transmission Owners Agreement.

1.51 West Transmission Owners Agreement.

“West Transmission Owners’ Agreement” shall mean that certain “West Transmission Owners’ Agreement,” dated March 13, 2001, as it may be amended hereafter.

1.52 Zone

“Zone” shall mean an area within the PJM Region, as set forth in Attachment J to the PJM Tariff.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 26
Third Revised Rate Schedule FERC No. 24

2. FORMATION, NAME; PLACE OF BUSINESS

2.1 Formation of LLC; Certificate of Formation.

The Members of the LLC hereby:

(a) acknowledge the conversion of the PJM Interconnection Association into the LLC, a limited liability company pursuant to the Act, by virtue of the filing of both the Certificate of Formation and the Certificate of Conversion with the Recording Office, effective as of March 31, 1997;

(b) confirm and agree to their status as Members of the LLC;

(c) enter into this Agreement for the purpose of amending and restating the rights, duties, and relationship of the Members; and

(d) agree that if the laws of any jurisdiction in which the LLC transacts business so require, the PJM Board also shall file, with the appropriate office in that jurisdiction, any documents necessary for the LLC to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Formation as may be required, either by the Act, by the laws of any jurisdiction in which the LLC transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the LLC as a limited liability company under the Act.

2.2 Name of LLC.

The name under which the LLC shall conduct its business is “PJM Interconnection, L.L.C.”

2.3 Place of Business.

The location of the principal place of business of the LLC shall be 955 Jefferson Avenue, Valley Forge Corporate Center, Norristown, Pennsylvania 19403-2497. The LLC may also have offices at such other places both within and without the State of Delaware as the PJM Board may from time to time determine or the business of the LLC may require.

2.4 Registered Office and Registered Agent.

The street address of the initial registered office of the LLC shall be 1209 Orange Street, Wilmington, Delaware 19801, and the LLC’s registered agent at such address shall be The Corporation Trust Company. The registered office and registered agent may be changed by resolution of the PJM Board.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 27
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 27

3. PURPOSES AND POWERS OF LLC

3.1 Purposes.

The purposes of the LLC shall be:

(a) to operate in accordance with FERC requirements as an Independent System Operator, comprised of the PJM Board, the Office of the Interconnection, and the Members Committee, with the authorities and responsibilities set forth in this Agreement;

(b) as necessary for the operation of the PJM Region as specified above: (i) to acquire and obtain licenses, permits and approvals, (ii) to own or lease property, equipment and facilities, and (iii) to contract with third parties to obtain goods and services, provided that, the LLC may procure goods and services from a Member only after open and competitive bidding; and

(c) to engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the LLC may do business and to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the LLC as contemplated by this Agreement.

3.2 Powers.

The LLC shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the LLC, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the LLC, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

4. EFFECTIVE DATE AND TERMINATION

4.1	Effective Date and Termination.

(a) The existence of the LLC commenced on March 31, 1997, as provided in the Certificate of Formation and Certificate of Conversion which were filed with the Recording Office on March 31, 1997. This Agreement shall amend and restate the Operating Agreement of PJM Interconnection, LLC as of the Effective Date.

(b) The LLC shall continue in existence until terminated in accordance with the terms of this Agreement. The withdrawal or termination of any Member is subject to the provisions of Section 18.18 of this Agreement.

(c) Any termination of this Agreement or withdrawal of any Member from the Agreement shall be filed with the FERC pursuant to Section 205 of the Federal Power Act and shall become effective only upon the FERC’s approval, acceptance without suspension, or, if suspended, the expiration of the suspension period before the FERC has issued an order on the merits of the filing.

4.2	Governing Law.

This Agreement and all questions with respect to the rights and obligations of the Members, the construction, enforcement and interpretation hereof, and the formation, administration and

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 28
Third Revised Rate Schedule FERC No. 24

termination of the LLC shall be governed by the provisions of the Act and other applicable laws of the State of Delaware, and the Federal Power Act.

5. WORKING CAPITAL AND CAPITAL CONTRIBUTIONS

5.1	Funding of Working Capital and Capital Contributions.

(a) The Office of the Interconnection shall attempt to obtain financing of up to twenty-five percent (25%) of the approved annual operating budget of the LLC adopted by the PJM Board pursuant to Section 7.5.2 of this Agreement to meet the working capital needs of the LLC, which shall be limited to such working capital needs that arise from timing in cash flows from interchange accounting, tariff administration and payment of the operating costs of the Office of the Interconnection. Such financing, which shall be non-recourse to the Members of the LLC and which shall be for a stated term without penalty for prepayment, may be obtained by borrowing the amount required at market-based interest rates, negotiated on an arm’s length basis, (i) from a Member or Members or (ii) from a commercial lender, supported, if necessary, by credit enhancements provided by a Member or Members; provided, however, no Member shall be obligated to provide such financing or credit enhancements. The LLC shall make such filings and seek such approvals as necessary in order for the principal, interest and fees related to any such borrowing to be repaid through charges under the PJM Tariff as appropriate under Schedule 3 of this Agreement.

(b) In the event financing of the working capital needs of the Office of the Interconnection is unavailable on commercially reasonable terms, the PJM Board may require the Members to contribute capital in the aggregate up to five million two hundred thousand dollars ($5,200,000) for the working capital needs that could not be financed; provided that in such event each Member’s obligation to contribute additional capital shall be in proportion to its Weighted Interest, multiplied by the amount so requested by the PJM Board. Each Member that contributes such capital shall be entitled to earn a return on the contribution to the extent such contribution has not been repaid, which return shall be at a fair market rate as determined by the PJM Board but in no event less than the current interest rate established pursuant to 18 C.F.R. § 35.19a(a)(2)(iii); provided further, that any Member not wanting to contribute the requested capital contribution may withdraw from the LLC upon 90 days written notice as provided in Section 18.18.2 of this Agreement.

(c) Authority to borrow capital for LLC Operations. Nothing in Section 5.1(a) and (b) shall be construed to restrict the authority of the PJM Board to authorize the LLC to borrow or raise capital in excess of twenty-five percent of the approved annual operating budget of the LLC, for working capital or otherwise, as the PJM Board deems appropriate to fund the operations of the LLC, in accordance with the general powers of the LLC under Section 3.2 to enter into obligations of any kind to accomplish the purposes of the LLC. Nor shall anything in Section 5.1(a) and (b) in any way restrict the authority of the PJM Board to authorize the LLC to grant to lenders such security interests or other rights in assets or revenues received under the PJM Tariff with respect to the costs of operating the LLC and the Office of the Interconnection and to take such other actions as it deems necessary and appropriate to obtain such financing in accordance with such general powers of the LLC under Section 3.2.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 29
Third Revised Rate Schedule FERC No. 24

5.2 Contributions to Association.

All contributions prior to the Effective Date of the original Operating Agreement of PJM Interconnection, L.L.C. of cash or other assets to the PJM Interconnection Association by persons who are now or in the future may become Members of the LLC shall be deemed contributions by such Members to the LLC.

6. TAX STATUS AND DISTRIBUTIONS

6.1	Tax Status.

The LLC shall make all necessary filings under the applicable Treasury Regulations to have the LLC taxed as a corporation.

6.2	Return of Capital Contributions.

(a) In the event Members are required to contribute capital to the LLC in accordance with Section 5.1 herein, the LLC shall request the Transmission Owners to recover such working capital through charges under the PJM Tariff as provided in Schedule 3 of this Agreement. In the event all or a portion of the working capital is recovered pursuant to the PJM Tariff, such amount(s) shall be returned to the Members in accordance with their actual contributions.

(b) Except for return of capital contributions and liquidating distributions as provided in the foregoing section and Section 6.3 herein, respectively, the LLC does not intend to make any distributions of cash or other assets to its Members.

6.3	Liquidating Distribution.

Upon termination or liquidation of the LLC, the cash or other assets of the LLC shall be distributed as follows:

(a) first, in the event the LLC has any liabilities at the time of its termination or dissolution, the LLC shall liquidate such of its assets as is necessary to satisfy such liabilities;

(b) second, any capital contribution in cash or in kind by any Member of the PJM Interconnection Association prior to the Effective Date shall be distributed by the LLC back to such Member in the form received by the PJM Interconnection Association; and

(c) third, any remaining assets of the LLC shall be distributed to the Members in proportion to their Weighted Interests.

7. PJM BOARD

7.1	Composition.

There shall be an LLC Board of Managers, referred to herein as the “PJM Board,” composed of nine voting members, with the President as a non-voting member. The nine voting Board Members shall be elected by the Members Committee. A Nominating Committee, consisting of one representative elected annually from each sector of the Members Committee

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 30
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 30

established under Section 8.1 and three voting Board Members (provided that one such Board Member shall serve only as a non-voting member of the Nominating Committee), shall retain an independent consultant, which shall be directed to prepare a list of persons qualified and willing to serve on the PJM Board. Not later than 30 days prior to each Annual Meeting of the Members, the Nominating Committee shall distribute to the representatives on the Members Committee one nominee from among the list proposed by the independent consultant for each vacancy or expiring term on the PJM Board, along with information on the background and experience of the nominees appropriate to evaluating their fitness for service on the PJM Board; provided, however, that the Nominating Committee in its discretion may nominate, without retaining an independent consultant, a Board member whose term is expiring and who desires to serve an additional term. Elections for the PJM Board shall be held at each Annual Meeting of the Members, for the purpose of selecting the initial PJM Board in accordance with the provisions of Section 7.3(a), or selecting a person to fill the seat of a Board Member whose term is expiring. Should the Members Committee fail to elect a full PJM Board from the nominees proposed by the Nominating Committee, then the Nominating Committee shall propose a further nominee from the list prepared by the independent consultant (or a replacement consultant) for each remaining vacancy on the PJM Board for consideration by the Members at the next regular meeting of the Members Committee.

7.2 Qualifications.

A Board Member shall not be, and shall not have been at any time within five years of election to the PJM Board, a director, officer or employee of a Member or of an Affiliate or Related Party of a Member. Except as provided in the LLC’s Standards of Conduct filed with the FERC, at any time while serving on the PJM Board, a Board Member shall have no direct business relationship or other affiliation with any Member or its Affiliates or Related Parties. Of the nine Board Members, four shall have expertise and experience in the areas of corporate leadership at the senior management or board of directors level, or in the professional disciplines of finance or accounting, engineering, or utility laws and regulation, one shall have expertise and experience in the operation or concerns of transmission dependent utilities, one shall have expertise and experience in the operation or planning of transmission systems, and one shall have expertise and experience in the area of commercial markets and trading and associated risk management.

7.3 Term of Office.

(a) The persons serving as the Board of Managers of the LLC immediately prior to the Effective Date shall continue in office until the first Annual Meeting of the Members. At the first Annual Meeting of the Members, the then current members of the PJM Board who desire to continue in office shall be elected by the Members to serve until the second Annual Meeting of the Members or until their successors are elected, along with such additional persons as necessary to meet the composition requirements of Section 7.1 and the qualification requirements of Section 7.2.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 30A
Third Revised Rate Schedule FERC No. 24

(b) A Board Member shall serve for a term of three years commencing with the Annual Meeting of the Members at which the Board Member was elected; provided, however, that two of the Board Members elected at the first Annual Meeting of the Members following the Effective Date shall be chosen by lot to serve a term of one year, three of such Board Members shall be chosen by lot to serve a term of two years and the final two such Board Members shall serve a term of three years; provided further, however, that the initial term of one of the two Board Members elected to fill one of the two new Board seats added in 2003 shall be chosen by lot to serve a term

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 31
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 31

of four years and the initial term of the other Board Member elected to fill the other new Board seat added in 2003 shall serve a term of five years.

(c) Vacancies on the PJM Board occurring between Annual Meetings of the Members shall be filled by vote of the then remaining Board Members; a Board Member so selected shall serve until the next Annual Meeting at which time a person shall be elected to serve the balance of the term of the vacant Board Seat. Removal of a Board Member shall require the approval of the Members Committee.

7.4 Quorum.

The presence in person or by telephone or other authorized electronic means of a majority of the voting Board Members shall constitute a quorum at all meetings of the PJM Board for the transaction of business except as otherwise provided by statute. If a quorum shall not be present, the Board Members then present shall have the power to adjourn the meeting from time to time, until a quorum shall be present. Provided a quorum is present at a meeting, the PJM Board shall act by majority vote of the Board Members present.

7.5	Operating and Capital Budgets.

7.5.1 Finance Committee.

Not later than June 1 of each year, the entities specified below shall select the members of a Finance Committee. The Finance Committee shall be composed of one representative elected annually from each sector of the Members Committee as defined in section 8.1, one representative of the Office of the Interconnection selected by the President, and two Board Members selected by the PJM Board. The Office of the Interconnection shall prepare annual operating and capital budgets in accordance with processes and procedures established by the PJM Board, and shall timely submit its budgets to the Finance Committee for review. The Finance Committee shall submit its analysis of and recommendations on the budgets to the PJM Board, with copies to the Members Committee. The Finance Committee shall also review and comment upon any additional or amended budgets prepared by the Office of the Interconnection at the request of the PJM Board or the Members Committee.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 32
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 32

7.5.2  Adoption of Budgets.

The PJM Board shall adopt, upon consideration of the advice and recommendations of the Finance Committee, operating and capital budgets for the LLC, and shall distribute to the Members for their information final annual budgets for the following fiscal year not later than 60 days prior to the beginning of each fiscal year of the LLC.

7.6 By-laws.

To the extent not inconsistent with any provision of this Agreement, the PJM Board shall adopt such by-laws establishing procedures for the implementation of this Agreement as it may deem appropriate, including but not limited to by-laws governing the scheduling, noticing and conduct of meetings of the PJM Board, selection of a Chair and Vice Chair of the PJM Board, action by the PJM Board without a meeting, and the organization and responsibilities of standing and special committees of the PJM Board. Such by-laws shall not modify or be inconsistent with any of the rights or obligations established by this Agreement.

7.7 Duties and Responsibilities of the PJM Board.

In accordance with this Agreement, the PJM Board shall supervise and oversee all matters pertaining to the PJM Region and the LLC, and carry out such other duties as are herein specified, including but not limited to the following duties and responsibilities:

i)	As its primary responsibility, ensure that the President, the other officers of the LLC, and Office of the Interconnection perform the duties and responsibilities set forth in this Agreement, including but not limited to those set forth in Sections 9.2 through 9.4 and Section 10.4 in a manner consistent with (A) the safe and reliable operation of the PJM Region, (B) the creation and operation of a robust, competitive, and non-discriminatory electric power market in the PJM Region, and (C) the principle that a Member or group of Members shall not have undue influence over the operation of the PJM Region;

ii)	Select the Officers of the LLC;

iii)	Adopt budgets for the LLC;

iv)	Approve the Regional Transmission Expansion Plan in accordance with the provisions of the Regional Transmission Expansion Planning Protocol set forth in Schedule 6 of this Agreement;

v)	On its own initiative or at the request of a User Group as specified herein, submit to the Members Committee such proposed amendments to this Agreement or any Schedule hereto, or a proposed new Schedule, as it may deem appropriate;

vi)

Petition FERC to modify any provision of this Agreement or any Schedule or practice hereunder that the PJM Board believes to be unjust, unreasonable, or unduly discriminatory under section 206 of the Federal

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Fifth Revised Sheet No. 33
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 33

Power Act, subject to the right of any Member or the Members to intervene in any resulting proceedings;

vii)	Review for consistency with the creation and operation of a robust, competitive and non-discriminatory electric power market in the PJM Region any change to rate design or to non-rate terms and conditions proposed by Transmission Owners for filing under section 205 of the Federal Power Act;

viii)	If and to the extent it shall deem appropriate, intervene in any proceeding at FERC initiated by the Members in accordance with Section 11.5(b), and participate in other state and federal regulatory proceedings relating to the interests of the LLC;

ix)	Review, in accordance with Section 15.1.3, determinations of the Office of the Interconnection with respect to events of default;

x)	Assess against the other Members in proportion to their Default Allocation Assessment an amount equal to any payment to the Office of the Interconnection, including interest thereon, as to which a Member is in default;

xi)	Establish reasonable sanctions for failure of a Member to comply with its obligations under this Agreement;

xii)	Direct the Office of the Interconnection on behalf of the LLC to take appropriate legal or regulatory action against a Member (A) to recover any unpaid amounts due from the Member to the Office of the Interconnection under this Agreement and to make whole any Members subject to an assessment as a result of such unpaid amount, or (B) as may otherwise be necessary to enforce the obligations of this Agreement;

xiii)	[Reserved.]

xiv)	[Reserved.]

xv)

Solicit the views of Members on, and commission from time to time as it shall deem appropriate independent reviews of, (a) the performance of the PJM Interchange Energy Market, (b) compliance by Market Participants with the rules and requirements of the PJM Interchange Energy Market, and

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 34
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 34

(c) the performance of the Office of the Interconnection under performance criteria proposed by the Members Committee and approved by the PJM Board; and

xvi)	Terminate a Member as may be appropriate under the terms of this Agreement.

8. MEMBERS COMMITTEE

8.1 Sectors.

8.1.1	Designation.

Voting on the Senior Standing Committees shall be by sectors. The Senior Standing Committee shall be composed of five sectors, one for Generation Owners, one for Other Suppliers, one for Transmission Owners, one for Electric Distributors, and one for End-Use Customers, provided that there are at least five Members in each Sector. Except as specified in Section 8.1.2, each Voting Member shall have one vote. Each Voting Member shall, within thirty (30) days after the Effective Date or, if later, thirty (30) days after becoming a Member, and thereafter not later than 10 days prior to the Annual Meeting of the Members for each annual period beginning with the Annual Meeting of the Members, submit to the President a sealed notice of the sector in which it is qualified to vote or, if qualified to participate in more than one sector, its rank order preference of the sectors in which it wishes to vote, and shall be assigned to its highest-ranked sector that has the minimum number of Members specified above. If a Member is assigned to a sector other than its highest-ranked sector in accordance with the preceding sentence, its higher sector preference or preferences shall be honored as soon as a higher-ranked sector has five or more Members. A Voting Member may designate as its voting sector any sector for which it or its Affiliate or Related Party Members is qualified. The sector designations of the Voting Members shall be announced by the Office of the Interconnection at the Annual Meeting and shall apply to all Senior Standing Committees.

8.1.2	Related Parties.

The Members in a group of Related Parties shall each be entitled to a vote, provided that all the Members in a group of Related Parties that chooses to exercise such rights shall be assigned to the Electric Distributor sector.

8.2 Representatives.

8.2.1	Appointment.

Each Member may appoint one representative to serve on each of the Standing Committees, potentially a different person for each committee, with authority to act for that Member with respect to actions or decisions thereof. Each Member may appoint up to three alternate representatives to each such committee to act for that Member at meetings thereof in the absence of the representative. A Member participating in the PJM Interchange Energy Market through an agent may be represented on the Standing Committee by that agent. A Member shall appoint its representatives and alternates by giving written notice thereof to the Office of the Interconnection. Members that are Affiliates or Related Parties may each appoint a representative and alternate representatives to each of the Standing Committees, but shall vote on Senior Standing Committees as specified in Section 8.1.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 35
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 35

8.2.2 Regulatory Authorities.

FERC and any other federal agency with regulatory authority over a Member and each State electric utility regulatory commission with regulatory jurisdiction within the PJM Region, may nominate one representative to serve as an ex officio non-voting member on each of the Standing Committees.

8.2.3 State Offices of Consumer Advocate.

(a) Each State Consumer Advocate may nominate one representative to serve as an ex officio member on each of the Standing Committees. Upon a written request by a State Consumer Advocate to the Office of the Interconnection, and upon the payment of the fee prescribed by section (b) of Schedule 3 to this Agreement, a State Consumer Advocate may designate a representative to each of the Standing Committees who, subject to subparagraph b, shall be entitled to cast one (1) non-divisible vote in the End-Use Customer Sector in Senior Standing Committees. As an ex officio member, a State Consumer Advocate shall have no liability under this Agreement, other than the annual fee required by Schedule 3. The State Consumer Advocates shall not be entitled to indemnification by the other Members under any provisions of this Agreement. Additionally, the State Consumer Advocates shall not be eligible to participate in any markets managed by PJM under the terms contained in this Agreement.

(b) Each State Consumer Advocate shall be entitled to cast only one (1) vote in the Senior Standing Committees per State or the District of Columbia. If more than one representative from a given state has been nominated to be a voting member of the Senior Standing Committees, all State Offices of Consumer Advocate from such state that have nominated representatives to vote at the Senior Standing Committees shall designate to the Office of the Interconnection one (1) representative who shall be entitled to vote on all of their behalf’s, prior to being permitted to vote at any meetings of the Senior Standing Committees.

8.2.4 Initial Representatives.

Initial representatives to the Members Committee shall be appointed no later than 30 days after the Effective Date; provided, however, that each representative to the Management Committee under the Operating Agreement of PJM Interconnection, L.L.C. as in effect immediately prior to the Effective Date shall automatically become a representative to the Members Committee on the Effective Date unless replaced as specified in Section 8.2.5. An entity becoming a Member shall appoint a representative to each Standing Committee no later than 30 days after becoming a Member.

8.2.5 Change of or Substitution for a Representative.

Any Member may change its representative or alternate on the Standing Committees at any time by providing written notice to the Office of the Interconnection identifying its replacement representative or alternate. Any representative to the Standing Committees may, by written notice to the applicable Chair, designate a substitute representative from that Member to act for him or her with respect to any matter specified in such notice.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 36
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 36

8.3 Meetings.

8.3.1 Regular and Special Meetings.

The Standing Committees shall hold regular meetings, no less frequently than once each calendar quarter at such time and at such place as shall be fixed by the Chair thereof. The Members Committee may adopt bylaws, including rules of procedure, governing its meetings and activities and the meetings and activities of the other Standing Committees, and other committees, subcommittees, task forces, working groups and other bodies under its auspices. The Members Committee shall hold an Annual Meeting of the Members each calendar year at such time and place as shall be specified by the Chair. At the Annual Meeting of the Members, Board Members as necessary shall be elected. The Standing Committees may hold special meetings for one or more designated purposes within the scope of the authority of the applicable committee when called by the Chair on the Chair’s own initiative, or at the request of five or more representatives on the applicable committee. The notice of a regular or special meeting shall be distributed to the representatives as specified in Section 18.14 of this Agreement not later than seven days prior to the meeting, shall state the time and place of the meeting, and shall include an agenda sufficient to notify the representatives of the substance of matters to be considered at the meeting; provided, however, that meetings may be called on shorter notice at the discretion of the Chair as the Chair shall deem necessary to deal with an emergency or to meet a deadline for action.

8.3.2 Attendance.

Regular and special meetings may be conducted in person or by telephone, or other electronic means as authorized by the Members Committee. The attendance in person or by telephone or other electronic means of a representative or a duly designated substitute shall be required in order to vote.

8.3.3 Quorum.

The attendance as specified in Section 8.3.2 of a majority of the Voting Members from each of at least three sectors that each have at least five Members shall constitute a quorum at any meeting of the Members Committee; however, a quorum shall only require one-third of the Voting Members, but not less than ten, from any sector that has more than 20 Voting Members. No action may be taken by the Members Committee at a meeting unless a quorum is present; provided, however, that if a quorum is not present, the Voting Members then present shall have the power to adjourn the meeting from time to time until a quorum shall be present. A quorum shall not be required to conduct a meeting of any Committee other than the Members Committee; however, the Chair of any committee other than the Members Committee, in his discretion, may declare adjourned any meeting which fewer than ten Members attend.

8.4 Manner of Acting.

(a) The procedures for the conduct of meetings of the Standing Committees may be stated in bylaws adopted by the Members Committee.

(b) In a Senior Standing Committee, each Sector shall be entitled to cast one and zero one-hundredths (1.00) Sector Votes. Each Voting Member shall be entitled to cast one (1) non-divisible vote in its sector. In the case of a Voting Member comprised of Affiliates or Related Parties, any representative, alternate or substitute of any of the Affiliated or Related Parties may cast the vote of the Voting Member. The Sector Vote of each sector shall be split into an affirmative component based on votes for the pending motion, and a negative component based on votes against the pending motion, in direct

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 37
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 37

proportion to the votes cast within the sector for and against the pending motion, rounded to two decimal places.

(c) The sum of affirmative Sector Votes necessary to pass a pending motion in a Senior Standing Committee shall be greater than (but not merely equal to) the product of .667 multiplied by the number of sectors that have at least five Members and that participated in the vote; provided, however, that the sum of the affirmative Sector Votes necessary to pass a motion to elect a Board Member or to elect the Chair or Vice Chair of the Members Committee shall be greater than (but not merely equal to) the product of ..5 multiplied by the number of sectors that have at least five Members and that participated in the vote.

(d) Voting Members not in attendance at the meeting as specified in Section 8.3.2 of this Agreement or abstaining shall not be counted as affirmative or negative votes.

8.5 Chair and Vice Chair of the Members Committee.

8.5.1 Selection and Term.

The representatives or their alternates or substitutes on the Members Committee shall elect from among the representatives a Chair and a Vice Chair. The offices of Chair and Vice Chair shall be held for a term of one year. The terms shall commence at the last regular meeting of the Members Committee each calendar year and end at the last regular meeting of the Members Committee of the following calendar year or until succession to the office occurs as specified herein. Except as specified below, at the last regular meeting of the Members Committee each calendar year, the Vice Chair shall succeed to the office of Chair, and a new Vice Chair shall be elected. If the office of Chair becomes vacant, or the Chair leaves the employment of the Member for whom the Chair is the representative, or the Chair is no longer the representative of such Member, the Vice Chair shall succeed to the office of Chair, and a new Vice Chair shall be elected at the next regular or special meeting of the Members Committee, both such officers to serve until the last regular meeting of the Members Committee of the calendar year following such succession or election to a vacant office. If the office of Vice Chair becomes vacant, or the Vice Chair leaves the employment of the Member for whom the Vice Chair is the representative, or the Vice Chair is no longer the representative of such Member, a new Vice Chair shall be elected at the next regular or special meeting of the Members Committee.

Notwithstanding the foregoing, the Chair and Vice Chair whose terms commenced on May 1, 2003, shall hold their offices until the last regular meeting of the Members Committee in 2004, and there shall not be an election of a new Vice Chair at the last regular meeting of the Members Committee in 2003.

8.5.2 Duties.

The Chair shall call and preside at meetings of the Members Committee, and shall carry out such other responsibilities as the Members Committee shall assign. The Chair shall cause minutes of each meeting of the Members Committee to be taken and maintained, and shall cause notices of meetings of the Members Committee to be distributed. The Vice Chair shall preside at meetings of the Members Committee in the absence of the Chair, and shall otherwise act for the Chair at the Chair’s request.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 37A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 37A

8.6 Senior, Standing, and Other Committees.

The Members Committee shall establish and maintain the Electricity Markets Committee and Reliability Committee as Senior Standing Committees. The Members Committee also shall establish and maintain the Market Implementation Committee (under the Electricity Markets Committee), and Planning Committee and Operating Committee (both under the Reliability Committee) as Standing Committees. The Members Committee may establish or dissolve other Standing Committees from time to time. The President shall appoint the Chair and Vice Chair of each Senior Standing Committee and Standing Committee and, after consultation with the Chair of a Standing Committee, the President shall appoint the Chair and Vice Chair of any other committees.

8.6.1 Electricity Markets Committee. The Electricity Markets Committee shall provide advice and recommendations concerning the operation of the PJM Interchange Energy Market and Ancillary Services markets and otherwise as directed by the Members Committee. Voting on the Electricity Markets Committee shall be by sectors in accordance with Sections 8.1 and 8.4 of this Agreement. The responsibilities of the Electricity Markets Committee shall, more specifically, include, but not be limited to, the following:

(a) The Electricity Markets Committee shall develop and approve an annual plan including prioritization of planned activities and initiation of activities supporting the approved plan.

(b) The Electricity Markets Committee shall provide advice and recommendations concerning issues pertaining to the operation and administration of the PJM markets, including but not limited to amendments to this Agreement, the PJM Tariff, or market rules and procedures as necessary or appropriate to foster competition and assure the fair, reliable and efficient operation and administration of the PJM markets.

(c) The Electricity Markets Committee shall provide advice and recommendations as are necessary or appropriate to assure a high level of economy of service in the operation of the PJM Interchange Energy Market and other markets, in accordance with established market operation principles, practices and procedures, recognizing individual participant requirements for services, contractual obligations and other pertinent factors.

(d) The Electricity Markets Committee shall provide advice and recommendations concerning studies and analyses relating to the overall efficacy of the PJM Interchange Energy Market and in carrying out actions as may be initiated as a result thereof.

(e) The Electricity Markets Committee shall provide direction to the Market Implementation Committee, which committee shall report to the Electricity Markets Committee. The Market Implementation Committee shall provide advice and recommendations to the Electricity Markets Committee directed to the advancement and promotion of competitive wholesale electricity markets in the PJM Region, and perform such other functions as the Electricity Markets Committee may direct from time to time.

(f) The Electricity Markets Committee shall perform such other functions, directly or through delegation to a Standing Committee, subcommittee, working group or task force reporting thereto, as the Members Committee may direct.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 37B
Third Revised Rate Schedule FERC No. 24

(g) The Electricity Markets Committee shall create subcommittees, working groups or task forces as and when necessary to assist in performing the duties of the Electricity Markets Committee.

8.6.2 Reliability Committee.

The Reliability Committee addresses matters related to the reliable and secure operation of the PJM system and planning strategies to assure the continued ability of the Members to operate reliably and economically, consistent with applicable reliability principles and standards. The Reliability Committee coordinates with the Electricity Markets Committee on mechanisms to provide an efficient marketplace for products needed for resource adequacy and operating security. Voting on the Reliability Committee shall be by sectors in accordance with Sections 8.1 and 8.4 of this Agreement. Neither the Reliability Committee nor the Members Committee shall have authority to control or direct the actions of the PJM Board or the Office of the Interconnection with regard to the short-term reliability of grid operations within the PJM Region. The responsibilities of the Reliability Committee shall, more specifically, include, but not be limited to, the following:

(a) The Reliability Committee shall develop and approve an annual plan including prioritization of planned activities and initiation of activities supporting the approved plan.

(b) The Reliability Committee shall provide advice and recommendations concerning revisions to this Agreement, the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, and the PJM Tariff that pertain to its areas of responsibility.

(c) The Reliability Committee shall make annual and timely recommendations concerning the generating capacity reserve requirement and related demand-side valuation factors for consideration by the Members Committee, in order to assist the Members Committee in making recommendations to the PJM Board.

(d) The Reliability Committee shall provide direction to the Operating Committee and Planning Committee, which committees shall report to the Reliability Committee. The Operating Committee shall advise the Reliability Committee and the Office of the Interconnection on matters pertaining to the reliable and secure operation of the PJM Region and other matters as the Reliability Committee may request. The Planning Committee shall advise the Reliability Committee and the Office of the Interconnection on matters pertaining to system reliability, security, economy of service, and planning strategies and policies and other matters as the Reliability Committee may request.

(e) The Reliability Committee shall perform such other functions, directly or through delegation to a Standing Committee, subcommittee, working group or task force reporting thereto, as the Members Committee may direct.

(f) The Reliability Committee shall create subcommittees, working groups or task forces as and when appropriate to assist in performing the duties of the Reliability Committee.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 37C
Third Revised Rate Schedule FERC No. 24

8.6.3 Other Committees and Bodies. The Standing Committees may form, select the membership, and oversee the activities, of such other committees, subcommittees, task forces, working groups or other bodies as it shall deem appropriate, to provide advice and recommendations to the Standing Committees or Office of the Interconnection. Each such group shall terminate automatically upon completion of its assigned tasks and, if not terminated, shall terminate two years after formation unless reauthorized by the Standing Committee that directed its formation.

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 38
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 38

8.6.4 Alternate Dispute Resolution Committee. The Members Committee shall elect representatives to the Alternate Dispute Resolution Committee as specified in the PJM Dispute Resolution Procedures.

8.7 User Groups.

(a) Any five or more Members sharing a common interest may form a User Group, and may invite such other Members to join the User Group as the User Group shall deem appropriate. Notification of the formation of a User Group shall be provided to all members of the Members Committee.

(b) The Members Committee shall create a User Group composed of representatives of bona fide public interest and environmental organizations that are interested in the activities of the LLC and are willing and able to participate in such a User Group.

(c) Meetings of User Groups shall be open to all Members and the Office of the Interconnection. Notices and agendas of meetings of a User Group shall be provided to all Members that ask to receive them.

(d) Any recommendation or proposal for action adopted by affirmative vote of three-fourths or more of the members of a User Group shall be submitted to the Chair of the Members Committee. The Chairman shall refer the matter for consideration by the applicable Standing Committee as appropriate for consideration at that Committee’s next regular meeting, occurring not earlier than 30 days after the referral, for a recommendation to the Members Committee for consideration at its next regular meeting.

(e) If the Members Committee does not adopt a recommendation or proposal submitted by a User Group, upon vote of nine-tenths or more of the members of the User Group the recommendation or proposal may be submitted to the PJM Board for its consideration in accordance with Section 7.7(v).

8.8 Powers of the Members Committee.

The Members Committee, acting by adoption of a motion as specified in Section 8.4, shall have the power to take the actions specified in this Agreement, including:

i)	Elect the members of the PJM Board;

ii)	In accordance with the provisions of Section 18.6 of this Agreement, amend any portion of this Agreement, including the Schedules hereto, or create new Schedules, and file any such amendments or new Schedules with FERC or other regulatory body of competent jurisdiction;

iii)	Adopt bylaws that are consistent with this Agreement, as amended or restated from time to time;

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 38A
Third Revised Rate Schedule FERC No. 24

iv)	Terminate this Agreement; and

v)	Provide advice and recommendations to the PJM Board and the Office of the Interconnection.

9. OFFICERS

9.1 Election and Term.

The officers of the LLC shall consist of a President, a Secretary and a Treasurer. The PJM Board may elect such other officers as it deems necessary to carry out the business of the LLC. All officers shall be elected by the PJM Board and shall hold office until the next annual meeting of the

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 39
Third Revised Rate Schedule FERC No. 24

PJM Board and until their successors are elected. Any number of offices may be held by the same person, except that the offices of the President and Treasurer may not be held by the same person.

9.2 President.

The PJM Board shall appoint a President and Chief Executive Officer of the LLC (the “President”). The President shall direct and supervise the day-to-day operation of the LLC, and shall report to the PJM Board. The President shall be responsible for directing and supervising the Office of the Interconnection in the performance of the duties and responsibilities specified in Section 10.4. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the LLC, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board to some other officer or agent of the LLC. In the absence of the President or in the event of his or her inability or refusal to act, and if a vice president has been appointed by the PJM Board, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the PJM Board in its Minutes) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the PJM Board may from time to time prescribe.

9.3 Secretary.

The Secretary shall attend all meetings of the PJM Board and record all the proceedings of the meetings of the PJM Board in a minute book to be kept for that purpose and shall perform like duties for the standing committees or special committees when required. He or she shall give, or cause to be given, notice of all special meetings of the PJM Board, and shall perform such other duties as may be prescribed by the PJM Board or President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the LLC, and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The PJM Board may give general authority to any other officer to affix the seal of the LLC and to attest the affixing by his or her signature.

9.4 Treasurer.

The Treasurer shall have or arrange for the custody of the LLC’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belongings to the LLC and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the PJM Board. The Treasurer shall disburse the funds of the LLC as may be ordered by the PJM Board, taking proper vouchers for such disbursements, and shall render to the President and PJM Board at its regular meetings, or when the PJM Board so requires, an account of his or her transactions as Treasurer and of the financial condition of the LLC. If required by the Board, the Treasurer shall give the LLC a bond (which shall be renewed periodically) in such sum and with such surety or sureties as shall be satisfactory to the PJM Board for the faithful performance of the duties of his office and of the restoration to the LLC, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the LLC.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 40
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 40

9.5 Renewal of Officers; Vacancies.

Any officer elected or appointed by the PJM Board may be removed at any time by the affirmative vote of a majority of the PJM Board eligible to vote. Any vacancy occurring in any office of the LLC shall be filled by the PJM Board.

9.6 Compensation.

The salaries of all officers and agents of the LLC, and the reasonable compensation of the PJM Board, shall be fixed by the PJM Board.

10. OFFICE OF THE INTERCONNECTION

10.1 Establishment.

The Office of the Interconnection shall implement this Agreement, administer the PJM Tariff, and undertake such other responsibilities as set forth herein. All personnel of the Office of the Interconnection shall be employees of the LLC or under contract thereto. The cost of the Office of the Interconnection and expenses associated therewith, including salaries and expenses of said personnel, space and any necessary facilities or other capital expenditures, shall be recovered in accordance with Schedule 3. The Office of the Interconnection shall adopt, publish and comply with standards of conduct that satisfy the regulations of FERC.

10.2 Processes and Organization.

In order to carry out the responsibilities of the Office of the Interconnection for the safe and reliable operation of the PJM Region, the President may establish processes and organization for operating personnel and facilities as the President shall deem appropriate, and shall request such Members as the President shall deem appropriate to participate in such processes and organization. All such processes and organization shall be carried out in accordance with all applicable code of conduct or other functional separation requirements of FERC.

10.3 Confidential Information.

The Office of the Interconnection shall comply with the requirements of Section 18.17 with respect to any proprietary or confidential information received from or about any Member.

10.4 Duties and Responsibilities.

The Office of the Interconnection, under the direction of the President as supervised and overseen by the PJM Board, shall carry out the following duties and responsibilities, in accordance with the provisions of this Agreement:

i)	Administer and implement this Agreement;

ii)	Perform such functions in furtherance of this Agreement as the PJM Board, acting within the scope of its duties and responsibilities under this Agreement, may direct;

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Substitute Fifth Revised Sheet No. 41
Third Revised Rate Schedule FERC No. 24	Superseding Fifth Revised Sheet No. 41

iii)	Prepare, maintain, update and disseminate the PJM Manuals;

iv)	Comply with NERC, and Applicable Regional Reliability Council operation and planning standards, principles and guidelines;

v)	Maintain an appropriately trained workforce, and such equipment and facilities, including computer hardware and software and backup power supplies, as necessary or appropriate to implement or administer this Agreement;

vi)	Direct the operation and coordinate the maintenance of the facilities of the PJM Region used for both load and reactive supply, so as to maintain reliability of service and obtain the benefits of pooling and interchange consistent with this Agreement, the Reliability Assurance Agreement, and the Reliability Assurance Agreement-West;

vii)	Direct the operation and coordinate the maintenance of the bulk power supply facilities of the PJM Region with such facilities and systems of others not party to this Agreement in accordance with agreements between the LLC and such other systems to secure reliability and continuity of service and other advantages of pooling on a regional basis;

viii)	Perform interchange accounting and maintain records pertaining to the operation of the PJM Interchange Energy Market and the PJM Region;

ix)	Notify the Members of the receipt of any application to become a Member, and of the action of the Office of the Interconnection on such application, including but not limited to the completion of integration of a new Member’s system into the PJM Region, as specified in Section 11.6(f);

x)	Calculate the Weighted Interest and Default Allocation Assessment of each Member;

xi)	Maintain accurate records of the sectors in which each Voting Member is entitled to vote, and calculate the results of any vote taken in the Members Committee;

xii)	Furnish appropriate information and reports as are required to keep the Members regularly informed of the outlook for, the functioning of, and results achieved by the PJM Region;

xiii)	File with FERC on behalf of the Members any amendments to this Agreement or the Schedules hereto, any new Schedules hereto, and make any other regulatory filings on behalf of the Members or the LLC necessary to implement this Agreement;

xiv)	At the direction of the PJM Board, submit comments to regulatory authorities on matters pertinent to the PJM Region;

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Governmental Policy
Issued On:	January 27, 2005

PJM Interconnection, L.L.C.	Second Revised Sheet No. 42
Third Revised Rate Schedule FERC No. 24	Superseding Fifth Revised Sheet No. 42

xv)	Consult with the standing or other committees established pursuant to Section 8.6(a) on matters within the responsibility of the committee;

xvi)	Perform operating studies of the bulk power supply facilities of the PJM Region and make such recommendations and initiate such actions as may be necessary to maintain reliable operation of the PJM Region;

xvii)	Accept, on behalf of the Members, notices served under this Agreement;

xviii)	Perform those functions and undertake those responsibilities transferred to it under the East Transmission Owners Agreement and West Transmission Owners Agreement, including (A) direct the operation of the transmission facilities of the parties to the East Transmission Owners Agreement (B) direct the operation of the transmission facilities of the Parties to the West Transmission Owners Agreement, (C) administer the PJM Tariff, and (D) administer the Regional Transmission Expansion Planning Protocol set forth as Schedule 6 to this Agreement;

xix)	Perform those functions and undertake those responsibilities transferred to it under the Reliability Assurance Agreement, as specified in Schedule 8 of this Agreement, and those functions and responsibilities transferred to it under the Reliability Assurance Agreement-West, as specified in Schedule 8A of this Agreement;

xx)	Monitor the operation of the PJM Region, ensure that appropriate Emergency plans are in place and appropriate Emergency drills are conducted, declare the existence of an Emergency, and direct the operations of the Members as necessary to manage, alleviate or end an Emergency;

xxi)	Incorporate the grid reliability requirements applicable to nuclear generating units in the PJM Region planning and operating principles and practices; and

xxii)	Initiate such legal or regulatory proceedings as directed by the PJM Board to enforce the obligations of this Agreement.

11. MEMBERS

11.1 Management Rights.

The Members or any of them shall not take part in the management of the business of, and shall not transact any business for, the LLC in their capacity as Members, nor shall they have power to sign for or to bind the LLC.

11.2 Other Activities.

Except as otherwise expressly provided herein, any Member may engage in or possess any interest in another business or venture of any nature and description, independently or with others, even if such activities compete directly with the business of the LLC, and neither the LLC nor any Member hereof shall have any rights in or to any such independent ventures or the income or profits derived therefrom.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Second Revised Sheet No. 43
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 43

11.3 Member Responsibilities.

11.3.1 General.

To facilitate and provide for the work of the Office of the Interconnection and of the several committees appointed by the Members Committee, each Member shall, to the extent applicable;

(a) Maintain adequate records and, subject to the provisions of this Agreement for the protection of the confidentiality of proprietary or commercially sensitive information, provide data required for (i) coordination of operations, (ii) accounting for all interchange transactions, (iii) preparation of required reports, (iv) coordination of planning, including those data required for capacity accounting under the Reliability Assurance Agreement and Reliability Assurance Agreement-West; (v) preparation of maintenance schedules, (vi) analysis of system disturbances, and (vii) such other purposes, including those set forth in Schedule 2, as will contribute to the reliable and economic operation of the PJM Region;

(b) Provide such recording, telemetering, revenue quality metering, communication and control facilities as are required for the coordination of its operations with the Office of the Interconnection and those of the other Members and to enable the Office of the Interconnection to operate the PJM Region and otherwise implement and administer this Agreement, including equipment required in normal and Emergency operations and for the recording and analysis of system disturbances;

(c) Provide adequate and properly trained personnel to (i) permit participation in the coordinated operation of the PJM Region, (ii) meet its obligation on a timely basis for supply of records and data, (iii) serve on committees and participate in their investigations, and (iv) share in the representation of the Interconnection in inter-regional and national reliability activities;

(d) Share in the costs of committee activities and investigations (including costs of consultants, computer time and other appropriate items), communication facilities used by all the Members (in addition to those provided in the Office of the Interconnection), and such other expenses as are approved for payment by the PJM Board, such costs to be recovered as provided in Schedule 3;

(e) Comply with the requirements of the PJM Manuals and all directives of the Office of the Interconnection to take any action for the purpose of managing, alleviating or ending an Emergency, and authorize the Office of the Interconnection to direct the transfer or interruption of the delivery of energy on their behalf to meet an Emergency and to implement agreements with other Control Areas interconnected with the PJM Region for the mutual provision of service to meet an Emergency, and be subject to the emergency procedure charges specified in Schedule 9 of this Agreement for any failure to follow the Emergency instructions of the Office of the Interconnection.

11.3.2 Facilities Planning and Operation.

Consistent with and subject to the requirements of this Agreement, the PJM Tariff, the governing agreements of the Applicable Regional Reliability Councils, the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, the West Transmission Owners Agreement, the East Transmission Owners Agreement, and the PJM Manuals, each Member shall

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 44
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 44

cooperate with the other Members in the coordinated planning and operation of the facilities of its System within the PJM Region so as to obtain the greatest practicable degree of reliability, compatible economy and other advantages from such coordinated planning and operation. In furtherance of such cooperation each Member shall, as applicable:

(a) Consult with the other Members and the Office of the Interconnection, and coordinate the installation of its electric generation and Transmission Facilities with those of such other Members so as to maintain reliable service in the PJM Region;

(b) Coordinate with the other Members, the Office of the Interconnection and with others in the planning and operation of the regional facilities to secure a high level of reliability and continuity of service and other advantages;

(c) Cooperate with the other Members and the Office of the Interconnection in the implementation of all policies and procedures established pursuant to this Agreement for dealing with Emergencies, including but not limited to policies and procedures for maintaining or arranging for a portion of a Member’s Capacity Resources, at least equal to the applicable levels established from time to time by the Office of the Interconnection, to have the ability to go from a shutdown condition to an operating condition and start delivering power without assistance from the power system;

(d) Cooperate with the members of Applicable Regional Reliability Councils to augment the reliability of the bulk power supply facilities of the region and comply with Applicable Regional Reliability Councils and NERC operating and planning standards, principles and guidelines and the PJM Manuals;

(e) Obtain or arrange for transmission service as appropriate to carry out this Agreement;

(f) Cooperate with the Office of the Interconnection’s coordination of the operating and maintenance schedules of the Member’s generating and Transmission Facilities with the facilities of other Members to maintain reliable service to its own customers and those of the other Members and to obtain economic efficiencies consistent therewith;

(g) Cooperate with the other Members and the Office of the Interconnection in the analysis, formulation and implementation of plans to prevent or eliminate conditions that impair the reliability of the PJM Region; and

(h) Adopt and apply standards adopted pursuant to this Agreement and conforming to NERC, and Applicable Regional Reliability Council standards, principles and guidelines and the PJM Manuals, for system design, equipment ratings, operating practices and maintenance practices.

11.3.3 Electric Distributors.

In addition to any of the foregoing responsibilities that may be applicable, each Member that is an Electric Distributor, whether or not that Member votes in the Members Committee in the Electric Distributor sector or meets the eligibility requirements for any other sector of the Members Committee, shall:

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 45
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 45

(a) Accept, comply with or be compatible with all standards applicable within the PJM Region with respect to system design, equipment ratings, operating practices and maintenance practices as set forth in the PJM Manuals, or be subject to an interconnected Member’s requirements relating to the foregoing, so that sufficient electrical equipment, control capability, information and communication are available to the Office of the Interconnection for planning and operation of the PJM Region;

(b) Assure the continued compatibility of its local system energy management system monitoring and telecommunications systems to satisfy the technical requirements of interacting automatically or manually with the Office of the Interconnection as it directs the operation of the PJM Region;

(c) Maintain or arrange for a portion of its connected load to be subject to control by automatic underfrequency, under-voltage, or other load-shedding devices at least equal to the levels established pursuant to the Reliability Assurance Agreement and Reliability Assurance Agreement-West, as applicable, or be subject to another Member’s control for these purposes;

(d) Provide or arrange for sufficient reactive capability and voltage control facilities to conform to Good Utility Practice and (i) to meet the reactive requirements of its system and customers and (ii) to maintain adequate voltage levels and the stability required by the bulk power supply facilities of the PJM Region;

(e) Shed connected load, share Capacity Resources, initiate active load management programs, and take such other coordination actions as may be necessary in accordance with the directions of the Office of the Interconnection in Emergencies;

(f) Maintain or arrange for a portion of its Capacity Resources at least equal to the level established pursuant to the Reliability Assurance Agreement to have the ability to go from a shutdown condition to an operating condition and start delivering power without assistance from the power system;

(g) Provide or arrange through another Member for the services of a 24-hour local control center to coordinate with the Office of the Interconnection, each such control center to be furnished with appropriate telemetry equipment as specified in the PJM Manuals, and to be staffed by system operators trained and delegated sufficient authority to take any action necessary to assure that the system for which the operator is responsible is operated in a stable and reliable manner;

(h) Provide to the Office of the Interconnection all System, accounting, customer tracking, load forecasting (including all load to be served from its System) and other data necessary or appropriate to implement or administer this Agreement, the Reliability Assurance Agreement and the Reliability Assurance Agreement-West; and

(i) Comply with the underfrequency relay obligations and charges specified in Schedule 7 of this Agreement.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 46
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 46

11.3.4 Reports to the Office of the Interconnection.

Each Member shall report as promptly as possible to the Office of the Interconnection any changes in its operating practices and procedures relating to the reliability of the bulk power supply facilities of the PJM Region. The Office of the Interconnection shall review such reports, and if any change in an operating practice or procedure of the Member is not in accord with the established operating principles, practices and procedures for the PJM Region and such change adversely affects such region and regional reliability, it shall so inform such Member, and the other Members through their representative on the Operating Committee, and shall direct that such change be modified to conform to the established operating principles, practices and procedures.

11.4 Regional Transmission Expansion Planning Protocol.

The Members shall participate in regional transmission expansion planning in accordance with the Regional Transmission Expansion Planning Protocol set forth in Schedule 6 to this Agreement.

11.5 Member Right to Petition.

(a) Nothing herein shall deprive any Member of the right to petition FERC to modify any provision of this Agreement or any Schedule or practice hereunder that the petitioning Member believes to be unjust, unreasonable, or unduly discriminatory under section 206 of the Federal Power Act, subject to the right of any other Member (a) to oppose said proposal, or (b) to withdraw from the LLC pursuant to Section 4.1.

(b) Nothing herein shall be construed as affecting in any way the right of the Members, acting pursuant to a vote of the Members Committee as specified in Section 8.4, unilaterally to make an application to FERC for a change in any rate, charge, classification, tariff or service, or any rule or regulation related thereto, under section 205 of the Federal Power Act and pursuant to the rules and regulations promulgated by FERC thereunder, subject to the right of any Member that voted against such change in any rate, charge, classification, tariff or service, or any rule or regulation related thereto, in intervene in opposition to any such application.

11.6 Membership Requirements.

(a) To qualify as a Member, an entity shall:

i) Be a Transmission Owner a Generation Owner, an Other Supplier, an Electric Distributor, or an End-Use Customer; and

ii) Accept the obligations set forth in this Agreement.

(b) Certain Members that are Load Serving Entities are parties to the Reliability Assurance Agreement or Reliability Assurance Agreement-West. Upon becoming a Member, any entity that is a Load Serving Entity in the PJM Control Area and that wishes to become a Market Buyer shall also simultaneously execute the Reliability Assurance Agreement. Any entity that is a

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 47
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 47

Load Serving Entity in the PJM West Region and that wishes to become a Market Buyer shall also simultaneously execute the Reliability Assurance Agreement-West.

(c) An entity that wishes to become a party to this Agreement shall apply, in writing, to the President setting forth its request, its qualifications for membership, its agreement to supply data as specified in this Agreement, its agreement to pay all costs and expenses in accordance with Schedule 3, and providing all information specified pursuant to the Schedules to this Agreement for entities that wish to become Market Participants. Any such application that meets all applicable requirements shall be approved by the President within sixty (60) days.

(d) Nothing in this Section 11 is intended to remove, in any respect, the choice of participation by other utility companies or organizations in the operation of the PJM Region through inclusion in the System of a Member.

(e) An entity whose application is accepted by the President pursuant to Section 11.6(c) shall execute a supplement to this Agreement in substantially the form prescribed in Schedule 4, which supplement shall be countersigned by the President. The entity shall become a Member effective on the date the supplement is countersigned by the President.

(f) Entities whose applications contemplate expansion or rearrangement of the PJM Region may become Members promptly as described in Sections 11.6(c) and 11.6(e) above, but the integration of the applicant’s system into all of the operation and accounting provisions of this Agreement and the Reliability Assurance Agreement, or, as applicable, the Reliability Assurance Agreement-West, shall occur only after completion of all required installations and modifications of metering, communications, computer programming, and other necessary and appropriate facilities and procedures, as determined by the Office of the Interconnection. The Office of the Interconnection shall notify the other Members when such integration has occurred.

(g) Entities that become Members will be listed in Schedule 12 of this Agreement.

(h) In accordance with the MAAC Agreement, a Member serving load in the MAAC Control Zone shall be a member of MAAC and any other Member may be a member of MAAC.

12. TRANSFERS OF MEMBERSHIP INTEREST

The rights and obligations created by this Agreement shall inure to and bind the successors and assigns of such Member; provided, however, that the rights and obligations of any Member hereunder shall not be assigned without the approval of the Members Committee except as to a successor in operation of a Member’s electric operating properties by reason of a merger, consolidation, reorganization, sale, spinoff, or foreclosure, as a result of which substantially all such electric operating properties are acquired by such a successor, and such successor becomes a Member.

13. INTERCHANGE

13.1 Interchange Arrangements with Non-Members.

Any Member may enter into interchange arrangements with others that are not Members with respect to the delivery or receipt of capacity and energy to fulfill its obligations hereunder or for any other purpose, subject to the standards and requirements established in or pursuant to this Agreement.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 48
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 48

13.2 Energy Market.

The Office of the Interconnection shall administer an efficient energy market within the PJM Region, to be known as the PJM Interchange Energy Market, in which Members may buy and sell energy. The Office of the Interconnection will schedule in advance and dispatch generation on the basis of least-cost, security-constrained dispatch and the prices and operating characteristics offered by sellers within and into the PJM Region, continuing until sufficient generation is dispatched to serve the energy purchase requirements of such region and buyers out of such region, as well as the requirements of the PJM Region for ancillary services provided by such generation. Scheduling and dispatch shall be conducted in accordance with applicable schedules to the PJM Tariff and the Schedules to this Agreement.

14. METERING

14.1 Installation, Maintenance and Reading of Meters.

The quantities of electric energy involved in determination of the amounts of the billing rendered hereunder shall be ascertained by means of meters installed, maintained and read either at the expense of the party on whose premises the meters are located or as otherwise provided for by agreement between the parties concerned.

14.2 Metering Procedures.

Procedures with respect to maintenance, testing, calibrating, correction and registration records, and precision tolerance of all metering equipment shall be in accordance with Good Utility Practice. The expense of testing any meter shall be borne by the party owning such meter, except that when a meter tested upon request of another party is found to register within the established tolerance the party making the request shall bear the expense of such test.

14.3 Integrated Megawatt-Hours.

All metering of energy required herein shall be the integration of megawatt hours in the clock hour, and the quantities thus obtained shall constitute the megawatt load for such clock hour; provided, however, that adjustment shall be made for other contractual obligations of any Member as may be required to determine the quantity to be accounted for hereunder, and for transmission losses.

14.4 Meter Locations.

The meter locations to be used by the Members in determining their energy transactions on the PJM Region shall be as reasonably determined from time to time by the Member or the Office of the Interconnection.

14.5 Metering of Behind The Meter Generation.

Behind The Meter Generation consisting of one or more generating units individually rated at ten megawatts or greater or that otherwise have been identified by the Office of the Interconnection as requiring metering for operational security reasons must have both revenue quality metering and telemetry equipment for operational security purposes. Behind The Meter Generation consisting of multiple generating units that are individually rated less than ten megawatts but together total more than ten megawatts and are identified by the Office of the Interconnection as requiring revenue quality metering and telemetry equipment may meet these metering requirements by being metered as a single unit.

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	March 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 49
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 49

15. ENFORCEMENT OF OBLIGATIONS

15.1 Failure to Meet Obligations.

15.1.1 Termination of Market Buyer Rights.

The Office of the Interconnection shall terminate a Market Buyer’s right to make purchases from the PJM Interchange Energy Market, the PJM Capacity Credit Market or any other market operated by PJM if it determines that the Market Buyer does not continue to meet the obligations set forth in this Agreement, including but not limited to the obligation to be in compliance with PJM’s creditworthiness requirements and the obligation to make timely payment, provided that the Office of the Interconnection has notified the Market Buyer of any such deficiency and afforded the Market Buyer a reasonable opportunity to cure pursuant to Section 15.1.3. The Office of the Interconnection shall reinstate a Market Buyer’s right to make purchases from the PJM Interchange Energy Market and PJM Capacity Credit Market upon demonstration by the Market Buyer that it has come into compliance with the obligations set forth in this Agreement.

15.1.2 Termination of Market Seller Rights.

The Office of the Interconnection shall not accept offers from a Market Seller that has not complied with the prices, terms, or operating characteristics of any of its prior scheduled transactions in the PJM Interchange Energy Market, unless such Market Seller has taken appropriate measures to the satisfaction of the Office of the Interconnection to ensure future compliance.

15.1.3 Payment of Bills.

(a) A Member shall make full and timely payment, in accordance with the terms specified by the Office of the Interconnection, of all bills rendered in connection with or arising under or from this Agreement, any service or rate schedule, any tariff, or any services performed by the Office of the Interconnection, notwithstanding any disputed amount, but any such payment shall not be deemed a waiver of any right with respect to such dispute. With respect to any payment that the LLC is required to make to a Member in connection with or arising under this Agreement, any service or rate schedule, or any tariff, the LLC shall have a right of setoff equal to any amount that the Member is required to pay the LLC in connection with or arising under or from this Agreement, any service or rate schedule, any tariff, or any services performed by the Office of the Interconnection. Any Member that fails to make full and timely payment to the LLC, or otherwise fails to meet its financial or other obligations to a Member, the Office of the Interconnection or the LLC under this Agreement, shall, in addition to any requirement set forth in Sections 15.1.1 and 15.1.2 and upon expiration of the 3-day period specified below be in default. If the Office of the Interconnection concludes, upon its own initiative or the recommendation of or complaint by the Members Committee or any Member, that a Member is in breach of any obligation under this Agreement, including, but not limited to, the obligation to make timely payment and the obligation to meet PJM’s creditworthiness standards and to otherwise comply with PJM’s credit policies, the Office of the Interconnection shall so notify such Member and inform all other Members. The

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 50
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 50

notified Member may remedy such asserted breach by: (i) paying all amounts assertedly due, along with interest on such amounts calculated in accordance with the methodology specified for interest on refunds in FERC’s regulations at 18 C.F.R. § 35.19a(a)(2)(iii); and (ii) demonstration to the satisfaction of the Office of the Interconnection that the Member has taken appropriate measures to meet any other obligation of which it was deemed to be in breach; provided, however, that any such payment or demonstration may be subject to a reservation of rights, if any, to subject such matter to the PJM Dispute Resolution Procedures; and provided, further, that any such determination by the Office of the Interconnection may be subject to review by the PJM Board upon request of the Member involved or the Office of the Interconnection. If a Member has not remedied a breach by the 3rd business day following receipt of the Office of the Interconnection’s notice, or receipt of the PJM Board’s decision on review, if applicable, then the Member shall be in default and, in addition to such other remedies as may be available to the LLC:

i)	A defaulting Market Participant shall be precluded from buying or selling in the PJM Interchange Energy Market, the PJM Capacity Credit Market, or any other market operated by PJM until the default is remedied as set forth above;

ii)	A defaulting Member shall not be entitled to participate in the activities of any committee or other body established by the Members Committee or the Office of the Interconnection; and

iii)	A defaulting Member shall not be entitled to vote on the Members Committee or any other committee or other body established pursuant to this Agreement.

15.2 Enforcement of Obligations.

If the Office of the Interconnection sends a notice to the PJM Board that a Member has failed to perform an obligation under this Agreement, the PJM Board shall initiate such action against such Member to enforce such obligation as the PJM Board shall deem appropriate. Subject to the procedures specified in Section 15.1, a Member’s failure to perform such obligation shall be deemed to be a default under this Agreement. In order to remedy a default, but without limiting any rights the LLC may have against the defaulting Member, the PJM Board may assess against, and collect from, the Members not in default, in proportion to their Default Allocation Assessment, an amount equal to the amount that the defaulting Member has failed to pay to the Office of the Interconnection, along with appropriate interest. Such assessment shall in no way relieve the defaulting Member of its obligations. A Member that has paid such an assessment to the LLC shall have an independent right to seek and obtain payment and recovery from the defaulting Member of the amount of the assessment the Member paid to the LLC. In addition to any amounts in default, the defaulting Member shall be liable to the LLC for all reasonable costs incurred in enforcing the defaulting Member’s obligations.

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 51
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 51

15.2.1 Collection by the Office of the Interconnection.

By vote at any Members Committee meeting, a majority of the Members that have paid a Default Allocation Assessment may request and appoint the Office of the Interconnection to act as agent on behalf of the Members that have paid a Default Allocation Assessment, solely for the purpose of pursuing and collecting any amounts so assessed; provided, however, that any Member that does not desire for the Office of the Interconnection to act on their behalf with regard to such collection shall so inform the Office of the Interconnection. In the event that the Office of the Interconnection is appointed as agent for the Members, the Office of the Interconnection shall be authorized to pursue collection through such actions, legal or otherwise, as it reasonably deems appropriate, including but not limited to the prosecution of legal actions and assertion of claims on behalf of the affected Members in the state and federal courts as well as under the United States Bankruptcy Code; provided, however, that the Office of the Interconnection shall take no action on behalf of those Members that have requested that the Office of the Interconnection not act on their behalf. After deducting the costs of collection, any amounts recovered by the Office of the Interconnection on behalf of the affected Members shall be distributed to the Members who have paid their Default Allocation Assessment in proportion to the Default Allocation Assessment paid by each Member except those Members who informed the Office of the Interconnection that it should not act as their agent.

15.2.2 Default Allocation Assessment.

(a) “Default Allocation Assessment” shall be equal to (0.1(1/N) + 0.9(A/Z)), where:

N = the total number of Members, calculated as of five o’clock p.m. eastern prevailing time on the date PJM declares a Member in default, excluding ex officio Members, State Consumer Advocates, Emergency and Economic Load Response Program Special Members, and municipal electric system Members that have been granted a waiver under section 17.2 of this Agreement.

A = for Members comprising factor “N” above, the Member’s gross activity as determined by summing the absolute values of the charges and credits for each of the Activity Line Items identified in section 15.2.2(b) of this Agreement as accounted for and billed pursuant to section 3 of Schedule 1 of this Agreement for the month of default and the two previous months.

Z = the sum of factor A for all Members excluding ex officio Members, State Consumer Advocates, Emergency and Economic Load Response Program Special Members, and municipal electric system Members that have been granted a waiver under section 17.2 of this Agreement.

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	Substitute First Revised Sheet No. 51A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 51A

The assessment value of (0.1(1/N)) shall not exceed $10,000 per Member per calendar year, cumulative of all defaults. If one or more defaults arise that cause the value to exceed $10,000 per Member, then the excess shall be reallocated through the gross activity factor.

(b) Activity Line Items shall be each of the line items on the PJM monthly bills net of load reconciliation adjustments and adjustments applicable to activity for the current billing month appearing on the same bill.

15.3 Obligations to a Member in Default.

The Members have no continuing obligation to provide the benefits of interconnected operations to a Member in default.

15.4 Obligations of a Member in Default.

A Member found to be in default shall take all possible measures to mitigate the continued impact of the default on the Members not in default, including, but not limited to, loading its own generation to supply its own load to the maximum extent possible.

15.5 No Implied Waiver.

A failure of a Member, the PJM Board, or the LLC to insist upon or enforce strict performance of any of the provisions of this Agreement shall not be construed as a waiver or relinquishment to any extent of such entity’s right to assert or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

16. LIABILITY AND INDEMNITY

16.1 Members.

(a) As between the Members, except as may be otherwise agreed upon between individual Members with respect to specified interconnections, each Member will indemnify and hold harmless each of the other Members, and its directors, officers, employees, agents, or representatives, of and from any and all damages, losses, claims, demands, suits, recoveries, costs and expenses (including all court costs and reasonable attorneys’ fees), caused by reason of bodily injury, death or damage to property of any third party, resulting from or attributable to the fault,

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	January 27, 2005
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER05-120-000, issued December 28, 2004, 109 FERC ¶ 61,366.

PJM Interconnection, L.L.C.	Original Sheet No. 52
Third Revised Rate Schedule FERC No. 24

negligence or willful misconduct of such Member, its directors, officers, employees, agents, or representatives, or resulting from, arising out of, or in any way connected with the performance of its obligations under this Agreement, excepting only, and to the extent, such cost, expense, damage, liability or loss may be caused by the fault, negligence or willful misconduct of any other Member. The duty to indemnify under this Agreement will continue in full force and effect notwithstanding the expiration or termination of this Agreement or the withdrawal of a Member from this Agreement, with respect to any loss, liability, damage or other expense based on facts or conditions which occurred prior to such termination or withdrawal.

(b) The amount of any indemnity payment arising hereunder shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by the Member seeking indemnification in respect of the indemnified action, claim, demand, costs, damage or liability. If any Member shall have received an indemnity payment for an action, claim, demand, cost, damage or liability and shall subsequently actually receive insurance proceeds or other amounts for such action, claim, demand, cost, damage or liability, then such Member shall pay to the Member that made such indemnity payment the lesser of the amount of such insurance proceeds or other amounts actually received and retained or the net amount of the indemnity payments actually received previously.

16.2 LLC Indemnified Parties.

(a) The LLC will indemnify and hold harmless the PJM Board, the LLC’s officers, employees and agents, and any representatives of the Members serving on the Members Committee and any other committee created under Section 8 of this Agreement (all such Board Members, officers, employees, agents and representatives for purposes of this Section 16 being referred to as “LLC Indemnified Parties”), of and from any and all actions, claims, demands, costs (including consequential or indirect damages, economic losses and all court costs and reasonable attorneys’ fees) and liabilities to any third parties, arising from, or in any way connected with, the performance of the LLC under this Agreement, or the fact that such LLC Indemnified Party was serving in such capacity, except to the extent that such action, claim, demand, cost or liability results from the willful misconduct of any LLC Indemnified Party with respect to participation in the misconduct. To the extent any dispute arises between any Member and the LLC arising from, or in any way connected with, the performance of the LLC under this Agreement, the Member and the LLC shall follow the PJM Dispute Resolution Procedures. To the extent that any such action, claim, demand, cost or liability arises from a Member’s contractual or other obligation to provide electric service directly or indirectly to said third party, which obligation to provide service is limited by the terms of any tariff, service agreement, franchise, statute, regulatory requirement, court decision or other limiting provision, the Member designates the LLC and each LLC Indemnified Party a beneficiary of said limitation.

(b) An LLC Indemnified Party shall not be personally liable for monetary damages for any breach of fiduciary duty by such LLC Indemnified Party, except that an LLC Indemnified Party shall be liable to the extent provided by applicable law (i) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (ii) for any transaction from which the LLC Indemnified Party derived an improper personal benefit. Notwithstanding (i) and (ii), indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the LLC if and to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 53
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 53

but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. If applicable law is hereafter construed or amended to authorize the further elimination or limitation of the liability of LLC Indemnified Parties, then the liability of the LLC Indemnified Parties, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by law. No amendment to or repeal of this section shall apply to or have any effect on the liability or alleged liability of any LLC Indemnified Party or with respect to any acts or omissions occurring prior to such amendment or repeal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the LLC, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(c) The LLC may pay expenses incurred by an LLC Indemnified Party in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such LLC Indemnified Party to repay such amount if it shall ultimately be determined that such LLC Indemnified Party is not entitled to be indemnified by the LLC as authorized in this Section.

(d) In the event the LLC incurs liability under this Section 16.2 that is not adequately covered by insurance, such amounts shall be recovered pursuant to the PJM Tariff as provided in Schedule 3 of this Agreement.

16.3 Workers Compensation Claims.

Each Member shall be solely responsible for all claims of its own employees, agents and servants growing out of any Workers’ Compensation Law.

16.4 Limitation of Liability.

No Member or its directors, officers, employees, agents, or representatives shall be liable to any other Member or its directors, officers, employees, agents, or representatives, whether liability arises out of contract, tort (including negligence), strict liability, or any other cause of or form of action whatsoever, for any indirect, incidental, consequential, special or punitive cost, expense, damage or loss, including but not limited to loss of profits or revenues, cost of capital of financing, loss of goodwill or cost of replacement power, arising from such Member’s performance or failure to perform any of its obligations under this Agreement or the ownership, maintenance or operation of its System; provided, however, that nothing herein shall be deemed to reduce or limit the obligations of any Member with respect to the claims of persons or entities that are not parties to this Agreement.

16.5 Resolution of Disputes.

To the extent any dispute arises between one or more Members regarding any issue covered by this Agreement, the Members shall follow the dispute resolution procedures set forth in the PJM Dispute Resolution Procedures.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 54
Third Revised Rate Schedule FERC No. 24

16.6 Gross Negligence or Willful Misconduct.

Neither the LLC nor the LLC Indemnified Parties shall be liable to the Members or any of them for any claims, demands or costs arising from, or in any way connected with, the performance of the LLC under this Agreement other than actions, claims or demands based on gross negligence or willful misconduct; provided, however, that nothing herein shall limit or reduce the obligations of the LLC to the Members or any of them under the express terms of this Agreement or the PJM Tariff, including, but not limited to, those set forth in Sections 6.2 and 6.3 of this Agreement.

16.7 Insurance.

The PJM Board shall be authorized to procure insurance against the risks borne by the LLC and the LLC Indemnified Parties, the cost of which shall be treated as a cost and expense of the LLC.

17. MEMBER REPRESENTATIONS, WARRANTIES AND COVENANTS

17.1 Representations and Warranties.

Each Member makes the following representations and warranties to the LLC and each other Member, as of the Effective Date or such later date as such Member shall become admitted as a Member of the LLC.

17.1.1 Organization and Existence.

Such Member is an entity duly organized, validly existing and in good standing under the laws of the state of its organization.

17.1.2 Power and Authority.

Such Member has the full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

17.1.3 Authorization and Enforceability.

The execution and delivery of this Agreement by such Member and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Member, and do not conflict with any applicable law or with any other agreement binding upon the Member. The Agreement has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable against it in accordance with the terms thereof, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and to general principles of equity whether such principles are considered in proceedings in law or in equity.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 55
Third Revised Rate Schedule FERC No. 24

17.1.4 No Government Consents.

No authorization, consent, approval or order of, notice to or registration, qualification, declaration or filing with, any governmental authority is required for the execution, delivery and performance by such Member of this Agreement or the carrying out by such Member of the transactions contemplated hereby other than such authorization, consent, approval or order of, notice to or registration, qualification, declaration or filing that is pending before such governmental authority.

17.1.5 No Conflict or Breach.

None of the execution, delivery and performance by such Member of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents or bylaws of such Member or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against such Member or by which it or any of its properties, is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which such Member is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

17.1.6 No Proceedings.

There are no actions at law, suits in equity, proceedings or claims pending or, to the knowledge of the Member, threatened against the Member before any federal, state, foreign or local court, tribunal or government agency or authority that might materially delay, prevent or hinder the performance by the Member of its obligations hereunder.

17.2 Municipal Electric Systems.

Any provisions of Section 17.1 notwithstanding, if any Member that is a municipal electric system believes in good faith that the provisions of Sections 5.1(b) and 16.1 of this Agreement may not lawfully be applied to that Member under applicable state law governing municipal activities, the Member may request a waiver of the pertinent provisions of the Agreement. Any such request for waiver shall be supported by an opinion of counsel for the Member to the effect that the provision of the Agreement as to which waiver is sought may not lawfully be applied to the Member under applicable state law. The PJM Board shall have the right to have the opinion of the Member’s counsel reviewed by counsel to the LLC. If the PJM Board concludes that either or both of Sections 5.1(b) and 16.1 of this Agreement may not lawfully be applied to a municipal electric system Member, it shall waive the application of the affected provision or provisions to such municipal Member. Any Member not permitted by law to indemnify the other Members shall not be indemnified by the other Members.

17.3 Survival.

All representations and warranties contained in this Section 17 shall survive the execution and delivery of this Agreement.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 56
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 56

18. MISCELLANEOUS PROVISIONS

18.1 [Reserved.]

18.2 Fiscal and Taxable Year.

The fiscal year and taxable year of the LLC shall be the calendar year.

18.3 Reports.

Each year prior to the Annual Meeting of the Members, the PJM Board shall cause to be prepared and distributed to the Members a report of the LLC’s activities since the prior report.

18.4 Bank Accounts; Checks, Notes and Drafts.

(a) Funds of the LLC shall be deposited in an account or accounts of a type, in form and name and in a bank(s) or other financial institution(s) which are participants in federal insurance programs as selected by the PJM Board. The PJM Board shall arrange for the appropriate conduct of such accounts. Funds may be withdrawn from such accounts only for bona fide and legitimate LLC purposes and may from time to time be invested in such short-term securities, money market funds, certificates of deposit or other liquid assets as the PJM Board deems appropriate. All checks or demands for money and notes of the LLC shall be signed by any officer or by any other person designated by the PJM Board.

(b) The Members acknowledge that the PJM Board may maintain LLC funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that the PJM Board shall not be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution.

(c) Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the PJM Board from time to time may authorize. When the PJM Board so authorizes, the signature of any such person may be a facsimile.

18.5 Books and Records.

(a) At all times during the term of the LLC, the PJM Board shall keep, or cause to be kept, full and accurate books of account, records and supporting documents, which shall reflect, completely, accurately and in reasonable detail, each transaction of the LLC. The books of account shall be maintained and tax returns prepared and filed on the method of accounting determined by the PJM Board. The books of account, records and all documents and other writings of the LLC shall be kept and maintained at the principal office of the Interconnection.

(b) The PJM Board shall cause the Office of the Interconnection to keep at its principal office the following:

i)	A current list in alphabetical order of the full name and last known business address of each Member and the Members Committee sector of each Voting Member;

Issued By:	Craig Glazer	Effective:	January 1, 2005
Vice President, Government Policy
Issued On:	November 1, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 57
Third Revised Rate Schedule FERC No. 24

ii)	A copy of the Certificate of Formation and the Certificate of Conversion, and all Certificates of Amendment thereto;

iii)	Copies of the LLC’s federal, state, and local income tax returns and reports, if any, for the three most recent years; and

iv)	Copies of the Operating Agreement, as amended, and of any financial statements of the LLC for the three most recent years.

18.6 Amendment.

(a) Except as provided by law or otherwise set forth herein, this Agreement, including any Schedule hereto, may be amended, or a new Schedule may be created, only upon: (i) submission of the proposed amendment to the PJM Board for its review and comments; (ii) approval of the amendment or new Schedule by the Members Committee, after consideration of the comments of the PJM Board, in accordance with Section 8.4, or written agreement to an amendment of all Members not in default at the time the amendment is agreed upon; and (iii) approval and/or acceptance for filing of the amendment by FERC and any other regulatory body with jurisdiction thereof as may be required by law. If and as necessary, the Members Committee may file with FERC or other regulatory body of competent jurisdiction any amendment to this Agreement or to its Schedules or a new Schedule not filed by the Office of the Interconnection.

(b) Notwithstanding the foregoing, an applicant eligible to become a Member in accordance with the procedures specified in this Agreement shall become a Member by executing a counterpart of this Agreement without the need for amendment of this Agreement or execution of such counterpart by any other Member.

(c) Each of the following fundamental changes to the LLC shall require or be deemed to require an amendment to this Agreement and shall require the prior approval of FERC:

i)	Adoption of any plan of merger or consolidation;

ii)	Adoption of any plan of sale, lease or exchange of assets relating to all, or substantially all, of the property and assets of the LLC;

iii)	Adoption of any plan of division relating to the division of the LLC into two or more corporations or other legal entities;

iv)	Adoption of any plan relating to the conversion of the LLC into a stock corporation;

v)	Adoption of any proposal of voluntary dissolution; or

vi)	Taking any action which has the purpose or effect of the adoption of any plan or proposal described in items (i), (ii), (iii), (iv) or (v) above.

18.7 Interpretation.

Wherever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 58
Third Revised Rate Schedule FERC No. 24

18.8 Severability.

Each provision of this Agreement shall be considered severable and if for any reason any provision is determined by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated, and such invalid, void or unenforceable provision shall be replaced with valid and enforceable provision or provisions which otherwise give effect to the original intent of the invalid, void or unenforceable provision.

18.9 Force Majeure.

No Member shall be liable to any other Member for damages or otherwise be in breach of this Agreement to the extent and during the period such Member’s performance is prevented by any cause or causes beyond such Member’s control and without such Member’s fault or negligence, including but not limited to any act, omission, or circumstance occasioned by or in consequence of any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, or curtailment, order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities; provided, however, that any such foregoing event shall not excuse any payment obligation. Upon the occurrence of an event considered by a Member to constitute a force majeure event, such Member shall use due diligence to endeavor to continue to perform its obligations as far as reasonably practicable and to remedy the event, provided that no Member shall be required by this provision to settle any strike or labor dispute.

18.10 Further Assurances.

Each Member hereby agrees that it shall hereafter execute and deliver such further instruments, provide all information and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

18.11 Seal.

The seal of the LLC shall have inscribed thereon the name of the LLC, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

18.12 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

18.13 Costs of Meetings.

Each Member shall be responsible for all costs of its representative, alternate or substitute in attending any meeting. The Office of the Interconnection shall pay the other reasonable costs of meetings of the PJM Board and the Members Committee, and such other committees, subcommittees, task forces, working groups, User Groups or other bodies as determined to be appropriate by the Office of the Interconnection, which costs otherwise shall be paid by the

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 59
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 59

Members attending. The Office of the Interconnection shall reimburse all Board Members for their reasonable costs of attending meetings.

18.14 Notice.

(a) Except as otherwise expressly provided herein, notices required under this Agreement shall be in writing and shall be sent to a Member by overnight courier, hand delivery, telecopier or other reliable electronic means to the representative on the Members Committee of such Member at the address for such Member previously provided by such Member to the Office of the Interconnection. Any such notice so sent shall be deemed to have been given (i) upon delivery if given by overnight couriers or hand delivery, or (ii) upon confirmation if given by telecopier or other reliable electronic means. Notices of meetings of the Members Committee or committees, subcommittees, task forces, working groups and other bodies under its auspices may be given as provided in the Members Committee by-laws.

(b) Notices, as well as copies of the agenda and minutes of all meetings of committees, subcommittees, task forces, working groups, User Groups, or other bodies formed under this Agreement, shall be posted in a timely fashion on and made available for downloading from the PJM website.

18.15 Headings.

The section headings used in this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

18.16 No Third-Party Beneficiaries.

This Agreement is intended to be solely for the benefit of the Members and their respective successors and permitted assigns and, unless expressly stated herein, is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.

18.17 Confidentiality.

18.17.1 Party Access.

(a) No Member shall have a right hereunder to receive or review any documents, data or other information of another Member, including documents, data or other information provided to the Office of the Interconnection, to the extent such documents, data or information have been designated as confidential pursuant to the procedures adopted by the Office of the Interconnection or to the extent that they have been designated as confidential by such other Member; provided, however, a Member may receive and review any composite documents, data and other information that may be developed based on such confidential documents, data or information if the composite does not disclose any individual Member’s confidential data or information.

(b) Except as may be provided in this Agreement or in the PJM Open Access Transmission Tariff, the Office of the Interconnection shall not disclose to its Members or to third parties, any documents, data, or other information of a Member or entity applying for Membership, to the extent such documents, data, or other information has been designated confidential pursuant to the procedures adopted by the Office of the Interconnection or by such Member or entity

Issued By:	Craig Glazer	Effective:	October 1, 2003
Vice President, Governmental Policy
Issued On:	July 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 60
First Revised Rate Schedule FERC No. 32

applying for membership; provided that nothing contained herein shall prohibit the Office of the Interconnection from providing any such confidential information to its agents, representatives, or contractors to the extent that such person or entity is bound by an obligation to maintain such confidentiality; provided further that nothing contained herein shall prohibit the Office of the Interconnection from providing Member confidential information to the North American Electric Reliability Council or any of its regional reliability councils to the extent that (i) the Office of the Interconnection determines in its reasonable discretion that the exchange of such information is required to enhance and/or maintain reliability within MAAC and its neighboring reliability councils, (ii) such entity is bound by a written agreement to maintain such confidentiality, and (iii) the Office of the Interconnection has notified the affected party of its intention to release such information no less than five business days prior to the release. The Office of the Interconnection shall collect and use confidential information only in connection with its authority under this Agreement and the Open Access Transmission Tariff and the retention of such information shall be in accordance with PJM’s data retention policies.

(c) Nothing contained herein shall prevent the Office of the Interconnection from releasing a Member’s confidential data or information to a third party provided that the Member has delivered to the Office of the Interconnection specific, written authorization for such release setting forth the data or information to be released, to whom such release is authorized, and the period of time for which such release shall be authorized. The Office of the Interconnection shall limit the release of a Member’s confidential data or information to that specific authorization received from the Member. Nothing herein shall prohibit a Member from withdrawing such authorization upon written notice to the Office of the Interconnection who shall cease such release as soon as practicable after receipt of such withdrawal notice.

18.17.2 Required Disclosure.

(a) Notwithstanding anything in the foregoing Section to the contrary, and subject to the provisions of Section 18.17.3, if a Member or the Office of the Interconnection is required by applicable law, or in the course of administrative or judicial proceedings other than FERC proceedings or investigations, to disclose to third parties other than the FERC or its staff, information that is otherwise required to be maintained in confidence pursuant to this Agreement, that Member or the Office of the Interconnection may make disclosure of such information; provided, however, that as soon as the Member or the Office of the Interconnection learns of the disclosure requirement and prior to making disclosure, that Member or the Office of the Interconnection shall notify the affected Member or Members of the requirement and the terms thereof and the affected Member or Members may direct, at their sole discretion and cost, any challenge to or defense against the disclosure requirement. The disclosing Member and the Office of the Interconnection shall cooperate with such affected Members to the maximum extent practicable to minimize the disclosure of the information consistent with applicable law. Each Member and the Office of the Interconnection shall cooperate with the affected Members to obtain proprietary or confidential treatment of such information by the person to whom such information is disclosed prior to any such disclosure.

(b) Nothing in this Section 18.17 shall prohibit or otherwise limit the Office of the Interconnection’s use of information covered herein if such information was: (i) previously

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Substitute First Revised Sheet No. 61
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 61

known to the Office of the Interconnection without an obligation of confidentiality; (ii) independently developed by or for the Office of the Interconnection using nonconfidential information; (iii) acquired by the Office of the Interconnection from a third party which is not, to the Office of the Interconnection’s knowledge, under an obligation of confidence with respect to such information; (iv) which is or becomes publicly available other than through a manner inconsistent with this Section 18.17.

(c) The Office of the Interconnection shall impose on any contractors retained to provide technical support or otherwise to assist with the implementation or administration of this Agreement or of the Open Access Transmission Tariff a contractual duty of confidentiality consistent with this Agreement. A Member shall not be obligated to provide confidential or proprietary information to any contractor that does not assume such a duty of confidentiality, and the Office of the Interconnection shall not provide any such information to any such contractor without the express written permission of the Member providing the information.

(d) Section 18.17.2(a) does not apply to disclosure of information to the FERC or its staff.

18.17.3 Disclosure to FERC.

Notwithstanding anything in this Section to the contrary, if the FERC or its staff, during the course of an investigation or otherwise, requests information from the Office of the Interconnection that is otherwise required to be maintained in confidence pursuant to this Agreement, the Office of the Interconnection shall provide the requested information to the FERC or its staff, within the time provided for in the request for information. In providing the information to the FERC or its staff, the Office of the Interconnection may, consistent with 18 C.F.R. § 388.112, request that the information be treated as confidential and non-public by the FERC and its staff and that the information be withheld from public disclosure. The Office of the Interconnection shall notify any affected Member(s) when it is notified by FERC or its staff, that a request for disclosure of, or decision to disclose, confidential information has been received, at which time the Office of Interconnection and the affected Member may respond before such information would be made public, pursuant to 18 C.F.R. § 388.112.

18.17.4 Disclosure to Authorized Persons

(a)	Notwithstanding anything in this section to the contrary, the Office of the Interconnection and/or the PJM Market Monitor shall disclose confidential information, otherwise required to be maintained in confidence pursuant to this Agreement, to an Authorized Person under the following conditions:

i)

The Authorized Person has executed a Non-Disclosure Agreement with the Office of the Interconnection, representing and warranting that he or she: (i) is an Authorized Person; (ii) is duly authorized to enter into and perform the obligations of the Non-Disclosure Agreement; (iii) has adequate procedures to protect against the release of any confidential information received, (iv) is familiar with, and will comply with any applicable procedures of the Authorized Commission which the Authorized Person represents, (v) covenants and agrees on behalf of himself or herself to deny any Third Party Requests and defend against any legal process which seeks the release of any confidential information that would be released in contravention of the

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	June 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 61A
Third Revised Rate Schedule FERC No. 24

terms of the Non-Disclosure Agreement, and (vi) is not in breach of any Non-Disclosure Agreement entered into with the Office of the Interconnection.

ii)	The Authorized Commission employing or retaining the Authorized Person has provided the Office of the Interconnection with: (a) a final order of FERC prohibiting the release by the Authorized Person or the Authorized Commission of confidential information in accordance with the terms of this Agreement and the Non-Disclosure Agreement; and (b) either an order of such Authorized Commission or a certification from counsel to such Authorized Commission, confirming that the Authorized Commission (i) has statutory authority to protect the confidentiality of any confidential information received from public release or disclosure and from release or disclosure to any other entity, (ii) will defend against any disclosure of Confidential Information pursuant to any Third Party Request through all available legal process, including, but not limited to, obtaining any necessary protective orders, (iii) will provide the Office of the Interconnection with prompt notice of any such Third Party Request or legal proceedings and will consult with the Office of the Interconnection and/or any Affected Member in its efforts to deny the Third Party Request or defend against such legal process, (iv) in the event a protective order or other remedy is denied, will direct Authorized Persons authorized by it to furnish only that portion of the confidential information which their legal counsel advises the Office of the Interconnection in writing is legally required to be furnished, (v) will exercise its best efforts to obtain assurance that confidential treatment will be accorded to such confidential information and (vi) has adequate procedures to protect against the release of such confidential information; and (c) confirmation in writing that the Authorized Person is authorized by the Commission to enter into the Non-Disclosure Agreement and to receive confidential information under this Agreement.

iii)	The Authorized Commission employing or retaining the Authorized Person has provided the Office of the Interconnection with a State Certification.

iv)	The Office of the Interconnection and the PJM Market Monitor shall be expressly entitled to rely upon such FERC and Authorized Commission orders, the State Certification and/or certifications of counsel in providing confidential information to the Authorized Person, and shall in no event be liable, or subject to damages or claims of any kind or nature hereunder due to the ineffectiveness of the FERC and/or Commission orders, or the inaccuracy of such certification of counsel.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 61B
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 61B

v)	The Authorized Person may discuss confidential information with other Authorized Persons who are parties to Non-Disclosure Agreements; provided, however, that the Office of the Interconnection shall have confirmed in advance and in writing that it has previously released the confidential information in question to such Authorized Persons. The Office of the Interconnection shall respond to any written request for confirmation within two (2) business days of its receipt.

vi)	The Office of the Interconnection shall maintain a schedule of all Authorized Persons and the Authorized Commissions they represent, which shall be made publicly available on its website, or by written request. Such schedule shall be compiled by the Office of the Interconnection, based on information provided by any Authorized Person and/or Authorized Commission. The Office of the Interconnection shall update the schedule promptly upon receipt of information from an Authorized Person or Authorized Commission, but shall have no obligation to verify or corroborate any such information, and shall not be liable or otherwise responsible for any inaccuracies in the schedule due to incomplete or erroneous information conveyed to and relied upon by the Office of the Interconnection in the compilation and/or maintenance of the schedule.

(b)

The PJM Market Monitor or other designated representative of the Office of the Interconnection may, in the course of discussions with an Authorized Person, orally disclose information otherwise required to be maintained in confidence, without the need for a prior Information Request. Such oral disclosures shall provide enough information to enable the Authorized Person or their Authorized Commission to determine whether additional Information Requests for information are appropriate. The PJM Market Monitor or other representative of the Office of the Interconnection will not make any written or electronic disclosures of confidential information to the Authorized Person pursuant to this section. In any such discussions, the PJM Market Monitor or other representative of the Office of the Interconnection shall ensure that the individual or individuals receiving such confidential information are Authorized Persons as defined herein, orally designate confidential information that is disclosed, and refrain from identifying any specific Affected Member whose information is disclosed. The PJM Market Monitor or other representative of the Office of the Interconnection shall also be authorized to assist Authorized Persons in interpreting confidential information that is disclosed. The PJM Market Monitor or representative of the Office of the Interconnection shall provide any Affected Member with oral notice of any oral disclosure immediately, but not later than one (1) business day after the oral disclosure. Such oral notice to the Affected

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 61C
Third Revised Rate Schedule FERC No. 24

Member shall include the substance of the oral disclosure, but shall not reveal any confidential information of any other Member and must be received by the Affected Member before the name of the Affected Member is released to the Authorized Person; provided however, the identity of the Affected Party must be made to the Authorized Person within two (2) business days of the initial oral disclosure.

(c)	As regards Information Requests:

(i)	Information Requests to the Office of the Interconnection shall be in writing, which shall include electronic communications, addressed to the PJM Market Monitor or other designated representative of the Office of the Interconnection, and shall: (a) describe with particularity the information sought; (b) provide a description of the purpose of the Information Request; (c) state the time period for which confidential information is requested; and (d) re-affirm that only the Authorized Person shall have access to the confidential information requested. The Office of the Interconnection shall provide an Affected Member with written notice, which shall include electronic communication, of an Information Request of the Authorized Person as soon as possible, but not later than two (2) business days after the receipt of the Information Request.

(ii)	Subject to the provisions of section (c)(iii), the Office of the Interconnection shall supply confidential information to the Authorized Person in response to any Information Request within five (5) business days of the receipt of the Information Request, to the extent that the requested confidential information can be made available within such period; provided however, that in no event shall confidential information be released prior to the end of the fourth (4th) business day without the express consent of the Affected Member. To the extent that the Office of the Interconnection can not reasonably prepare and deliver the requested confidential information within such five (5) day period, it shall, within such period, provide the Authorized Person with a written schedule for the provision of such remaining confidential information. Upon providing confidential information to the Authorized Person, the Office of the Interconnection shall either provide a copy of the confidential information to the Affected Member(s), or provide a listing of the confidential information disclosed; provided, however, that the Office of the Interconnection shall not reveal any Member’s confidential information to any other Member.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 61D
Third Revised Rate Schedule FERC No. 24

(iii)	Notwithstanding section (c)(ii), above, should the Office of the Interconnection or an Affected Member object to an Information Request or any portion thereof, either of them may, within four (4) business days following the Office of the Interconnection’s receipt of the Information Request, request, in writing, a conference with the Authorized Commission or the Authorized Commission’s authorized designee to resolve differences concerning the scope or timing of the Information Request; provided, however, nothing herein shall require the Authorized Commission to participate in any conference. Any party to the conference may seek assistance from FERC staff in resolution of the dispute. Should such conference be refused by any participant, or not resolve the dispute, then the Office of the Interconnection, the Affected Member or the Authorized Commission may initiate appropriate legal action at FERC within three (3) business days following receipt of written notice from any conference participant terminating such conference. Any complaints filed at FERC objecting to a particular Information Request shall be designated by the party as a “fast track” complaint and each party shall bear its own costs in connection with such FERC proceeding. If no FERC proceeding regarding the Information Request is commenced within such three day period, the Office of the Interconnection shall utilize its best efforts to respond to the Information Request promptly.

(d)	In the event of any breach of a Non-Disclosure Agreement:

(i)	The Authorized Person and/or their respective Authorized Commission shall promptly notify the Office of the Interconnection, who shall, in turn, promptly notify any Affected Member of any inadvertent or intentional release, or possible release, of confidential information provided pursuant to any Non-Disclosure Agreement.

(ii)	The Office of the Interconnection shall terminate such Non-Disclosure Agreement upon written notice to the Authorized Person and his or her Authorized Commission, and all rights of the Authorized Person thereunder shall thereupon terminate; provided, however, that the Office of the Interconnection may restore an individual’s status as an Authorized Person after consulting with the Affected Member and to the extent that: (i) the Office of the Interconnection determines that the disclosure was not due to the intentional, reckless or negligent action or omission of the Authorized Person; (ii) there were no harm or damages suffered by the Affected Member; or (iii) similar good cause shown. Any appeal of the Office of the Interconnection’s actions under this section shall be to FERC.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 61E
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 61E

(iii)	The Office of the Interconnection and/or the Affected Member shall have the right to seek and obtain at least the following types of relief: (a) an order from FERC requiring any breach to cease and preventing any future breaches; (b) temporary, preliminary, and/or permanent injunctive relief with respect to any breach; and (c) the immediate return of all confidential information to the Office of the Interconnection.

(iv)	No Authorized Person shall have responsibility or liability whatsoever under the Non-Disclosure Agreement or this Agreement for any and all liabilities, losses, damages, demands, fines, monetary judgments, penalties, costs and expenses caused by, resulting from, or arising out of or in connection with the release of confidential information to persons not authorized to receive it, provided that such Authorized Person is an employee or member of an Authorized Commission at the time of such unauthorized release. Nothing in this Section (d)(iv) is intended to limit the liability of any person who is not an employee of or a member of an Authorized Commission at the time of such unauthorized release for any and all economic losses, damages, demands, fines, monetary judgments, penalties, costs and expenses caused by, resulting from, or arising out of or in connection with such unauthorized release.

(v)	Any dispute or conflict requesting the relief in section (d)(ii) or (d)(iii)(a) above, shall be submitted to FERC for hearing and resolution. Any dispute or conflict requesting the relief in section (d)(iii)(c) above may be submitted to FERC or any court of competent jurisdiction for hearing and resolution.

18.18 Termination and Withdrawal.

18.18.1 Termination.

Upon termination of this Agreement, final settlement for obligations under this Agreement shall include the accounting for the period ending with the last day of the last month for which the Agreement was effective.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 61F
Third Revised Rate Schedule FERC No. 24

18.18.2 Withdrawal.

Subject to the requirements of Section 4.1(c) of this Agreement and Section 1.4.6 of the Schedule 1 to this Agreement, any Member may withdraw from this Agreement upon 90 days notice to the Office of the Interconnection.

18.18.3 Winding Up.

Any provision of this Agreement that expressly or by implication comes into or remains in force following the termination or expiration of this Agreement shall survive such

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 62
Third Revised Rate Schedule FERC No. 24

termination or expiration. The surviving provisions shall include, but shall not be limited to: (i) those provisions necessary to permit the orderly conclusion, or continuation pursuant to another agreement, of transactions entered into prior to the decision to terminate this Agreement, (ii) those provisions necessary to conduct final billing, collection, and accounting with respect to all matters arising hereunder, and (iii) the indemnification provisions as applicable to periods prior to such termination or expiration.

IN WITNESS whereof, the Members have caused this Agreement to be executed by their duly authorized representatives.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 63
Third Revised Rate Schedule FERC No. 24

RESOLUTION REGARDING ELECTION OF DIRECTORS

1.	Subject to the approval of the Federal Energy Regulatory Commission, the provisions of Section 7.1 of the Amended and Restated Operating Agreement of PJM Interconnection, L.L.C. (the “Operating Agreement”), to the extent that such section requires that the election of members to the PJM Board of Managers be held at the Annual Meeting of the Members, be, and they hereby are, waived, solely for election to those positions on the PJM Board of Managers that expire in the year 2001; and

2.	An election of members of the PJM Board of Managers from the slate approved by the independent consultant retained by the Office of the Interconnection, is, and hereby shall be, authorized by the PJM Members Committee to occur at its meeting held on August 30, 2001; and

3.	The Office of the Interconnection is, and hereby shall be, authorized to file such documents and make such pleadings before the Federal Energy Regulatory Commission as the Office of the Interconnection determines to be reasonably necessary seeking such waivers and authorizations as may be required to assure the validity of the aforementioned election of members to the PJM Board of Managers.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 64
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 64

SCHEDULE 1

PJM INTERCHANGE ENERGY MARKET

1. MARKET OPERATIONS

1.1 Introduction.

This Schedule sets forth the scheduling, other procedures, and certain general provisions applicable to the operation of the PJM Interchange Energy Market within the PJM Region. This Schedule addresses each of the three time-frames pertinent to the daily operation of the PJM Interchange Energy Market: Prescheduling, Scheduling, and Dispatch.

1.2 Cost-based Offers.

Unless and until the FERC shall authorize the use of market-based prices in the PJM Interchange Energy Market, all offers for energy or other services to be sold on the PJM Interchange Energy Market from generating resources located within the PJM Region shall not exceed the variable cost of producing such energy or other service, as determined in accordance with Schedule 2 to this Agreement and applicable regulatory standards, requirements and determinations; provided that, a Market Seller may offer to the PJM Interchange Energy Market the right to call on energy from a resource the output of which has been sold on a bilateral basis, with the rate for such energy if called equal to the curtailment rate specified in the bilateral contract.

1.3 Definitions.

1.3.1 Auction Revenue Rights.

“Auction Revenue Rights” shall mean the right to receive the revenue from the Financial Transmission Right auction, as further described in Section 7.4 of this Schedule.

1.3.1A Auction Revenue Rights Credits.

“Auction Revenue Rights Credits” shall mean the allocated share of total FTR auction revenues or costs credited to each holder of Auction Revenue Rights, calculated and allocated as specified in Section 7.4.3 of this Schedule.

1.3.1B Day-ahead Energy Market.

“Day-ahead Energy Market” shall mean the schedule of commitments for the purchase or sale of energy and payment of Transmission Congestion Charges developed by the Office of the Interconnection as a result of the offers and specifications submitted in accordance with Section 1.10 of this Schedule.

1.3.1C Day-ahead Prices.

“Day-ahead Prices” shall mean the Locational Marginal Prices resulting from the Day-ahead Energy Market.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 65
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 65

1.3.1D Decrement Bid.

“Decrement Bid” shall mean a bid to purchase energy at a specified location in the Day-ahead Energy Market. An accepted Decrement Bid results in scheduled load at the specified location in the Day-ahead Energy Market.

1.3.1E Dispatch Rate.

“Dispatch Rate” shall mean the control signal, expressed in dollars per megawatt-hour, calculated and transmitted continuously and dynamically to direct the output level of all generation resources dispatched by the Office of the Interconnection in accordance with the Offer Data.

1.3.2 Equivalent Load.

“Equivalent Load” shall mean the sum of a Market Participant’s net system requirements to serve its customer load in the PJM Region, if any, plus its net bilateral transactions.

1.3.3 External Market Buyer.

“External Market Buyer” shall mean a Market Buyer making purchases of energy from the PJM Interchange Energy Market for consumption by end-users outside the PJM Region, or for load in the PJM Region that is not served by Network Transmission Service.

1.3.4 External Resource.

“External Resource” shall mean a generation resource located outside the metered boundaries of the PJM Region.

1.3.5 Financial Transmission Right.

“Financial Transmission Right” or “FTR” shall mean a right to receive Transmission Congestion Credits as specified in Section 5.2.2 of this Schedule.

1.3.5A Financial Transmission Right Obligation.

“Financial Transmission Right Obligation” shall mean a right to receive Transmission Congestion Credits as specified in Section 5.2.2(b) of this Schedule.

1.3.5B Financial Transmission Right Option.

“Financial Transmission Right Option” shall mean a right to receive Transmission Congestion Credits as specified in Section 5.2.2(c) of this Schedule.

1.3.6 Generating Market Buyer.

“Generating Market Buyer” shall mean an Internal Market Buyer that is a Load Serving Entity that owns or has contractual rights to the output of generation resources capable of serving the Market Buyer’s load in the PJM Region, or of selling energy or related services in the PJM Interchange Energy Market or elsewhere.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 66
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 66

1.3.7 Generator Forced Outage.

“Generator Forced Outage” shall mean an immediate reduction in output or capacity or removal from service, in whole or in part, of a generating unit by reason of an Emergency or threatened Emergency, unanticipated failure, or other cause beyond the control of the owner or operator of the facility, as specified in the relevant portions of the PJM Manuals. A reduction in output or removal from service of a generating unit in response to changes in market conditions shall not constitute a Generator Forced Outage.

1.3.8 Generator Maintenance Outage.

“Generator Maintenance Outage” shall mean the scheduled removal from service, in whole or in part, of a generating unit in order to perform necessary repairs on specific components of the facility, if removal of the facility meets the guidelines specified in the PJM Manuals.

1.3.9 Generator Planned Outage.

“Generator Planned Outage” shall mean the scheduled removal from service, in whole or in part, of a generating unit for inspection, maintenance or repair with the approval of the Office of the Interconnection in accordance with the PJM Manuals.

1.3.9A Increment Bid.

“Increment Bid” shall mean an offer to sell energy at a specified location in the Day-ahead Energy Market. An accepted Increment Bid results in scheduled generation at the specified location in the Day-ahead Energy Market.

1.3.10 Internal Market Buyer.

“Internal Market Buyer” shall mean a Market Buyer making purchases of energy from the PJM Interchange Energy Market for ultimate consumption by end-users inside the PJM Region that are served by Network Transmission Service.

1.3.11 Inadvertent Interchange.

“Inadvertent Interchange” shall mean the difference between net actual energy flow and net scheduled energy flow into or out of the individual Control Areas operated by PJM, as determined and allocated each hour by the Office of the Interconnection in accordance with the procedures set forth in the PJM Manuals to each Electric Distributor that reports to the Office of the Interconnection its hourly net energy flows from metered tie lines.

1.3.12 Market Operations Center.

“Market Operations Center” shall mean the equipment, facilities and personnel used by or on behalf of a Market Participant to communicate and coordinate with the Office of the Interconnection in connection with transactions in the PJM Interchange Energy Market or the operation of the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 67
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 67

1.3.13 Maximum Generation Emergency.

“Maximum Generation Emergency” shall mean an Emergency declared by the Office of the Interconnection in which the Office of the Interconnection anticipates requesting one or more Capacity Resources or Available Capacity Resources to operate at its maximum net or gross electrical power output, subject to the equipment stress limits for such Capacity Resource, in order to manage, alleviate, or end the Emergency.

1.3.14 Minimum Generation Emergency.

“Minimum Generation Emergency” shall mean an Emergency declared by the Office of the Interconnection in which the Office of the Interconnection anticipates requesting one or more generating resources to operate at or below Normal Minimum Generation, in order to manage, alleviate, or end the Emergency.

1.3.14A NERC Interchange Distribution Calculator.

“NERC Interchange Distribution Calculator” shall mean the NERC mechanism that is in effect and being used to calculate the distribution of energy, over specific transmission interfaces, from energy transactions.

1.3.15 Network Resource.

“Network Resource” shall have the meaning specified in the PJM Tariff.

1.3.16 Network Service User.

“Network Service User” shall mean an entity using Network Transmission Service.

1.3.17 Network Transmission Service.

“Network Transmission Service” shall mean transmission service provided pursuant to the rates, terms and conditions set forth in Part III of the PJM Tariff, or transmission service comparable to such service that is provided to a Load Serving Entity that is also a West Transmission Owner or an East Transmission Owner.

1.3.18 Normal Maximum Generation.

“Normal Maximum Generation” shall mean the highest output level of a generating resource under normal operating conditions.

1.3.19 Normal Minimum Generation.

“Normal Minimum Generation” shall mean the lowest output level of a generating resource under normal operating conditions.

1.3.20 Offer Data.

“Offer Data” shall mean the scheduling, operations planning, dispatch, new resource, and other data and information necessary to schedule and dispatch generation resources

Issued By:	Craig Glazer	Effective:	November 7, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 68
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 68

for the provision of energy and other services and the maintenance of the reliability and security of the transmission system in the PJM Region, and specified for submission to the PJM Interchange Energy Market for such purposes by the Office of the Interconnection.

1.3.21 Office of the Interconnection Control Center.

“Office of the Interconnection Control Center” shall mean the equipment, facilities and personnel used by the Office of the Interconnection to coordinate and direct the operation of the PJM Region and to administer the PJM Interchange Energy Market, including facilities and equipment used to communicate and coordinate with the Market Participants in connection with transactions in the PJM Interchange Energy Market or the operation of the PJM Region.

1.3.22 Operating Day.

“Operating Day” shall mean the daily 24 hour period beginning at midnight for which transactions on the PJM Interchange Energy Market are scheduled.

1.3.23 Operating Margin.

“Operating Margin” shall mean the incremental adjustments, measured in megawatts, required in PJM Region operations in order to accommodate, on a first contingency basis, an operating contingency in the PJM Region resulting from operations in an interconnected Control Area. Such adjustments may result in constraints causing Transmission Congestion Charges, or may result in Ancillary Services charges pursuant to the PJM Tariff.

1.3.24 Operating Margin Customer.

“Operating Margin Customer” shall mean a Control Area purchasing Operating Margin pursuant to an agreement between such other Control Area and the LLC.

1.3.25 PJM Interchange.

“PJM Interchange” shall mean the following, as determined in accordance with the Schedules to this Agreement: (a) for a Market Participant that is a Network Service User, the amount by which its hourly Equivalent Load exceeds, or is exceeded by, the sum of the hourly outputs of its operating generating resources; or (b) for a Market Participant that is not a Network Service User, the amount of its Spot Market Backup; or (c) the hourly scheduled deliveries of Spot Market Energy by a Market Seller from an External Resource; or (d) the hourly net metered output of any other Market Seller; or (e) the hourly scheduled deliveries of Spot Market Energy to an External Market Buyer; or (f) the hourly scheduled deliveries to an Internal Market Buyer that is not a Network Service User.

1.3.26 PJM Interchange Export.

“PJM Interchange Export” shall mean the following, as determined in accordance with the Schedules to this Agreement: (a) for a Market Participant that is a Network Service User, the amount by which its hourly Equivalent Load is exceeded by the sum of the hourly outputs of its

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 69
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 69

operating generating resources; or (b) for a Market Participant that is not a Network Service User, the amount of its Spot Market Backup sales; or (c) the hourly scheduled deliveries of Spot Market Energy by a Market Seller from an External Resource; or (d) the hourly net metered output of any other Market Seller.

1.3.27 PJM Interchange Import.

“PJM Interchange Import” shall mean the following, as determined in accordance with the Schedules to this Agreement: (a) for a Market Participant that is a Network Service User, the amount by which its hourly Equivalent Load exceeds the sum of the hourly outputs of its operating generating resources; or (b) for a Market Participant that is not a Network Service User, the amount of its Spot Market Backup purchases; or (c) the hourly scheduled deliveries of Spot Market Energy to an External Market Buyer; or (d) the hourly scheduled deliveries to an Internal Market Buyer that is not a Network Service User.

1.3.28 PJM Open Access Same-time Information System.

“PJM Open Access Same-time Information System” shall mean the electronic communication system for the collection and dissemination of information about transmission services in the PJM Region, established and operated by the Office of the Interconnection in accordance with FERC standards and requirements.

1.3.29 Point-to-Point Transmission Service.

“Point-to-Point Transmission Service” shall mean transmission service provided pursuant to the rates, terms and conditions set forth in Part II of the PJM Tariff.

1.3.30 Ramping Capability.

“Ramping Capability” shall mean the sustained rate of change of generator output, in megawatts per minute.

1.3.30A Real-time Prices.

“Real-time Prices” shall mean the Locational Marginal Prices resulting from the Office of the Interconnection’s dispatch of the PJM Interchange Energy Market in the Operating Day.

1.3.30B Real-time Energy Market.

“Real-time Energy Market” shall mean the purchase or sale of energy and payment of Transmission Congestion Charges for quantity deviations from the Day-ahead Energy Market in the Operating Day.

1.3.31 Regulation.

“Regulation” shall mean the capability of a specific generating unit with appropriate telecommunications, control and response capability to increase or decrease its output in response to a regulating control signal, in accordance with the specifications in the PJM Manuals.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 70
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 70

1.3.31A Spinning Reserve.

“Spinning Reserve” shall mean the reserve capability that can be converted fully into energy within ten minutes from the request of the Office of the Interconnection dispatcher, and is provided by equipment electrically synchronized to the Transmission System.

1.3.31B Spinning Reserve Event.

“Spinning Reserve Event” shall mean a request from the Office of the Interconnection to those generation resources able, assigned or self-scheduled to provide Spinning Reserve to increase, within ten minutes, the energy output from those resources by the amount of assigned or self-scheduled Spinning Reserve capability.

1.3.32 Spot Market Backup.

“Spot Market Backup” shall mean the purchase of energy from, or the delivery of energy to, the PJM Interchange Energy Market in quantities sufficient to complete the delivery or receipt obligations of a bilateral contract that has been curtailed or interrupted for any reason.

1.3.33 Spot Market Energy.

“Spot Market Energy” shall mean energy bought or sold by Market Participants through the PJM Interchange Energy Market at Locational Marginal Prices determined as specified in Section 2 of this Schedule.

1.3.33A State Estimator.

“State Estimator” shall mean the computer model of power flows specified in Section 2.3 of this Schedule.

1.3.33B Station Power.

“Station Power” shall mean energy used for operating the electric equipment on the site of a generation facility located in the PJM Region or for the heating, lighting, air-conditioning and office equipment needs of buildings on the site of such a generation facility that are used in the operation, maintenance, or repair of the facility. Station Power does not include any energy used to power synchronous condensers, used for pumping at a pumped storage facility, or used in association with restoration or black start service.

1.3.33C Target Allocation.

Shall mean the allocation of Transmission Congestion Credits as set forth in Section 5.2.3 of this Schedule or the allocation of Auction Revenue Rights Credits as set forth in Section 7.4.3 of this Schedule.

1.3.34 Transmission Congestion Charge.

“Transmission Congestion Charge” shall mean a charge attributable to the increased cost of energy delivered at a given load bus when the transmission system serving that load bus is operating under constrained conditions, or as necessary to provide energy for third-party transmission losses in accordance with Section 9.3, which shall be calculated and allocated as specified in Section 5.1 of this Schedule.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 71
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 71

1.3.35 Transmission Congestion Credit.

“Transmission Congestion Credit” shall mean the allocated share of total Transmission Congestion Charges credited to each holder of Financial Transmission Rights, calculated and allocated as specified in Section 5.2 of this Schedule.

1.3.36 Transmission Customer.

“Transmission Customer” shall mean an entity using Point-to-Point Transmission Service.

1.3.37 Transmission Forced Outage.

“Transmission Forced Outage” shall mean an immediate removal from service of a transmission facility by reason of an Emergency or threatened Emergency, unanticipated failure, or other cause beyond the control of the owner or operator of the transmission facility, as specified in the relevant portions of the PJM Manuals. A removal from service of a transmission facility at the request of the Office of the Interconnection to improve transmission capability shall not constitute a Forced Transmission Outage.

1.3.37A Transmission Loading Relief.

“Transmission Loading Relief” shall mean NERC’s procedures for preventing operating security limit violations, as implemented by PJM as the security coordinator responsible for maintaining transmission security for the PJM Region.

1.3.37B Transmission Loading Relief Customer.

“Transmission Loading Relief Customer” shall mean an entity that, in accordance with Section 1.10.6A, has elected to pay Transmission Congestion Charges during Transmission Loading Relief in order to continue energy schedules over contract paths outside the PJM Region that are increasing the cost of energy in the PJM Region.

1.3.38 Transmission Planned Outage.

“Transmission Planned Outage” shall mean any transmission outage scheduled in advance for a pre-determined duration and which meets the notification requirements for such outages specified in this Agreement or the PJM Manuals.

1.4 Market Buyers.

1.4.1 Qualification.

(a) To become a Market Buyer, an entity shall submit an application to the Office of the Interconnection, in such form as shall be established by the Office of the Interconnection.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 72
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 72

(b) An applicant that is a Load Serving Entity or that will purchase on behalf of or for ultimate delivery to a Load Serving Entity shall establish to the satisfaction of the Office of the Interconnection that the end-users that will be served through energy and related services purchased in the PJM Interchange Energy Market, are located electrically within the PJM Region, or will be brought within the PJM Region prior to any purchases from the PJM Interchange Energy Market. Such applicant shall further demonstrate that:

i)	The Load Serving Entity for the end users is obligated to meet the requirements of the Reliability Assurance Agreement; or Reliability Assurance Agreement-West, as applicable, and

ii)	The Load Serving Entity for the end users has arrangements in place for Network Transmission Service or Point-To-Point Transmission Service for all PJM Interchange Energy Market purchases.

(c) An applicant that is not a Load Serving Entity or purchasing on behalf of or for ultimate delivery to a Load Serving Entity shall demonstrate that:

i)	The applicant has obtained or will obtain Network Transmission Service or Point-to-Point Transmission Service for all PJM Interchange Energy Market purchases; and

ii)	The applicant’s PJM Interchange Energy Market purchases will ultimately be delivered to a load in another Control Area that is recognized by NERC and that complies with NERC’s standards for operating and planning reliable bulk electric systems.

(d) An applicant shall not be required to obtain transmission service for purchases from the PJM Interchange Energy Market to cover quantity deviations from its sales in the Day-ahead Energy Market.

(e) All applicants shall demonstrate that:

i)	The applicant is capable of complying with all applicable metering, data storage and transmission, and other reliability, operation, planning and accounting standards and requirements for the operation of the PJM Region and the PJM Interchange Energy Market;

ii)	The applicant meets the creditworthiness standards established by the Office of the Interconnection, or has provided a letter of credit or other form of security acceptable to the Office of the Interconnection; and

iii)	The applicant has paid all applicable fees and reimbursed the Office of the Interconnection for all unusual or extraordinary costs of processing and evaluating its application to become a Market Buyer, and has agreed in its application to subject any disputes arising from its application to the PJM Dispute Resolution Procedures.

(f) The applicant shall become a Market Buyer upon a final favorable determination on its application by the Office of the Interconnection as specified below, and execution by the applicant of counterparts of this Agreement.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 73
Third Revised Rate Schedule FERC No. 24

1.4.2 Submission of Information.

The applicant shall furnish all information reasonably requested by the Office of the Interconnection in order to determine the applicant’s qualification to be a Market Buyer. The Office of the Interconnection may waive the submission of information relating to any of the foregoing criteria, to the extent the information in the Office of the Interconnection’s possession is sufficient to evaluate the application against such criteria.

1.4.3 Fees and Costs.

The Office of the Interconnection shall require all applicants to become a Market Buyer to pay a uniform application fee, initially in the amount of $1,500, to defray the ordinary costs of processing such applications. The application fee shall be revised from time to time as the Office of the Interconnection shall determine to be necessary to recover its ordinary costs of processing applications. Any unusual or extraordinary costs incurred by the Office of the Interconnection in processing an application shall be reimbursed by the applicant.

1.4.4 Office of the Interconnection Determination.

Upon submission of the information specified above, and such other information as shall reasonably be requested by the Office of the Interconnection, the Office of the Interconnection shall undertake an evaluation and investigation to determine whether the applicant meets the criteria specified above. As soon as practicable, but in any event not later than 60 days after submission of the foregoing information, or such later date as may be necessary to satisfy the requirements of the Reliability Assurance Agreement, the Office of the Interconnection shall notify the applicant and the members of the Members Committee of its determination, along with a written summary of the basis for the determination. The Office of the Interconnection shall respond promptly to any reasonable and timely request by a Member for additional information regarding the basis for the Office of the Interconnection’s determination, and shall take such action as it shall deem appropriate in response to any request for reconsideration or other action submitted to the Office of the Interconnection not later than 30 days from the initial notification to the Members Committee.

1.4.5 Existing Participants.

Any entity that was qualified to participate as a Market Buyer in the PJM Interchange Energy Market under the Operating Agreement of PJM Interconnection L.L.C. in effect immediately prior to the Effective Date shall continue to be qualified to participate as a Market Buyer in the PJM Interchange Energy Market under this Agreement.

1.4.6 Withdrawal.

(a) An Internal Market Buyer that is a Load Serving Entity may withdraw from this Agreement by giving written notice to the Office of the Interconnection specifying an effective date of withdrawal not earlier than the effective date of (i) its withdrawal from the Reliability Assurance Agreement or Reliability Assurance Agreement-West, or (ii) the assumption of its obligations under the Reliability Assurance Agreement or Reliability Assurance Agreement-West by an agent that is a Market Buyer.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 74
Third Revised Rate Schedule FERC No. 24

(b) An External Market Buyer or an Internal Market Buyer that is not a Load Serving Entity may withdraw from this Agreement by giving written notice to the Office of the Interconnection specifying an effective date of withdrawal at least one day after the date of the notice.

(c) Withdrawal from this Agreement shall not relieve a Market Buyer of any obligation to pay for electric energy or related services purchased from the PJM Interchange Energy Market prior to such withdrawal, to pay its share of any fees and charges incurred or assessed by the Office of the Interconnection prior to the date of such withdrawal, or to fulfill any obligation to provide indemnification for the consequences of acts, omissions or events occurring prior to such withdrawal; and provided, further, that withdrawal from this Agreement shall not relieve any Market Buyer of any obligations it may have under, or constitute withdrawal from, any other Related PJM Agreement.

(d) A Market Buyer that has withdrawn from this Agreement may reapply to become a Market Buyer in accordance with the provisions of this Section 1.4, provided it is not in default of any obligation incurred under this Agreement.

1.5 Market Sellers.

1.5.1 Qualification.

A Member that demonstrates to the Office of the Interconnection that the Member meets the standards for the issuance of an order mandating the provision of transmission service under section 211 of the Federal Power Act, as amended by the Energy Policy Act of 1992, may become a Market Seller upon execution of this Agreement and submission to the Office of the Interconnection of the applicable Offer Data in accordance with the provisions of this Schedule. All Members that are Market Buyers shall become Market Sellers upon submission to the Office of the Interconnection of the applicable Offer Data in accordance with the provisions of this Schedule.

1.5.2 Withdrawal.

(a) A Market Seller may withdraw from this Agreement by giving written notice to the Office of the Interconnection specifying an effective date of withdrawal at least one day after the date of the notice; provided, however, that withdrawal shall not relieve a Market Seller of any obligation to deliver electric energy or related services to the PJM Interchange Energy Market pursuant to an offer made prior to such withdrawal, to pay its share of any fees and charges incurred or assessed by the Office of the Interconnection prior to the date of such withdrawal, or to fulfill any obligation to provide indemnification for the consequences of acts, omissions, or events occurring prior to such withdrawal; and provided, further, that withdrawal shall not relieve any entity that is a Market Seller and is also a Market Buyer of any obligations it may have as a Market Buyer under, or constitute withdrawal as a Market Buyer from, this Agreement or any other Related PJM Agreement.

(b) A Market Seller that has withdrawn from this Agreement may reapply to become a Market Seller at any time, provided it is not in default with respect to any obligation incurred under this Agreement.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 75
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 75

1.6 Office of the Interconnection.

1.6.1 Operation of the PJM Interchange Energy Market.

The Office of the Interconnection shall operate the PJM Interchange Energy Market in accordance with this Agreement.

1.6.2 Scope of Services.

The Office of the Interconnection shall, on behalf of the Market Participants, perform the services pertaining to the PJM Interchange Energy Market specified in this Agreement, including but not limited to the following:

i)	Administer the PJM Interchange Energy Market as part of the PJM Region, including scheduling and dispatching of generation resources, accounting for transactions, rendering bills to the Market Participants, receiving payments from and disbursing payments to the Market Participants, maintaining appropriate records, and monitoring the compliance of Market Participants with the provisions of this Agreement, all in accordance with applicable provisions of the Office of the Interconnection Agreement, and the Schedules to this Agreement;

ii)	Review and evaluate the qualification of entities to be Market Buyers or Market Sellers under applicable provisions of this Agreement;

iii)	Coordinate, in accordance with applicable provisions of this Agreement, the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, the West Transmission Owners Agreement and the East Transmission Owners Agreement, maintenance schedules for generation and transmission resources operated as part of the PJM Region;

iv)	Provide or coordinate the provision of ancillary services necessary for the operation of the PJM Region or the PJM Interchange Energy Market;

v)	Determine and declare that an Emergency is expected to exist, exists, or has ceased to exist, in all or any part of the PJM Region, or in another directly or indirectly interconnected Control Area and serve as a primary point of contact for interested state or federal agencies;

vi)	Enter into (a) agreements for the transfer of energy in conditions constituting an Emergency in the PJM Region or in an interconnected Control Area, and the mutual provision of other support in such Emergency conditions with other interconnected Control Areas, and (b) purchases of Emergency energy offered by Members from resources that are not Capacity Resources in conditions constituting an Emergency in the PJM Region;

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 76
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 76

vii)	Coordinate the curtailment or shedding of load, or other measures appropriate to alleviate an Emergency, in order to preserve reliability in accordance with NERC, or Applicable Regional Reliability Council principles, guidelines and standards, and to ensure the operation of the PJM Region in accordance with Good Utility Practice and this Agreement;

viii)	Protect confidential information as specified in this Agreement; and

ix)	Send a representative to meetings of the Members Committee or other Committees, subcommittees, or working groups specified in this Agreement or formed by the Members Committee when requested to do so by the chair or other head of such committee or other group.

1.6.3 Records and Reports.

The Office of the Interconnection shall prepare and maintain such records and prepare such reports, including, but not limited to quarterly budget reports, as are required to document the performance of its obligations to the Market Participants hereunder in a form adopted by the Office of the Interconnection upon consideration of the advice and recommendations of the Members Committee. The Office of the Interconnection shall also produce special reports reasonably requested by the Members Committee and consistent with FERC’s standards of conduct; provided, however, the Market Participants shall reimburse the Office of the Interconnection for the costs of producing any such report. Notwithstanding the foregoing, the Office of the Interconnection shall not be required to disclose confidential or commercially sensitive information in any such report.

1.6.4 PJM Manuals.

The Office of the Interconnection shall prepare, maintain and update the PJM Manuals consistent with this Agreement. The PJM Manuals shall be available for inspection by the Market Participants, regulatory authorities with jurisdiction over the LLC or any Member, and the public.

1.7 General.

1.7.1 Market Sellers.

Only Market Sellers shall be eligible to submit offers to the Office of the Interconnection for the sale of electric energy or related services in the PJM Interchange Energy Market. Market Sellers shall comply with the prices, terms, and operating characteristics of all Offer Data submitted to and accepted by the PJM Interchange Energy Market.

1.7.2 Market Buyers.

Only Market Buyers shall be eligible to purchase energy or related services in the PJM Interchange Energy Market. Market Buyers shall comply with all requirements for making purchases from the PJM Interchange Energy Market.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 77
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 77

1.7.3 Agents.

A Market Participant may participate in the PJM Interchange Energy Market through an agent, provided that the Market Participant informs the Office of the Interconnection in advance in writing of the appointment of such agent. A Market Participant participating in the PJM Interchange Energy Market through an agent shall be bound by all of the acts or representations of such agent with respect to transactions in the PJM Interchange Energy Market, and shall ensure that any such agent complies with the requirements of this Agreement.

1.7.4 General Obligations of the Market Participants.

(a) In performing its obligations to the Office of the Interconnection hereunder, each Market Participant shall at all times (i) follow Good Utility Practice, (ii) comply with all applicable laws and regulations, (iii) comply with the applicable principles, guidelines, standards and requirements of FERC, NERC and Applicable Regional Reliability Councils, (iv) comply with the procedures established for operation of the PJM Interchange Energy Market and PJM Region and (v) cooperate with the Office of the Interconnection as necessary for the operation of the PJM Region in a safe, reliable manner consistent with Good Utility Practice.

(b) Market Participants shall undertake all operations in or affecting the PJM Interchange Energy Market and the PJM Region including but not limited to compliance with all Emergency procedures, in accordance with the power and authority of the Office of the Interconnection with respect to the operation of the PJM Interchange Energy Market and the PJM Region as established in this Agreement, and as specified in the Schedules to this Agreement and the PJM Manuals. Failure to comply with the foregoing operational requirements shall subject a Market Participant to such reasonable charges or other remedies or sanctions for non-compliance as may be established by the PJM Board, including legal or regulatory proceedings as authorized by the PJM Board to enforce the obligations of this Agreement.

(c) The Office of the Interconnection may establish such committees with a representative of each Market Participant, and the Market Participants agree to provide appropriately qualified personnel for such committees, as may be necessary for the Office of the Interconnection to perform its obligations hereunder.

(d) All Market Participants shall provide to the Office of the Interconnection the scheduling and other information specified in the Schedules to this Agreement, and such other information as the Office of the Interconnection may reasonably require for the reliable and efficient operation of the PJM Region and PJM Interchange Energy Market, and for compliance with applicable regulatory requirements for posting market and related information. Such information shall be provided as much in advance as possible, but in no event later than the deadlines established by the Schedules to this Agreement, or by the Office of the Interconnection in conformance with such Schedules. Such information shall include, but not be limited to, maintenance and other anticipated outages of generation or transmission facilities, scheduling and related information on bilateral transactions and self-scheduled resources, and

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 78
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 78

implementation of active load management, interruption of load, and other load reduction measures. The Office of the Interconnection shall abide by appropriate requirements for the non-disclosure and protection of any confidential or proprietary information given to the Office of the Interconnection by a Market Participant. Each Market Participant shall maintain or cause to be maintained compatible information and communications systems, as specified by the Office of the Interconnection, required to transmit scheduling, dispatch, or other time-sensitive information to the Office of the Interconnection in a timely manner.

(e) Each Market Participant shall install and operate, or shall otherwise arrange for, metering and related equipment capable of recording and transmitting all voice and data communications reasonably necessary for the Office of the Interconnection to perform the services specified in this Agreement. A Market Participant that elects to be separately billed for its PJM Interchange shall, to the extent necessary, be individually metered in accordance with Section 14 of this Agreement, or shall agree upon an allocation of PJM Interchange between it and the Market Participant through whose meters the unmetered Market Participant’s PJM Interchange is delivered. The Office of the Interconnection shall be notified of the allocation by the foregoing Market Participants.

(f) Each Market Participant shall operate, or shall cause to be operated, any generating resources owned or controlled by such Market Participant that are within the PJM Region or otherwise supplying energy to or through the PJM Region in a manner that is consistent with the standards, requirements or directions of the Office of the Interconnection and that will permit the Office of the Interconnection to perform its obligations under this Agreement; provided, however, no Market Participant shall be required to take any action that is inconsistent with Good Utility Practice or applicable law.

(g) Each Market Participant shall follow the directions of the Office of the Interconnection to take actions to prevent, manage, alleviate or end an Emergency in a manner consistent with this Agreement and the procedures of the PJM Region as specified in the PJM Manuals.

(h) Each Market Participant shall obtain and maintain all permits, licenses or approvals required for the Market Participant to participate in the PJM Interchange Energy Market in the manner contemplated by this Agreement.

1.7.5 Market Operations Center.

Each Market Participant shall maintain a Market Operations Center, or shall make appropriate arrangements for the performance of such services on its behalf. A Market Operations Center shall meet the performance, equipment, communications, staffing and training standards and requirements specified in this Agreement for the scheduling and completion of transactions in the PJM Interchange Energy Market and the maintenance of the reliable operation of the PJM Region, and shall be sufficient to enable (i) a Market Seller to perform all terms and conditions of its offers to the PJM Interchange Energy Market, and (ii) a Market Buyer to conform to the requirements for purchasing from the PJM Interchange Energy Market.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 79
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 79

1.7.6 Scheduling and Dispatching.

(a) The Office of the Interconnection shall schedule and dispatch in real-time generation economically on the basis of least-cost, security-constrained dispatch and the prices and operating characteristics offered by Market Sellers, continuing until sufficient generation is dispatched to serve the PJM Interchange Energy Market energy purchase requirements under normal system conditions of the Market Buyers, as well as the requirements of the PJM Region for ancillary services provided by such generation, in accordance with this Agreement. Such scheduling and dispatch shall recognize transmission constraints on coordinated flowgates external to the Transmission System in accordance with Appendix A to the Joint Operating Agreement between the Midwest Independent Transmission System Operator, Inc. and PJM Interconnection, L.L.C. (PJM Rate Schedule FERC No. 38). Scheduling and dispatch shall be conducted in accordance with this Agreement.

(b) The Office of the Interconnection shall undertake to identify any conflict or incompatibility between the scheduling or other deadlines or specifications applicable to the PJM Interchange Energy Market, and any relevant procedures of another Control Area, or any tariff (including the PJM Tariff). Upon determining that any such conflict or incompatibility exists, the Office of the Interconnection shall propose tariff or procedural changes, and undertake such other efforts as may be appropriate, to resolve any such conflict or incompatibility.

(c) To protect its generation or distribution facilities, or local Transmission Facilities not under the monitoring responsibility and dispatch control of the Office of the Interconnection, an entity may request that the Office of the Interconnection schedule and dispatch generation to meet a limit on Transmission Facilities different from that which the Office of the Interconnection has determined to be required for reliable operation of the Transmission System. To the extent consistent with its other obligations under this Agreement, the Office of the Interconnection shall schedule and dispatch generation in accordance with such request. An entity that makes a request pursuant to this section 1.7.6(c) shall be responsible for all generation and other costs resulting from its request that would not have been incurred by operating the Transmission System and scheduling and dispatching generation in the manner that the Office of the Interconnection otherwise has determined to be required for reliable operation of the Transmission System.

1.7.7 Pricing.

The price paid for energy bought and sold in the PJM Interchange Energy Market will reflect the hourly Locational Marginal Price at each load and generation bus, determined by the Office of the Interconnection in accordance with this Agreement. Transmission Congestion Charges, which shall be determined by differences in Locational Marginal Prices in an hour caused by transmission constraints, shall be calculated and collected, and the revenues therefrom shall be disbursed, by the Office of the Interconnection in accordance with this Schedule.

1.7.8 Generating Market Buyer Resources.

A Generating Market Buyer may elect to self-schedule its generation resources up to that Generating Market Buyer’s Equivalent Load, in accordance with and subject to the procedures specified in this Schedule, and the accounting and billing requirements specified in Section 3 to this Schedule.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 80
Third Revised Rate Schedule FERC No. 24	Superseding First Sheet No. 80

1.7.9 Delivery to an External Market Buyer.

A purchase of Spot Market Energy by an External Market Buyer shall be delivered to a bus or buses at the electrical boundaries of the PJM Region specified by the Office of the Interconnection, or to load in such area that is not served by Network Transmission Service, using Point-to-Point Transmission Service paid for by the External Market Buyer. Further delivery of such energy shall be the responsibility of the External Market Buyer.

1.7.10 Other Transactions.

(a) Market Participants may enter into bilateral contracts for the purchase or sale of electric energy to or from each other or any other entity, subject to the obligations of Market Participants to make Capacity Resources available for dispatch by the Office of the Interconnection. Bilateral arrangements that contemplate the physical transfer of energy to or from a Market Participant shall be reported to and coordinated with the Office of the Interconnection in accordance with this Schedule.

(b) Market Participants shall have Spot Market Backup with respect to all bilateral transactions that are not dynamically scheduled pursuant to Section 1.12 and that are curtailed or interrupted for any reason (except for curtailments or interruptions through active load management for load located within the PJM Region).

(c) To the extent the Office of the Interconnection dispatches a Generating Market Buyer’s generation resources, such Generating Market Buyer may elect to net the output of such resources against its hourly Equivalent Load. Such a Generating Market Buyer shall be deemed a buyer from the PJM Interchange Energy Market to the extent of its PJM Interchange Imports, and shall be deemed a seller to the PJM Interchange Energy Market to the extent of its PJM Interchange Exports.

(d) A Market Seller may self-supply Station Power for its generation facility in accordance with the following provisions:

(i)

A Market Seller may self-supply Station Power for its generation facility during any month (1) when the net output of such facility is positive, or (2) when the net output of such facility is negative and the Market Seller during the same month has available at other of its generation facilities positive net output in an amount at least sufficient to offset fully such negative net output. For purposes of this subsection (d), “net output” of a generation facility during any month means the facility’s gross energy output, less the Station Power requirements of such facility, during that month. The determination of a generation facility’s or a Market Seller’s monthly net output under this subsection (d) will apply only to determine whether the Market Seller self-supplied Station Power during the month and will not affect the price of energy sold or consumed by the Market Seller at any bus during any hour during the month. For

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 81
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 81

each hour when a Market Seller has positive net output and delivers energy into the Transmission System, it will be paid the locational marginal price (“LMP”) at its bus for that hour for all of the energy delivered. Conversely, for each hour when a Market Seller has negative net output and has received Station Power from the Transmission System, it will pay the LMP at its bus for that hour for all of the energy consumed.

(ii)	Transmission Provider will determine the extent to which each affected Market Seller during the month self-supplied its Station Power requirements or obtained Station Power from third-party providers (including affiliates) and will incorporate that determination in its accounting and billing for the month. In the event that a Market Seller self-supplies Station Power during any month in the manner described in clause (1) of paragraph (d)(i) above, Market Seller will not use, and will not incur any charges for, transmission service. In the event, and to the extent, that a Market Seller self-supplies Station Power during any month in the manner described in clause (2) of paragraph (d)(i) above (hereafter referred to as “remote self-supply of Station Power”), Market Seller shall use and pay for transmission service for the transmission of energy in an amount equal to the facility’s negative net output from Market Seller’s generation facility(ies) having positive net output. Unless the Market Seller makes other arrangements with Transmission Provider in advance, such transmission service shall be provided under Part II of the PJM Tariff and shall be charged the hourly rate under Schedule 8 of the PJM Tariff for non-firm point-to-point transmission service with an election to pay congestion charges, provided, however, that no reservation shall be necessary for such transmission service and the terms and charges under Schedules 1, 1A, 2 through 6, 9 and 10 of the PJM Tariff shall not apply to such service. The amount of energy that a Market Seller transmits in conjunction with remote self-supply of Station Power will not be affected by any other sales, purchases, or transmission of capacity or energy by or for such Market Seller under any other provisions of the PJM Tariff.

(iii)	A Market Seller may self-supply Station Power from its generation facilities located outside of the PJM Region during any month only if such generation facilities in fact run during such month and Market Seller separately has reserved transmission service and scheduled delivery of the energy from such resource in advance into the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Second Revised Sheet No. 82
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 82

1.7.11 Emergencies.

(a)	The Office of the Interconnection, with the assistance of the Members’ dispatchers as it may request, shall be responsible for monitoring the operation of the PJM Region, for declaring the existence of an Emergency, and for directing the operations of Market Participants as necessary to manage, alleviate or end an Emergency. The standards, policies and procedures of the Office of the Interconnection for declaring the existence of an Emergency, including but not limited to a Minimum Generation Emergency, and for managing, alleviating or ending an Emergency, shall apply to all Members on a non-discriminatory basis. Actions by the Office of the Interconnection and the Market Participants shall be carried out in accordance with this Agreement, the NERC Operating Policies, Applicable Regional Reliability Council reliability principles and standards, Good Utility Practice, and the PJM Manuals. A declaration that an Emergency exists or is likely to exist by the Office of the Interconnection shall be binding on all Market Participants until the Office of the Interconnection announces that the actual or threatened Emergency no longer exists. Consistent with existing contracts, all Market Participants shall comply with all directions from the Office of the Interconnection for the purpose of managing, alleviating or ending an Emergency. The Market Participants shall authorize the Office of the Interconnection to purchase or sell energy on their behalf to meet an Emergency, and otherwise to implement agreements with other Control Areas interconnected with the PJM Region for the mutual provision of service to meet an Emergency, in accordance with this Agreement.

(b)	To the extent load must be shed to alleviate an Emergency in a Control Zone, the Office of the Interconnection shall, to the maximum extent practicable, direct the shedding of load within such Control Zone. The Office of the Interconnection may shed load in one Control Zone to alleviate an Emergency in another Control Zone under its control only as necessary after having first shed load to the maximum extent practicable in the Control Zone experiencing the Emergency and only to the extent that PJM supports other control areas (not under its control) in those situations where load shedding would be necessary, such as to prevent isolation of facilities within the Eastern Interconnection, to prevent voltage collapse, or to restore system frequency following a system collapse; provided, however, that the Office of the Interconnection may not order a manual load dump in a Control Zone solely to address capacity deficiencies in another Control Zone. This paragraph shall be implemented consistent with North American Electic Reliability Council and applicable reliability council standards.

1.7.12 Fees and Charges.

Each Market Participant shall pay all fees and charges of the Office of the Interconnection for operation of the PJM Interchange Energy Market as determined by and allocated to the Market Participant by the Office of the Interconnection in accordance with Schedule 3.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 82A
Third Revised Rate Schedule FERC No. 24

1.7.13 Relationship to the PJM Region.

The PJM Interchange Energy Market operates within and subject to the requirements for the operation of the PJM Region.

1.7.14 PJM Manuals.

The Office of the Interconnection shall be responsible for maintaining, updating, and promulgating the PJM Manuals as they relate to the operation of the PJM Interchange Energy

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 83
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 83

Market. The PJM Manuals, as they relate to the operation of the PJM Interchange Energy Market, shall conform and comply with this Agreement, NERC operating policies, and Applicable Regional Reliability Council reliability principles, guidelines and standards, and shall be designed to facilitate administration of an efficient energy market within industry reliability standards and the physical capabilities of the PJM Region.

1.7.15 Corrective Action.

Consistent with Good Utility Practice, the Office of the Interconnection shall be authorized to direct or coordinate corrective action, whether or not specified in the PJM Manuals, as necessary to alleviate unusual conditions that threaten the integrity or reliability of the PJM Region, or the regional power system.

1.7.16 Recording.

Subject to the requirements of applicable State or federal law, all voice communications with the Office of the Interconnection Control Center may be recorded by the Office of the Interconnection and any Market Participant communicating with the Office of the Interconnection Control Center, and each Market Participant hereby consents to such recording.

1.7.17 Operating Reserves.

(a) The following procedures shall apply to any generation unit subject to the dispatch of the Office of the Interconnection for which construction commenced before July 9, 1996.

(b) The Office of the Interconnection shall schedule to the Operating Reserve and load-following objectives of the Control Zones of the PJM Region and the PJM Interchange Energy Market in scheduling resources pursuant to this Schedule. A table of Operating Reserve objectives for each Control Zone is calculated seasonally for various peak load levels and eight weekly periods and is published in the PJM Manuals. Reserve levels are probabilistically determined based on the season’s historical load forecasting error and expected generation mix (including typical Planned and Forced/Unplanned Outages). Operating Reserve objectives will be determined for the ECAR Control Zone(s) and MAIN Control Zone(s), in accordance with ECAR and MAIN requirements, respectively. Generating Units with quick start capability, as specified in the PJM Manuals, that are dispatched to maintain reliability by providing load following capability shall receive energy payments at the levels specified below. The energy payments specified below shall be considered the offered price for Spot Market Energy for purposes of Section 3.2.3(b) of this Schedule. The price offered or paid for the energy of units so dispatched shall not be considered in determining Locational Marginal Prices.

(c) Payments for energy produced by a quick start generating unit dispatched as specified above shall be at the higher of the applicable Locational Marginal Price or one of the amounts specified below, as specified in advance by the Market Seller for the affected unit:

(i)

The weighted average Locational Marginal Price at the generation bus at which energy from the capped resource was delivered during a specified number of hours during which the resource was dispatched for energy in economic merit order, the specified number of hours to be determined by the Office of the Interconnection and to be a number of hours sufficient to result

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 84
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 84

in a price cap that reflects reasonably contemporaneous competitive market conditions for that unit;

(ii)	The incremental operating cost of the generation resource as determined in accordance with Schedule 2 of this Agreement and the PJM Manuals, plus 10% of such costs; or

(iii)	An amount determined by agreement between the Office of the Interconnection and the Market Seller.

1.7.18 Regulation.

(a) Regulation to meet the Regulation objective of each Regulation Zone shall be supplied from generators located within the metered electrical boundaries of such Regulation Zone. Generating Market Buyers, and Market Sellers offering Regulation, shall comply with applicable standards and requirements for Regulation capability and dispatch specified in the PJM Manuals.

(b) The Office of the Interconnection shall obtain and maintain for each Regulation Zone an amount of Regulation equal to the Regulation objective for such Regulation Zone as specified in the PJM Manuals.

(c) The Regulation range of a unit shall be at least twice the amount of Regulation assigned.

(d) A unit capable of automatic energy dispatch that is also providing Regulation shall have its energy dispatch range reduced by twice the amount of the Regulation provided. The amount of Regulation provided by a unit shall serve to redefine the Normal Minimum Generation and Normal Maximum Generation energy limits of that unit, in that the amount of Regulation shall be added to the unit’s Normal Minimum Generation energy limit, and subtracted from its Normal Maximum Generation energy limit.

(e) Qualified Regulation must satisfy the verification tests described in the PJM Manuals.

1.7.19 Ramping.

A generator dispatched by the Office of the Interconnection pursuant to a control signal appropriate to increase or decrease the generator’s megawatt output level shall be able to change output at the ramping rate specified in the Offer Data submitted to the Office of the Interconnection for that generator.

1.7.19A Spinning Reserve.

a) Spinning Reserve shall be supplied from generators located within the metered boundaries of the PJM Region. Generating Market Buyers, and Market Sellers offering Spinning Reserve shall comply with applicable standards and requirements for Spinning Reserve capability and dispatch specified in the PJM Manuals.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Fourth Revised Sheet No. 85
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 85

b) The Office of the Interconnection shall obtain and maintain for each Spinning Reserve Zone an amount of Spinning Reserve equal to the Spinning Reserve objective for such Spinning Reserve Zone, as specified in the PJM Manuals.

c) The Spinning Reserve capability of a unit shall be the increase in energy output achievable by the unit within a continuous 10-minute period.

d) A unit capable of automatic energy dispatch that also is providing Spinning Reserve shall have its energy dispatch range reduced by the amount of the Spinning Reserve provided. The amount of Spinning Reserve provided by a unit shall serve to redefine the Normal Maximum Generation energy limit of that unit in that the amount of Spinning Reserve provided shall be subtracted from its Normal Maximum Generation energy limit.

1.7.20 Communication and Operating Requirements.

(a) Market Participants. Each Market Participant shall have, or shall arrange to have, its transactions in the PJM Interchange Energy Market subject to control by a Market Operations Center, with staffing and communications systems capable of real-time communication with the Office of the Interconnection during normal and Emergency conditions and of control of the Market Participant’s relevant load or facilities sufficient to meet the requirements of the Market Participant’s transactions with the PJM Interchange Energy Market, including but not limited to the following requirements as applicable.

(b) Market Sellers selling from resources within the PJM Region shall: report to the Office of the Interconnection sources of energy available for operation; supply to the Office of the Interconnection all applicable Offer Data; report to the Office of the Interconnection units that are self-scheduled; report to the Office of the Interconnection bilateral sales transactions to buyers not within the PJM Region; confirm to the Office of the Interconnection bilateral sales to Market Buyers within the PJM Region; respond to the Office of the Interconnection’s directives to start, shutdown or change output levels of generation units, or change scheduled voltages or reactive output levels; continuously maintain all Offer Data concurrent with on-line operating information; and ensure that, where so equipped, generating equipment is operated with control equipment functioning as specified in the PJM Manuals.

(c) Market Sellers selling from resources outside the PJM Region shall: provide to the Office of the Interconnection all applicable Offer Data, including offers specifying amounts of energy available, hours of availability and prices of energy and other services; respond to Office of the Interconnection directives to schedule delivery or change delivery schedules; and communicate delivery schedules to the Market Seller’s Control Area.

(d) Market Participants that are Load Serving Entities or purchasing on behalf of Load Serving Entities shall: respond to Office of the Interconnection directives for load management steps; report to the Office of the Interconnection Capacity Resources to satisfy capacity obligations that are available for pool operation; report to the Office of the Interconnection all bilateral purchase transactions; respond to other Office of the Interconnection directives such as those required during Emergency operation.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 86
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 86

(e) Market Participants that are not Load Serving Entities or purchasing on behalf of Load Serving Entities shall: provide to the Office of the Interconnection requests to purchase specified amounts of energy for each hour of the Operating Day during which it intends to purchase from the PJM Interchange Energy Market, along with Dispatch Rate levels above which it does not desire to purchase; respond to other Office of the Interconnection directives such as those required during Emergency operation.

1.8 Selection, Scheduling and Dispatch Procedure Adjustment Process

1.8.1 PJM Dispute Resolution Agreement.

Subject to the condition specified below, any Member adversely affected by a decision of the Office of the Interconnection with respect to the operation of the PJM Interchange Energy Market, including the qualification of an entity to participate in that market as a buyer or seller, may seek such relief as may be appropriate under the PJM Dispute Resolution Procedures on the grounds that such decision does not have an adequate basis in fact or does not conform to the requirements of this Agreement.

1.8.2 Market or Control Area Hourly Operational Disputes.

(a) Market Participants shall comply with all determinations of the Office of the Interconnection on the selection, scheduling or dispatch of resources in the PJM Interchange Energy Market, or to meet the operational requirements of the PJM Region. Complaints arising from or relating to such determinations shall be brought to the attention of the Office of the Interconnection not later than the end of the fifth business day after the end of the Operating Day to which the selection or scheduling relates, or in which the scheduling or dispatch took place, and shall include, if practicable, a proposed resolution of the complaint. Upon receiving notification of the dispute, the Office of the Interconnection and the Market Participant raising the dispute shall exert their best efforts to obtain and retain all data and other information relating to the matter in dispute, and to notify other Market Participants that are likely to be affected by the proposed resolution. Subject to confidentiality or other non-disclosure requirements, representatives of the Office of the Interconnection, the Market Participant raising the dispute, and other interested Market Participants, shall meet within three business days of the foregoing notification, or at such other or further times as the Office of the Interconnection and the Market Participants may agree, to review the relevant facts, and to seek agreement on a resolution of the dispute.

(b) If the Office of the Interconnection determines that the matter in dispute discloses a defect in operating policies, practices or procedures subject to the discretion of the Office of the Interconnection, the Office of the Interconnection shall implement such changes as it deems appropriate and shall so notify the Members Committee. Alternatively, the Office of the Interconnection may notify the Members Committee of a proposed change and solicit the comments or other input of the Members.

(c) If either the Office of the Interconnection, the Market Participant raising the dispute, or another affected Market Participant believes that the matter in dispute has not been

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 87
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 87

adequately resolved, or discloses a need for changes in standards or policies established in or pursuant to the Operating Agreement, any of the foregoing parties may make a written request for review of the matter by the Members Committee, and shall include with the request the forwarding party’s recommendation and such data or information (subject to confidentiality or other non-disclosure requirements) as would enable the Members Committee to assess the matter and the recommendation. The Members Committee shall take such action on the recommendation as it shall deem appropriate.

(d) Subject to the right of a Market Participant to obtain correction of accounting or billing errors, the LLC or a Market Participant shall not be entitled to actual, compensatory, consequential or punitive damages, opportunity costs, or other form of reimbursement from the LLC or any other Market Participant for any loss, liability or claim, including any claim for lost profits, incurred as a result of a mistake, error or other fault by the Office of the Interconnection in the selection, scheduling or dispatch of resources.

1.9 Prescheduling.

The following procedures and principles shall govern the prescheduling activities necessary to plan for the reliable operation of the PJM Region and for the efficient operation of the PJM Interchange Energy Market.

1.9.1 Outage Scheduling.

The Office of the Interconnection shall be responsible for coordinating and approving requests for outages of generation and transmission facilities as necessary for the reliable operation of the PJM Region, in accordance with the PJM Manuals. The Office of the Interconnection shall maintain records of outages and outage requests of these facilities.

1.9.2 Planned Outages.

(a) A Generator Planned Outage shall be included in Generator Planned Outage schedules established prior to the scheduled start date for the outage, in accordance with standards and procedures specified in the PJM Manuals.

(b) The Office of the Interconnection shall conduct Generator Planned Outage scheduling for Capacity Resources in accordance with the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, and the PJM Manuals and in consultation with the Members owning or controlling the output of Capacity Resources. A Market Participant shall not be expected to submit offers for the sale of energy or other services, or to satisfy delivery obligations, from all or part of a generation resource undergoing an approved Generator Planned Outage. If the Office of the Interconnection determines that approval of a Generator Planned Outage would significantly affect the reliable operation of the PJM Region, the Office of the Interconnection may withhold approval or withdraw a prior approval. Approval for a Generator Planned Outage of a Capacity Resource shall be withheld or withdrawn only as necessary to ensure the adequacy of reserves or the reliability of the PJM Region in connection with anticipated implementation or avoidance of Emergency procedures. If the Office of the Interconnection withholds or withdraws approval, it shall coordinate with the Market Participant owning or controlling the resource to reschedule the

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 88
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 88

Generator Planned Outage of the Capacity Resource at the earliest practical time. The Office of the Interconnection shall if possible propose alternative schedules with the intent of minimizing the economic impact on the Market Participant of a Generator Planned Outage.

(c) The Office of the Interconnection shall conduct Transmission Planned Outage scheduling in accordance with procedures specified in, as applicable, the East Transmission Owners Agreement or West Transmission Owners Agreement and the PJM Manuals, and in accordance with the following procedures:

(i)	Transmission Owners shall submit Transmission Planned Outage schedules one year in advance for all outages that are expected to exceed five working days duration or that are anticipated to result in significant system impacts, with regular (at least monthly) updates as new information becomes available.

(ii)	Transmission Owners shall submit notice of all Transmission Planned Outages to the Office of the Interconnection by the first day of the month preceding the month the outage will commence, with updates as new information becomes available.

(iii)	If notice of a Transmission Planned Outage is not provided by the first day of the month preceding the month the outage will commence, and if such outage is determined by the Office of the Interconnection to have the potential to cause transmission system congestion, then the Office of the Interconnection may require the Transmission Owner to implement an alternative outage schedule to reduce or avoid the congestion. The Office of the Interconnection shall perform this analysis and notify the Transmission Owner in a timely manner if it will require rescheduling of the outage.

(iv)	The Office of the Interconnection shall post notice of Transmission Planned Outages on OASIS upon receipt of such notice from the Transmission Owner; provided, however, that the Office of the Interconnection shall not post on OASIS notice of any component of a Transmission Planned Outage to the extent such component shall directly reveal a generator outage. In such cases, the Transmission Owner, in addition to providing notice to the Office of Interconnection as required above, concurrently shall inform the affected Generation Owner of such outage, limiting such communication to that necessary to describe the outage and to coordinate with the Generation Owner on matters of safety to persons, facilities, and equipment. The Transmission Owner shall not notify any other Market Participant of such outage and shall arrange any other necessary coordination through the Office of the Interconnection.

In addition, if the Office of the Interconnection determines that transmission maintenance schedules proposed by one or more Members would significantly affect the efficient and reliable operation of the PJM Region, the Office of the Interconnection may

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 89
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 89

establish alternative schedules, but such alternative shall minimize the economic impact on the Member or Members whose maintenance schedules the Office of the Interconnection proposes to modify.

(d) The Office of the Interconnection shall coordinate resolution of outage or other planning conflicts that may give rise to unreliable system conditions. The Members shall comply with all maintenance schedules established by the Office of the Interconnection.

1.9.3 Generator Maintenance Outages.

A Market Participant may request approval for a Generator Maintenance Outage of any Capacity Resource from the Office of the Interconnection in accordance with the timetable and other procedures specified in the PJM Manuals. The Office of the Interconnection shall approve requests for Generator Maintenance Outages for a Capacity Resource unless the outage would threaten the adequacy of reserves in, or the reliability of, the PJM Region. A Market Participant shall not be expected to submit offers for the sale of energy or other services, or to satisfy delivery obligations, from a generation resource undergoing an approved full or partial Generator Maintenance Outage.

1.9.4 Forced Outages.

(a) Each Market Seller that owns or controls a pool-scheduled resource, or Capacity Resource whether or not pool-scheduled, shall: (i) advise the Office of the Interconnection of a Generator Forced Outage suffered or anticipated to be suffered by any such resource as promptly as possible; (ii) provide the Office of the Interconnection with the expected date and time that the resource will be made available; and (iii) make a record of the events and circumstances giving rise to the Generator Forced Outage. A Market Seller shall not be expected to submit offers for the sale of energy or other services, or satisfy delivery obligations, from a generation resource undergoing a Generator Forced Outage. A Capacity Resource that does not deliver all or part of its scheduled energy shall be deemed to have experienced a Generator Forced Outage with respect to such undelivered energy, in accordance with standards and procedures for full and partial Generator Forced Outages specified in the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, and the PJM Manuals.

(b) The Office of the Interconnection shall receive notification of Forced Transmission Outages, and information on the return to service, of Transmission Facilities in the PJM Region in accordance with standards and procedures specified in, as applicable, the East Transmission Owners Agreement or West Transmission Owners Agreement and the PJM Manuals.

1.9.5 Market Participant Responsibilities.

Each Market Participant making a bilateral sale covering a period greater than the following Operating Day from a generating resource located within the PJM Region for delivery outside the PJM Region shall furnish to the Office of the Interconnection, in the form and manner specified in the

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 90
Third Revised Rate Schedule FERC No. 24

PJM Manuals, information regarding the source of the energy, the load sink, the energy schedule, and the amount of energy being delivered.

1.9.6 Internal Market Buyer Responsibilities.

Each Internal Market Buyer making a bilateral purchase covering a period greater than the following Operating Day shall furnish to the Office of the Interconnection, in the form and manner specified in the PJM Manuals, information regarding the source of the energy, the load sink, the energy schedule, and the amount of energy being delivered. Each Internal Market Buyer shall provide the Office of the Interconnection with details of any load management agreements with customers that allow the Office of the Interconnection to reduce load under specified circumstances.

1.9.7 Market Seller Responsibilities.

(a) Not less than 30 days before a Market Seller’s initial offer to sell energy from a given generation resource on the PJM Interchange Energy Market, the Market Seller shall furnish to the Office of the Interconnection the information specified in the Offer Data for new generation resources.

(b) Market Sellers authorized to request market-based start-up fees may choose to submit either market-based or cost-based start-up fees.

(i)	If a Market Seller chooses to submit market-based start-up and no-load fees, such Market Seller, in its Offer Data, shall submit a specification of such fees to the Office of the Interconnection for each generating unit as to which the Market Seller intends to request such fees. Any such specification shall be submitted on or before March 31 for the period April 1 through September 30, and on or before September 30 for the period October 1 through March 31, and shall remain in effect without change throughout each such period for which a specification was submitted. The Office of the Interconnection shall reject any request for start-up and no-load fees in a Market Seller’s Offer Data that does not conform to the Market Seller’s specification on file with the Office of the Interconnection.

(ii)	If a Market Seller chooses to submit cost-based start-up fees, the start-up fee may be changed daily.

1.9.8 Transmission Owner Responsibilities.

All Transmission Owners shall regularly update and verify facility ratings, subject to review and approval by PJM, in accordance with the following procedures and the procedures in the PJM Manuals:

(a) Each Transmission Owner shall verify to the Operations Planning Department (or successor Department) of the Office of the Interconnection all of its transmission facility ratings two months prior to the beginning of the summer season (i.e., on April 1) and two months prior to the beginning of the winter season (i.e., on October 1) each calendar year, and

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 91
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 91

shall provide detailed data justifying such transmission facility ratings when directed by the Office of the Interconnection.

(b) In addition to the seasonal verification of all ratings, each Transmission Owner shall submit to the Operations Planning Department (or successor Department) of the Office of the Interconnection updates to its transmission facility ratings as soon as such Transmission Owner is aware of any changes. Such Transmission Owner shall provide the Office of the Interconnection with detailed data justifying all such transmission facility ratings changes.

(c) All Transmission Owners shall submit to the Operations Planning Department (or successor Department) of the Office of the Interconnection formal documentation of any procedure for changing facility ratings under specific conditions, including: the detailed conditions under which such procedures will apply, detailed explanations of such procedures, and detailed calculations justifying such pre-established changes to facility ratings. Such procedures must be updated twice each year consistent with the provisions of this Section.

1.9.9 Office of the Interconnection Responsibilities.

(a) The Office of the Interconnection shall perform seasonal operating studies to assess the forecasted adequacy of generating reserves and of the transmission system, in accordance with the procedures specified in the PJM Manuals.

(b) The Office of the Interconnection shall maintain and update tables setting forth Operating Reserve and other reserve objectives as specified in the PJM Manuals and as consistent with the Reliability Assurance Agreement and Reliability Assurance Agreement-West.

(c) The Office of the Interconnection shall receive and process requests for firm and non-firm transmission service in accordance with procedures specified in the PJM Tariff.

(d) The Office of the Interconnection shall maintain such data and information relating to generation and transmission facilities in the PJM Region as may be necessary or appropriate to conduct the scheduling and dispatch of the PJM Interchange Energy Market and PJM Region.

(e) The Office of the Interconnection shall maintain an historical database of all transmission facility ratings, and shall review, and may modify or reject, any submitted change or any submitted procedure for pre-established transmission facility rating changes. Any dispute between a Transmission Owner and the Office of the Interconnection concerning transmission facility ratings shall be resolved in accordance with the dispute resolution procedures in schedule 5 to the Operating Agreement; provided, however, that the rating level determined by the Office of the Interconnection shall govern and be effective during the pendency of any such dispute.

(f) The Office of the Interconnection shall coordinate with other interconnected Control Area as necessary to manage, alleviate or end an Emergency.

1.10 Scheduling.

1.10.1 General.

(a) The Office of the Interconnection shall administer scheduling processes to implement a Day-ahead Energy Market and a Real-time Energy market.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 92
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 92

(b) The Day-ahead Energy Market shall enable Market Participants to purchase and sell energy through the PJM Interchange Energy Market at Day-ahead Prices and enable transmission customers to reserve transmission service with Transmission Congestion Charges based on locational differences in Day-ahead Prices. Market Participants whose purchases and sales, and transmission customers whose transmission uses are scheduled in the Day-ahead Energy Market, shall be obligated to purchase or sell energy, or pay Transmission Congestion Charges, at the applicable Day-ahead Prices for the amounts scheduled.

(c) In the Real-time Energy Market, Market Participants that deviate from the amounts of energy purchases or sales, or transmission customers that deviate from the transmission uses, scheduled in the Day-ahead Energy Market shall be obligated to purchase or sell energy, or pay Transmission Congestion Charges, for the amount of the deviations at the applicable Real-time Prices or price differences, unless otherwise specified by this Schedule.

(d) The following scheduling procedures and principles shall govern the commitment of resources to the Day-ahead Energy Market and the Real-time Energy Market over a period extending from one week to one hour prior to the real-time dispatch. Scheduling encompasses the day-ahead and hourly scheduling process, through which the Office of the Interconnection determines the Day-ahead Energy Market and determines, based on changing forecasts of conditions and actions by Market Participants and system constraints, a plan to serve the hourly energy and reserve requirements of the Internal Market Buyers and the purchase requests of the External Market Buyers in the least costly manner, subject to maintaining the reliability of the PJM Region. Scheduling shall be conducted as specified below, subject to the following condition. If the Office of the Interconnection’s forecast for the next seven days projects a likelihood of Emergency conditions, the Office of the Interconnection may commit, for all or part of such seven day period, to the use of generation resources with notification or start-up times greater than one day as necessary in order to alleviate or mitigate such Emergency, in accordance with the Market Sellers’ offers for such units for such periods and the specifications in the PJM Manuals.

1.10.1A Day-ahead Energy Market Scheduling.

The following actions shall occur not later than 12:00 noon on the day before the Operating Day for which transactions are being scheduled, or such other deadline as may be specified by the Office of the Interconnection in order to comply with the practical requirements and the economic and efficiency objectives of the scheduling process specified in this Schedule.

(a) Each Market Participant may submit to the Office of the Interconnection specifications of the amount and location of its customer loads and/or energy purchases to be included in the Day-ahead Energy Market for each hour of the next Operating Day, such specifications to comply with the requirements set forth in the PJM Manuals. Each Market Buyer shall inform the Office of the Interconnection of the prices, if any, at which it desires not to include its load in the Day-ahead Energy Market rather than pay the Day-ahead Price.

(b) Each Generating Market Buyer shall submit to the Office of the Interconnection: (i) hourly schedules for resource increments, including hydropower units, self-scheduled by the Market Buyer to meet its Equivalent Load; and (ii) the Dispatch Rate at which

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 93
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 93

each such self-scheduled resource will disconnect or reduce output, or confirmation of the Market Buyer’s intent not to reduce output.

(c) All Market Participants shall submit to the Office of the Interconnection schedules for any bilateral transactions involving use of generation or Transmission Facilities as specified below, and shall inform the Office of the Interconnection whether the transaction is to be included in the Day-ahead Energy market. Any Market Participant that elects to include a bilateral transaction in the Day-ahead Energy Market may specify the price (such price not to exceed the maximum price that may be specified in the PJM Manuals), if any, at which it will be wholly or partially curtailed rather than pay Transmission Congestion Charges. The foregoing price specification shall apply to the price difference between the specified bilateral transaction source and sink points in the day-ahead scheduling process only. Any Market Participant that elects not to include its bilateral transaction in the Day-ahead Energy Market shall inform the Office of the Interconnection if the parties to the transaction are not willing to incur Transmission Congestion Charges in the Real-time Energy Market in order to complete any such scheduled bilateral transaction. Scheduling of bilateral transactions shall be conducted in accordance with the specifications in the PJM Manuals and the following requirements:

i)	Internal Market Buyers shall submit schedules for all bilateral purchases for delivery within the PJM Region, whether from generation resources inside or outside the PJM Region;

ii)	Market Sellers shall submit schedules for bilateral sales to entities outside the PJM Region from generation within the PJM Region that is not dynamically scheduled to such entities pursuant to Section 1.12; and

iii)	In addition to the foregoing schedules for bilateral transactions, Market Participants shall submit confirmations of each scheduled bilateral transaction from each other party to the transaction in addition to the party submitting the schedule, or the adjacent Control Area.

(d) Market Sellers wishing to sell into the Day-ahead Energy Market shall submit offers for the supply of energy (including energy from hydropower units), Regulation, Operating Reserves or other services for the following Operating Day. Offers shall be submitted to the Office of the Interconnection in the form specified by the Office of the Interconnection and shall contain the information specified in the Office of the Interconnection’s Offer Data specification, as applicable. Market Sellers owning or controlling the output of a Capacity Resource that has not been rendered unavailable by a Generation Planned Outage, a Generator Maintenance Outage, or a Generation Forced Outage shall submit offers for the available capacity of such Capacity Resource, including any portion that is self-scheduled by the Generating Market Buyer claiming the resource as a Capacity Resource. The submission of offers for resource increments that are not Capacity Resources shall be optional, but any such offers must contain the information specified in the Office of the Interconnection’s Offer Data specification, as applicable. Energy offered from generation resources that are not Capacity Resources shall not be supplied from resources that are included in or otherwise committed

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Third Revised Sheet No. 94
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Third Revised Sheet No. 94

to supply the Operating Reserves of a Control Area outside the PJM Region. The foregoing offers:

i)	Shall specify the generation resource and energy for each hour in the offer period;

ii)	Shall specify the amounts and prices for the entire Operating Day for each resource component offered by the Market Seller to the Office of the Interconnection;

iii)	If based on energy from a specific generating unit, may specify start-up and no-load fees equal to the specification of such fees for such unit on file with the Office of the Interconnection;

iv)	Shall set forth any special conditions upon which the Market Seller proposes to supply a resource increment, including any curtailment rate specified in a bilateral contract for the output of the resource, or any cancellation fees;

v)	May include a schedule of offers for prices and operating data contingent on acceptance by the deadline specified in this Schedule, with a second schedule applicable if accepted after the foregoing deadline;

vi)	Shall constitute an offer to submit the resource increment to the Office of the Interconnection for scheduling and dispatch in accordance with the terms of the offer, which offer shall remain open through the Operating Day for which the offer is submitted;

vii)	Shall be final as to the price or prices at which the Market Seller proposes to supply energy or other services to the PJM Interchange Energy Market, such price or prices being guaranteed by the Market Seller for the period extending through the end of the following Operating Day; and

viii)	Shall not exceed an energy offer price of $1,000/megawatt-hour.

(e) A Market Seller that wishes to make a resource available to sell Regulation service shall submit an offer for Regulation that shall specify the MW of Regulation being offered, the Regulation Zone for which such regulation is offered, the price of the offer in dollars per MWh, and such other information specified by the Office of the Interconnection as may be necessary to evaluate the offer and the resource’s opportunity costs. The price of the offer shall not exceed $100 per MWh in the case of regulation offered for the MAAC Control Zone. Regulation offered for any Regulation Zone comprised of the ECAR Control Zone(s), or MAIN Control Zone(s) shall be cost-based (including opportunity costs) plus seven dollars and fifty cents until such time as market-based pricing is approved for regulation in such Regulation Zone. Qualified Regulation capability must satisfy the verification tests specified in the PJM Manuals.

(f) Each Market Seller owning or controlling the output of a Capacity Resource shall submit a forecast of the availability of each such Capacity Resource for the next seven days. A Market Seller (i) may submit a non-binding forecast of the price at which it expects to offer a generation resource increment to the Office of the Interconnection over the next seven days, and (ii) shall submit a binding offer for energy, along with start-up and no-load fees, if any, for the next seven days or part thereof, for any generation resource with minimum notification or start-up requirement greater than 24 hours.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	January , 2005
Note: This sheet includes language accepted by the Commission which will be included in a clean up filing.

PJM Interconnection, L.L.C.	Second Revised Sheet No. 95
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 95

(g) Each offer by a Market Seller of a Capacity Resource shall remain in effect for subsequent Operating Days until superseded or canceled.

(h) The Office of the Interconnection shall post on the PJM Open Access Same-time Information System the total hourly loads scheduled in the Day-ahead Energy Market, as well as, its estimate of the combined hourly load of the Market Buyers for the next four days, and peak load forecasts for an additional three days.

(i) All Market Participants may submit Increment Bids and/or Decrement Bids that apply to the Day-ahead Energy Market only. Such bids must comply with the requirements set forth in the PJM Manuals and must specify amount, location and price, if any, at which the Market Participant desires to purchase or sell energy in the Day-ahead Energy Market. The Office of the Interconnection may require that a market participant shall not submit in excess of 3000 bid/offer segments in the Day-ahead Energy Market, when the Office of the Interconnection determines that such limit is required to avoid or mitigate significant system performance problems related to bid/offer volume. Notice of the need to impose such limit shall be provided prior to 10:00 a.m. EPT on the day that the Day-ahead Energy Market will clear. For purposes of this provision, a bid/offer segment is each pairing of price and megawatt quantity submitted as part of an Increment Bid or Decrement Bid.

(j) A Market Seller that wishes to make a resource available to sell Spinning Reserve shall submit an offer for Spinning Reserve that shall specify the megawatt of Spinning Reserve being offered, the price of the offer in dollars per megawatt hour, and such other information specified by the Office of the Interconnection as may be necessary to evaluate the offer and the energy used by the resource to provide the Spinning Reserve and the resource’s unit specific opportunity costs. The price of the offer shall not exceed the variable operating and maintenance costs for providing Spinning Reserve plus seven dollars and fifty cents.

1.10.2 Pool-scheduled Resources.

Pool-scheduled resources are those resources for which Market Participants submitted offers to sell energy in the Day-ahead Energy Market and which the Office of the Interconnection scheduled in the Day-ahead Energy Market as well as generators committed by the Office of the Interconnection subsequent to the Day-ahead Energy Market. Such resources shall be committed to provide energy in the real-time dispatch unless the schedules for such units are revised pursuant to Sections 1.10.9 or 1.11. Pool-scheduled resources shall be governed by the following principles and procedures.

(a) Pool-scheduled resources shall be selected by the Office of the Interconnection on the basis of the prices offered for energy and related services, start-up, no-load and cancellation fees, and the specified operating characteristics, offered by Market Sellers to the Office of the Interconnection by the offer deadline specified in Section 1.10.1A.

(b) A resource that is scheduled by a Market Participant to support a bilateral sale, or that is self-scheduled by a Generating Market Buyer, shall not be selected by the Office of the Interconnection as a pool-scheduled resource except in an Emergency.

(c) Market Sellers offering energy from hydropower or other facilities with fuel or environmental limitations may submit data to the Office of the Interconnection that is sufficient to enable the Office of the Interconnection to determine the available operating hours of such facilities.

Issued By:	Craig Glazer	Effective:	November 17, 2003
Vice President, Governmental Policy
Issued On:	September 22, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 95A
Third Revised Rate Schedule FERC No. 24

(d) The Market Seller of a resource selected as a pool-scheduled resource shall receive payments or credits for energy or related services, or for start-up and no-load fees, from the Office of the Interconnection on behalf of the Market Buyers in accordance with Section 3 of this Schedule 1. Alternatively, the Market Seller shall receive, in lieu of start-up and no-load fees, its actual costs incurred, if any, up to a cap of the resource’s start-up cost, if the Office of the

Issued By:	Craig Glazer	Effective:	November 17, 2003
Vice President, Governmental Policy
Issued On:	September 22, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 96
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 96

Interconnection cancels its selection of the resource as a pool-scheduled resource and so notifies the Market Seller before the resource is synchronized.

(e) Market Participants shall make available their pool-scheduled resources to the Office of the Interconnection for coordinated operation to supply the Operating Reserves needs of the applicable Control Zone.

1.10.3 Self-scheduled Resources.

Self-scheduled resources shall be governed by the following principles and procedures.

(a) Each Generating Market Buyer shall use all reasonable efforts, consistent with Good Utility Practice, not to self-schedule resources in excess of its Equivalent Load.

(b) The offered prices of resources that are self-scheduled, or otherwise not following the dispatch orders of the Office of the Interconnection, shall not be considered by the Office of the Interconnection in determining Locational Marginal Prices.

(c) Market Participants shall make available their self-scheduled resources to the Office of the Interconnection for coordinated operation to supply the Operating Reserves needs of the applicable Control Zone, by submitting an offer as to such resources.

(d) A Market Participant self-scheduling a resource in the Day-ahead Energy Market that does not deliver the energy in the Real-time Energy Market, shall replace the energy not delivered with energy from the Real-time Energy Market and shall pay for such energy at the applicable Real-time Price.

1.10.4 Capacity Resources.

(a) A Capacity Resource selected as a pool-scheduled resource shall be made available for scheduling and dispatch at the direction of the Office of the Interconnection. A Capacity Resource that does not deliver energy as scheduled shall be deemed to have experienced a Generator Forced Outage to the extent of such energy not delivered. A Market Participant offering such Capacity Resource in the Day-ahead Energy Market shall replace the energy not delivered with energy from the Real-time Energy Market and shall pay for such energy at the applicable Real-time Price.

(b) Energy from a Capacity Resource that has not been scheduled in the Day-ahead Energy Market may be sold on a bilateral basis by the Market Seller, may be self-scheduled, or may be offered for dispatch during the Operating Day in accordance with the procedures specified in this Schedule. A Capacity Resource that has not been scheduled in the Day-ahead Energy Market and that has been sold on a bilateral basis must be made available upon request to the Office of the Interconnection for scheduling and dispatch during the Operating Day if the Office of the Interconnection declares a Maximum Generation Emergency. Any such resource so scheduled and dispatched shall receive the applicable Real-time Price for energy delivered.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 97
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 97

(c) A Capacity Resource that has been self-scheduled shall not receive payments or credits for start-up or no-load fees.

1.10.5 External Resources.

(a) External Resources may submit offers to the PJM Interchange Energy Market, in accordance with the day-ahead and real-time scheduling processes specified above. An External Resource selected as a pool-scheduled resource shall be made available for scheduling and dispatch at the direction of the Office of the Interconnection, and except as specified below shall be compensated on the same basis as other pool-scheduled resources. External Resources that are not capable of dynamic dispatch shall, if selected by the Office of the Interconnection on the basis of the Market Seller’s Offer Data, be block loaded on an hourly scheduled basis. Market Sellers shall offer External Resources to the PJM Interchange Energy Market on either a resource-specific or an aggregated resource basis. A Market Participant whose pool-scheduled resource does not deliver the energy scheduled in the Day-ahead Energy Market shall replace such energy not delivered as scheduled in the Day-ahead Energy Market with energy from the PJM Real-time Energy Market and shall pay for such energy at the applicable Real-time Price.

(b) Offers for External Resources from an aggregation of two or more generating units shall so indicate, and shall specify, in accordance with the Offer Data requirements specified by the Office of the Interconnection: (i) energy prices; (ii) hours of energy availability; (iii) a minimum dispatch level; (iv) a maximum dispatch level; and (v) unless such information has previously been made available to the Office of the Interconnection, sufficient information, as specified in the PJM Manuals, to enable the Office of the Interconnection to model the flow into the PJM Region of any energy from the External Resources scheduled in accordance with the Offer Data. If a Market Seller submits more than one offer on an aggregated resource basis, the withdrawal of any such offer shall be deemed a withdrawal of all higher priced offers for the same period.

(c) Offers for External Resources on a resource-specific basis shall specify the resource being offered, along with the information specified in the Offer Data as applicable.

1.10.6 External Market Buyers.

(a) Deliveries to an External Market Buyer not subject to dynamic dispatch by the Office of the Interconnection shall be delivered on a block loaded basis to the load bus or buses at the electrical boundaries of the PJM Region, or in such area with respect to an External Market Buyer’s load within such area not served by Network Service, at which the energy is delivered to or for the External Market Buyer. External Market Buyers shall be charged or credited at either the Day-ahead Prices or Real-time Prices, whichever is applicable, for energy at the foregoing load bus or buses.

(b) An External Market Buyer’s hourly schedules for energy purchased from the PJM Interchange Energy Market shall conform to the ramping and other applicable requirements of the interconnection agreement between the PJM Region and the Control Area to which, whether as an intermediate or final point of delivery, the purchased energy will initially be delivered.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 98
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 98

(c) The Office of the Interconnection shall curtail deliveries to an External Market Buyer if necessary to maintain appropriate reserve levels for a Control Zone as defined in the PJM Manuals, or to avoid shedding load in such Control Zone.

1.10.6A Transmission Loading Relief Customers.

(a) An entity that desires to elect to pay Transmission Congestion Charges in order to continue its energy schedules during an Operating Day over contract paths outside the PJM Region in the event that PJM initiates Transmission Loading Relief that otherwise would cause PJM to request security coordinators to curtail such Member’s energy schedules shall:

(i)	enter its election on OASIS by 12:00 p.m. of the day before the Operating Day, in accordance with procedures established by PJM, which election shall be applicable for the entire Operating Day; and

(ii)	if PJM initiates Transmission Loading Relief, provide to PJM, at such time and in accordance with procedures established by PJM, the hourly integrated energy schedules that impacted the PJM Region (as indicated from the NERC Interchange Distribution Calculator) during the Transmission Loading Relief.

(b) If an entity has made the election specified in Section (a), then PJM shall not request security coordinators to curtail such entity’s energy transactions, except as may be necessary to respond to Emergencies.

(c) In order to make elections under this Section 1.10.6A, an entity must (i) have met the creditworthiness standards established by the Office of the Interconnection or provided a letter of credit or other form of security acceptable to the Office of the Interconnection, and (ii) have executed either the Agreement, a Service Agreement under the PJM Tariff, or other agreement committing to pay all Transmission Congestion Charges incurred under this Section.

1.10.7 Bilateral Transactions.

Bilateral transactions as to which the parties have notified the Office of the Interconnection by the deadline specified in Section 1.10.1A that they elect not to be included in the Day-ahead Energy Market and that they are not willing to incur Transmission Congestion Charges in the Real-time Energy Market shall be curtailed by the Office of the Interconnection as necessary to reduce or alleviate transmission congestion. Bilateral transactions that were not included in the Day-ahead Energy Market and that are willing to incur congestion charges and bilateral transactions that were accepted in the Day-ahead Energy Market shall continue to be implemented during periods of congestion, except as may be necessary to respond to Emergencies.

1.10.8 Office of the Interconnection Responsibilities.

(a) The Office of the Interconnection shall use its best efforts to determine (i) the least-cost means of satisfying the projected hourly requirements for energy, Operating Reserves, and other ancillary services of the Market Buyers, including the reliability requirements of the PJM

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 99
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 99

Region, of the Day-ahead Energy Market, and (ii) the least-cost means of satisfying the Operating Reserve and other ancillary service requirements for any portion of the load forecast of the Office of the Interconnection for the Operating Day in excess of that scheduled in the Day-ahead Energy Market. In making these determinations, the Office of the Interconnection shall take into account: (i) the Office of the Interconnection’s forecasts of PJM Interchange Energy Market and PJM Control Area, and PJM West Region energy requirements, giving due consideration to the energy requirement forecasts and purchase requests submitted by Market Buyers; (ii) the offers submitted by Market Sellers; (iii) the availability of limited energy resources; (iv) the capacity, location, and other relevant characteristics of self-scheduled resources; (v) the objectives of each Control for Operating Reserves, as specified in the PJM Manuals; (vi) the requirements of each Regulation Zone for Regulation and other ancillary services, as specified in the PJM Manuals; (vii) the benefits of avoiding or minimizing transmission constraint control operations, as specified in the PJM Manuals; and (viii) such other factors as the Office of the Interconnection reasonably concludes are relevant to the foregoing determination, including, without limitation, transmission constraints on external coordinated flowgates to the extent provided by section 1.7.6. The Office of the Interconnection shall develop a Day-ahead Energy Market based on the foregoing determination, and shall determine the Day-ahead Prices resulting from such schedule. The Office of the Interconnection shall report the planned schedule for a hydropower resource to the operator of that resource as necessary for plant safety and security, and legal limitations on pond elevations.

(b) Not later than 4:00 p.m. of the day before each Operating Day, or such earlier deadline as may be specified by the Office of the Interconnection in the PJM Manuals, the Office of the Interconnection shall: (i) post the aggregate Day-ahead Energy Market; (ii) post the Day-ahead Prices; and (iii) inform the Market Sellers and Market Buyers of their scheduled injections and withdrawals respectively.

(c) Following posting of the information specified in Section 1.10.8(b), the Office of the Interconnection shall revise its schedule of generation resources to reflect updated projections of load, conditions affecting electric system operations in the PJM Region, the availability of and constraints on limited energy and other resources, transmission constraints, and other relevant factors. The Office of the Interconnection shall post on the PJM Open Access Same-time Information System at times specified in the PJM Manuals a revised forecast of the location and duration of any expected transmission congestion, and of the range of differences in Locational Marginal Prices between major subareas of the PJM Region expected to result from such transmission congestion.

(d) Market Buyers shall pay and Market Sellers shall be paid for the quantities of energy scheduled in the Day-ahead Energy Market at the Day-ahead Prices.

1.10.9 Hourly Scheduling.

(a) Following the initial posting by the Office of the Interconnection of the Locational Marginal Prices resulting from the Day-ahead Energy Market, and subject to the right of the Office of the Interconnection to schedule and dispatch pool-scheduled resources and to direct that schedules be changed in an Emergency, a generation rebidding period shall exist from 4:00 p.m. to 6:00 p.m. on the day before each Operating Day. During the rebidding period, Market Participants may submit revisions to generation offer data for any generation resource that was not selected as a pool-scheduled resource in the Day-ahead Energy Market. Adjustments to Day-ahead Energy Markets shall be settled at the applicable Real-time Prices, and shall not affect the

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 100
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 100

obligation to pay or receive payment for the quantities of energy scheduled in the Day-ahead Energy market at the applicable Day-ahead Prices.

(b) A Market Participant may adjust the schedule of a resource under its dispatch control on an hour-to-hour basis beginning at 10:00 p.m. of the day before each Operating Day, provided that the Office of the Interconnection is notified not later than 60 minutes prior to the hour in which the adjustment is to take effect, as follows:

i)	A Generating Market Buyer may self-schedule any of its resource increments, including hydropower resources, not previously designated as self-scheduled and not selected as a pool-scheduled resource in the Day-ahead Energy Market;

ii)	A Market Participant may request the scheduling of a non-firm bilateral transaction; or

iii)	A Market Participant may request the scheduling of deliveries or receipts of Spot Market Energy; or

iv)	A Generating Market Buyer may remove from service a resource increment, including a hydropower resource, that it had previously designated as self-scheduled, provided that the Office of the Interconnection shall have the option to schedule energy from any such resource increment that is a Capacity Resource at the price offered in the scheduling process, with no obligation to pay any start-up fee.

(c) With respect to a pool-scheduled resource that is included in the Day-ahead Energy Market, a Market Seller may not change or otherwise modify its offer to sell energy.

(d) An External Market Buyer may refuse delivery of some or all of the energy it requested to purchase in the Day-ahead Energy Market by notifying the Office of the Interconnection of the adjustment in deliveries not later than 60 minutes prior to the hour in which the adjustment is to take effect, but any such adjustment shall not affect the obligation of the External Market Buyer to pay for energy scheduled on its behalf in the Day-ahead Energy Market at the applicable Day-ahead Prices.

(e) For each hour in the Operating Day, as soon as practicable after the deadlines specified in the foregoing subsection of this Section 1.10, the Office of the Interconnection shall provide External Market Buyers and External Market Sellers and parties to bilateral transactions with any revisions to their schedules for the hour.

1.11 Dispatch.

The following procedures and principles shall govern the dispatch of the resources available to the Office of the Interconnection.

1.11.1 Resource Output.

The Office of the Interconnection shall have the authority to direct any Market Seller to adjust the output of any pool-scheduled resource increment within the operating characteristics specified in the Market Seller’s offer. The Office of the Interconnection may cancel its selection of, or otherwise release, pool-scheduled resources, subject to an obligation to pay any applicable start-up, no-load or cancellation fees. The Office of the Interconnection shall adjust the

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Fifth Revised Sheet No. 101
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 101

output of pool-scheduled resource increments as necessary: (a) to maintain reliability, and subject to that constraint, to minimize the cost of supplying the energy, reserves, and other services required by the Market Buyers and the operation of the PJM Region; (b) to balance load and generation, maintain scheduled tie flows, and provide frequency support within the PJM Region; and (c) to minimize unscheduled interchange not frequency related between the PJM Region and other Control Areas.

1.11.2 Operating Basis.

In carrying out the foregoing objectives, the Office of the Interconnection shall conduct the operation of the PJM Region in accordance with the PJM Manuals, and shall: (i) utilize available generating reserves and obtain required replacements; and (ii) monitor the availability of adequate reserves.

1.11.3 Pool-dispatched Resources.

(a) The Office of the Interconnection shall implement the dispatch of energy from pool-scheduled resources with limited energy by direct request. In implementing mandatory or economic use of limited energy resources, the Office of the Interconnection shall use its best efforts to select the most economic hours of operation for limited energy resources, in order to make optimal use of such resources consistent with the dynamic load-following requirements of the PJM Region and the availability of other resources to the Office of the Interconnection.

(b) The Office of the Interconnection shall implement the dispatch of energy from other pool-dispatched resource increments, including generation increments from Capacity Resources the remaining increments of which are self-scheduled, by sending appropriate signals and instructions to the entity controlling such resources, in accordance with the PJM Manuals. Each Market Seller shall ensure that the entity controlling a pool-dispatched resource offered or made available by that Market Seller complies with the energy dispatch signals and instructions transmitted by the Office of the Interconnection.

1.11.3A Maximum Generation Emergency.

If the Office of the Interconnection declares a Maximum Generation Emergency, all deliveries to load that is served by Point-to-Point Transmission Service outside the PJM Region from Capacity Resources may be interrupted in order to serve load in the PJM Region.

1.11.4 Regulation.

(a) A Market Buyer may satisfy its Regulation Obligation from its own resources capable of performing Regulation service, by contractual arrangements with other Market Participants able to provide Regulation service, or by purchases from the PJM Interchange Energy Market at the rates set forth in Section 3.2.2.

(b) The Office of the Interconnection shall obtain Regulation service from the least-cost alternatives available from either pool-scheduled or self-scheduled resources as needed to meet Regulation Zone requirements not otherwise satisfied by the Market Buyers. Resources offering to sell Regulation shall be selected to provide Regulation on the

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 102
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 102

basis of each resource’s regulation offer and the estimated opportunity cost of the resource providing regulation and in accordance with the Office of the Interconnection’s obligation to minimize the total cost of energy, Operating Reserves, Regulation, and other ancillary services. Estimated opportunity costs shall be determined by the Office of the Interconnection on the basis of the expected value of the energy sales that would be foregone or uneconomic energy that would be produced by the resource in order to provide Regulation, in accordance with procedures specified in the PJM Manuals. If the Office of the Interconnection is not able to distinguish resources offering Regulation on the basis of their regulation offers and estimated opportunity costs, resources shall be selected on the basis of the quality of Regulation provided by the resource as determined by tests administered by the Office of the Interconnection.

(c) The Office of the Interconnection shall dispatch resources for Regulation by sending Regulation signals and instructions to resources from which Regulation service has been offered by Market Sellers, in accordance with the PJM Manuals. Market Sellers shall comply with Regulation dispatch signals and instructions transmitted by the Office of the Interconnection and, in the event of conflict, Regulation dispatch signals and instructions shall take precedence over energy dispatch signals and instructions. Market Sellers shall exert all reasonable efforts to operate, or ensure the operation of, their resources supplying load in the PJM Region as close to desired output levels as practical, consistent with Good Utility Practice.

1.11.4A Spinning Reserve

a) A Market Buyer may satisfy its Spinning Reserve Obligation from its own resources capable of providing Spinning Reserve, by contractual arrangements with other Market Participants able to provide Spinning Reserve, or by purchases from the PJM Spinning Reserve Market at the rates set forth in Section 3.2.3A.

b) The Office of the Interconnection shall obtain Spinning Reserve from the least-cost alternatives available from either pool-scheduled or self-scheduled resources as needed to meet the Spinning Reserve requirements of each Spinning Reserve Zone of the PJM Region not otherwise satisfied by the Market Buyers. Resources offering to sell Spinning Reserve shall be selected to provide Spinning Reserve on the basis of each resource’s Spinning Reserve offer and the estimated unit specific opportunity cost of the resource providing Spinning Reserve, and in accordance with the Office of the Interconnection’s obligation to minimize the total cost of energy, Operating Reserves, Spinning Reserve and other ancillary services. Estimated unit specific opportunity costs shall be equal to the sum of (i) the product of (A) the megawatts of energy used by the resource to provide Spinning Reserve as submitted as part of the resource’s Spinning Reserve offer times (B) the Locational Marginal Price at the generation bus of the resource, and (ii) the product of (A) the deviation of the resource’s output necessary to follow the Office of the Interconnection’s signals and instructions from the resource’s expected output level if it had been dispatched in economic merit order, times (B) the absolute value of the difference between the Locational Marginal Price at the generation bus for the resource and the offer price for energy from the resource (at the megawatt level of the Spinning Reserve set point for the resource) in the PJM Interchange Energy Market.

c) The Office of the Interconnection shall dispatch resources for Spinning Reserve by sending Spinning Reserve instructions to resources from which Spinning Reserve has been offered by Market Sellers, in accordance with the PJM Manuals. Market Sellers shall comply with Spinning Reserve dispatch instructions transmitted by the Office of the

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 103
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 103

Interconnection and, in the event of a conflict, Spinning Reserve dispatch instructions shall take precedence over energy dispatch signals and instructions. Market Sellers shall exert all reasonable efforts to operate, or ensure the operation of, their resources supplying load in the PJM Region as close to desired output levels as practical, consistent with Good Utility Practice.

1.11.5 PJM Open Access Same-time Information System.

The Office of the Interconnection shall update the information posted on the PJM Open Access Same-time Information System to reflect its dispatch of generation resources.

1.12 Dynamic Scheduling.

(a) An entity that owns or controls a generating resource in the PJM Region may electrically remove all or part of the generating resource’s output from the PJM Region through dynamic scheduling of the output to load outside the PJM Region. Such output shall not be available for economic dispatch by the Office of the Interconnection.

(b) An entity requesting dynamic scheduling shall be responsible for arranging for the provision of signal processing and communications from the generator to the Office of the Interconnection and other participating control areas and complying with any other procedures established by the Office of the Interconnection regarding dynamic scheduling as set forth in the PJM Manuals.

(c) An entity requesting dynamic scheduling shall be responsible for reserving amounts of firm transmission service necessary to deliver the range of the dynamic transfer and any required ancillary services.

2. CALCULATION OF LOCATIONAL MARGINAL PRICES

2.1 Introduction.

The Office of the Interconnection shall calculate the price of energy at the load busses and generation busses in the PJM Region and at the interface busses between adjacent Control Areas and the PJM Region on the basis of Locational Marginal Prices. Locational Marginal Prices determined in accordance with this Section shall be calculated on a day-ahead basis for each hour of the Day-ahead Energy Market, and every five minutes during the Operating Day for the Real-time Energy Market.

2.2 General.

The Office of the Interconnection shall determine the least cost security-constrained dispatch, which is the least costly means of serving load at different locations in the PJM Region based on actual operating conditions existing on the power grid (including transmission constraints on external coordinated flowgates to the extent provided by section 1.7.6) and on the prices at which Market Sellers have offered to supply energy in the PJM Interchange Energy Market. Locational Marginal Prices for the generation and load busses in the PJM Region, including interconnections with other Control Areas, will be calculated based on the actual economic dispatch and the prices of energy offers. The process for the determination of Locational Marginal Prices shall be as follows:

(a) To determine actual operating conditions on the power grid in the PJM Region, the Office of the Interconnection shall use a computer model of the interconnected grid that uses available metered inputs regarding generator output, loads, and power flows to model remaining flows and conditions, producing a consistent representation of power flows on the network. The computer model employed for this purpose, referred to as the State Estimator program, is a standard industry tool and is described in Section 2.3 below. It will be used to obtain information regarding the output of generation supplying energy to the PJM Region, loads at buses in the PJM Region, transmission losses, and power flows on binding transmission constraints for use in the calculation of Locational Marginal Prices. Additional information used in the calculation, including Dispatch Rates and real time schedules for external transactions between PJM and other Control Areas, will be obtained from the Office of the Interconnection’s dispatchers.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 104
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 104

(b) Using the prices at which energy is offered by Market Sellers to the PJM Interchange Energy Market, the Office of the Interconnection shall determine the offers of energy that will be considered in the calculation of Locational Marginal Prices. As described in Section 2.4 below, every offer of energy by a Market Seller from a resource that is following economic dispatch instructions of the Office of the Interconnection will be utilized in the calculation of Locational Marginal Prices.

(c) Based on the system conditions on the PJM power grid, determined as described in (a), and the eligible energy offers, determined as described in (b), the Office of the Interconnection shall determine the least costly means of obtaining energy to serve the next increment of load at each bus in the PJM Region, in the manner described in Section 2.5 below. The result of that calculation shall be a set of Locational Marginal Prices based on the system conditions at the time.

2.3 Determination of System Conditions Using the State Estimator.

Power system operations, including, but not limited to, the determination of the least costly means of serving load, depend upon the availability of a complete and consistent representation of generator outputs, loads, and power flows on the network. In calculating Locational Marginal Prices, the Office of the Interconnection shall obtain a complete and consistent description of conditions on the electric network in the PJM Region by using the most recent power flow solution produced by the State Estimator, which is also used by the Office of the Interconnection for other functions within power system operations. The State Estimator is a standard industry tool that produces a power flow model based on available real-time metering information, information regarding the current status of lines, generators, transformers, and other equipment, bus load distribution factors, and a representation of the electric network, to provide a complete description of system conditions, including conditions at buses for which real-time information is unavailable. The Office of the Interconnection shall obtain a State Estimator solution every five minutes, which shall provide the megawatt output of generators and the loads at buses in the PJM Region, transmission line losses, and actual flows or loadings on constrained transmission facilities. External transactions between PJM and other Control Areas shall be included in the Locational Marginal Price calculation on the basis of the real time transaction schedules implemented by the Office of the Interconnection’s dispatcher.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 105
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 105

2.4 Determination of Energy Offers Used in Calculating Real-time Prices.

(a) During the Operating Day, real-time Locational Marginal Prices derived in accordance with this Section shall be determined every five minutes and integrated hourly values of such determinations shall be the basis of sales and purchases of energy in the Real-time Energy Market and of Transmission Congestion Charges under the PJM Tariff not covered by the Day-ahead Energy Market.

(b) To determine the energy offers submitted to the PJM Interchange Energy Market that shall be used during the Operating Day to calculate the Real-time Prices, the Office of the Interconnection shall determine which resources are following its economic dispatch instructions. A resource will be considered to be following economic dispatch instructions and shall be included in the calculation of Real-time Prices if:

i)	the applicable price bid by a Market Seller for energy from the resource is less than or equal to the Dispatch Rate for the area of the PJM Region in which the resource is located; or

ii)	the resource is specifically requested to operate by the Office of the Interconnection’s dispatcher.

(c) In determining whether a resource satisfies the condition described in (b), the Office of the Interconnection will determine the bid price associated with an energy offer by comparing the actual megawatt output of the resource with the Market Seller’s offer price curve. Because of practical generator response limitations, a resource whose megawatt output is not ten percent more than the megawatt level specified on the offer price curve for the applicable Dispatch Rate shall be deemed to be following economic dispatch instructions, but the energy price offer used in the calculation of Real-time Prices shall not exceed the applicable Dispatch Rate. Units that must be run for local area protection shall not be considered in the calculation of Real-time Prices.

2.5 Calculation of Real-time Prices.

(a) The Office of the Interconnection shall determine the least costly means of obtaining energy to serve the next increment of load at each bus in the PJM Region represented in the State Estimator and each interface bus between PJM and an adjacent Control Area, based on the system conditions described by the most recent power flow solution produced by the State Estimator program and the energy offers that are the basis for the Day-ahead Energy Market, or that are determined to be eligible for consideration under Section 2.4 in connection with the real-time dispatch, as applicable. This calculation shall be made by applying an incremental linear optimization method to minimize energy costs, given actual system conditions, a set of energy offers, and any binding transmission constraints that may exist. In performing this calculation, the Office of the Interconnection shall calculate the cost of serving an increment of load at each bus from each resource associated with an eligible energy offer as the sum of: (1) the price at which the Market Seller has offered to supply an additional increment of energy from the resource, and (2) the effect on transmission congestion costs (whether positive or negative) associated with increasing the output of the resource, based on the effect of increased generation from that resource on transmission line loadings. The energy offer or offers that can serve an

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 106
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 106

increment of load at a bus at the lowest cost, calculated in this manner, shall determine the Real-time Price at that bus.

(b) During the Operating Day, the calculation set forth in (a) shall be performed every five minutes, using the Office of the Interconnection’s Locational Marginal Price program, producing a set of Real-time Prices based on system conditions during the preceding interval. The prices produced at five-minute intervals during an hour will be integrated to determine the Real-time Prices for that hour.

2.6 Calculation of Day-ahead Prices.

For the Day-ahead Energy Market, day-ahead Locational Marginal Prices shall be determined on the basis of the least-cost, security-constrained dispatch, model flows and system conditions resulting from the load specifications, offers for generation, dispatchable load, Increment Bids, Decrement Bids, and bilateral transactions submitted to the Office of the Interconnection and scheduled in the Day-ahead Energy Market. Such prices shall be determined in accordance with the provisions of this Section applicable to the Day-ahead Energy Market and shall be the basis for purchases and sales of energy and Transmission Congestion Charges resulting from the Day-ahead Energy Market. This calculation shall be made for each hour in the Day-ahead Energy Market by applying a linear optimization method to minimize energy costs, given scheduled system conditions, scheduled transmission outages, and any transmission limitations that may exist. In performing this calculation, the Office of the Interconnection shall calculate the cost of serving an increment of load at each bus from each resource associated with an eligible energy offer as the sum of: (1) the price at which the Market Seller has offered to supply an additional increment of energy from the resource, and (2) the effect on transmission congestion costs (whether positive or negative) associated with increasing the output of the resource, based on the effect of increased generation from that resource on transmission line loadings. The energy offer or offers that can serve an increment of load at a bus at the lowest cost, calculated in this manner, shall determine the Day-ahead Price at that bus.

2.7 Performance Evaluation.

The Office of the Interconnection shall undertake an evaluation of the foregoing procedures for the determination of Locational Marginal Prices, as well as the procedures for determining and allocating Financial Transmission Rights and associated Transmission Congestion Charges and Credits, not less often than every two years, in accordance with the PJM Manuals. To the extent practical, the Office of the Interconnection shall retain all data needed to perform comparisons and other analyses of locational marginal pricing. The Office of the Interconnection shall report the results of its evaluation to the Market Participants, along with its recommendations, if any, for changes in the procedures.

3. ACCOUNTING AND BILLING

3.1 Introduction.

This schedule sets forth the accounting and billing principles and procedures for the purchase and sale of services on the PJM Interchange Energy Market and for the operation of the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 107
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 107

3.2 Market Buyers.

3.2.1 Spot Market Energy.

(a) Market Buyers shall be charged for all load (net of Behind The Meter Generation expected to be operating, but not to be less than zero) scheduled to be served from the PJM Interchange Energy Market in the Day-ahead Energy Market at the Day-ahead Prices applicable to each relevant load bus.

(b) Generating Market Buyers shall be paid for all energy scheduled to be delivered to the PJM Interchange Energy Market in the Day-ahead Energy Market at the Day-ahead Prices applicable to each relevant generation bus.

(c) At the end of each hour during an Operating Day, the Office of the Interconnection shall calculate the load payment at each Market Buyer’s load bus to be charged at Real-time Prices determined by the product of the hourly Real-time Price at the relevant bus times the Market Buyer’s megawatts of load (net of operating Behind The Meter Generation, but not to be less than zero) at the bus in that hour in excess of the load (net of Behind The Meter Generation expected to be operating, but not to be less than zero) scheduled to be served at that bus in the hour in the Day-ahead Energy Market. To the extent that the load (net of operating Behind The Meter Generation, but not to be less than zero) actually served at a load bus is less than the load (net of Behind The Meter Generation expected to be operating, but not to be less than zero) scheduled to be served at that bus in the Day-ahead Energy Market, the Market Buyer shall be credited for the difference at the Real-time Price for the load bus at the time of the shortfall. The megawatts of load at each load bus shall be the sum of the megawatts of load (net of operating Behind The Meter Generation, but not less than zero) for that bus of that Market Buyer as determined by the State Estimator, plus an allocated share of transmission losses, plus any megawatts of that Market Buyer’s bilateral sales to purchasers outside of the PJM Region attributable to that bus. The total load charge for each Market Buyer shall be the sum, for each of a Market Buyer’s load buses, of the charges at Day-ahead Prices determined in accordance with the Day-ahead Energy Market as specified in Section 1.10.1a plus the charges at Real-time Prices determined as specified herein, net of any credits specified herein for each of the Market Buyer’s load buses.

(d) At the end of each hour during an Operating Day, the Office of the Interconnection shall calculate the generation revenue at each Generating Market Buyer’s generation bus to be paid at Real-time Prices, determined by the product of the hourly Real-time Price at the relevant bus times the Generating Market Buyer’s megawatts of generation at such generation bus in the hour, as determined by the State Estimator, in excess of the energy scheduled to be injected at that bus in that hour in the Day-ahead Energy Market. To the extent that the energy actually injected at the generation bus is less than the energy scheduled to be injected at that bus in the Day-ahead Energy Market, the Generating Market Buyer shall be debited for the difference at the Real-time Price for the generation bus at the time of the shortfall. The megawatts of generation at each generation bus shall be the sum of the megawatts of generation for that bus of that Generating Market Buyer as determined by the State Estimator, plus any megawatts of bilateral purchases of that Generating Market Buyer from sellers outside of the PJM Region attributable to that bus. The total generation revenue for each Generating Market Buyer shall be the sum, for each of the Generating Market Buyer’s generation buses, of the revenues at Day-ahead Prices determined in accordance with the Day-ahead Energy Market as specified in Section 1.10.1A plus the revenues at Real-time Prices determined as specified herein, net of any debits specified herein for each of the Market Buyer’s generation buses.

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 108
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 108

(e) At the end of each hour during an Operating Day, the Office of the Interconnection shall calculate a net bill for each Market Buyer, determined as the difference between its total load charges and its total generation revenue. The portions of the net bill attributable to net hourly PJM Interchange and to Transmission Congestion Charges in the Day-ahead Energy Market and the Real-time Energy Market shall be determined as set forth in this Section and in Section 5.1.3.

(f) At the end of each hour during an Operating Day, the Office of the Interconnection shall calculate the total amount of net hourly PJM Interchange for each Market Buyer, including Generating Market Buyers, in accordance with the PJM Manuals. For Internal Market Buyers that are Load Serving Entities or purchasing on behalf of Load Serving Entities, this calculation shall include determination of the net energy flows from: (i) tie lines; (ii) any generation resource the output of which is controlled by the Market Buyer but delivered to it over another entity’s Transmission Facilities; (iii) any generation resource the output of which is controlled by another entity but which is directly interconnected with the Market Buyer’s transmission system; (iv) deliveries pursuant to bilateral energy sales; (v) receipts pursuant to bilateral energy purchases; and (vi) an adjustment to account for the day-ahead PJM Interchange, calculated as the difference between scheduled withdrawals and injections by that Market Buyer in the Day-ahead Energy Market. For Electric Distributors that report hourly net energy flows from metered tie lines, this calculation also shall include 500 kV transmission losses and Inadvertent Interchange allocated to the Electric Distributor and shall exclude the energy delivered to load of other Network Customers and Transmission Customers. For External Market Buyers and Internal Market Buyers that are not Load Serving Entities or purchasing on behalf of Load Serving Entities, this calculation shall determine the energy scheduled hourly for delivery to the Market Buyer net of the amounts scheduled by the External Market Buyer in the Day-ahead Energy Market.

(g) The Office of the Interconnection shall calculate Locational Marginal Prices in the form of Day-ahead Prices and Real-time Prices for each load and generation bus in the PJM Region, in accordance with Section 2 of this Schedule.

(h) An Internal Market Buyer shall be charged for Spot Market Energy purchases to the extent of its hourly net purchases from the PJM Interchange Energy Market, determined as specified in Section 3.2.1(f) above. An External Market Buyer shall be charged for its Spot Market Energy purchases based on the energy delivered to it, determined as specified in Section 3.2.1(f) above. The Office of the Interconnection shall calculate an hourly weighted average Real-time Price for each such Market Buyer, based on the hourly average of the Market Buyer’s Real-time Prices at each bus weighted by the Market Buyer’s load deviations at the bus. The total charge shall be determined by the product of the hourly net amount of PJM Interchange Imports times the hourly weighted-average Real-time Price for that Market Buyer.

(i) A Generating Market Buyer shall be credited as a Market Seller for sales of Spot Market Energy to the extent of its hourly net sales into the PJM Interchange Energy Market, determined as specified in Section 3.2.1(f) above. The Office of the Interconnection shall calculate an hourly weighted average Real-time Price for each such Market Seller, based on the hourly average of the Market Seller’s Real-time Prices at each bus weighted by the Market Buyer’s generation deviations at each bus. The total credit shall be determined by the product of the hourly net amount of PJM Interchange Exports times the hourly weighted average Real-time Price for that Market Seller.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Second Revised Sheet No. 109
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Original Sheet No. 109

3.2.2 Regulation.

(a) Each Internal Market Buyer that is a Load Serving Entity in a Regulation Zone shall have an hourly Regulation objective equal to its pro rata share of the Regulation requirements of such Regulation Zone for the hour, based on the Market Buyer’s total load (net of operating Behind The Meter Generation, but not to be less than zero) in such Regulation Zone for the hour (“Regulation Obligation”). An Internal Market Buyer that does not meet its hourly Regulation obligation shall be charged for Regulation dispatched by the Office of the Interconnection to meet such obligation at the Regulation market-clearing price determined in accordance with paragraph (c) of this Section, plus the amounts, if any, described in paragraph (f) of this section.

(b) A Generating Market Buyer supplying Regulation in a Regulation Zone at the direction of the Office of the Interconnection in excess of its hourly Regulation obligation shall be credited for each increment of such Regulation at the higher of (i) the Regulation market-clearing price in such Regulation Zone or (ii) the sum of the regulation offer and the unit-specific opportunity cost of the resource supplying the increment of Regulation, as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals.

(c) The Regulation market-clearing price in each Regulation Zone shall be determined at a time to be determined by the Office of the Interconnection which shall be no earlier than the day before the Operating Day and the market-clearing price each hour shall be equal to the highest sum of a resource’s Regulation offer plus its estimated unit-specific opportunity costs from among the resources selected to provide Regulation. A resource’s Regulation offer for any of the Regulation Zone(s) in the PJM West Region shall not exceed the cost of providing Regulation from such resource, plus seven dollars and fifty cents, unless and until market-based pricing is authorized for Regulation in such Regulation Zone.

(d) In determining the Regulation market-clearing price in each Regulation Zone, the estimated unit-specific opportunity costs of a resource offering to sell Regulation each hour shall be equal to the product of (i) the deviation of the set point of the resource that is expected to be required in order to provide Regulation from the resource’s expected output level if it had been dispatched in economic merit order times (ii) the absolute value of the difference between the expected Locational Marginal Price at the generation bus for the resource and the offer price for energy from the resource (at the megawatt level of the Regulation set point for the resource) in the PJM Interchange Energy Market.

(e) In determining the credit under subsection (b) to a Generating Market Buyer selected to provide Regulation in a Regulation Zone and that actively follows the Office of the Interconnection’s Regulation signals and instructions, the unit-specific opportunity cost of a resource shall be determined for each hour that the Office of the Interconnection requires a resource to provide Regulation and shall be equal to the product of (i) the deviation of the resource’s output necessary to follow the Office of the Interconnection’s Regulation signals from the resource’s expected output level if it had been dispatched in economic merit order times (ii) the absolute value of the difference between the Locational Marginal Price at the generation bus for the resource and the offer price for energy from the resource (at the megawatt level of the Regulation set point for the resource) in the PJM Interchange Energy Market.

(f) Any amounts credited for Regulation in an hour in excess of the Regulation market-clearing price in that hour shall be allocated and charged to each Internal Market Buyer in a Regulation Zone that does not meet its hourly Regulation obligation in proportion to its purchases of Regulation in such Regulation Zone in megawatt-hours during that hour.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	January , 2005
Note: This sheet includes language accepted by the Commission which will be included in a clean up filing.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 110
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 110

Sheet Reserved for Future Use.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Sixth Revised Sheet No. 111
Third Revised Rate Schedule FERC No. 24	Superseding Fourth Revised Sheet No. 111

3.2.3 Operating Reserves.

(a) A Market Seller’s pool-scheduled resources capable of providing operating reserves shall be credited as specified below based on the prices offered for the operation of such resource, provided that the resource was available for the entire time specified in the Offer Data for such resource.

(b) The following determination shall be made for each pool-scheduled resource that is scheduled in the Day-ahead Energy Market: the total offered price for start-up and no-load fees and Spot Market Energy, determined on the basis of the resource’s scheduled output, shall be compared to the total value of that resource’s Spot Market Energy as determined by the Day-ahead Energy Market and the Day-ahead Prices applicable to the relevant generation bus in the Day-ahead Energy Market. Except as provided in Section 3.2.3(n), if the total offered price summed over all hours exceeds the total value summed over all hours, the difference shall be credited to the Market Seller.

(c) The sum of the foregoing credits calculated in accordance with Section 3.2.3(b) plus any unallocated charges from Section 3.2.3(h) and 5.1.7, and any shortfalls paid pursuant to the Market Settlement provision of the Day-ahead Economic Load Response Program shall be the cost of Operating Reserves in the Day-ahead Energy Market.

(d) The cost of Operating Reserves in the Day-ahead Energy Market shall be allocated and charged to each Market Participant in proportion to the sum of its (i) scheduled load (net of Behind The Meter Generation expected to be operating, but not to be less than zero) and accepted Decrement Bids in the Day-ahead Energy Market in megawatt-hours for that Operating Day; and (ii) scheduled energy sales in the Day-ahead Energy Market from within the PJM Region to load outside such region in megawatt-hours for that Operating Day, but not including its bilateral transactions that are dynamically scheduled to load outside such area pursuant to Section 1.12.

(e) At the end of each Operating Day, the following determination shall be made for each synchronized pool-scheduled resource of each Market Seller that operates as requested by the Office of the Interconnection and that is not committed solely for the purpose of providing Spinning Reserve: the total offered price for start-up and no-load fees and Spot Market Energy, determined on the basis of the lesser of the resource’s (i) hourly output as determined by the State Estimator, or (ii) requested output as determined by the PJM dispatch. The total offered price shall be compared to the total value of that resource’s energy in the Day-ahead Energy Market plus any credit or charge for quantity deviations, at PJM dispatch direction, from the Day-ahead Energy Market during the Operating Day. Except as provided in Section 3.2.3(m), if the total offered price exceeds the total value, the difference less any credit as determined pursuant to Section 3.2.3(b) and less any amounts credited for Regulation in excess of the Regulation offer plus the resources opportunity cost and less any amounts credited for Spinning Reserve in excess of the Spinning Reserve offer plus the resource’s opportunity cost, shall be credited to the Market Seller.

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 111.01
Third Revised Rate Schedule FERC No. 24

(f) A Market Seller’s steam-electric generating unit or combined cycle unit operating in combined cycle mode that is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), the output of which is reduced or suspended at the request of the Office of the Interconnection due to a transmission constraint or other reliability issue, and for which the hourly integrated, real-time LMP at the unit’s bus is higher than the unit’s offer corresponding to the level of output requested by the Office of the Interconnection (as indicated either by the desired MWs of output from the unit determined by PJM’s unit dispatch system or as

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	March 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 111A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 111A

directed by the PJM dispatcher through a manual override), shall be credited hourly in an amount equal to {(LMPDMW - AG) x (URTLMP – UB)}, where:

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	August 9, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER03-1086-001, issued July 9, 2004, 108 FERC ¶ 61,030.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 112
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 112

LMPDMW equals the level of output for the unit determined according to the point on the scheduled offer curve on which the unit was operating corresponding to the hourly integrated real time LMP;

AG equals the actual hourly integrated output of the unit;

URTLMP equals the real time LMP at the unit’s bus;

UB equals the unit offer for that unit for which output is reduced or suspended, determined according to the real-time scheduled offer curve on which the unit was operating, unless such schedule was a price-based schedule and the offer associated with that price schedule is less than the cost-based offer provided for the unit, in which case the offer for the unit will be determined from the cost-based schedule; and

where URTLMP - UB shall not be negative.

(f-1) A Market Seller’s combustion turbine unit or combined cycle unit operating in simple cycle mode that is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), operated as requested by the Office of the Interconnection, shall be compensated for lost opportunity cost if either of the following conditions occur:

(i) if the unit output is reduced at the direction of the Office of the Interconnection and the real time LMP at the unit’s bus is higher than the unit’s offer corresponding to the level of output requested by the Office of the Interconnection (as directed by the PJM dispatcher), then the Market Seller shall be credited in a manner consistent with that described above for a steam unit or combined cycle unit operating in combined cycle mode.

(ii) if the unit is scheduled to produce energy in the day-ahead market, but the unit is not called on by PJM and does not operate in real time, then the Market Seller shall be credited hourly in an amount equal to the higher of (i) {(URTLMP – UDALMP) x DAG}, or (ii) {(URTLMP – UB) x DAG} where:

URTLMP equals the real time LMP at the unit’s bus;

UDALMP equals the day-ahead LMP at the unit’s bus;

DAG equals the day-ahead scheduled unit output for the hour;

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	August 9, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER03-1086-001, issued July 9, 2004, 108 FERC ¶ 61,030.

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 112A
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 112A

UB equals the offer price for the unit, determined according to the schedule on which the unit was committed day-ahead, unless such schedule was a price-based schedule and the offer associated with that price schedule is less than the cost-based offer provided for the unit, in which case the offer for the unit will be determined from the cost-based schedule; and

where URTLMP - UDALMP and URTLMP – UB shall not be negative.

(f-2) A Market Seller’s hydroelectric resource that is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), the output of which is altered at the request of the Office of the Interconnection from the schedule submitted by the owner, due to a transmission constraint or other reliability issue, shall be compensated for lost opportunity cost in the same manner as provided in sections 3.2.2A(d) and 3.2.3A(f) and further detailed in the PJM Manuals.

(f-3) If a Market Seller can demonstrate to the satisfaction of the Office of the Interconnection and the Market Monitoring Unit that, due to specific pre-existing binding commitments to which it is a party, and that properly should be recognized for purposes of this section, the above calculations do not accurately compensate the Market Seller for opportunity cost associated with following PJM dispatch instructions and reducing or suspending a unit’s output due to a transmission constraint or other reliability issue, then the Office of the Interconnection will negotiate with the individual Market Seller such appropriate compensation, subject to approval of such compensation by the Market Monitoring Unit.

(g) The sum of the foregoing credits, plus any cancellation fees paid in accordance with Section 1.10.2(d), such cancellation fees to be applied to the Operating Day for which the unit was scheduled, plus any shortfalls paid pursuant to the Market Settlement provision of the Real-time Economic Load Response Program, less any payments received from another Control Area for Operating Reserves, plus any redispatch costs incurred in accordance with section 10(a) of this Schedule, shall be the cost of Operating Reserves for the Real-time Energy Market in each Operating Day.

(h) The cost of Operating Reserves for the Real-time Energy Market for each Operating Day shall be allocated and charged to each Market Participant in proportion to the sum of the absolute values of its (i) load deviations (net of operating Behind The Meter Generation) from the Day-ahead Energy Market in megawatt-hours during that Operating Day; (ii) generation deviations (not including deviations in Behind The Meter Generation) from the Day-ahead Energy Market for non-dispatchable generation resources, including External Resources, in megawatt-hours during the Operating Day; (iii) deviations from the Day-ahead Energy Market for bilateral transactions from outside the PJM Region for delivery within such region in megawatt-hours during the Operating Day; and (iv) deviations of energy sales from the Day-ahead Energy Market from within the PJM Region to load outside such region in megawatt-hours during that Operating Day, but not including its bilateral transactions that are dynamically scheduled to load outside such region pursuant to Section 1.12.

(i) At the end of each Operating Day, Market Sellers shall be credited on the basis of their offered prices for synchronous condensing for purposes other than providing Spinning Reserve or Reactive Services, as well as the credits calculated as specified in Section 3.2.3(b) for those generators committed solely for the purpose of providing synchronous condensing for purposes other than providing Spinning Reserve or Reactive Services, at the request of the Office of the Interconnection.

Issued By:	Craig Glazer	Effective:	July 1, 2004
Vice President, Government Policy
Issued On:	June 30, 2004

PJM Interconnection, L.L.C.	Sixth Revised Sheet No. 112B
Third Revised Rate Schedule FERC No. 24	Superseding Fifth Revised Sheet No. 112B

(j) The sum of the foregoing credits as specified in Section 3.2.3(i) shall be the cost of Operating Reserves for synchronous condensing for the PJM Region for purposes other than providing Spinning Reserve or Reactive Services, or in association with post-contingency operation for the Operating Day and shall be separately determined for each Control Zone of the PJM Region based on the Control Zone to which the resource was synchronized to provide synchronous condensing for purposes other than providing Spinning Reserve or Reactive Services, or in association with post-contingency operation.

(k) The cost of Operating Reserves for synchronous condensing for purposes other than providing Spinning Reserve or Reactive Services, or in association with post-contingency operation for each Operating Day shall be allocated and charged to each Market Participant in proportion to the sum of its (i) deliveries of energy to load (net of operating Behind The Meter Generation, but not to be less than zero) in the PJM Region, served under Network Transmission Service, in megawatt-hours during that Operating Day; and (ii) deliveries of energy sales from within the PJM Region to load outside such region in megawatt-hours during that Operating Day, but not

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 113
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 113

including its bilateral transactions that are dynamically scheduled to load outside such Control Zone pursuant to Section 1.12, as compared to the sum of all such deliveries for all Market Participants.

(l) For any Operating Day in either, as applicable, the Day-ahead Energy Market or the Real-time Energy Market for which, for all or any part of such Operating Day, the Office of the Interconnection: (i) declares a Maximum Generation Emergency; (ii) issues an alert that a Maximum Generation Emergency may be declared (“Maximum Generation Emergency Alert”); or (iii) schedules units based on the anticipation of a Maximum Generation Emergency or a Maximum Generation Emergency Alert, the Operating Reserves credit otherwise provided by Section 3.2.3.(b) or Section 3.2.3(e) in connection with marked-based offers shall be limited as provided in paragraphs (n) or (m), respectively. The Office of the Interconnection shall provide timely notice on its internet site of the commencement and termination of any of the actions described in clause (i), (ii), or (iii) of this paragraph (l) (collectively referred to as “MaxGen Conditions”). Following the posting of notice of the commencement of a MaxGen Condition, a Market Seller may elect to submit a cost-based offer in accordance with Schedule 2 of the Operating Agreement, in which case paragraphs (m) and (n) shall not apply to such offer; provided, however, that such offer must be submitted in accordance with the deadlines in Section 1.10 for the submission of offers in the Day-ahead Energy Market or Real-time Energy Market, as applicable. Submission of a cost-based offer under such conditions shall not be precluded by Section 1.9.7(b); provided, however, that the Market Seller must return to compliance with Section 1.9.7(b) when it submits its bid for the first Operating Day after termination of the MaxGen Condition.

(m) For the Real-time Energy Market, if the Effective Offer Price (as defined below) for a market-based offer is greater than $1,000/MWh, the Market Seller shall not receive any credit for Operating Reserves. For purposes of this paragraph (m), the Effective Offer Price shall be the amount that, absent paragraphs (l) and (m), would have been credited for Operating Reserves for such Operating Day pursuant to Section 3.2.3(e) plus the Real-time Energy Market revenues for the hours that the offer is economic divided by the megawatthours of energy provided during the hours that the offer is economic. The hours that the offer is economic shall be: (i) the hours that the offer price for Spot Market Energy is less than or equal to the Real-time Price for the relevant generation bus, (ii) the hours in which the offer for Spot Market Energy is greater than Locational Marginal Price and the unit is operated at the direction of the Office of the Interconnection that are in addition to any hours required due to the minimum run time or other operating constraint of the unit, and (iii) for any unit with a minimum run time of one hour or less and with more than one start available per day, any hours the unit operated at the direction of the Office of the Interconnection.

(n) For the Day-ahead Energy Market, if notice of a MaxGen Condition is provided prior to 12:00 noon on the day before the Operating Day for which transactions are being scheduled and the Effective Offer Price is greater than $1,000/MWh, the Market Seller shall not

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 114
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 114

receive any credit for Operating Reserves. If notice of a MaxGen Condition is provided after 12:00 noon on the day before the Operating Day for which transactions are being scheduled and the Effective Offer Price is greater than $1,000/MWh, the Market Seller shall receive credit for Operating Reserves determined in accordance with Section 3.2.3(b), subject to the limit on total compensation stated below. If the Effective Offer Price is less than or equal to $1,000/MWh, regardless of when notice of a MaxGen Condition is provided, the Market Seller shall receive credit for Operating Reserves determined in accordance with Section 3.2.3(b), subject to the limit on total compensation stated below. For purposes of this paragraph (n), the Effective Offer Price shall be the amount that, absent paragraphs (l) and (n), would have been credited for Operating Reserves for such Operating Day divided by the megawatt hours of energy offered during the Specified Hours, plus the offer for Spot Market Energy during such hours. The Specified Hours shall be the lesser of: (1) the minimum run hours stated by the Market Seller in its Offer Data; and (2) either (i) for steam-electric generating units and for combined-cycle units when such units are operating in combined-cycle mode, the six consecutive hours of highest Day-ahead Price during such Operating Day when such units are running or (ii) for combustion turbine units and for combined-cycle units when such units are operating in combustion turbine mode, the two consecutive hours of highest Day-ahead Price during such Operating Day when such units are running. Notwithstanding any other provision in this paragraph, the total compensation to a Market Seller on any Operating Day that includes a MaxGen Condition shall not exceed $1,000/MWh during the Specified Hours, where such total compensation in each such hour is defined as the amount that, absent paragraphs (l) and (n), would have been credited for Operating Reserves for such Operating Day pursuant to Section 3.2.3(b) divided by the Specified Hours, plus the Day-ahead Price for such hour, and no Operating Reserves payments shall be made for any other hour of such Operating Day. If a unit operates in real time at the direction of the office of the Interconnection consistently with its day-ahead clearing, then paragraph (m) does not apply.

3.2.3A Spinning Reserve.

(a) Each Internal Market Buyer that is a Load Serving Entity shall have an obligation for hourly Spinning Reserve equal to its pro rata share of Spinning Reserve requirements for the hour for each Spinning Reserve Zone of the PJM Region, based on the Market Buyer’s total load (net of operating Behind The Meter Generation, but not to be less than zero) in such Spinning Reserve Zone, for the hour (“Spinning Reserve Obligation”), less any amount obtained from condensers associated with provision of Reactive Services as described in section 3.2.3B(i) and any amount obtained from condensers associated with post-contingency operations, as described in section 3.2.3C(b). An Internal Market Buyer that does not meet its hourly Spinning Reserve Obligation shall be charged for the Spinning Reserve dispatched by the Office of the Interconnection to meet such obligation at the Spinning Reserve Market Clearing Price determined in accordance with paragraph (d) of this section, plus the amounts if any, described in paragraphs (g), (h) and (i) of this section.

(b) A Generating Market Buyer supplying Spinning Reserve at the direction of the Office of the Interconnection, in excess of its hourly Spinning Reserve Obligation, shall be credited as follows:

i) Credits for Spinning Reserve provided by units that are then subject to the energy dispatch signals and instructions of the Office of the Interconnection and that increase their current output in response to a Spinning

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 115
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 115

Reserve Event (“Tier 1 Spinning Reserve”) shall be at the Spinning Energy Premium Price.

ii) Credits for Spinning Reserve provided by units that are synchronized to the grid but, at the direction of the Office of the Interconnection, are operating at a point that deviates from the Office of the Interconnection energy dispatch signals and instructions (“Tier 2 Spinning Reserve”) shall be the higher of (i) the Spinning Reserve Market Clearing Price or (ii) the sum of (A) the Spinning Reserve offer, and (B) the unit specific opportunity cost of the resource supplying the increment of Spinning Reserve, as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals.

c) The Spinning Reserve Energy Premium Price is the average of the five-minute Locational Marginal Prices calculated during the Spinning Reserve Event plus an adder in an amount to be determined periodically by the Office of the Interconnection not less than fifty dollars and not to exceed one hundred dollars per megawatt hour.

d) The Spinning Reserve Market Clearing Price shall be determined for each Spinning Reserve Zone by the Office of the Interconnection prior to the operating hour and such market-clearing price shall be equal to, from among the resources selected to provide Spinning Reserve for such Spinning Reserve Zone, the highest sum of (i) a resource’s Spinning Reserve offer and (ii) the unit specific opportunity cost of the resource.

e) In determining the Spinning Reserve Market Clearing Price, the estimated unit-specific opportunity cost shall be equal to the sum of (i) the product of (A) the expected Locational Marginal Price at the generation bus for the resource times (B) the megawatts of energy used to provide Spinning Reserve submitted as part of the Spinning Reserve offer and (ii) the product of (A) the deviation of the set point of the resource that is expected to be required in order to provide Spinning Reserve from the resource’s expected output level if it had been dispatched in economic merit order times (B) the absolute value of the difference between the expected Locational Marginal Price at the generation bus for the resource and the offer price for energy from the resource (at the megawatt level of the Spinning Reserve set point for the resource) in the PJM Interchange Energy Market.

f) In determining the credit under subsection (b) to a Generating Market Buyer selected to provide Tier 2 Spinning Reserve and that actively follows the Office of the Interconnection’s signals and instructions, the unit-specific opportunity cost of a resource shall be determined for each hour that the Office of the Interconnection requires a resource to provide Tier 2 Spinning Reserve and shall be equal to the sum of (i) the product of (A) the megawatts of energy used by the resource to provide Spinning Reserve as submitted as part of the resource’s Spinning Reserve offer times (B) the Locational Marginal Price at the generation bus of the resource, and (ii) the product of (A) the deviation of the resource’s output necessary to follow the Office of the Interconnection’s signals and instructions from the resource’s expected output level if it had been dispatched in economic merit order, times (B) the absolute value of the difference between the Locational Marginal Price at the generation bus for the resource and the offer price for energy from the resource (at the megawatt level of the Spinning Reserve set point for the resource) in the PJM Interchange Energy Market.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Fourth Revised Sheet No. 116
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 116

g) Charges for Tier 1 Spinning Reserve will be allocated in proportion to the amount of Tier 1 Spinning Reserve applied to each Spinning Reserve Obligation. In the event Tier 1 Spinning Reserve is provided by a Market Seller in excess of that Market Seller’s Spinning Reserve Obligation, the remainder of the Tier 1 Spinning Reserve that is not utilized to fulfill the Seller’s obligation will be allocated proportionately among all other Spinning Reserve Obligations.

h) Any amounts credited for Tier 2 Spinning Reserve in an hour in excess of the Spinning Reserve Market Clearing Price in that hour shall be allocated and charged to each Internal Market Buyer that does not meet its hourly Spinning Reserve Obligation in proportion to its purchases of Spinning Reserve in megawatt-hours during that hour.

i) In the event the Office of the Interconnection needs to assign more Tier 2 Spinning Reserve during an hour than was estimated as needed at the time the Spinning Reserve Market Clearing Price was calculated for that hour due to a reduction in available Tier 1 Spinning Reserve, the costs of the excess Tier 2 Spinning Reserve shall be allocated and charged to those providers of Tier 1 Spinning Reserve whose available Tier 1 Spinning Reserve was reduced from the needed amount estimated during the Spinning Reserve Market Clearing Price calculation, in proportion to the amount of the reduction in Tier 1 Spinning Reserve availability.

j) In the event a resource that either has been assigned by the Office of the Interconnection or self-scheduled by the owner to provide Tier 2 Spinning Reserve fails to provide the assigned or self-scheduled amount of Spinning Reserve in response to an actual Spinning Reserve Event, the owner of the resource shall incur an additional Spinning Reserve Obligation in the amount of the shortfall for a period of three consecutive days with the same peak classification (on-peak or off-peak) as the day of the Spinning Event at least three business days following the Spinning Reserve Event. The overall Spinning Reserve requirement for each Spinning Reserve Zone of the PJM Region on which the Spinning Reserve Obligations, except for the additional obligations set forth in this section, are based shall be reduced by the amount of this shortfall for the applicable three-day period.

3.2.3B Reactive Services.

(a) A Market Seller providing Reactive Services at the direction of the Office of the Interconnection shall be credited as specified below for the operation of its resource. These provisions are intended to provide payments to generating units when the LMP dispatch algorithms would not result in the dispatch needed for the required reactive service. LMP will be used to compensate generators that are subject to redispatch for reactive transfer limits.

(b) At the end of each Operating Day, where the active energy output of a Market Seller’s resource is reduced or suspended at the request of the Office of the Interconnection for the purpose of maintaining reactive reliability within the PJM Region, the Market Seller shall be credited according to Sections 3.2.3B(c) & 3.2.3B(d).

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 116A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 116A

(c) A Market Seller providing Reactive Services from either a steam-electric generating unit or combined cycle unit operating in combined cycle mode, where such unit is pool-scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), and where the hourly integrated, real time LMP at the unit’s bus is higher than the price offered by the Market Seller for energy from the unit at the level of output requested by the Office of the Interconnection (as indicated either by the desired MWs of output from the unit determined by PJM’s unit dispatch system or as directed by the PJM dispatcher through a manual override) shall be compensated for lost opportunity cost by receiving a credit hourly in an amount equal to {(LMPDMW - AG) x (URTLMP - UB)}

where:

LMPDMW equals the level of output for the unit determined according to the point on the scheduled offer curve on which the unit was operating corresponding to the hourly integrated real time LMP;

AG equals the actual hourly integrated output of the unit;

URTLMP equals the real time LMP at the unit’s bus;

UB equals the unit offer for that unit for which output is reduced or suspended determined according to the real time scheduled offer curve on which the unit was operating, unless such schedule was a price-based schedule and the offer associated with that price-based schedule is less than the cost-based offer for the unit, in which case the offer for the unit will be determined based on the cost-based schedule; and

where URTLMP - UB shall not be negative.

(d) A Market Seller providing Reactive Services from either a combustion turbine unit or combined cycle unit operating in simple cycle mode that is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), operated as requested by the Office of the Interconnection, shall be compensated for lost opportunity cost if either of the following conditions occur:

(i) if the unit output is reduced at the direction of the Office of the Interconnection and the real time LMP at the unit’s bus is higher than the price offered by the Market Seller for energy from the unit at the level of output requested by the Office of the Interconnection as directed by the PJM dispatcher, then the Market Seller shall be credited in a manner consistent with that described above in Section 3.2.3B(c) for a steam unit or a combined cycle unit operating in combined cycle mode.

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	August 9, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER03-1086-001, issued July 9, 2004, 108 FERC ¶ 61,030.

PJM Interconnection, L.L.C.	First Revised Sheet No. 116B
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 116B

(ii) if the unit is scheduled to produce energy in the day-ahead market, but the unit is not called on by PJM and does not operate in real time, then the Market Seller shall be credited hourly in an amount equal to the higher of (i) {(URTLMP – UDALMP) x DAG, or (ii) {(URTLMP – UB) x DAG where:

URTLMP equals the real time LMP at the unit’s bus;

UDALMP equals the day-ahead LMP at the unit’s bus;

DAG equals the day-ahead scheduled unit output for the hour;

UB equals the offer price for the unit determined according to the schedule on which the unit was committed day-ahead, unless such schedule was a price-based schedule and the offer associated with that price-based schedule is less than the cost-based offer for the unit, in which case the offer for the unit will be determined based on the cost-based schedule; and

where URTLMP - UDALMP and URTLMP – UB shall not be negative.

(e) At the end of each Operating Day, where the active energy output of a Market Seller’s unit is increased at the request of the Office of the Interconnection for the purpose of maintaining reactive reliability within the PJM Region and the offered price of the energy is above the real-time LMP at the unit’s bus, the Market Seller shall be credited according to Section 3.2.3B(f).

(f) A Market Seller providing Reactive Services from either a steam-electric generating unit, combined cycle unit or combustion turbine unit, where such unit is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), and where the hourly integrated, real time LMP at the unit’s bus is lower than the price offered by the Market Seller for energy from the unit at the level of output requested by the Office of the Interconnection (as indicated either by the desired MWs of output from the unit determined by PJM’s unit dispatch system or as directed by the PJM dispatcher through a manual override), shall receive a credit hourly in an amount equal to {(AG - LMPDMW) x (UB - URTLMP)}where:

AG equals the actual hourly integrated output of the unit;

LMPDMW equals the level of output for the unit determined according to the point on the scheduled offer curve on which the unit was operating corresponding to the hourly integrated real time LMP;

UB equals the unit offer for that unit for which output is increased, determined according to the real time scheduled offer curve on which the unit was operating;

URTLMP equals the real time LMP at the unit’s bus; and

where UB - URTLMP shall not be negative.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 116C
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 116C

(g) A Market Seller providing Reactive Services from a hydroelectric resource where such resource is pool scheduled (or self-scheduled, if operating according to paragraph 1.10.3 (c)), and where the output of such resource is altered from the schedule submitted by the Market Seller for the purpose of maintaining reactive reliability at the request of the Office of the Interconnection, shall be compensated for lost opportunity cost in the same manner as provided in sections 3.2.2A(d) and 3.2.3A(f) and further detailed in the PJM Manuals.

(h) If a Market Seller can demonstrate to the satisfaction of the Office of the Interconnection and the Market Monitoring Unit that, due to specific pre-existing binding commitments to which it is a party, and that properly should be recognized for purposes of this section, the above calculations do not accurately compensate the Market Seller for lost opportunity cost associated with following the Office of the Interconnection’s dispatch instructions to reduce or suspend a unit’s output for the purpose of maintaining reactive reliability, then the Office of the Interconnection will provide such alternate lost opportunity cost compensation to the Market Seller as can be agreed upon by the Market Seller, the Office of the Interconnection and the Market Monitoring Unit.

(i) The amount of spinning reserve provided by units maintaining reactive reliability shall be counted as Spinning Reserve satisfying the overall PJM Spinning Reserve requirements. Operators of these units shall be notified of such provision, and to the extent a unit’s operator indicates that the unit is capable of providing Spinning Reserve, shall be subject to the same requirements contained in Section 3.2.3A regarding provision of Tier 2 Spinning Reserve. At the end of each Operating Day, to the extent a condenser operated to provide Reactive Services also provided Spinning Reserve, a Market Seller shall be credited for providing synchronous condensing for the purpose of maintaining reactive reliability at the request of the Office of the Interconnection, in an amount equal to the higher of (i) the hourly Spinning Reserve Market Clearing Price for each hour a unit provided synchronous condensing multiplied by the amount of spinning reserve provided by the synchronous condenser or (ii) the sum of (A) the unit’s hourly cost to provide synchronous condensing, calculated in accordance with the PJM Manuals, (B) the hourly product of MW energy usage for providing synchronous condensing multiplied by the real time LMP at the unit’s bus, (C) the unit’s startup-cost of providing synchronous condensing, and (D) the unit-specific lost opportunity cost of the resource supplying the increment of Spinning Reserve as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals. To the extent a condenser operated to provide Reactive Services was not also providing Spinning Reserve, the Market Seller shall be credited only for the unit’s cost to condense, as described in (ii) above. The total Spinning Reserve Obligations of all Load Serving Entities under section 3.2.3A(a) in the zone where these condensers are located shall be reduced by the amount counted as satisfying the PJM Spinning Reserve requirements. The Spinning Reserve Obligation of each Load Serving Entity in the zone under section 3.2.3A(a) shall be reduced to the same extent that the costs of such condensers counted as Spinning Reserve are allocated to such Load Serving Entity pursuant to paragraph (l) below.

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	July 2, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 116C.01
Third Revised Rate Schedule FERC No. 24

(j) A Market Seller’s pool scheduled steam-electric generating unit or combined cycle unit operating in combined cycle mode, that is not committed to operate in the Day-ahead Market, but that is directed by the Office of Interconnection to operate solely for the purpose of maintaining reactive reliability, at the request of the Office of the Interconnection, shall be credited in the amount of the unit’s offered price for start-up and no-load fees. The unit also shall receive, if applicable, compensation in accordance with Sections 3.2.3B(e)-(f).

(k) The sum of the foregoing credits as specified in Sections 3.2.3B(b)-(j) shall be the cost of Reactive Services for the purpose of maintaining reactive reliability for the Operating Day and shall be separately determined for each transmission zone in the PJM Region based on whether the resource was dispatched for the purpose of maintaining reactive reliability in such transmission zone.

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	July 2, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 116D
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 116D

(l) The cost of Reactive Services for the purpose of maintaining reactive reliability in a transmission zone in the PJM Region for each Operating Day shall be allocated and charged to each Market Participant in proportion to its deliveries of energy to load in such transmission zone, served under Network Transmission Service, in megawatt-hours during that Operating Day, as compared to all such deliveries for all Market Participants in such transmission zone.

(m) Generating units receiving dispatch instructions from the Office of the Interconnection under the expectation of increased actual or reserve reactive shall inform the Office of the Interconnection dispatcher if the requested reactive capability is not achievable. Should the operator of a unit receiving such instructions realize at any time during which said instruction is effective that the unit is not, or likely would not be able to, provide the requested amount of reactive support, the operator shall as soon as practicable inform the Office of the Interconnection dispatcher of the unit’s inability, or expected inability, to provide the required reactive support, so that the associated dispatch instruction may be cancelled. PJM Performance Compliance personnel will audit operations after-the-fact to determine whether a unit that has altered its active power output at the request of the Office of the Interconnection has provided the actual reactive support or the reactive reserve capability requested by the Office of the Interconnection. PJM shall utilize data including, but not limited to, historical reactive performance and stated reactive capability curves in order to make this determination, and may withhold such compensation as described above if reactive support as requested by the Office of the Interconnection was not or could not have been provided.

3.2.3C Synchronous Condensing for Post-Contingency Operation.

(a) Under normal circumstances, PJM operates generation out of merit order to control contingency overloads when the flow on the monitored element for loss of the contingent element (“contingency flow”) exceeds the long-term emergency rating for that facility, typically a 4-hour or 2-hour rating. At times however, and under certain, specific system conditions, PJM does not operate generation out of merit order for certain contingency overloads until the contingency flow on the monitored element exceeds the 30-minute rating for that facility (“post-contingency operation”). In conjunction with such operation, when the contingency flow on such element exceeds the long-term emergency rating, PJM operates synchronous condensers in the areas affected by such constraints, to the extent they are available, to provide greater certainty that such resources will be capable of producing energy in sufficient time to reduce the flow on the monitored element below the normal rating should such contingency occur.

(b) The amount of spinning reserve provided by synchronous condensers associated with post-contingency operation shall be counted as spinning reserve satisfying the PJM Spinning Reserve requirements. Operators of these units shall be notified of such provision, and to the extent a unit’s operator indicates that the unit is capable of providing Spinning Reserve, shall be subject to the same requirements contained in Section 3.2.3A regarding provision of Tier 2 Spinning Reserve. At the end of each Operating Day, to the extent a condenser operated in conjunction with post-contingency operation also provided Spinning Reserve, a Market Seller shall be credited for providing synchronous condensing in conjunction with post-contingency operation at the request of the Office of the Interconnection, in an amount equal to the higher of (i) the hourly Spinning Reserve Market Clearing Price for each hour a resource provided synchronous condensing multiplied by the amount of spinning reserve provided by the synchronous condenser or (ii) the sum of (A) the resource’s hourly cost to

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	July 2, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 116D.01
Third Revised Rate Schedule FERC No. 24

provide synchronous condensing multiplied by the real-time LMP at the generation bus of the resource, (C) the resource’s start-up cost of providing synchronous condensing, and (D) the unit-specific lost opportunity cost of the resource supplying the increment of Spinning Reserve as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals. To the extent a condenser operated in association with post-contingency constraint control was not also providing Spinning Reserve, the Market Seller shall be credited only for the unit’s cost to condense, as described in (ii) above. The total Spinning Reserve Obligations of all Load Serving Entities under section 3.2.3A(a) in the zone where these condensers are located shall be reduced by the amount counted as satisfying the PJM Spinning Reserve requirements. The Spinning Reserve Obligation of each Load Serving Entity in the zone under section 3.2.3A(a) shall be reduced to the same extent that the costs of such condensers counted as Spinning Reserve are allocated to such Load Serving Entity pursuant to paragraph (d) below.

(c) The sum of the foregoing credits as specified in section 3.2.3C(b) shall be the cost of synchronous condensers associated with post-contingency operations for the Operating Day and shall be separately determined for each transmission zone in the PJM Region based on whether the resource was dispatched in association with post-contingency operation in such transmission zone.

(d) The cost of synchronous condensers associated with post-contingency operations in a transmission zone in the PJM Region for each Operating Day shall be allocated and charged to each Market Participant in proportion to its deliveries of energy to load in such transmission zone, served under Network Transmission Service, in megawatt-hours during that Operating Day, as compared to all such deliveries for all Market Participants in such transmission zone.

3.2.4 Transmission Congestion.

Each Market Buyer shall be charged or credited for Transmission Congestion Charges as specified in Section 5 of this Schedule.

3.2.5 Transmission Losses.

(a) Whenever the Office of the Interconnection has in place appropriate computer hardware, software, and other necessary resources to account for marginal losses in the dispatch of energy and the calculation of Locational Marginal Prices, loss accounting shall be determined on that basis, and the provisions of this Section shall be revised accordingly. Until such time, the following accounting provisions for losses shall apply.

(b) Each Internal Market Buyer that is a Load Serving Entity or purchasing on behalf of a Load Serving Entity shall be credited in an amount equal to its pro rata share of the hourly total amounts collected from Transmission Customers either as charges for transmission

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	July 2, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 117
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 117

losses in the PJM Region as specified in Section 3.4.2 or for transmission losses supplied in kind in accordance with Section 3.4.2(c) based on the Locational Marginal Price at the interface where such losses were delivered. This credit shall be determined by the ratio of the Internal Market Buyer’s total hourly load (net of its operating Behind The Meter Generation, but not to be less than zero), divided by the total hourly load in the PJM Region (net of total operating Behind The Meter Generation).

(c) MAAC Control Zone 500 kV losses shall be allocated to each Electric Distributor that reports hourly net energy flows from metered tie lines in proportion to its hourly load (net of operating Behind The Meter Generation, but not to be less than zero) in the MAAC Control Zone.

(d) 500 kV and 345 kV losses in the PJM West Region shall be allocated to each Electric Distributor that reports hourly net energy flows from metered tie lines in proportion to its hourly load (net of Behind The Meter Generation, but not to be less than zero) in the PJM West Region.

3.2.6 Emergency Energy.

(a) Market Participants shall be allocated a proportionate share of the net cost of Emergency energy purchased by the Office of the Interconnection. Such allocated share during each hour of such Emergency energy purchase shall be in proportion to the amount of each Market Participant’s real-time deviation from its net PJM Interchange in the Day-ahead Energy Market, whenever that deviation increases the Market Participant’s spot market purchases or decreases its spot market sales. This deviation shall not include any reduction or suspension of output of pool scheduled resources requested by PJM to manage an Emergency within the PJM Region.

(b) Net revenues in excess of Real-time Prices attributable to sales of energy in connection with Emergencies to other Control Areas shall be credited to Market Participants during each hour of such Emergency energy sale in proportion to the sum of (i) each Market Participant’s real-time deviation from its net PJM Interchange in the Day-ahead Energy Market, whenever that deviation increases the Market Participant’s spot market purchases or decreases its spot market sales, and (ii) each Market Participant’s energy sales from within the PJM Region to entities outside the PJM Region that have been curtailed by PJM.

(c) The net costs or net revenues associated with sales or purchases of hourly energy in connection with a Minimum Generation Emergency in the PJM Region, or in another Control Area, shall be allocated during each hour of such Emergency sale or purchase to each Market Participant in proportion to the amount of each Market Participant’s real-time deviation from its net PJM Interchange in the Day-ahead Market, whenever that deviation increases the Market Participant’s spot market sales or decreases its spot market purchases.

3.2.7 Billing.

(a) The Office of the Interconnection shall prepare a billing statement each billing cycle for each Market Buyer in accordance with the charges and credits specified in Sections 3.2.1 through 3.2.6 of this Schedule, and showing the net amount to be paid or received by the Market Buyer. Billing statements shall provide sufficient detail, as specified in the PJM Manuals, to allow verification of the billing amounts and completion of the Market Buyer’s internal accounting.

Issued By:	Craig Glazer	Effective:	June 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 118
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 118

(b) If deliveries to a Market Buyer that has PJM Interchange meters in accordance with Section 14 of the Operating Agreement include amounts delivered for a Market Participant that does not have PJM Interchange meters separate from those of the metered Market Buyer, the Office of the Interconnection shall prepare a separate billing statement for the unmetered Market Participant based on the allocation of deliveries agreed upon between the Market Buyer and the unmetered Market Participant specified by them to the Office of the Interconnection.

3.3 Market Sellers.

Except as provided in the following sentence, the accounting and billing principles and procedures applicable to Generating Market Buyers functioning as Market Sellers shall be as set forth in Section 3.2. This Section sets forth the accounting and billing principles and procedures applicable to all other Market Sellers, and to Generating Market Buyers functioning as Market Sellers with respect to any matters not specified in Section 3.2.

3.3.1 Spot Market Energy.

(a) Market Sellers shall be paid for all energy scheduled to be delivered in the Day-ahead Energy Market at the Day-ahead Prices applicable to each relevant generation bus.

(b) At the end of each hour during an Operating Day, the Office of the Interconnection shall determine the total net amount of energy delivered in the hour to the PJM Region by each of the Market Seller’s resources, in accordance with the PJM Manuals and the calculation described in Section 3.2.1(f).

(c) The Office of the Interconnection shall calculate Day-ahead and Real-time Prices for each generation and load bus in the PJM Region, including the bus at each point of interconnection between PJM and each adjacent Control Area, in accordance with Section 2 of this Schedule.

(d) A Market Seller shall be credited for Real-time sales of Spot Market Energy to the extent of its hourly net deliveries to the PJM Region of energy in excess of amounts scheduled in the Day-ahead Energy Market from the Market Seller’s resources. For pool External Resources, the Office of the Interconnection shall model, based on an appropriate flow analysis, the hourly amounts delivered from each such resource to the corresponding interface point between adjacent Control Areas and the PJM Region. The total real-time generation revenues for each Market Seller shall be the sum of its credits determined by the product of (i) the hourly net amount of energy delivered to the PJM Region at the applicable generation or interface bus in excess of the amount scheduled to be delivered in that hour at that bus in the Day-ahead Energy Market from each of the Market Seller’s resources, times (ii) the hourly Real-time Price at that bus. To the extent that the energy actually injected at a generation or interface bus in any hour is less than the energy scheduled to be injected at that bus in the Day-ahead Energy Market, the Market Seller shall be debited for the difference at the Real-time Price for the applicable bus at the time of the shortfall times the amount of the shortfall. The total generation revenue for each Market Seller shall be the sum, for each of the Market Seller’s generation or interface buses, of the revenues at Day-ahead Prices determined in accordance with the Day-ahead Energy Market as specified in Section 3.3.1(a) plus the revenues at Real-time Prices determined as specified herein, net of any debits specified herein for each of the Market Seller’s generation or interface buses.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 119
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 119

3.3.2 Control Zone Regulation.

Each Market Seller that is also an Internal Market Buyer as to load in a Regulation Zone shall have an hourly Regulation objective and shall be credited or charged in connection therewith as specified in Section 3.2.2. All other Market Sellers supplying Regulation in such Regulation Zone at the direction of the Office of the Interconnection shall be credited for each increment of such Regulation at the price specified in Section 3.2.2(b), as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals.

3.3.3 Operating Reserves.

A Market Seller shall be credited for its pool-scheduled resources based on the prices offered for the operation of such resource, provided that the resource was available for the entire time specified in the Offer Data for such resource, in accordance with the procedures set forth in Section 3.2.3.

3.3.4 Emergency Energy.

The net costs or net revenues associated with purchases or sales of energy in connection with Emergencies in the PJM Region, or in another Control Area, shall be allocated to Market Participants in accordance with the procedures set forth in Section 3.2.6.

3.3.5 Spinning Reserve.

Each Market Seller that is also an Internal Market Buyer shall have an hourly Spinning Reserve objective and shall be credited or charged in connection therewith as specified in Section 3.2.3A(a). All other Market Sellers supplying Spinning Reserve at the direction of the Office of the Interconnection shall be credited for each increment of such Spinning Reserve at the price specified in Section 3.2.3A(b), as determined by the Office of the Interconnection in accordance with procedures specified in the PJM Manuals.

3.3.6 Billing.

The Office of the Interconnection shall prepare a billing statement each billing cycle for each Market Seller in accordance with the charges and credits specified in Sections 3.3.1 through 3.3.5 of this Schedule, and showing the net amount to be paid or received by the Market Seller. Billing statements shall provide sufficient detail, as specified in the PJM Manuals, to allow verification of the billing amounts and completion of the Market Seller’s internal accounting.

Issued By:	Craig Glazer	Effective:	October 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 120
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 120

3.4 Transmission Customers.

3.4.1 Transmission Congestion.

Each Transmission Customer shall be charged and credited for Transmission Congestion Charges as specified in Section 5 of this Schedule.

3.4.2 Transmission Losses.

(a) Whenever the Office of the Interconnection has in place appropriate computer hardware, software, and other necessary resources to account for marginal losses in the dispatch of energy and the calculation of Locational Marginal Prices, loss accounting shall be determined on that basis, and the provisions of this Section shall be revised accordingly. Until such time, the following accounting provisions for losses shall apply.

(b) Transmission Customers shall be charged for transmission losses in an amount equal to the product of (i) the Transmission Customer’s megawatt-hours of deliveries using Point-to-Point Transmission Service, times (ii) the appropriate loss factor for deliveries using Point-to-Point Transmission Service, times (iii) the weighted average Day-ahead or Real-time Price, as applicable, for all load buses in the PJM Region. The foregoing average hourly loss factor shall be: (i) determined by the Office of the Interconnection from time to time as conditions affecting losses shall warrant; and (ii) calculated separately for on-peak and off-peak hours on the basis of the average ratio of losses to load served in each such period.

(c) A Transmission Customer may elect to pay for losses in kind, rounded off to the nearest whole megawatt, rather than as specified above if its total deliveries in an hour using Point-to-Point Transmission Service are greater than 200 megawatts. If it so elects, the Transmission Customer’s specified source for the energy to be delivered using Point-to-Point Transmission Service may be scheduled to supply to the boundary of the PJM Region an amount of energy equal to the delivery schedule plus the amount of losses determined by applying the appropriate hourly loss factor, as specified above, to the delivered amount.

3.4.3 Billing.

The Office of the Interconnection shall prepare a billing statement each billing cycle for each Transmission Customer in accordance with the charges and credits specified in Sections 3.4.1 through 3.4.2 of this Schedule, and showing the net amount to be paid or received by the Transmission Customer. Billing statements shall provide sufficient detail, as specified in the PJM Manuals, to allow verification of the billing amounts and completion of the Transmission Customer’s internal accounting.

3.5 Other Control Areas.

3.5.1 Energy Sales.

To the extent appropriate in accordance with Good Utility Practice, the Office of the Interconnection may sell energy to a Control Area interconnected with the PJM Region as necessary to alleviate or end an Emergency in that interconnected Control Area. Such sales shall be made (i) only to Control Areas that have

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 121
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 121

undertaken a commitment pursuant to a written agreement with the LLC to sell energy on a comparable basis to the PJM Region, and (ii) only to the extent consistent with the maintenance of reliability in the PJM Region. The Office of the Interconnection may decline to make such sales to a Control Area that the Office of the Interconnection determines does not have in place and implement Emergency procedures that are comparable to those followed in the PJM Region. If the Office of the Interconnection sells energy to an interconnected Control Area as necessary to alleviate or end an Emergency in that Control Area, such energy shall be sold at 150% of the Real-time Price at the bus or buses at the border of the PJM Region at which such energy is delivered.

3.5.2 Operating Margin Sales.

To the extent appropriate in accordance with Good Utility Practice, the Office of the Interconnection may sell Operating Margin to an interconnected Control Area as requested to alleviate an operating contingency resulting from the effect of the purchasing Control Area’s operations on the dispatch of resources in the PJM Region. Such sales shall be made only to Control Areas that have undertaken a commitment pursuant to a written agreement with the Office of the Interconnection (i) to purchase Operating Margin whenever the purchasing Control Area’s operations will affect the dispatch of resources in the PJM Region, and (ii) to sell Operating Margin on a comparable basis to the LLC.

3.5.3 Transmission Congestion.

Each Control Area purchasing Operating Margin shall be assessed Transmission Congestion Charges as specified in Section 5.1.5 of this Schedule.

3.5.4 Billing.

The Office of the Interconnection shall prepare a billing statement each billing cycle for each Control Area to which Emergency energy or Operating Margin was sold, and showing the net amount to be paid by such Control Area. Billing statements shall provide sufficient detail, as specified in the PJM Manuals, to allow verification of the billing amounts.

3.6 Metering Reconciliation.

3.6.1 Meter Correction Billing.

Metering errors and corrections will be reconciled at the end of each month by a meter correction charge or credit. The monthly meter correction charge or credit shall be determined by the product of the positive or negative deviation in energy amounts, times the weighted average Locational Marginal Price for all load buses in the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 122
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 122

3.6.2 Meter Corrections Between Market Participants.

If a Market Participant or the Office of the Interconnection discovers a meter error affecting an interchange of energy with another Market Participant and makes the error known to such other Market Participant prior to the completion by the Office of the Interconnection of the accounting for the interchange, and if both Market Participants are willing to adjust hourly load records to compensate for the error and such adjustment does not affect other parties, an adjustment in load records may be made by the Market Participants in order to correct for the meter error, provided corrected information is furnished to the Office of the Interconnection in accordance with the Office of the Interconnection’s accounting deadlines. No such adjustment may be made if the accounting for the Operating Day in which the interchange occurred has been completed by the Office of the Interconnection.

3.6.3 500 kV Meter Errors.

Billing cycle accounting for 500 kV transmission losses shall be adjusted to account for errors in meters on 500 kV Transmission Facilities.

3.6.4 Meter Corrections Between Control Areas.

An error between accounted for and metered interchange between a Party in the PJM Region and an entity in a Control Area other than the PJM Region shall be corrected by adjusting the hourly meter readings. If this is not practical, the error shall be accounted for by a correction at the end of the billing cycle. The Market Participant with ties to such other Control Area experiencing the error shall account for the full amount of the discrepancy and an appropriate debit or credit shall be applied equally among all Market Buyers. The Office of the Interconnection will adjust the actual interchange between the other Control Area and the PJM Region to maintain a proper record of inadvertent energy flow. Meter corrections on the 500 kV system between the PJM Region and other Control Areas shall be accounted for through the internal 500 kV system meter error allocation at the end of the billing cycle.

3.6.5 Meter Correction Data.

Meter error data shall be submitted to the Office of the Interconnection not later than noon on the second working day of the Office of the Interconnection after the end of the billing cycle applicable to the meter correction.

3.6.6 Correction Limits.

A Market Participant may not assert a claim for an adjustment in billing as a result of a meter error for any error discovered more than two years after the date on which the metering occurred. Any claim for an adjustment in billing as a result of a meter error shall be limited to bills for transactions occurring in the most recent annual accounting period of the billing Market Participant in which the meter error occurred, and the prior annual accounting period.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 123
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 123

4. RATE TABLE

4.1 Offered Price Rates.

Spot Market Energy, Regulation, Operating Reserve, and Transmission Congestion are based on offers to the Office of the Interconnection specified in this Agreement.

4.2 Transmission Losses.

Average loss factors shall be as specified in the PJM Tariff.

4.3 Emergency Energy Purchases.

The pricing for Emergency energy purchases will be determined by the Office of the Interconnection and: (a) an adjacent Control Area, in accordance with an agreement between the Office of the Interconnection and such adjacent Control Area, or (b) a Member, in accordance with arrangements made by the Office of Interconnection to purchase energy offered by such Member from resources that are not Capacity Resources.

5. CALCULATION OF TRANSMISSION CONGESTION CHARGES AND CREDITS

5.1 Transmission Congestion Charge Calculation.

5.1.1 Calculation by Office of the Interconnection.

When the transmission system is operating under constrained conditions, or as necessary to provide third-party transmission provider losses in accordance with Section 9.3, the Office of the Interconnection shall calculate Transmission Congestion Charges for each Network Service User, the PJM Interchange Energy Market, and each Transmission Customer.

5.1.2 General.

The basis for the Transmission Congestion Charges shall be the differences in the Locational Marginal Prices between points of delivery and points of receipt, as determined in accordance with Section 2 of this Schedule.

5.1.3 Network Service User Calculation.

Each Network Service User shall be charged for the increased cost of energy incurred by it during each constrained hour to deliver the output of its firm Capacity Resources or other owned or contracted for resources, its firm bilateral purchases, and its non-firm bilateral purchases as to which it has elected to pay Transmission Congestion Charges. The Transmission Congestion Charge for deliveries from each such source shall be the Network Service User’s hourly net bill less its hourly net PJM Interchange payments or sales as determined in accordance with Section 3.2.1 or Sections 3.3 and 3.3.1 of this Schedule.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 124
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 124

5.1.4 Transmission Customer Calculation.

Each Transmission Customer using Firm Point-to-Point Transmission Service (as defined in the PJM Tariff), and each Transmission Customer using Non-Firm Point-to-Point Transmission Service (as defined in the PJM Tariff) that has elected to pay Transmission Congestion Charges, shall be charged for the increased cost of energy during constrained hours for the delivery of energy using Point-to-Point Transmission Service. Except as specified in this subsection, a Transmission Congestion Charge shall be assessed for transmission use scheduled in the Day-ahead Energy Market, calculated as the amount to be delivered multiplied by the difference between the Day-ahead Price at the delivery point or the delivery interface at the boundary of the PJM Region and the Day-ahead Price at the source point or the source interface at the boundary of the PJM Region. Transmission Congestion Charges shall be assessed for real-time transmission use in excess of the amounts scheduled for each hour in the Day-ahead Energy Market, calculated as the excess amount multiplied by the difference between the Real-time Price at the delivery point or the delivery interface at the boundary of the PJM Region, and the Real-time Price at the source point or the source interface at the boundary of the PJM Region. A Transmission Customer shall be credited for Transmission Congestion Charges for real-time transmission use falling below the amounts scheduled for each hour in the Day-ahead Energy Market, calculated as the shortfall amount multiplied by the difference between the Real-time Price at the delivery point or the delivery interface at the boundary of the PJM Region, and the Real-time Price at the source point or the source interface at the boundary of the PJM Region. Real-time deviations from the Point-to-Point Transmission Service scheduled in the Day-ahead Energy Market shall be determined by the lesser of the real-time injection or withdrawal associated with such transmission service. The Transmission Congestion Charge for Market Sellers using point-to-point transmission service for deliveries out of the PJM Region from generating resources within such area shall be the amount of its net bill less the Market Seller’s net hourly PJM Interchange payments or sales as determined in accordance with Section 3.3 of this Schedule.

5.1.5 Operating Margin Customer Calculation.

Each Control Area purchasing Operating Margin shall be assessed Transmission Congestion Charges for any increase in the cost of energy resulting from the provision of Operating Margin. The Transmission Congestion Charge shall be the amount of Operating Margin purchased in an hour multiplied by the difference in the Real-time Price at what would be the delivery interface and the Real-time Price at what would be the source interface, if the operating contingency that was the basis for the purchase of Operating Margin had occurred in that hour. Operating Margin may be allocated among multiple source and delivery interfaces in accordance with an applicable load flow study.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 125
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 125

5.1.6 Transmission Loading Relief Customer Calculation.

(a) Each Transmission Loading Relief Customer shall be assessed Transmission Congestion Charges for any increase in the cost of energy in the PJM Region resulting from its energy schedules over contract paths outside the PJM Region during Transmission Loading Relief.

(b) The Transmission Congestion Charge shall be the total amount of energy specified in such energy schedules multiplied by the difference between a Locational Marginal Price calculated by the Office of the Interconnection for the energy schedule source location specified in the NERC Interchange Distribution Calculator and a Locational Marginal Price calculated by the Office of the Interconnection for the energy schedule sink location specified in the NERC Interchange Distribution Calculator. Transmission Congestion Charges that are less than zero shall be set equal to zero for Transmission Loading Relief Customers.

(c) The Office of the Interconnection will determine the Locational Marginal Prices at the energy schedule source and sink locations external to PJM with reference to and based solely on the prices of energy in the PJM Region and at the interface buses between adjacent Control Areas and the PJM Region and the system conditions and actual power flow distributions as described by the PJM State Estimator program. The Office of the Interconnection will determine the Locational Marginal Prices at the external energy schedule source and sink locations and the resulting Congestion Charge based on the portion of the energy schedule that flows through the PJM Region as reflected by the flow distributions from the PJM State Estimator program.

5.1.7 Total Transmission Congestion Charges.

The total Transmission Congestion Charges collected by the Office of the Interconnection each hour will be the aggregate net amounts determined as specified in this Schedule. The Office of the Interconnection shall collect Transmission Congestion Charges for each hour the transmission system operates under constrained conditions.

5.2 Transmission Congestion Credit Calculation.

5.2.1 Eligibility.

(a) Except as provided in Section 5.2.1(b), each holder of a Financial Transmission Right shall receive as a Transmission Congestion Credit a proportional share of the total Transmission Congestion Charges collected for each constrained hour.

(b) If a holder of a Financial Transmission Right between specified delivery and receipt buses acquired the Financial Transmission Right in a Financial Transmission Rights Auction (the procedures for which are set forth in Part 7 of this Schedule 1) and (i) had an Increment Bid and/or Decrement Bid that was accepted by the Office of the Interconnection for an applicable hour in the Day-ahead Energy Market for delivery or receipt at or near delivery or receipt buses of the Financial Transmission Right; and (ii) the result of the acceptance of such Increment Bid or Decrement Bid is that the difference in locational marginal prices in the Day-ahead Energy Market between such delivery and receipt buses is greater than the difference in

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 126
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 126

locational marginal prices between such delivery and receipt buses in the Real-time Energy Market, then the Market Participant shall not receive any Transmission Congestion Credit, associated with such Financial Transmission Right in such hour, in excess of one divided by the number of hours in the applicable month multiplied by the amount that the Market Participant paid for the Financial Transmission Right in the Financial Transmission Rights Auction.

(c) For purposes of Section 5.2.1(b) a bus shall be considered at or near the Financial Transmission Right delivery or receipt bus if seventy-five percent or more of the energy injected or withdrawn at that bus and which is withdrawn or injected at any other bus is reflected in the constrained path between the subject Financial Transmission Right delivery and receipt buses that were acquired in the Financial Transmission Rights Auction.

5.2.2 Financial Transmission Rights.

(a) Transmission Congestion Credits will be calculated based upon the Financial Transmission Rights held at the time of the constrained hour. Except as provided in paragraph (e) below, Financial Transmission Rights shall be auctioned as set forth in Section 7.

(b) The hourly economic value of a Financial Transmission Right Obligation is based on the Financial Transmission Right MW reservation and the difference between the Day-ahead Price at the point of delivery and the point of receipt of the Financial Transmission Right. The hourly economic value of a Financial Transmission Right Obligation is positive (a benefit to the Financial Transmission Right holder) when the Day-ahead Price at the point of delivery is higher than the Day-ahead Price at the point of receipt. The hourly economic value of a Financial Transmission Right Obligation is negative (a liability to the holder) when the Day-ahead Price at the point of receipt is higher than the Day-ahead Price at the point of delivery. The Day-ahead Prices determined for purposes of this subsection shall exclude the Locational Marginal Price adjustments for third-party transmission losses provided by Section 9.3.

(c) The hourly economic value of a Financial Transmission Right Option is based on the Financial Transmission Right MW reservation and the difference between the Day-ahead Price at the point of delivery and the point of receipt of the Financial Transmission Right when that difference is positive. The hourly economic value of a Financial Transmission Right Option is positive (a benefit to the Financial Transmission Right holder) when the Day-ahead Price at the point of delivery is higher than the Day-ahead Price at the point of receipt. The hourly economic value of a Financial Transmission Right Option is zero (neither a benefit nor a liability to the holder) when the Day-ahead Price at the point of receipt is higher than the Day-ahead Price at the point of delivery. The Day-ahead Prices determined for purposes of this subsection shall exclude the Locational Marginal Price adjustments for third-party transmission losses provided by Section 9.3.

(d) A Financial Transmission Right, or the right to Transmission Congestion Credits attributable to a Financial Transmission Right, may be sold or otherwise transferred by agreement, subject to compliance with such procedures as may be established by the Office of the Interconnection for verification of the rights of the purchaser or transferee.

(e) Network Service Users and Firm Transmission Customers that take service that sinks in new PJM zones, at their election, may receive a direct allocation of Financial Transmission Rights instead of an allocation of Auction Revenue Rights. Network Service Users and Firm Transmission Customers may make this election for the succeeding two annual FTR auctions after the integration of the new zone into the PJM interchange energy market. Such

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Substitute First Revised Sheet No. 126A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 126A

election shall be made prior to the commencement of each annual FTR auction. For purposes of this election, the Allegheny Power Zone shall be considered a new zone with respect to the annual Financial Transmission Right auction in 2003 and 2004. Network Service Users and Firm Transmission Customers in new PJM zones that elect not to receive direct allocations of Financial Transmission Rights shall receive allocations of Auction Revenue Rights. During the annual allocation process, the Financial Transmission Right allocation for new PJM zones shall be performed simultaneously with the Auction Revenue Rights allocations in existing and new PJM zones. Prior to the effective date of the initial allocation of FTRs in a new PJM Zone, PJM shall file with FERC, under section 205 of the Federal Power Act, the FTRs and ARRs allocated in accordance with sections 5 and 7 of this Schedule 1.

(f) For Network Service Users and Firm Transmission Customers that take service that sinks in new PJM zones that elect to receive direct allocations of Financial Transmission Rights, Financial Transmission Rights shall be allocated using the same allocation methodology as is specified for the allocation of Auction Revenue Rights in Section 7.4.2 and in accordance with the following:

(i)	All Financial Transmission Rights must be simultaneously feasible. If all Financial Transmission Right requests made when Financial Transmission Rights are allocated for the new zone are not feasible then Financial Transmission Rights are prorated and allocated in proportion to the MW level requested and in inverse proportion to the effect on the binding constraints.

Issued By:	Craig Glazer	Effective:	September 1, 2004
Vice President, Government Policy
Issued On:	September 1, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER03-406-005, issued August 2, 2004, 108 FERC ¶ 61,117.

PJM Interconnection, L.L.C.	Second Revised Sheet No. 127
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 127

(ii)

In the event that Network Load changes from one Network Service User to another after an initial or annual allocation of Financial Transmission Rights in a new zone, Financial Transmission Rights will be reassigned on a proportional basis from the Network Service User losing the load to the Network Service User that is gaining the Network Load.

Issued By:	Craig Glazer	Effective:	February 1, 2004
Vice President, Governmental Policy
Issued On:	September 30, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 127A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 127A

is gaining the Network Load may request Financial Transmission Rights commensurate with the amount of the Network Load gained.

(g) At least one month prior to the integration of a new zone into the PJM interchange energy market, Network Service Users and Firm Transmission Customers that take service that sinks in the new zone shall receive an initial allocation of Financial Transmission Rights that will be in effect from the date of the integration of the new zone until the next annual allocation of Financial Transmission Rights and Auction Revenue Rights. Such allocation of Financial Transmission Rights shall be made in accordance with Section 5.2.2(f) of this Schedule.

(h) The following congestion charge crediting and uplift (hereinafter, “mitigation”) rules shall apply to each new zone first integrated on any date from May 1, 2004 through May 31, 2005 for which FERC orders such mitigation as a result of a filing for such zone of the type specified in subsection (g) above. Where FERC orders such mitigation, such rules shall remain in effect for such zone from the date of its integration through May 31, 2005. All such mitigation shall terminate for all such zones on May 31, 2005.

1.)	Mitigation shall apply only to Long-Term Firm Point-to-Point Transmission Service customers in such a zone that did not receive an allocation of ARRs or FTRs, as applicable, equal to the ARRs or FTRs such customer requested in the allocation for such zone. Only pro-rated requests that complied with the source, sink, and service level limitations stated in section 7.4.2(d) are eligible for mitigation. Such mitigation shall continue for the period stated above if a customer eligible for mitigation renews or rolls over its service agreement, but shall no longer apply if such a customer redirects its service to alternate points on a firm basis.

2.)	The affected customers that will receive mitigation will be notified by PJM of the MW amount of mitigation they will receive based on the difference between the amount of ARRs or FTRs requested and the amount of ARRs or FTRs awarded.

3.)	Mitigation provided herein applies only to requests submitted and pro-rated in the interim or annual ARR/FTR allocation process conducted for such zones for the time period specified above.

4.)	For each affected customer as described above, PJM each month will provide a mitigation credit to offset any congestion charges incurred by such customer in connection with the MW amount for the contract reservation eligible for mitigation as determined under paragraph (2) above. In no event shall the amount of any such credit exceed the net amount of any congestion paid (after taking account of any congestion credits) by such customer during such month with respect to such identified MW amount.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	September 24, 2004
Filed to comply with the following orders of the Federal Energy Regulatory Commission: 1) Docket No. ER04-653-002, 108 FERC ¶ 61,307, issued September 22, 2004; 2) Docket No. ER04-742-001, 108 FERC ¶ 61,269, issued September 21, 2004; and 3) Docket No. ER04-1077-000, 108 FERC ¶ 61,246, issued September 17, 2004.

PJM Interconnection, L.L.C.	Original Sheet No. 127B
Third Revised Rate Schedule FERC No. 24

5.)	The total cost of all such credits for all mitigated customers in a zone each month shall be charged to and collected from all Network Integration Transmission Service and Long-Term Firm Point-to-Point Transmission Service customers within such zone that received ARRs or FTRs or that received mitigation under this subsection (h), in proportion to each such customer’s share of the total allocated ARR/FTR MWs (including mitigation MWs). Mitigation and uplift shall be determined separately for each such zone.

5.2.3 Target Allocation of Transmission Congestion Credits.

A target allocation of Transmission Congestion Credits for each entity holding a Financial Transmission Right shall be determined for each Financial Transmission Rights. Each Financial Transmission Right shall be multiplied by the Day-ahead Price differences for the receipt and delivery points associated with the Financial Transmission Right, calculated as the Locational Marginal Price at the delivery point(s) minus the Locational Marginal Price at the receipt point(s). For the purposes of calculating Transmission Congestion Credits, the Day-ahead Price of a Zone is calculated as the sum of the Day-ahead Price of the buses that comprise the Zone multiplied by the percent of annual peak load assigned to each node. When the FTR Target Allocation is positive, the FTR Target Allocation is a credit to the FTR holder. When the FTR

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	September 24, 2004
Filed to comply with the following orders of the Federal Energy Regulatory Commission: 1) Docket No. ER04-653-002, 108 FERC ¶ 61,307, issued September 22, 2004; 2) Docket No. ER04-742-001, 108 FERC ¶ 61,269, issued September 21, 2004; and 3) Docket No. ER04-1077-000, 108 FERC ¶ 61,246, issued September 17, 2004.

PJM Interconnection, L.L.C.	Second Revised Sheet No. 128
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 128

Target Allocation is negative, the FTR Target Allocation is a debit to the FTR holder if the FTR is a Financial Transmission Right Obligation. When the FTR Target Allocation is negative, the FTR Target Allocation is set to zero if the FTR is a Financial Transmission Right Option. The total target allocation for Network Service Users and Transmission Customers for each hour shall be the sum of the target allocations associated with all of the Network Service Users’ or Transmission Customers’ Financial Transmission Rights. The Day-ahead Prices determined for purposes of this section shall exclude the Locational Marginal Price adjustments for third-party transmission losses provided by Section 9.3.

5.2.4 [Reserved.]

5.2.5 Calculation of Transmission Congestion Credits.

(a) The total of all the target allocations determined as specified above shall be compared to the total Transmission Congestion Charges in each hour resulting from both the Day-ahead Energy Market and the Real-time Energy Market. If the total of the target allocations is less than the total of the Transmission Congestion Charges, the Transmission Congestion Credit for each entity holding an FTR shall be equal to its target allocation. All remaining Transmission Congestion Charges shall be distributed as described below in Section 5.2.6 “Distribution of Excess Congestion Charges.”

(b) If the total of the target allocations is greater than the total Transmission Congestion Charges for the hour resulting from both the Day-ahead Energy Market and the Real-time Energy Market, each holder of Financial Transmission Rights shall be assigned a share of the total Transmission Congestion Charges in proportion to its target allocations for Financial Transmission Rights which have a positive Target Allocation value. Financial Transmission Rights which have a negative Target Allocation value are assigned the full Target Allocation value as a negative Transmission Congestion Credit.

5.2.6 Distribution of Excess Congestion Charges.

(a) Excess Transmission Congestion Charges accumulated in a month shall be distributed to each holder of Financial Transmission Rights in proportion to, but not more than, any deficiency in the share of Transmission Congestion Charges received by the holder during that month as compared to its total target allocations for the month.

(b) After the excess Transmission Congestion Charge distribution described in Section 5.2.6(a) is performed, any excess Transmission Congestion Charges remaining at the end of a month shall be distributed to each holder of Financial Transmission Rights in proportion to, but not more than, any deficiency in the share of Transmission Congestion Charges received by the holder during the current Planning Period, including previously distributed excess Transmission Congestion Charges, as compared to its total target allocation for the Planning Period.

(c) Any excess Transmission Congestion Charges remaining at the end of a Planning Period shall be distributed to each holder of Auction Revenue Rights in proportion to, but not more than, any Auction Revenue Right deficiencies for that Planning Period. After Auction Revenue Right deficiencies are satisfied, any remaining excess Transmission Congestion Charges shall be distributed to Network Service Users and Transmission Customers purchasing Firm Point-to-Point Transmission Service in proportion to their Demand Charges for Network Service and their charges for Reserved Capacity for Firm Point-to-Point Transmission Service over such period.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 129
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 129

5.3 Unscheduled Transmission Service (Loop Flow).

(a) When there are agreements between the Members (or the Office of the Interconnection on behalf of the Members) and others for compensation to be paid or received for unscheduled transmission service (loop flow) into or out of the PJM Region, the net compensation received shall be included in the total Transmission Congestion Charges that are distributed in accordance with Section 5.2.

(b) With respect to payments by the Office of the Interconnection to the New York Power Pool for the installation and operation of phase angle regulating facilities at Ramapo to control or limit unscheduled transmission service (loop flow), each East Transmission Owner with revenue requirements under the PJM Tariff shall pay a share of the charges on a transmission revenue requirements ratio share basis.

6. “MUST-RUN” FOR RELIABILITY GENERATION

6.1 Introduction.

The following procedures shall apply to any generation resource subject to the dispatch of the Office of the Interconnection that (a) is a generation resource for which construction commenced before July 9, 1996, and (b) as a result of transmission constraints, the Office of the Interconnection determines, in the exercise of Good Utility Practice, must be run in order to maintain the reliability of service in the PJM Region. The provisions of this Schedule shall otherwise apply to the scheduling, dispatch, operation and accounting treatment of such resources, to the extent not inconsistent with the provisions of this Section 6.

6.2 Identification of Facility Outages.

Not later than one hour prior to the deadline specified in Section 1.10.1 of this Schedule, the Office of the Interconnection shall identify on the PJM Open Access Same-Time Information System any facility outage or other system condition which it has determined may give rise to a transmission constraint that may require, in order to maintain system reliability, the dispatch of one or more generation resources that otherwise would not be dispatched based on the merits of their offers to the PJM Interchange Energy Market.

6.3 Dispatch for Local Reliability.

6.3.1 Request and Dispatch.

In addition to the dispatch of generation by the Office of the Interconnection to maintain reliability on transmission facilities monitored by it, a Member that owns or leases with rights equivalent to ownership local Transmission Facilities, as defined in this Agreement, the West Transmission Owners Agreement, or the East Transmission Owners Agreement and that operates a local control center in accordance with Section 11.3.3 of this Agreement or a Market Operations Center in accordance with Section 1.7.5 of this Schedule may request the Office of the Interconnection to dispatch generation in order to maintain reliability on any such local Transmission Facilities that are not then monitored by the Office of the Interconnection, subject to the rules and procedures in Section 6.3.2 and the PJM Manuals. The Office of the Interconnection shall dispatch generation to maintain reliability on such local Transmission Facilities by incorporating the facilities in the State Estimator program described in Section 2.3 as set forth below, unless the Office of the Interconnection determines that such dispatch would

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004
This tariff sheet is subject to further modifications and clarifications pursuant to order of the Federal Energy Regulatory Commission, Docket No. EL03-236, issued January 25, 2005, 110 FERC ¶ 61,053.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 130
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 130

adversely affect reliability in the PJM Region or would otherwise not be in accordance with Good Utility Practice.

6.3.2 Designation of Local Transmission Facilities.

The following rules and procedures shall apply to a Member request that the Office of the Interconnection dispatch generation on one or more local Transmission Facilities that are not then directly monitored by the Office of the Interconnection.

(a)	The local Transmission Facilities that are the subject of the request for monitoring and dispatch control must be among the facilities that comprise the Transmission System under the PJM Tariff and must meet the PJM Reliability Planning Criteria set forth in the PJM Manuals;

(b)	The Member shall provide modeling information for such local Transmission Facilities and provide sufficient telemetry to the Office of the Interconnection such that power flows are observable by the State Estimator program described in Section 2.3;

(c)	The request for monitoring and dispatch control of local Transmission Facilities shall constitute a request that such local Transmission Facilities become and remain monitored by the Office of the Interconnection and subject to its dispatch control for a period of not less than one year;

(d)	Requests under this Section for monitoring and dispatch control of local Transmission Facilities may be made only annually pursuant to the procedures set forth in the PJM Manuals;

(e)	The Office of the Interconnection shall post all requests for monitoring and dispatch control of local Transmission Facilities made under this Section on the PJM Internet site; and

(f)	The Member shall comply with all other operating procedures established by the Office of the Interconnection regarding dispatch for local reliability as set forth in the PJM Manuals.

6.3.3  Transition Procedures for Local Transmission Facilities under the Monitoring Responsibility and Dispatch Control of the Office of the Interconnection as of June 1, 2002.

The Office of the Interconnection shall determine whether local Transmission Facilities under its monitoring responsibility and dispatch control as of June 1, 2002 meet the PJM Reliability and Planning Criteria. Members with such local Transmission Facilities that do not meet the PJM Reliability Planning Criteria must either (1) remove the local Transmission Facilities from the dispatch control and monitoring responsibility of the Office of the Interconnection within 60 days of notification by the Office of the Interconnection of its determination that the local Transmission Facilities do not meet the PJM Reliability and Planning Criteria; or (2) commit, at their own cost and by a completion date agreed to by the Office of the Interconnection and the Member, to reinforce the local Transmission Facilities to enable the local Transmission Facilities to meet the PJM Reliability and Planning Criteria. This commitment to reinforce the local Transmission Facilities is subject to the requirements of applicable law, government regulations and approvals, including, without limitation, requirements to obtain any

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Substitute First Revised Sheet No. 131
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 131

necessary state or local siting, construction and operating permits, to the ability to acquire necessary right-of-way, and to the right to recover, pursuant to appropriate financial arrangements and tariffs or contracts, all reasonably incurred costs, plus a reasonable return on investment, provided that, in the event that a Member cannot reinforce the local Transmission Facilities due to the unavailability of required financing, the local Transmission Facilities must be removed from the monitoring responsibility and dispatch control of the Office of the Interconnection within 60 days of the determination that required financing is unavailable. The local Transmission Facilities will remain under the monitoring and dispatch control of the Office of the Interconnection during the construction of the reinforcements.

6.4 Offer Price Caps.

6.4.1 Applicability.

(a) Except as specified below, if, at any time, it is determined by the Office of the Interconnection in accordance with Sections 1.10.8 or 6.1 of this Schedule that any generation resource may be dispatched out of economic merit order to maintain system reliability as a result of limits on transmission capability, the offer prices for energy from such resource shall be capped at the levels specified below. If the Office of the Interconnection is able to do so, such offer prices shall be capped only during each hour when the transmission limit affects the schedule of the affected resource, and otherwise shall be capped for the entire Operating Day. The energy offer prices as capped shall be used to determine any Locational Marginal Price affected by the offer price of such resource.

(b) The energy offer price by any generation resource requested to be dispatched in accordance with Section 6.3 of this Schedule shall be capped at the levels specified below. If the Office of the Interconnection is able to do so, such offer prices shall be capped only during each hour when the affected resource is so scheduled, and otherwise shall be capped for the entire Operating Day. The energy offer prices as capped shall be used to determine any Locational Marginal Price affected by the price of such resource.

(c) Generation resources subject to an offer price cap shall be paid for energy at the applicable Locational Marginal Price.

(d) Offer price caps shall not be applicable to generation resources used to relieve the Western, Central and Eastern reactive limits in the PJM Control Area. In addition, offer price caps shall not be applicable to generation resources used to relieve any other transmission limit as to which the FERC has determined that offer price caps shall not be applicable.

(e) Offer price caps shall be suspended for any transmission limit(s) for any hour in which there are not three or fewer generation suppliers available for redispatch under subsection (a) that are jointly pivotal with respect to such transmission limit(s). Notwithstanding the number of jointly pivotal suppliers in any hour, if the Market Monitoring Unit determines that a reasonable level of competition will not exist based on an evaluation of all facts and circumstances, it may propose to the Commission the removal of offer-capping suspensions otherwise authorized by this section. Such proposals shall take effect only upon Commission acceptance or approval.

Issued By:	Craig Glazer	Effective:	January 26, 2005
Vice President, Government Policy
Issued On:	July 16, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. EL03-236, issued May 6, 2004, 107 FERC ¶ 61,112.

PJM Interconnection, L.L.C.	First Revised Sheet No. 131A
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 131A

6.4.2 Level.

(a) The offer price cap shall be one of the amounts specified below, as specified in advance by the Market Seller for the affected unit:

(i) The weighted average Locational Marginal Price at the generation bus at which energy from the capped resource was delivered during a specified number of hours during which the resource was dispatched for energy in economic merit order, the specified number of hours to be determined by the Office of the Interconnection and to be a number of hours sufficient to result in an offer price cap that reflects reasonably contemporaneous competitive market conditions for that unit;

Issued By:	Craig Glazer	Effective:	January 26, 2005
Vice President, Government Policy
Issued On:	November 2, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. EL03-236-000, issued May 6, 2004, 107 FERC ¶ 61,112.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 132
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 132

(ii)	The incremental operating cost of the generation resource as determined in accordance with Schedule 2 of this Agreement and the PJM Manuals, plus 10% of such costs;

(iii)	For a unit that is offer capped for 80 percent or more of its run hours, the incremental operating cost of the generation resource as determined in accordance with Schedule 2 of this Agreement and the PJM Manuals, plus the higher of $40 per megawatt-hour or the unit-specific going forward costs of the affected unit as reflected in an agreement entered pursuant to subparagraph (iv), below; or

(iv)	An amount determined by agreement between the Office of the Interconnection and the Market Seller, provided that, if the Office of the Interconnection and the Market Seller cannot reach agreement after 60 days from the commencement of negotiations, then the Market Seller may submit the rates, terms, and conditions of its proposed offer cap to the Commission for resolution.

(b) For purposes of section 6.4.2(a)(iii), a unit shall qualify for the specified offer cap if it was offer capped for 80 percent or more of its run hours over the course of the 12 month period ending December 31 of the calendar year preceding the calendar year in which the offer is submitted.

(c) For purposes of section 6.4.2(a)(iii), the unit-specific going forward costs determined by agreement between the Office of the Interconnection and the Market Seller shall include only the costs included in the Deactivation Avoidable Cost Rate, excluding costs associated with the Avoidable Project Investment Recovery Rate (APIR), set forth in section 115 of the PJM Tariff. Any costs that would be capitalized according to generally accepted accounting principles, associated carrying costs, or other fixed costs shall not be included. The agreement shall further provide that (i) in order for such costs to qualify for inclusion in the amounts determined by the agreement, the Market Seller must agree to provide to PJM relevant cost data concerning fuel, operating and maintenance, and other avoidable costs, (ii) the maintenance practices and incurrence of expense at the unit shall be subject to audit by the Office of the Interconnection, and (iii) the unit owner agrees to operate the unit in accordance with Good Utility Practice.

(d) Any agreement entered pursuant to section 6.4.2(a)(iv) shall be filed with the Commission and shall be effective only upon acceptance of the agreement for filing by the Commission.

7. FINANCIAL TRANSMISSION RIGHTS AUCTIONS

7.1 Auctions of Financial Transmission Rights.

Annual and periodic auctions to allow Market Participants to acquire or sell Financial Transmission Rights shall be conducted by the Office of the Interconnection in accordance with the provisions of this Section.

Issued By:	Craig Glazer	Effective:	January 26, 2005
Vice President, Government Policy
Issued On:	November 2, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. EL03-236-000, issued May 6, 2004, 107 FERC ¶ 61,112. This tariff sheet is subject to further modifications and clarifications pursuant to order of the Federal Energy Regulatory Commission, Docket No. EL03-236, issued January 25, 2005, 110 FERC ¶ 61,053.

PJM Interconnection, L.L.C.	Original Sheet No. 132.01
Third Revised Rate Schedule FERC No. 24

7.1.1 Auction Period and Scope of Auctions.

(a) The periods covered by auctions shall be: (1) the one-year period beginning the month after the final round of the annual auction and (2) the one-month period following the date that the monthly auction is conducted. With the exception of FTRs allocated pursuant to Section 5.2.2 (e) of this Schedule and the Financial Transmission Rights awarded as a result of the exercise of the conversion option pursuant to Section 7.1.1(b) of this Schedule, in the annual auction, the Office of the Interconnection shall offer for sale the entire Financial Transmission Rights capability for the year in four rounds with 25 percent of the capability offered in each round. In the monthly auction, the Office of the Interconnection shall offer for sale in the auction any remaining Financial Transmission Rights capability for the month after taking into account all of the Financial Transmission Rights already outstanding at the time of the auction. In addition, any holder of a Financial Transmission Right for the period covered by an auction may offer such Financial Transmission Right for sale in such auction. On-Peak, off-peak and 24-hour FTRs will be offered in the annual and monthly auctions. FTRs will be offered as Financial Transmission Right Obligations and Financial Transmission Right Options, provided that such Financial Transmission Right Obligations and Financial Transmission Right Options shall be awarded based only on the residual system capability that remains after the allocation of Financial Transmission Rights pursuant to Section 5.2.2(e) and the award of Financial Transmission Rights pursuant to Section 7.1.1(b) of this Schedule. Market Participants may bid for and acquire any number of Financial Transmission Rights, provided that all Financial Transmission Rights awarded are simultaneously feasible with each other and with all Financial Transmission Rights outstanding at the time of the auction and not sold into the auction. An ARR holder may self-schedule an FTR on the same path in the Annual FTR auction according to the rules described in the PJM Manuals.

(b) An Auction Revenue Rights holder may convert Auction Revenue Rights to Financial Transmission Rights. Such Financial Transmission Rights must (i) have the same source and sink points as the Auction Revenue Rights; (ii) be a 24-hour product; and (iii) be Financial Transmission Right Obligations. The Auction Revenue Rights holder must inform the Office of the Interconnection in accordance with the procedures established by the Office of the Interconnection that it intends to exercise the conversion option prior to close of round one of the

Issued By:	Craig Glazer	Effective:	January 26, 2005
Vice President, Government Policy
Issued On:	November 2, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 132A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 132A

annual Financial Transmission Rights auction. Once the conversion option is exercised, it will remain in effect for the entire Financial Transmission Rights auction. The Office of the Interconnection will designate twenty-five percent of the megawatt amount of the Auction Revenue Rights to be converted as price-taker bids in each of the four rounds of the Financial Transmission Rights auction. An Auction Revenue Rights holder that converts its Auction Revenue Rights may not designate a price bid for its converted Financial Transmission Rights and will receive a price equal to the clearing price set by other bids in the annual Financial Transmission Right auction. To the extent a market participant seeks to obtain FTRs in the annual auction through such conversion, the FTRs sought will not be included in the calculation of such market participant’s credit requirement for such annual FTR auction.

7.1.2 Frequency and Time of Auctions.

Subject to Section 7.1.1 of this Schedule, annual Financial Transmission Rights auctions shall offer the entire FTR capability of the PJM system in four rounds with 25 percent of the capability offered in each round. All four rounds of the annual Financial Transmission Rights auction shall occur within the two-month period (April – May) preceding the start of the PJM planning period. Each round shall occur over five business days and shall be conducted sequentially. Each round shall begin with the bid and offer period opening the first day at 12:00 midnight (Eastern Prevailing Time) and closing the third day at 5:00 p.m. (Eastern Prevailing Time). Monthly Financial Transmission Rights auctions shall be held. The bid and offer period shall open at 12:00 midnight (Eastern Prevailing Time) on the thirteenth (13th) business day preceding the month for which Financial Transmission Rights are being auctioned and shall close at 5:00 PM (Eastern Prevailing Time) on the tenth (10th) business day preceding the month for which Financial Transmission Rights are being auctioned.

7.1.3 Duration of Financial Transmission Rights.

Each Financial Transmission Right acquired in a Financial Transmission Rights auction shall entitle the holder to credits of Transmission Congestion Charges for the period that was specified in the corresponding auction.

Issued By:	Craig Glazer	Effective:	February 28, 2004
Vice President, Governmental Policy
Issued On:	February 27, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER03-406-001, et. al, issued January 28, 2004, 106 FERC ¶ 61,049.

PJM Interconnection, L.L.C.	Second Revised Sheet No. 133
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 133

Each Financial Transmission Right acquired in a Financial Transmission Rights auction shall entitle the holder to credits of Transmission Congestion Charges for the period that was specified in the corresponding auction.

7.2 Financial Transmission Rights Characteristics.

7.2.1 Reconfiguration of Financial Transmission Rights.

Through an appropriate linear programming model, the Office of the Interconnection shall reconfigure the Financial Transmission Rights offered or otherwise available for sale in any auction to maximize the value to the bidders of the Financial Transmission Rights sold, provided that any Financial Transmission Rights acquired at auction shall be simultaneously feasible in combination with those Financial Transmission Rights outstanding at the time of the auction and not sold in the auction. The linear programming model shall, while respecting transmission constraints and the maximum MW quantities of the bids and offers, select the set of simultaneously feasible Financial Transmission Rights with the highest net total auction value as determined by the bids of buyers and taking into account the reservation prices of the sellers.

7.2.2 Specified Receipt and Delivery Points.

Auction bids for annual Financial Transmission Rights Obligations may specify as receipt and delivery points any combination of hubs, Zones, aggregates, generators, and interface buses. Auction bids for annual Financial Transmission Rights Options may specify as receipt and delivery points such combination of hubs, Zones, aggregates, generators, and interface buses as the Office of the Interconnection shall allow from time to time as set forth in its FTR business manual. Auction bids for monthly Financial Transmission Rights may specify any combination of receipt and delivery buses represented in the State Estimator model for which the Office of the Interconnection calculates and posts Locational Marginal Prices. Auction bids may specify receipt and delivery points from locations outside of the PJM Region to locations inside such region, from locations within the PJM Region to locations outside such region, or to and from locations within the PJM Region.

7.2.3 Transmission Congestion Charges.

Financial Transmission Rights shall entitle holders thereof to credits only for Transmission Congestion Charges, and shall not confer a right to credits for payments arising from or relating to transmission congestion made to any entity other than the Office of the Interconnection.

7.3 Auction Procedures.

7.3.1 Role of the Office of the Interconnection.

Financial Transmission Rights auctions shall be conducted by the Office of the Interconnection in accordance with standards and procedures set forth in the PJM Manuals, such standards and procedures to be consistent with the requirements of this Schedule.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 134
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 134

7.3.2 Notice of Offer.

A holder of a Financial Transmission Right wishing to offer the Financial Transmission Right for sale shall notify the Office of the Interconnection of any Financial Transmission Rights to be offered. Each Financial Transmission Right sold in an auction shall, at the end of the period for which the Financial Transmission Rights were auctioned, revert to the offering holder or the entity to which the offering holder has transferred such Financial Transmission Right, subject to the term of the Financial Transmission Right itself and to the right of such holder or transferee to offer the Financial Transmission Right in the next or any subsequent auction during the term of the Financial Transmission Right.

7.3.3 Pending Applications for Firm Service.

(a) [Reserved.]

(b) Financial Transmission Rights may be assigned to entities requesting Network Transmission Service or Firm Point-to-Point Transmission Service pursuant to Section 5.2.2 (e), only if such Financial Transmission Rights are simultaneously feasible with all outstanding Financial Transmission Rights, including Financial Transmission Rights effective for the then-current auction period. If an assignment of Financial Transmission Rights pursuant to a pending application for Network Transmission Service or Firm Point-to-Point Transmission Service cannot be completed prior to an auction, Financial Transmission Rights attributable to such transmission service shall not be assigned for the then-current auction period. If a Financial Transmission Right cannot be assigned for this reason, the applicant may withdraw its application, or request that the Financial Transmission Right be assigned effective with the start of the next auction period.

7.3.4 On-Peak, Off-Peak and 24-Hour Periods.

On-peak, off-peak and 24-hour FTRs will be offered in the annual and monthly auction. On-Peak Financial Transmission Rights shall cover the periods from 7:00 a.m. up to the hour ending at 11:00 p.m. on Mondays through Fridays, except holidays as defined in the PJM Manuals. Off-Peak Financial Transmission Rights shall cover the periods from 11:00 p.m. up to the hour ending 7:00 a.m. on Mondays through Fridays and all hours on Saturdays, Sundays, and holidays as defined in the PJM Manuals. The 24-hour period shall cover the period from hour ending 1:00 a.m. to the hour ending 12:00 midnight on all days. Each bid shall specify whether it is for an on-peak, off-peak, or 24-hour period.

7.3.5 Offers and Bids.

(a) Offers to sell and bids to purchase Financial Transmission Rights shall be submitted during the period set forth in Section 7.1.2, and shall be in the form specified by the Office of the Interconnection in accordance with the requirements set forth below.

(b) Offers to sell shall identify the specific Financial Transmission Right, by megawatt quantity and receipt and delivery points, offered for sale. An offer to sell a specified megawatt quantity of Financial Transmission Rights shall constitute an offer to sell a quantity of Financial Transmission Rights equal to or less than the specified quantity. An offer to sell may

Issued By:	Craig Glazer	Effective:	November 7, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 135
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 135

not specify a minimum quantity being offered. Each offer may specify a reservation price, below which the offeror does not wish to sell the Financial Transmission Right. Offers submitted by entities holding rights to Financial Transmission Rights shall be subject to such reasonable standards for the verification of the rights of the offeror as may be established by the Office of the Interconnection. Offers shall be subject to such reasonable standards for the creditworthiness of the offer or for the posting of security for performance as the Office of the Interconnection shall establish.

(c) Bids to purchase shall specify the megawatt quantity, price per megawatt, and receipt and delivery points of the Financial Transmission Right that the bidder wishes to purchase. A bid to purchase a specified megawatt quantity of Financial Transmission Rights shall constitute a bid to purchase a quantity of Financial Transmission Rights equal to or less than the specified quantity. A bid to purchase may not specify a minimum quantity that the bidder wishes to purchase. A bid may specify receipt and delivery points in accordance with Section 7.2.2 and may include Financial Transmission Rights for which the associated Transmission Congestion Credits may have negative values. Bids shall be subject to such reasonable standards for the creditworthiness of the bidder or for the posting of security for performance as the Office of the Interconnection shall establish.

(d) Bids and offers shall be specified to the nearest tenth of a megawatt and shall be greater than zero. The Office of the Interconnection may require that a market participant shall not submit in excess of 5000 bids and offers for any single monthly auction, or for any single round of the annual auction, when the Office of the Interconnection determines that such limit is required to avoid or mitigate significant system performance problems related to bid/offer volume. Notice of the need to impose such limit shall be provided prior to the start of the bidding period if possible. Where such notice is provided after the start of the bidding period, market participants shall be required within one day to reduce their bids and offers for such auction below 5000, and the bidding period in such cases shall be extended by one day.

7.3.6 Determination of Winning Bids and Clearing Price.

(a) At the close of the bidding period each month, the Office of the Interconnection will create a base Financial Transmission Rights power flow model that includes all outstanding Financial Transmission Rights that have been approved and confirmed for any portion of the month for which the auction was conducted and that were not offered for sale in the auction. The base Financial Transmission Rights model also will include estimated uncompensated parallel flows into each interface point of the PJM Region and estimated scheduled transmission outages.

(b) In accordance with the requirements of Section 7.4 of this Schedule and subject to all applicable transmission constraints and reliability requirements, the Office of the Interconnection shall determine the simultaneous feasibility of all outstanding Financial Transmission Rights not offered for sale in the auction and of all Financial Transmission Rights that could be awarded in the auction for which bids were submitted. The winning bids shall be determined from an appropriate linear programming model that, while respecting transmission constraints and the maximum MW quantities of the bids and offers, selects the set of simultaneously feasible Financial Transmission Rights with the highest net total auction value as determined by the bids of buyers and taking into account the reservation prices of the sellers. In the event that there are two or more identical bids for the selected Financial Transmission Rights and there are insufficient Financial Transmission Rights to accommodate all of the identical bids, then each such bidder will receive a pro rata share of the Financial Transmission Rights that can be awarded.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 136
Third Revised Rate Schedule FERC No. 24	Superseding Substitute Original Sheet No. 136

(c) Financial Transmission Rights shall be sold at the market-clearing price for Financial Transmission Rights between specified pairs of receipt and delivery points, as determine by the bid value of the marginal Financial Transmission Right that could not be awarded because it would not be simultaneously feasible. The linear programming model shall determine the clearing prices of all Financial Transmission Rights paths based on the bid value of the marginal Financial Transmission Rights, which are those Financial Transmission Rights with the highest bid values that could not be awarded fully because they were not simultaneously feasible, and based on the flow sensitivities of each Financial Transmission Rights path relative to the marginal Financial Transmission Rights paths flow sensitivities on the binding transmission constraints.

7.3.7 Announcement of Winners and Prices.

Within two (2) business days after the close of a monthly auction, or annual auction round, the Office of the Interconnection shall post the winning bidders, the megawatt quantity, and the receipt and delivery points for each Financial Transmission Right awarded in the auction and the price at which each Financial Transmission Right was awarded. The Office of the Interconnection shall not disclose the price specified in any bid to purchase or the reservation price specified in any offer to sell.

7.3.8 Auction Settlements.

All buyers and sellers of Financial Transmission Rights between the same points of receipt and delivery shall pay or be paid the market-clearing price, as determined in the auction, for such Financial Transmission Rights.

7.4 Allocation of Auction Revenues.

7.4.1 Eligibility.

(a) Annual and monthly auction revenues, net of payments to entities selling Financial Transmission Rights into the auction, shall be allocated among holders of Auction Revenue Rights in proportion to, but not more than, the Target Allocation of Auction Revenue Rights Credits for the holder.

(b) Auction Revenue Rights Credits will be calculated based upon the clearing price results of the applicable Annual Financial Transmission Rights auction.

7.4.2 Auction Revenue Rights.

(a) On an annual basis by such deadline established by the Office of the Interconnection, the allocation of Auction Revenue Rights shall be performed using a two stage allocation process. In the first stage of the allocation process, each Network Service User may request Auction Revenue Rights from a subset of the historical generation resources that were designated to be delivered to load based on the historical reference year for the Zone. The historical reference year for all Zones shall be 1998, except that the reference year shall be 2002 for the Allegheny Power and Rockland Electric Zones, and the Office of the Interconnection shall specify a historical reference year for a new PJM zone corresponding to the year that the zone is integrated into the PJM Interchange Energy Market. For each Zone, the Office of the Interconnection shall determine a set of eligible generation sources based on the historical reference year and assign a pro rata amount

Issued By:	Craig Glazer	Effective:	February 1, 2004
Vice President, Governmental Policy
Issued On:	September 30, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 136A
Third Revised Rate Schedule FERC No. 24

of megawatt capability from each resource to each Network Service User in the Zone based on its proportion of peak load in the Zone. Auction Revenue Rights shall be allocated to each Network Service User in a Zone from each historical generation resource in a number of megawatts equal to or less than the amount of the resource that has been assigned to the Network Service User. Each Auction Revenue Right shall be to the

Issued By:	Craig Glazer	Effective:	February 1, 2004
Vice President, Governmental Policy
Issued On:	September 30, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 137
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 137

aggregate load busses of the Network Service User in a Zone or, with respect to Non-Zone Network Load, to the border of the area comprised of the PJM West Region and PJM Control Area. In the first stage of the allocation process, the sum of each Network Service User’s allocated Auction Revenue Rights for a Zone must be equal to or less than the Network Service User’s peak load for that Zone as determined under Section 34.1 of the Tariff. The sum of each Network Service User’s Auction Revenue Rights for Non-Zone Network Load must be equal to or less than the Network Service User’s transmission responsibility for Non-Zone Network Load as determined under Section 34.1 of the Tariff.

(b) In the second stage of the allocation process, the Office of the Interconnection shall conduct an iterative allocation process that consists of four rounds with 25 percent of the remaining system Auction Revenue Rights capability allocated in each round. Each round of this allocation process will be conducted sequentially with Network Service users and Transmission Customers being given the opportunity to view results of each allocation round prior to submission of Auction Revenue Right requests into the subsequent round. In each round, each Network Service User shall designate a subset of buses from which Auction Revenue Rights will be sourced. Valid Auction Revenue Rights source buses include only zones, generators, hubs and external interface buses. The Network Service User shall specify the amount of Auction Revenue Rights requested from each source bus. Each Auction Revenue Right shall be sinked to the aggregate load busses of the Network Service User in a Zone or, with respect to Non-Zone Network Load, to the border of the area comprised of the PJM West Region and PJM Control Area. The sum of each Network Service User’s Auction Revenue Rights requests in each allocation round for each Zone must be equal to or less than 25 percent of the difference between the Network Service User’s peak load for that Zone as determined under Section 34.1 of the Tariff and its Auction Revenue Right Allocation from the first stage of the allocation process for that Zone.

(c) On a daily basis within the annual Financial Transmission Rights auction period, a proportionate share of Network Service User’s Auction Revenue Rights for each Zone are reallocated as Network Load changes from one Network Service User to another within that Zone.

(d) Each Transmission Customer receiving firm Point-to-Point Transmission Service shall specify whether it wishes to receive Auction Revenue Rights. If the Transmission Customer elects to request Auction Revenue Rights, the customer may do so by specifying such selection in the second stage of the allocation process. The Auction Revenue Rights that the Transmission Customer may request in each round must be equal to or less than 25 percent of the number of megawatts equal to the megawatts of firm service being provided between the receipt and delivery points as to which the Transmission Customer has firm Point-to-Point Transmission Service. The source point of the Auction Revenue Rights must be the designated source point that is specified in the transmission service request and the sink point of the Auction Revenue Rights must be the designated sink point that is specified in the transmission service request.

(e) All Auction Revenue Rights must be simultaneously feasible. If all Auction Revenue Right requests made during the annual allocation process are not feasible then Auction Revenue Rights are prorated and allocated in proportion to the MW level requested and in inverse proportion to the effect on the binding constraints.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	August 31, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 138
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 138

7.4.3 Target Allocation of Auction Revenue Right Credits.

A target allocation of Auction Revenue Right Credits for each entity holding an Auction Revenue Right shall be determined for each Auction Revenue Right. After each round of the annual Financial Transmission Right Auction, each Auction Revenue Right shall be divided by four and multiplied by the price differences for the receipt and delivery points associated with the Auction Revenue Right, calculated as the Locational Marginal Price at the delivery points(s) minus the Locational Marginal Price at the receipt point(s), where the price for the receipt and delivery point is determined by the clearing prices of each round of the annual Financial Transmission Right auction. The daily total target allocation for an entity holding the Auction Revenue Rights shall be the sum of the daily target allocations associated with all of the entity’s Auction Revenue Rights.

7.4.4 Calculation of Auction Revenue Right Credits.

(a) Each day, the total of all the daily target allocations determined as specified above in Section 7.4.3 plus any additional Auction Revenue Rights target allocations applicable for that day shall be compared to the total revenues of the monthly Financial Transmission Rights auction (divided by the number of days in the month) plus the total revenues of the annual Financial Transmission Rights auction (divided by the number of days in the planning period). If the total of the target allocations is less than the total auction revenues, the Auction Revenue Right Credit for each entity holding an Auction Revenue Right shall be equal to its target allocation. All remaining funds shall be distributed as Excess Congestion Charges pursuant to Section 5.2.5.

(b) If the total of the target allocations is greater than the total auction revenues, each holder of Auction Revenue Rights shall be assigned a share of the total auction revenues in proportion to its Auction Revenue Rights target allocations for Auction Revenue Rights which have a positive Target Allocation value. Auction Revenue Rights which have a negative Target Allocation value are assigned the full Target Allocation value as a negative Auction Revenue Right Credit.

7.5 Simultaneous Feasibility.

The Office of the Interconnection shall make the simultaneous feasibility determinations specified herein using appropriate powerflow models of contingency-constrained dispatch. Such determinations shall take into account outages of both individual generation units and transmission facilities and shall be based on reasonable assumptions about the configuration and availability of transmission capability during the period covered by the auction that are not inconsistent with the determination of the deliverability of Capacity Resources under the Reliability Assurance Agreement or Reliability Assurance Agreement-West. The goal of the simultaneous feasibility determination shall be to ensure that there are sufficient revenues from Transmission Congestion Charges to satisfy all Financial Transmission Rights obligations for the auction period under expected conditions and to ensure that there are sufficient revenues from the annual Financial Transmission Right Auction to satisfy all Auction Revenue Rights obligations.

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 139
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 139

8. INTERREGIONAL TRANSMISSION CONGESTION

MANAGEMENTPILOT PROGRAM

8.1 Introduction.

The following procedures shall govern the redispatch of generation to alleviate transmission congestion on selected pathways on the transmission systems operated by the Office of the Interconnection and the New York ISO (“NYISO”). The procedures shall be used solely when, in the exercise of Good Utility Practice, the Office of the Interconnection or NYISO determines that the redispatch of generation units on the other’s transmission system would reduce or eliminate the need to resort to Transmission Loading Relief or other transmission-related emergency procedures.

8.2 Identification of Transmission Constraints.

(a) On a periodic basis determined by the Office of the Interconnection and NYISO, the Office of the Interconnection and NYISO shall identify potential transmission operating constraints that could result in the need to use Transmission Loading Relief or other emergency procedures in order to alleviate the transmission constraints, the need for which could be reduced or eliminated by the redispatch of generation on the other’s system.

(b) In addition to the identification of such potential transmission operating constraints, the Office of the Interconnection and NYISO shall identify generation units on the other’s system, the redispatch of which would alleviate the identified transmission constraints.

(c) From the identified transmission constraints, the Office of the Interconnection and NYISO shall agree in writing on the transmission operating constraints and redispatch options that shall be subject to Section 8 of this Schedule until otherwise agreed. In reaching such agreement, the Office of the Interconnection shall endeavor reasonably to limit the number of transmission constraints that are subject to Section 8 of this Schedule so as to minimize potential cost shifting among market participants in the control area of NYISO and the PJM Region resulting from the redispatch of generation under Section 8 of this Schedule. The Office of the Interconnection shall post the transmission operating constraints that are subject to Section 8 of this Schedule on PJM’s internet site.

8.3 Redispatch Procedures.

If (i) a transmission constraint subject to Section 8 of this Schedule occurs and continues or reasonably can be expected to continue after the exhaustion of all economic alternatives that are reasonably available to the transmission system on which the constraint occurs and (ii) the Office of the Interconnection or NYISO, as applicable, has determined that it must either use Transmission Loading Relief or other emergency procedures, then (iii) the affected entity may request the other to redispatch one or more of the previously identified generation units to alleviate the transmission constraint. Upon such request, the Office of the Interconnection or NYISO, as applicable, shall redispatch such generation if it is then subject to its dispatch control and such redispatch is consistent with Good Utility Practice.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 140
Third Revised Rate Schedule FERC No. 24

8.4 Locational Marginal Price.

(a) In the event that the Office of the Interconnection requests that NYISO redispatch generation under this Section 8, the Office of the Interconnection shall include the generator’s offer price (in the NYISO energy market) in a reference price at the appropriate NYISO generator bus in the PJM State Estimator and in the calculation of Real-time Prices and shall include the cost of any applicable startup and no-load fees in the cost of Operating Reserves for the Real-time Energy Market; provided, however, that if the energy offer price plus any applicable start-up or no-load fees exceeds $1000/megawatt-hour, then the entire cost of the redispatch will be included in the cost of Operating Reserves for the Real-time Energy Market and will not be included in the Real-time Prices calculation.

(b) The redispatch of a generator by the Office of the Interconnection in response to a request from NYISO under Section 8 of this Schedule shall not be included in the determination of Locational Marginal Prices under Section 2 of this Schedule.

8.5 Generator Compensation.

Generators that have increased or decreased generation output above or below the level that would otherwise represent the economic dispatch level and as a result of a request made pursuant to this Section 8 (the “MWh Adjustment”) shall be compensated based on the following:

(a) For a positive MWh Adjustment:

Payment to Generator = MWh Adjustment * (unit offer price – marginal price at the generator bus) + any applicable start-up or no-load costs not recovered by the marginal price

(b) For a negative MWh Adjustment:

Payment to Generator = |MWh Adjustment| * (marginal price at the generator bus – unit offer price) + any applicable start-up or no-load costs not recovered by the marginal price

8.6 Settlements.

(a) If NYISO redispatches generation under this Section 8, then the Office of the Interconnection shall include in its monthly accounting and billing a payment to NYISO for the costs of such redispatch as determined in accordance with Section 8.5.

(b) If the Office of the Interconnection redispatches generation under this Section 8, then it shall include in its monthly accounting and billing a credit to each redispatched generator calculated in accordance with Section 8.5. The Office of the Interconnection shall invoice NYISO and NYISO shall collect from its market participants and pay to the Office of the Interconnection on behalf of such market participants an amount equal to all such credits to generators.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 141
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 141

(c) Unless there is a separate emergency energy transaction accompanying any generation adjustment under this Schedule 8, there shall be no adjustment in interchange between PJM and NYISO as a result of redispatch under this Schedule 8. In the event that an emergency energy transaction accompanies any generation adjustment, compensation for such transaction shall be at the rates for emergency purchases and sales which have been approved by the FERC, as they may be amended from time-to-time.

8.7 Effective Date

Section 8 of this Schedule shall become effective only upon (a) approval or acceptance by the Federal Energy Regulatory Commission and (b) approval or acceptance by the Federal Energy Regulatory Commission of any comparable amendments to rate schedules of NYISO, if required.

9. COMMONWEALTH EDISON ZONE MARKET INTEGRATION

DURING THE COMED INTEGRATION PHASE

9.1 Introduction

The following procedures shall govern the application of the PJM Interchange Energy Market and related rules to the Zone of Commonwealth Edison Company and Commonwealth Edison Company of Indiana (“ComEd”) during the period (“ComEd Integration Phase”) beginning upon the date that the ComEd Zone is added to the PJM West Region and concluding upon the date that the zone of American Electric Power Company is added to the PJM West Region. During the ComEd Integration Phase, the zone of ComEd shall be a separate control area (“Northern Illinois Control Area”) from the remainder of the PJM Region (“PJM Control Area”). The PJM Interchange Energy Market shall encompass both control areas, and all other provisions of this Agreement and its Schedules and Attachments shall apply to the Northern Illinois Control Area during the ComEd Integration Phase except to the extent expressly modified below.

9.2 Generation Transfer Pathway

(a) A generation transfer pathway will be used to facilitate the application of the PJM Interchange Energy Market to the Northern Illinois Control Area. Transmission reservation holders with a valid existing transmission service reservation on the OASIS of American Electric Power Company (“Intermediate Transmission Provider”), where such reservation has a point of receipt or delivery in the Northern Illinois Control Area and a point of receipt or delivery in the PJM Control Area (in either direction) may allocate all or part of such reservation, in accordance with the following procedures, to the Office of the Interconnection for its exclusive use in administering the PJM Interchange Energy Market and conducting the security-constrained economic dispatch of resources to serve the loads of the PJM Region.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 141A
Third Revised Rate Schedule FERC No. 24

(b) Intermediate Transmission Provider reservation holders may submit requests on the Transmission Provider’s OASIS to allocate firm transmission service to the pathway for monthly or annual periods, by no later than 11:00 a.m. eastern prevailing time (“EPT”) on the day before the allocation is to commence. Monthly allocations shall commence at 00:00 EPT on the first day of a calendar month and end at 00:00 EPT on the first day of the next consecutive calendar month. Annual allocations shall commence at 00:00 EPT on the first day of a calendar year and end at 00:00 EPT on the first day of the next consecutive calendar year. All such requests must be pre-confirmed, and must identify the reservation holder’s existing reservation from the Intermediate Transmission Provider OASIS. The allocation may be for a quantity less than or equal to the existing Intermediate Transmission Provider reservation. Service allocated to the Office of the Interconnection may not be recalled by the reservation holder, or scheduled or redirected by the reservation holder on the Intermediate Transmission Provider’s system, for the quantity or term of the allocation, but may be relied upon by the reservation holder to qualify a resource located in either of the two control areas in the PJM region during the Interim Period as a Capacity Resource to serve load in the other control area of the PJM Region. The Office of the Interconnection shall adopt such procedures as necessary to coordinate with the Intermediate Transmission Provider to ensure that the foregoing provision is enforced. The reservation holder remains responsible for all costs, charges, and obligations (financial or otherwise) under its transmission service agreement with the Intermediate Transmission Provider (excluding transmission losses, which shall be provided by the Office of the Interconnection in-kind pursuant to section 9.3 hereof) relating to the service being allocated.

(c) The allocated transmission service shall be under the exclusive use and control of the Office of the Interconnection and shall be employed to further its duties and responsibilities in accordance with the Operating Agreement, including, without limitation, the principles of section 7.7(i) of such Agreement. The Office of the Interconnection shall establish a dynamic schedule with the Intermediate Transmission Provider in either direction between the Northern Illinois Control Area and the PJM Control Area under the allocated transmission service to support the security-constrained, economic dispatch of resources to serve the loads of the PJM Region. In each direction, the dynamic schedule shall be subject to the quantity, duration, and priority of the transmission service allocated in such direction, and the dynamic schedule may be curtailed or limited by the Intermediate Transmission Provider in accordance with the terms and conditions of its governing tariff. The Office of the Interconnection shall treat curtailments of or limitations on the dynamic schedule in the same manner as transmission constraints internal to the PJM Region.

(d) Transmission Customers may not schedule as a single transmission transaction with the Office of the Interconnection point-to-point transmission service with a point of receipt (or delivery) at the border of the Northern Illinois Control Area and any third-party control area and a corresponding point of delivery (or receipt) at the border of the PJM Control Area and any third-party control area. Such service shall require (in addition to any necessary service from the Office of the Interconnection) transmission service from the Intermediate Transmission Provider or other appropriate transmission provider.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 141B
Third Revised Rate Schedule FERC No. 24

9.3 Transmission Loss Recovery

The Office of the Interconnection shall be responsible for arranging for the generation of energy in, and its delivery from, the PJM Region to satisfy Intermediate Transmission Provider tariff requirements for recovery of transmission losses associated with allocated transmission service. The Office of the Interconnection shall apply the loss factors from the Intermediate Transmission Provider’s tariff (including any variances in such loss factors between on-peak and off-peak periods, as defined in such tariff) to the quantity of energy dynamically scheduled to calculate the additional energy to be provided to the Intermediate Transmission Provider for in-kind satisfaction of transmission losses. The Office of the Interconnection shall adjust locational marginal prices in the PJM Region based on the adjusted dispatch necessary to generate the energy for Intermediate Transmission Provider losses and to compensate generators for supplying such additional energy.

9.4 Financial Transmission Rights

(a) Financial Transmission Rights shall be allocated to Network Service Users and Firm Transmission Customers that take service that sources or sinks in the Northern Illinois Control Area in accordance with the provisions of section 5.2.2(f) and (g) of this Schedule applicable to new PJM zones; provided that, solely for purposes of allocating Financial Transmission Rights in the ComEd Zone during the term of the Phase-In Period, as such term is defined in Schedule 17 of the PJM West RAA, Financial Transmission Rights shall be allocated in the ComEd Zone in two stages: first, to all Firm Point-to-Point Transmission Customers and to all Network Integration Transmission Service paths for which the source point is a Capacity Resource or for which the original transmission service request identified a specific source; and, second, to the extent Financial Transmission Rights remain available after such allocation, to Network Integration Transmission Service paths for which there is no specifically designated source. The sum of the FTRs requested by a Load-serving Entity in both stages may not exceed the Load-serving Entity’s Network Integration Transmission Service peak load. FTR requests in the first stage for which the source point is a Capacity Resource may not exceed the capability of the resource, and requests in such stage that are based on reserved Network service from a specifically identified source must be from such source and may not exceed the capacity of such reservation. The Office of the Interconnection shall identify in the PJM Manuals appropriate points of interconnection between the Northern Illinois Control Area and adjacent control areas for purposes of designating points of receipt or delivery for Financial Transmission Rights. If a Network Service User is the buyer under a wholesale supply contract that specifies the Network Service User’s load as the delivery point, the Network Service User may elect to assign to the seller under such wholesale supply contract, if such seller chooses to assume such right, the right to nominate FTRs as described above, solely for purposes of allocating Financial Transmission Rights in the ComEd zone during the Phase-In Period. Following the Phase-in Period, Financial Transmission Rights (or Auction Revenue Rights, as applicable) shall be allocated in accordance with section 5.2.2.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 141C
Third Revised Rate Schedule FERC No. 24

(b) Transmission reservation holders that allocate firm transmission service to the Office of the Interconnection in accordance with this section 9 may request Financial Transmission Rights (solely as obligations, and not as options) in return for such allocation, and such request shall be granted by providing Financial Transmission Rights between the border of the Northern Illinois Control Area Zone and the border of the PJM Control Area in the amount requested, provided that the request is for a megawatt amount equal to or less than the megawatt amount of the transmission service so allocated. Such Financial Transmission Rights shall be in the same direction as the allocated transmission service and for a term equal to the term of the transmission service allocation. Financial Transmission Rights from the border points for the allocated transmission service to the source or sink points in the PJM Region shall be granted to the extent not previously granted and to the extent simultaneously feasible in accordance with section 7.5.

9.5 Ancillary Services

For purposes of applying the provisions of sections 3.2.2, 3.2.3, and 3.2.3A pertaining to regulation, operating reserves, and spinning reserves, the Northern Illinois Control Area shall be deemed a Control Zone. The offer of a resource located in the Northern Illinois Control Area for regulation, operating reserves, or spinning reserve shall be cost-based, unless and until market-based pricing is authorized for such service in the Northern Illinois Control Area.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 141D
Third Revised Rate Schedule FERC No. 24

10. PJM-FE INTERREGIONAL TRANSMISSION

CONGESTION MANAGEMENT

(a) The Office of the Interconnection may from time to time enter into agreements with FirstEnergy Solutions Corp. (“FES”) providing procedures for the redispatch of generation resources to alleviate transmission congestion, for use solely when, in the exercise of Good Utility Practice, the Office of the Interconnection determines, absent any other effective market-based solutions available to it, that the redispatch of generation units on the FE transmission system would reduce or eliminate the need to resort to Transmission Loading Relief or other transmission-related emergency procedures. The Office of the Interconnection is authorized to incur costs as described herein on behalf of the Market Participants to obtain such redispatch, and shall allocate and recover such costs as described herein. Such cost recovery shall be limited to the costs incurred by the Office of the Interconnection pursuant to an agreement providing for the redispatch of generation resources at FE’s Sammis Generating Station to alleviate actual or contingency overloads on the PJM Wylie Ridge transformers (the #5 transformer or the #7 transformer) or the PJM Sammis-Wylie Ridge 345kV transmission line. The costs the Office of the Interconnection is authorized to incur and to recover hereunder to obtain such redispatch shall be those necessary to compensate for reasonable opportunity costs incurred by FE in connection with such redispatch as calculated based upon the cost of the energy that could have been produced by the Sammis units as developed in accordance with the PJM Cost Development Manual, as well as costs incurred by FE related to reduced efficiency caused by cycling its units at the request of the Office of the Interconnection.

(b) Any payments to FE associated with redispatch under section 10(a) shall be included in the cost of Operating Reserves for the Real-time Energy Market, in accordance with Section 3.2.3(g) of this Schedule 1.

Issued By:	Craig Glazer	Effective:	July 1, 2004
Vice President, Government Policy
Issued On:	June 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 142
Third Revised Rate Schedule FERC No. 24

PJM Emergency Load Response Program

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 143
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 143

Emergency Load Response Program	144

Effective Date	144

Participant of Qualifications	144

Metering Requirements	145

Registration	146

Emergency Operations	146

Verification	147

Market Settlements	147

Reporting	148

Non-Hourly Metered Customer Pilot	148

Load Response Example	149

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 27, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 144
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 144

EMERGENCY LOAD RESPONSE PROGRAM

The Emergency Load Response Program is designed to provide a method by which end-use customers may be compensated by PJM for voluntarily reducing load during an emergency event.

EFFECTIVE DATE

The program will be effective beginning December 1, 2004, and will remain in effect until December 31, 2007. The PJM Market Monitoring Unit will review the program following each summer period.

PARTICIPANT QUALIFICATIONS

Two primary types of distributed resources are candidates to participate in the PJM Emergency Load Response Program:

On Site Generators

These generators (including Behind The Meter Generation) can be either synchronized or non-synchronized to the grid. Capacity Resources are not eligible for compensation under this program. Injections into the grid by local generators also will not be eligible for compensation under this program.

Load Reductions

A participant that has the ability to reduce a measurable and verifiable portion of its load, as metered on an EDC account basis.

PJM membership is required to participate in the Emergency Load Response Program. Special membership provisions have been established for program participants, as described below. Any existing PJM Member may as a third party for non-members, in which case the third party will be referred to as the Curtailment Service Provider (CSP). All payments are made to the PJM Member. Participants must become signatories to the PJM Operating Agreement, as described in the PJM Manual for Administrative Services for the Operating Agreement of the PJM Interconnection, L.L.C. However, for the special members the $5,000 annual member fee, the $1,500 application fee, and liability for Member defaults are waived, along with the following other modifications.

Special Members are limited to be PJM market sellers;

Voting privileges and sector designation are waived;

Thirty day notice for waiting period is waived;

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Governmental Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 145
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 145

Requirement for 24/7 control center coverage is waived;

No PJM-supported user group capability is permitted.

To participate in the emergency program, the distributed resource must:

Be capable of reducing at least 100 kW of load

Be capable of receiving PJM notification to participate during emergency conditions.

METERING REQUIREMENTS

The Load Response Program participants must have metering equipment that provides integrated hourly kWh values on an EDC account basis, that either meets the EDC requirements for accuracy or has a maximum error of two percent over the full range of the meter (including Potential Transformers and Current Transformers). The metering requirements can be met using either of the following two methods:

Metering that is capable of recording integrated hourly values for generation running to serve local load (net of that used by the generator).

Metering that provides actual load change by measuring actual load before and after the reduction request, such that there is a valid integrated hourly value for the hour prior to the event and each hour during the event. This value cannot be estimated nor can it be averaged over some historical period. This load will be metered on an EDC account basis.

Metered load reductions will be adjusted up to consider transmission and distribution losses as submitted by the CSP and verified by PJM with the EDC.

The installed meter must be one of the following:

EDC-owned hourly meter,

Customer-owned meter including one provided by an independent metering service provider or acquired from the CSP, approved by PJM, that is read electronically by PJM, or Customer-owned meter including one provided by an independent metering service provider or acquired from the CSP, approved by PJM, that is read by the customer (or the CSP), the readings from which are forwarded to PJM.

Nothing here changes the existence of one recognized meter by the state commissions as the official billing meter for recording consumption.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Governmental Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 146
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 146

REGISTRATION

Participants must complete the PJM Emergency Load Response Program Registration Form that is posted on the PJM web site (www.pjm.com). The following general steps will be followed:

1.	The participant completes the PJM Emergency Load Response Program registration form located on the PJM web site.

PJM reviews the application and ensures that the qualifications are met, including verifying that the appropriate metering exists. PJM also confirms with the appropriate LSE and EDC whether the load reduction is under other contractual obligations. Other such obligations may not preclude participation in the program, but may require special consideration by PJM such that appropriate settlements are made within the confines of the existing contract. The EDC and LSE have ten (10) business days to respond or PJM assumes acceptance.

2.	PJM informs the requesting participant of acceptance into the program and notifies the appropriate LSE and EDC of the participant’s acceptance into the program.

Any end-use customer intending to run distributed generating units in support of local load for the purpose of participating in this program must represent in writing to PJM that it holds all applicable environmental and use permits for running those generators. Continuing participation in this program will be deemed as a continuing representation by the owner that each time its distributed generating unit is run in accordance with this program, it is being run in compliance with all applicable permits, including any emissions, run-time limit or other constraint on plant operations that may be imposed by such permits.

EMERGENCY OPERATIONS

PJM will initiate the request for load reduction following the declaration of Maximum Emergency Generation and prior to the implementation of ALM Steps 1 and 2. (Implementation of the Emergency Load Response Program can be used for regional emergencies.) It is implemented whenever generation is needed that is greater than the highest economic incremental cost. PJM posts the request for load reduction on the PJM web site, on the Emergency Conditions page, and on eData, and issues a burst email to the Emergency Load Response majordomo. A separate All-Call message is also issued.

Operational procedures are described in detail in the PJM Manual for Emergency Operations.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Governmental Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 147
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 147

VERIFICATION

PJM requires that the load reduction meter data be submitted to PJM within 60 days of the event. If the data are not received within 60 days, no payment for participation is provided. Meter data must be provided for the hour prior to the event, as well as every hour during the event.

These data files are to be communicated to PJM either via the Load Response Program web site or email. Files that are emailed must be in the PJM-approved file format. Meter data will be forwarded to the EDC and LSE upon receipt, and these parties will then have ten (10) business days to provide feedback to PJM. All load reduction data are subject to PJM Market Monitoring Unit audit.

MARKET SETTLEMENTS

Payment for reducing load is based on the actual kWh relief provided plus the adjustment for losses. The minimum duration of a load reduction request is two hours. The magnitude of relief provided could be less than, equal to, or greater than the kW amount declared on the Emergency Load Response Program Registration form.

PJM pays the higher of the applicable Locational Marginal Price (LMP) or $500/MWh to the PJM Member that nominates the load. Payment will be equal to the measured reduction (either measured output of backup generation or the difference between the measured load the hour before the reduction and each hour during the reduction) adjusted for loses times the higher of the applicable Locational Marginal Price (LMP) otherwise in use for settlement of the given load or $500/MWh.

During emergency conditions, costs for emergency purchases in excess of LMP are allocated among PJM Market Buyers in proportion to their increase in net purchases from the PJM energy market during the hour in the real time market compared to the day-ahead market. Consistent with this pricing methodology, all charges under this program are allocated to purchasers of energy, in proportion to their increase in net purchases from the PJM energy market during the hour from day-ahead to real time. An Active Load Management (ALM) Customer may participate in the Load Response program during ALM events as long as the customer’s ALM contract explicitly excludes payment or credit for energy not consumed during ALM events. If the LSE that submitted the customer for ALM credit indicates that the customer is not eligible for simultaneous credit under the Load Response program and ALM is called for concurrent with the Load Response program, then payments will be made to the customer according to the Load Response program only for the time during which ALM obligations were not in effect. Any response in excess of the contracted ALM amount will be

Issued By:	Craig Glazer	Effective:	January 15, 2005
Vice President, Government Policy
Issued On:	November 15, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 148
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 148

compensated under the Load Response program for the entire duration of response. Program charges and credits will appear on the PJM Members monthly bill, as described in the PJM Manual for Operating Agreement Accounting and the PJM Manual for Billing.

REPORTING

Actual load reductions will be added back for the purpose of peak load calculations for capacity.

PJM will submit any required reports to FERC on behalf of the Load Response Program participants. PJM will also post this document, as well as any other program-related documentation on the PJM web site.

On an annual basis PJM will prepare a report that summarizes the status of the program and will submit it to the PJM Board of Managers, the Members Committee, the Reliability Committee, the Energy Market Committee, and the Operating Committee for review.

NON-HOURLY METERED CUSTOMER PILOT

PJM will also consider customers without hourly metering for participation in a pilot program for up to two years per customer, provided the customers or their representatives propose an alternate method for measuring hourly load reductions. Alternate measurement mechanisms will be approved by PJM on a case-by-case basis. Participation in the non-hourly metered customer pilot will be limited to 100MW aggregate load reduction over the PJM region and across all load response programs, and with the sole exception of the requirement for hourly metering, will be subject to the same rules and procedures as the applicable load response program in which the customer has enrolled. Following the 2-year pilot period, each alternate method must be approved through the normal PJM stakeholder process in order to continue to be used.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Governmental Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 149
Third Revised Rate Schedule FERC No. 24

LOAD RESPONSE EXAMPLE

The scenario described below is intended to illustrate how PJM would calculate the payments made to participants upon implementation of the Emergency Load Response Program. The example assumes the customer has acquired the appropriate form of PJM membership, completed the appropriate PJM Load Response Program Registration Form, and been approved for participation by PJM.

The following is a typical timeline by which a load could respond to PJM emergency procedures:

One day Prior to Operating Day:

2230 –	PJM calls Max Emergency generation into the capacity for the next day. This information is posted on the PJM OASIS, web site, eDATA, etc.

Operating Day:

1300 –	PJM Issues Max Emergency Generation. This information is posted on the PJM OASIS, PJM’s web site, eDATA, etc.

1330 –	PJM begins to recall off-system sales.

1400 –	PJM loads Max Emergency generation, begins to purchase emergency energy, and implements the Emergency Load Response Program.

1800 –	PJM cancels and begins unloading Max Emergency generation, curtails emergency purchases, and cancels the Emergency Load Response Program.

Customer ABC has a typical load of 500kW. Of this load, approximately 150kW may be shut down within one hour during emergency conditions. At 1400, Customer ABC receives notification that PJM has implemented the Emergency Load Response Program. Customer ABC immediately begins the process of disconnecting the applicable load. All such load is disconnected by 1445. Customer ABC receives notification at 1800 that PJM has cancelled implementation of the Emergency Load Response Program and the load is reconnected to the system at 1830.

The metered load for those hours following implementation of the program is compared to the hour preceding implementation to determine the actual reduction. The following table illustrates how the customer metering and associated payments might appear:

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 150
Third Revised Rate Schedule FERC No. 24

Hour Ending	Integrated Load (kWh)	Delta (kWh)	Integrated Zonal LMP ($/MWh)	Payment ($)
1400	495	0	1000	0
1500	467.5	27.5	1000	27.50
1600	345	150	1000	150.00
1700	348	147	850	124.95
1800	345	150	400	75.00
1900	420	75	300	0

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 151
Third Revised Rate Schedule FERC No. 24

PJM Economic Load Response Program

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 152
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 152

Introduction	153

Economic Load Response Program – Real Time	154

Effective Period Of Program	154

Participant Qualifications	154

Metering Requirements	155

Customer Baseline Load (CBL)	156

Weather-Sensitive Adjustment (“WSA”)	158

Registration	159A

Real-time Operations	160

Verification	161

PJM Market Monitoring	161

Market Settlements	161

Reporting	162

Economic Load Response Program - Day Ahead	163

Effective Period Of Program	163

Participant Qualifications	163

Metering Requirements	163

Customer Baseline Load (CBL)	163

Weather-Sensitive Adjustment (“WSA”)	164

Registration	164

Day-ahead Operations	164

Verification	164

PJM Market Monitoring	164

Market Settlements	164

Non-Performance	166

Reporting	166

Non-Hourly Metered Customer Pilot	166

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 153
Third Revised Rate Schedule FERC No. 24

INTRODUCTION

PJM Load Response Program

This program is designed to provide an incentive to end-use customers or curtailment service providers to enhance the ability and opportunity for reduction of consumption when PJM Locational Marginal Prices (“LMP”) prices are high.* The program purposefully incorporates incentives that are greater than strict economics would provide for the same curtailment. This departure from economics is justified to overcome initial barriers to end-use customer load response. This program is not intended to be a permanent fix to the lack of load response seen in the PJM markets today. The designers of this program contemplate that when the existing market barriers are removed and end-use customers are better able to respond to real time prices, the need for this program and others like it will disappear. Until that happens, however, programs like this are necessary for fully functioning markets.

Economic Load Response Program - Real Time

This option will provide a mechanism by which any qualified Load Serving Entity (“LSE”) or Curtailment Service Provider (“CSP”) may offer end-use customers the opportunity to, or end-use customers that are PJM members independently may choose to, reduce load they draw from the PJM system during times of high prices and receive payments based on real time LMP for the reductions.

The program will be effective June 1, 2002, and will remain in effect until December 1, 2004. At that time, the program will be terminated unless it is extended by a two-thirds sector vote of the Members Committee.

Economic Load Response Program - Day Ahead

This option will provide a mechanism by which any qualified LSEs or CSPs may offer end-use customers the opportunity to, or end-use customers that are PJM members independently may choose to, commit to a reduction of load they draw from the PJM system in advance of real time operations and receive payments based on day-ahead LMP for the reductions.

The program will be effective June 1, 2002, and will remain in effect until December 1, 2004. At that time, the program will be terminated unless it is extended by a two-thirds sector vote from the Members Committee.

This program is not intended to be a replacement for Active Load Management (“ALM”), but rather an additional means by which distributed generation resources and end-use customers capable of reducing load can participate in PJM operations and markets.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 154
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 154

The program is applicable to both the PJM and PJM West control areas.

•	For the purposes of the Economic Load Response Program LMP refers to the hourly integrated LMP.

ECONOMIC LOAD RESPONSE PROGRAM – REAL TIME

EFFECTIVE PERIOD OF PROGRAM

The program will be effective December 1, 2004, and will remain in effect until December 31, 2007. At that time, the program will be terminated unless it is extended by a two-thirds sector vote of the Members Committee.

PARTICIPANT QUALIFICATIONS

Two primary types of distributed resources are candidates to participate in the PJM Economic Load Response Program:

•	On-Site Generators

These generators (including Behind The Meter Generation) can be either synchronized or non-synchronized to the grid. Capacity Resources are not eligible for compensation under this program. Injections into the grid by local generators also will not be eligible for compensation under this program.

•	Load Reduction

A participant that has the ability to reduce a measurable and verifiable portion of its load as metered on an Electric Distribution Company (“EDC”) account basis.

The Economic Load Response Program is intended to encourage broad participation in economic load reductions by any hourly-metered curtailable loads. PJM membership is required to participate in the Economic Load Response Program. Special membership provisions have been established for certain program participants, as described below any existing PJM Member may act as an agent for non-members in which case the agent will be the CSP for the non-member. A CSP may act on behalf of PJM Members, non-members or itself (if a PJM member and end-use customer). All payments are made to the PJM Member. Participants must become signatories to the Amended and Restated Operating Agreement of PJM Interconnection, L.L.C. (“PJM Operating Agreement”), as described in the PJM Manual for Administrative Services for the Operating Agreement of the PJM Interconnection, L.L.C. However, for special members the $1,500 application fee and liability for Member defaults are waived, along with the following other modifications:

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	November 4, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 154A
FERC Electric Tariff
Sixth Revised Volume No. 1

Special members shall pay an annual membership fee of $500 plus 10% of each payment owed by PJM for a load reduction event up to a total of $5,000 in a calendar year. Special members whose contributions toward the annual membership fee equal $5,000 under this program shall nonetheless retain the status of special members and may not convert to full membership in the same year;

Special members are limited to participating in the PJM markets as Market Sellers, which means that they are qualified only for the Economic Load Response Program – Real Time;

Voting privileges and sector designation are waived;

Thirty day notice for waiting period is waived;

Requirement for 24/7 control center coverage is waived;

No PJM-supported user group is permitted.

Effective on the start of any calendar year, a special member may convert a pre-existing special membership to a full membership subject to all PJM rules governing membership, including regular application and membership fee requirements.

Issued By:	Craig Glazer	Effective:	November 5, 2004
Vice President, Government Policy
Issued On:	November 4, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 155
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 155

End-use customers that have LMP-based contracts under which they have agreed to pay their LSE for the physical delivery of energy according to the hourly value of the real-time LMP as calculated by PJM may participate in the real time market as provided for under Real-time Operations below.

To participate in the program, the participant must also meet the metering requirements as described in the next section.

METERING REQUIREMENTS

Except for participants in the non-hourly metered customer pilot program, the Load Response Program end-use customers must have metering equipment that provides integrated hourly kWh values on an EDC account basis, for market settlement purposes, that either meets the EDC requirements for accuracy or has a maximum error of two percent over the full range of the meter (including potential transformers and current transformers). The installed meter must be one of the following:

•	EDC-owned hourly meter,

•	End-use customer-owned meter including one provided by an independent metering service provider or acquired from the CSP or LSE, approved by PJM, that is read electronically by PJM, or

•	End-use customer-owned meter including one provided by an independent metering service provider or acquired from the CSP or LSE, approved by PJM, that is read by the end-use customer (or the CSP/LSE), the readings from which are forwarded to PJM.

Nothing here changes the existence of one recognized meter by the state commissions as the official billing meter for recording consumption.

Note that various Internet applications now exist for transmission of real time metered data. Use of these applications is acceptable provided that PJM receives metered load reductions in a timely, reliable manner.

The metering requirements can be met using either of the following methods:

•	Metering that is capable of recording integrated hourly values for generation running to serve local load (net of that used by the generators).

•	Metered load on an EDC account basis, comparing actual metered load to a Customer Baseline Load (“CBL”) calculated as described below.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 156
Third Revised Rate Schedule FERC No. 24

CUSTOMER BASELINE LOAD (CBL)

For those program end-use customers that wish to measure load reductions by comparing metered load against an estimate of what metered load would have been absent the reduction, a CBL must be calculated. The CBL is calculated using the following methodologies:

The Average Day CBL

Average Day CBL formula for weekdays

Step 1. Establish the CBL Basis: A set of days that will serve as representative of end-use customer’s typical usage.

The Weekday CBL Basis Window is comprised of the 10 most recent days, beginning with the day two days prior to the event day for which the CBL is being calculated, excluding the following day-types

1.	NERC holidays

2.	Weekend days

3.	Event days, which are defined as days on which:

•	PJM declared a curtailment event for which the end-use customer was eligible, or

•	the end-use customer actually reduced load and its measured reduction was submitted to PJM for compensation.

4.	Any day which the day’s average daily event period usage is less than 75% of the average event period usage level.

To define the days that comprise the weekday CBL Basis Window:

Begin with the 10-day period defined by the weekday that is two days prior to the event through the weekday that is eleven days prior to the event day. This creates a 10-day window.

Eliminate any holidays, and replace them with days beginning with the 12th weekday day prior to the event day continuing until a non-holiday is encountered. This results in a 10-day window.

Eliminate any event days, replacing them with subsequent prior days, picking up with the first day not yet included in the window after completing the holiday replacement requirement.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 157
Third Revised Rate Schedule FERC No. 24

The final weekday CBL Window must contain 10 weekdays.

Step 2. Establish the CBL Basis. Identify the five days from the 10-day weekday CBL Basis Window to be used to develop CBL values for each hour of the event.

For each of the 10 days in the weekday CBL Basis Window, create the average daily event period usage for that day, which is defined as the simple average of the participant’s actual usage over the hours in the day that define the event for which the weekday CBL is being developed.

Create the average event period usage level for the 10 days in the weekday CBL Basis Window, which is defined as the simple average of the 10 average daily event period usage values.

Eliminate low usage days. For any day in the 10-day window for which the day’s average daily event period usage is less than 75% of the average event period usage level, eliminate that day, then repeat Step 1 and 2 to replace the eliminated days and to create a new 10-day weekday CBL Basis Window.

Order the 10 days in the weekday CBL Basis Window according to their average daily event period usage level, and eliminate the five days with the lowest average daily event period usage.

The remaining five days constitute the weekday CBL Basis.

For each hour of the event, the weekday CBL is the average of the usage in that hour in the five days that comprise the weekday CBL Basis.

Average Day CBL formula for weekends and NERC holidays

Step 1. Establish the CBL Weekend/Holiday Basis Window

The weekend/holiday CBL Basis Window is comprised of the most recent three like (Saturday or Sunday) weekend days. There are no exclusions for holidays or event days.

Step 2. Establish the Weekend/Holiday CBL Basis.

Calculate the average daily event period usage value for each of the three days in the weekend/holiday CBL Basis Window.

Order the three days according to their average daily event period usage level.

Eliminate the day with the lowest average value

The weekend/holiday CBL Basis contains 2 days.

Step 3. Calculate Weekend Average Day CBL values for the event.

For each hour of the event, the CBL value is the average of usage in that hour in the two days that comprise the weekend/holiday CBL Basis.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 158
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 158

Significant Load Change Notification

The end-use customer shall inform PJM directly or inform its CSP/LSE, who shall inform PJM, of any significant change to the end-use customer’s operations that increases or decreases the end-use customer’s CBL. A significant incremental change is defined as any operational or physical change to the end-use customer’s facilities that will adjust more than half the hours in the end-use customer’s CBL by at least 20% for more than twenty consecutive days. PJM may require and approve such adjustments to the CBL as are necessary to reflect the significant incremental change.

Alternate Methods

PJM may consider a metering basis other than those described above if the method accurately represents an end-use customer’s normal load profile during the event. Suggestions for alternative methods by which load reductions may be measured may be approved by PJM for use in this program if negotiated in good faith and agreed to by all appropriate parties, including the EDC, LSE, the end-use customer, and CSP. PJM will consider such suggestions on a case-by-case basis and intends to study alternative measurement methods during the life of the program and report the results. Metered load reductions will be adjusted up to consider transmission and distribution losses as submitted by the CSP and verified by PJM with the EDC.

WEATHER-SENSITIVE ADJUSTMENT (“WSA”)

•	At the time it enters the Load Response Program, the end-use customer or its representative (LSE/CSP), shall specify whether it desires to apply the WSA for the summer period (May-October, inclusive) or the winter period (November-April) or both. The election to apply the WSA may be changed only annually.

•	The WSA shall increase or decrease the CBL. The WSA shall be calculated for interval-metered end-use customers as follows:

Regression Analysis (available for the summer and the winter period.)

Step 1: Perform a regression analysis in Excel using the slope & intercept functions between the end-use customer’s on-peak (8 AM to 8 PM), non-holiday, weekday hourly loads and the temperature-humidity index (“THI”) on a seasonal basis for the period the WSA is being applied.

PJM will post on the PJM website a spreadsheet of the THI values for all relevant weather stations located within PJM.

The regression analysis will produce a slope (m), expressed in kW/THI, and an intercept (b), expressed in kW, that describes the sensitivity of the end-use customer’s load to weather.

Step 2: Determine the average THI for the on-peak hours for the five days used in the weekday CBL calculation.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 159
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 159

Step 3: Determine the average THI for the on-peak hours of the event day.

Step 4: Calculate the WSA based on the following formula:

WSA = [(m x THIEVENT DAY) + b]/[(m x THICBL DAYS) + b]

Simplified Analysis (available for the summer period only)

Step 1: Determine that the load is weather sensitive by agreement of the end-use customer, the CSP, and the LSE or by PJM if there is no agreement. Weather adjustments could be negative or positive.

Step 2: Show that the hourly temperature reading at the nearest airport that provides weather information to PJM equaled or exceeded 85 degrees Fahrenheit during each hour of the reduction event. The hourly temperature reading of another major airport nearby the end-use customer’s location may be used if it can be shown that the temperature at the end-use customer’s location correlates more closely.

Step 3: Calculate the average hourly load over two full hours beginning three hours prior to the load reduction event.

Step 4: Calculate the average hourly load for the same hours using the values given by the CBL calculation.

Step 5: Compare the resulting average two hour loads from Steps 3 and 4.

Step 6: Determine if the difference from Step 5 expressed as a percentage is greater than 5%. If the difference is greater than 5% then the percentage will be the WSA for the reduction event.

Step 7: Submit an Excel spreadsheet to PJM documenting the weather adjustment.

•	The WSA, expressed in percentage terms, shall be applied to each hour of the CBL during the event period in order to establish a weather-adjusted CBL.

•	For end-use customers without interval data from the previous summer that select the regression analysis, the WSA shall initially be set at 100%. After one month of actual program response, a regression analysis shall be performed and the WSA shall be adjusted in accordance with Steps 1-4, above.

•	In no event shall application of the WSA produce a weather-adjusted CBL that exceeds the end-use customer’s historical, seasonal, on-peak non-coincident peak load.

•	Case-by-case suggestions for alternative WSA methods or adjustments to the end-use customer’s historical, seasonal, on-peak non-coincident peak load may be approved by PJM for use in this Economic Load Response Program if negotiated in good faith and agreed to by all appropriate parties.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 159A
Third Revised Rate Schedule FERC No. 24

REGISTRATION

End-use customers or their representatives (LSEs/CSPs) must complete the PJM Economic Load Response Program Registration Form that is posted on the PJM web site (www.pjm.com). The following general steps will be followed:

1.	The end-use customer or its representative (LSE/CSP) completes the PJM Economic Load Response Program registration form located on the PJM web site. In the event an LSE or CSP completes the form, a separate registration form must be submitted for each end-use customer the LSE/CSP represents that actually can reduce load.

2.	PJM reviews the application and ensures that the qualifications for participation in the program are met, including verifying that the appropriate metering exists. PJM also confirms with the appropriate EDC and LSE whether the load that might be reduced is under other contractual obligation. Other such obligations may not preclude participation in the program, but may require special consideration by PJM such that appropriate settlements are made within the confines of the existing contract. PJM will verify the transmission and generation[1] charges with the appropriate EDC/LSE. The EDC and LSE have ten (10) business days to respond or PJM assumes acceptance.

3.	PJM informs the end-use customer or its representative (LSE/CSP) of acceptance into the program and notifies the appropriate LSE and EDC of the participant’s acceptance into the program.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 160
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 160

4.	Any end-use customer intending to run distributed generating units in support of local load for the purpose of participating in this program must represent in writing to PJM that it holds all applicable environmental and use permits for running those generators. Continuing participation in this program will be deemed as a continuing representation by the owner that each time its distributed generating unit is run in accordance with this program, it is being run in compliance with all applicable permits, including any emissions, run-time limit or other constraint on plant operations that may be imposed by such permits.

5.	End-use customers may not be registered simultaneously in the Economic Load Response Program and the Emergency Load Response Program. End-use customers, however, may switch programs upon one-day notice if it has participated in the same load response program for 15 consecutive days.

REAL TIME OPERATIONS

The Economic Load Response Program is not based on the declaration of emergency conditions in PJM, but rather on the economic decisions of the PJM market participants. That is, the participants in the program are responsible for determining the conditions under which load reductions will actually take place and implementing the reductions should those conditions arise. The prime indicator of such conditions is assumed to be the LMP of energy on the PJM system.

[1]	EDCs functioning as LSEs may use the average shopping credit for generation and transmission for a rate class.

In order to maintain adequate system control, PJM operators will be required to know the amount of load expected to be reduced at varying price levels. These amounts may change on a daily basis. An end-use customer or its representative (LSE/CSP) is therefore responsible for maintaining the load reduction information associated with the end-use customer signed up for the program, including the amount and the price at which load might be reduced. The Load Response Program Registration/Update web site shall be used for this purpose. PJM will utilize the data that has been submitted via this site to compile daily aggregate load reductions on a zonal basis for use in operations.

Except for end-use customers that have LMP-based contracts as described below, end-use customers participating in the Economic Load Response Program may choose to reduce load whenever their zonal LMP dictates that it is economically beneficial for them to do so or may choose to be dispatched by PJM. The end-use customer or its representative (LSE/CSP) shall send an email to PJM (address to be supplied upon registration) concurrent with or up to one hour immediately prior to beginning the reduction. In cases where the load response is dispatched by PJM, payment will not be less than the total value of the load response bid including any submitted start-up costs associated with reducing load, including direct labor and

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 160.01
Third Revised Rate Schedule FERC No. 24

equipment costs and opportunity costs and costs associated with a minimum number of contiguous hours for which the load reduction must be committed. Load reductions under this program will not be eligible to set real time price on the PJM system unless metered directly by PJM. End-use customers or their representatives (LSE/CSP) shall send an email to PJM (address to be supplied upon registration) concurrent with or up to one hour immediately prior to the end of their load reduction.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 160A
Third Revised Rate Schedule FERC No. 24

End-use customers that have LMP-based contracts pursuant to which they have agreed to pay their LSE for the physical delivery of energy according to the hourly value of the real-time LMP as calculated by PJM, may choose to reduce load and be compensated for the reduction under the following circumstances. The end-use customer or its representative (LSE/CSP) shall provide PJM with a “strike” price for the end-use customer’s zonal LMP at which the end-use customer will reduce load, as well as any start-up costs associated with reducing load, including direct labor and equipment costs and opportunity costs and costs associated with the minimum number of contiguous hours for which the load reduction must be committed. In cases where the end-use customer’s zonal LMP reaches the “strike” price and the load response is dispatched by PJM, PJM shall pay such end-use customer the difference between the actual savings achieved based on zonal LMP and the total value of the end-use customer’s load response bid, if savings achieved by the end-use customer are less than the total value of the load response bid. For purposes of this provision the total value of the load response bid will be the sum of the “strike” price times the MW of reduction achieved during each hour of the time period the reduction was dispatched by PJM or the minimum down-time whichever is greater, plus the submitted start-up costs. Load reductions hereunder will not be eligible to set real time price on the PJM system.

End-use customers or their representatives (LSEs/CSPs) shall send e-mails to PJM (address to be supplied upon registration) concurrent with or up to one hour immediately prior to, and at the end of, their load reductions.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	November 6, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 161
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 161

VERIFICATION

For load reduction that is not metered directly by PJM (i.e. – is collected by the EDC), data is to be submitted to PJM within 60 days of the event. If the data is not received within 60 days, no payment for participation is provided. Meter readings must be provided for each hour during which load reduction was accomplished.

These data files are to be communicated to PJM either via the Load Response Program web site or email. Files that are emailed must be in the PJM-approved file format. PJM will forward directly metered data to the appropriate EDC and LSE immediately following an event for optional review. PJM will forward CBL and WSA calculations to the appropriate EDC and LSE immediately following an event for optional review. Data files submitted after-the-fact will be forwarded to the EDC and LSE upon receipt. The LSE and/or EDC have ten (10) business days after receiving the data to provide feedback to PJM. All load reduction data is subject to audit by PJM.

PJM MARKET MONITORING

PJM may investigate participant behavior and claims under this program and may take actions as described under the PJM Market Monitoring Plan.

MARKET SETTLEMENTS

Reimbursement for reducing load is based on the actual kWh relief provided in excess of committed day-ahead load reductions plus the adjustment for losses. If the real time LMP is less than $75/MWh, the end-use customer (or its representative (LSE/CSP)) that curtails load in real-time will be paid by PJM the real time LMP less an amount equal to the applicable generation and transmission2 charges. If the real time LMP is greater than or equal to $75/MWh, an end-use customer (or its representative (LSE/CSP)) that curtails load in real-time will be paid the real time LMP. In cases where the load response is dispatched by PJM, or the strike price of end-use customer with an LMP based contract is reached and such load response is dispatched by PJM, payment will not be less than the total value of the load response bid, including any submitted start-up costs associated with reducing load, including direct labor and equipment costs and opportunity costs and any costs associated with a minimum number of contiguous hours for which the load reduction must be committed. Any shortfall will be made up through normal, real time operating reserves. In all cases, the applicable zonal or aggregate (including nodal) LMP is used as appropriate for the individual end-use customer. The applicable generation and transmission2 charge is the charge the end-use customer would have otherwise paid the LSE absent the load reduction.

An end-use customer or its representative (LSE/CSP) will accumulate credits for energy reductions in those hours when the energy delivered to the end-use customer is less than the end-use customer’s CBL at the corresponding hourly rate. In the event the end-use customer’s hourly energy consumption is greater than the CBL, the end-use customer or its representative (LSE/CSP) will

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 162
Third Revised Rate Schedule FERC No. 24

accumulate debits at the corresponding hourly rate for the amount the end-use customer’s hourly energy consumption is greater than the CBL. However, in no event will the end-use customer’s (or its representative’s) credit be reduced below zero on a daily basis.

Payments under the Economic Load Response Program will be made by PJM to the end-use customer or its representative (LSE/CSP). In the event the CSP or LSE is the party to be paid but is not the load reducer, the portion of the payment that will be transferred from the LSE/CSP to the end-use customer that actually reduced load is outside the scope of this program, and must be arranged between the LSE/CSP and the end-use customer.

[2]	EDCs functioning as LSEs may use the average shopping credit for generation and transmission for a rate class.

PJM shall recover LMP less an amount equal to applicable generation and transmission charges from the LSE that otherwise would have the load that was reduced. The amount equal to the generation and transmission charges, if any, will be recovered from all load within the zone in which the load that was reduced is located. If the total amount of recoverable charges reflecting generation and transmission charges for the entire program exceeds $17.5 million in a year, thereafter participants will receive LMP less an amount equal to the applicable generation and transmission charges regardless of the level of LMP.

An ALM customer may participate in the Economic Load Response program during ALM events as long as the customer’s ALM contract explicitly excludes payment or credit for energy not consumed during ALM events. If the LSE that submitted the customer for ALM credit indicates that the customer is not eligible for simultaneous credit under the Economic Load Response program and ALM is called for concurrent with the Economic Load Response program, then payments will be made to the end-use customer or representative according to the Economic Load Response program only for the time during which ALM obligations were not in effect. Any response in excess of the contracted ALM amount will be compensated under the Economic Load Response program for the entire duration of response.

Program credits will appear on the PJM Member’s monthly bill, as described in the PJM Manual for Operating Agreement Accounting and the PJM Manual for Billing.

REPORTING

PJM will submit any required reports to FERC on behalf of the Economic Load Response Program participants. PJM will also post this document, as well as any other program-related documentation on the PJM web site. PJM shall submit two reports to the FERC with respect to the Economic Load Response Program. The first report shall be filed on May 31, 2003. The second report shall be filed on October 31, 2004, concurrently with PJM’s report evaluating the PJM Emergency Load Response Program. These reports shall review and evaluate

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 163
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 163

the Economic Load Response Program and shall include (1) evaluations of whether the current demand response programs are the best means for eliciting the maximum possible amount of demand response; (2) an evaluation of the Non-metered Customer Pilot Program, including whether the pilot program is the best means of obtaining participation by small customers; (3) examination of whether the level of compensation pursuant to the Economic Load Response Program is still necessary and appropriate to induce customers to join and remain in the Economic Load Response Program or, whether PJM could implement compensation programs that more closely respond to, and provide market signals; (4) an estimate of the costs and benefits of (a) implementing a compensation program with no incentive provision; (b) continuing the current incentive provision, or (c) enlarging the incentive provision; and (5) an evaluation of possible methods of obtaining significant amounts of demand response other than by providing financial incentives.

On an annual basis, PJM will prepare a report that summarizes the status of the program and will submit it to the PJM Board of Managers, the Members Committee, the Reliability Committee, the Energy Market Committee, and the Operating Committee for review.

PJM will prepare any reports by state and by zone as may be required, subject to confidentiality requirements.

ECONOMIC LOAD RESPONSE PROGRAM - DAY-AHEAD

EFFECTIVE PERIOD OF PROGRAM

Same as real time.

PARTICIPANT QUALIFICATIONS

Same as real time except that end-use customers that have LMP-based contracts may not participate in the Day-ahead Market.

METERING REQUIREMENTS

Same as real time.

CUSTOMER BASELINE LOAD (CBL)

Same as real time.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 164
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 164

WEATHER-SENSITIVE ADJUSTMENT (“WSA”)

Same as real time except that the Simplified Analysis may not be used.

REGISTRATION

Same as real time.

DAY-AHEAD OPERATIONS

PJM will accept demand reduction bids from an end-use customer or its representative (LSE/CSP) for a specific MW curtailment (in minimum increments of .1 MW). The demand reduction bid will include the day-ahead LMP above which the end-use customer would not consume, and could also include start-up costs associated with reducing load, including direct labor and equipment costs and opportunity costs and/or a minimum number of contiguous hours for which the load reduction must be committed.

The objective function for day ahead commitment software will be to eliminate demand reduction bids from day-ahead bid load when the total bid production cost over the 24-hour dispatch day will be reduced compared to serving that load, including consideration of paying the demand reduction bid for the length of the minimum commitment time as well as any start-up cost. Thus, curtailments will not be scheduled unless they reduce total day-ahead production costs.

Demand reduction bids can set day-ahead LMP just as a comparably bid generator.

VERIFICATION

Same as real time.

PJM MARKET MONITORING

Same as real time.

MARKET SETTLEMENTS

Reimbursement for reducing load is based on the reductions of kWh committed in the Day Ahead Market. An end-use customer or its representative (LSE/CSP) that submits a load reduction bid day ahead that is accepted by PJM when the day ahead LMP is less than $75 MWh will be paid by PJM the day ahead LMP less an amount equal to the applicable generation and transmission3 charges. An end-use customer or its representative (LSE/CSP) that submits a load reduction bid day ahead that is accepted by PJM when the day ahead LMP is greater than or equal to $75 MWh, will be paid by PJM the day ahead LMP.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 165
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 165

Total payments to end-use customers or their representatives (LSEs/CSPs) for accepted day-ahead load response bids will not be less than the total value of the load response bid, including any submitted start-up costs associated with reducing load, including direct labor and equipment costs and opportunity costs and any costs associated with a minimum number of contiguous hours for which the load reduction must be committed. Any shortfall will be made up through normal, day-ahead operating reserves. In all cases, the applicable zonal or aggregate (including nodal) LMP is used as appropriate for the individual end-use customer. The applicable generation and transmission3 charge is the charge the participant would have otherwise paid the LSE absent the load reduction.

Payments under the Economic Load Response Program will be made by PJM to the end-use customer or its representative (LSE/CSP). In the event the CSP or LSE is the party to be paid but is not the load reducer, the portion of the payment that will be transferred from the LSE/CSP to the end-use customer that actually reduced load is outside the scope of this program, and must be arranged between the LSE/CSP and the end-use customer.

PJM shall recover LMP less an amount equal to applicable generation and transmission charges from the LSE that otherwise would have the load that was reduced. The amount equal to the generation and transmission charges, if any, will be recovered from all load within the zone in which the load that reduced is located. If the total amount of recoverable charges reflecting the generation and transmission charges for the entire program exceeds $17.5 million in a year, thereafter participants will receive LMP less an amount equal to the applicable generation and transmission charges regardless of the level of LMP.

[3]	EDCs functioning as LSEs may use the average shopping credit for generation and transmission for a rate class.

An ALM customer may participate in the Economic Load Response program during ALM events as long as the customer’s ALM contract explicitly excludes payment or credit for energy not consumed during ALM events. If the LSE that submitted the customer for ALM credit indicates that the customer is not eligible for simultaneous credit under the Economic Load Response program and ALM is called for concurrent with the Economic Load Response program, then payments will be made to the end-use customer or representative according to the Economic Load Response program only for the time during which ALM obligations were not in effect. Any response in excess of the contracted ALM amount will be compensated under the Economic Load Response program for the entire duration of response.

Program credits will appear on the PJM Member’s monthly bill, as described in the PJM Manual for Operating Agreement Accounting and the PJM Manual for Billing.

Issued By:	Craig Glazer	Effective:	December 1, 2004
Vice President, Government Policy
Issued On:	September 3, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 166
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 166

NON-PERFORMANCE

End-use customers or their representatives (LSEs/CSPs) that have load reductions committed in the day-ahead market that cannot demonstrate hourly performance in real time equal to at least that of the day-ahead commitment will be charged real time LMP for the amount of the shortfall, plus any associated day-ahead operating reserve credits. Any extra funds collected by PJM as a result of this charge will serve to reduce the overall day-ahead operating reserves charge for that hour.

REPORTING

Same as real time.

NON-HOURLY METERED CUSTOMER PILOT

PJM also will consider LSE/CSP sponsored pilots for customers without hourly metering for participation in a pilot program for up to two years per end-use customer or the end date of the applicable program, whichever comes first, provided the end-use customers or their representatives (LSEs/CSPs) propose an alternate method for measuring hourly load reductions. Proposed methods shall be reviewed with the affected LSE(s). Alternate measurement mechanisms will be approved by PJM on a case-by-case basis. Participation in the non-hourly metered customer pilot will be limited to 100 MW aggregate load reduction over the PJM region and the Economic Load Response Program and the Emergency Load Response Program, and with the sole exception of the requirement for hourly metering, will be subject to the same rules and procedures as the Emergency Load Response Program or Economic Load Response Program (real-time and day-ahead options), whichever is applicable. Following the two-year pilot period, each alternate method must be approved through the normal PJM stakeholder process in order to continue to be used.

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Governmental Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 167
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 167

SCHEDULE 2

COMPONENTS OF COST

(a) Each Market Participant obligated to sell energy from operating capacity on the PJM Interchange Energy Market at cost-based rates shall include the following components or their equivalent in the determination of costs for operating capacity supplied to or from the PJM Region:

(1)	Boilers

Firing-up cost;

No-load cost during period of operation;

Peak-prepared-for maintenance cost;

Incremental labor cost; and

Other incremental operating costs.

(2)	Machines

Starting cost from cold to synchronized operation;

No-load cost during period of operation;

Incremental labor cost; and

Other incremental operating costs.

(b) Each Member obligated to sell energy on the PJM Interchange Energy Market at cost-based rates shall include the following components or their equivalent in the determination of costs for energy supplied to the PJM Region:

Incremental fuel cost;

Incremental maintenance cost;

Incremental labor cost; and

Other incremental operating costs.

(c) All fuel costs shall employ the marginal fuel price experienced by the Member.

(d) The PJM Board, upon consideration of the advice and recommendations of the Members Committee, shall from time to time define in detail the method of determining the costs entering into the said components, and the Members shall adhere to such definitions in the preparation of incremental costs used on the Interconnection.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 168
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 168

SCHEDULE 2 - EXHIBIT A

EXPLANATION OF THE TREATMENT OF THE COSTS OF

EMISSION ALLOWANCES

The cost of emission allowances is included in “Other Incremental Operating Costs” pursuant to Schedule 2. The replacement cost of emission allowances will be used to recover the cost of emission allowances consumed as a result of producing energy for the PJM Region.

Index

Consistent with definitions promulgated by the PJM Board upon consideration of the advice and recommendations of the Members Committee under Schedule 2, each Member subject to Schedule 2 will determine and provide to the Interconnection its replacement cost of emission allowances, such cost to be an amount not exceeding the market price index published by Cantor-Fitzgerald Environmental Brokerage Services (“EBS”), or a PJM Board approved index in the event that EBS should cease publication of such index. As with all other components of cost required for accounting under this Agreement, each Member subject to Schedule 2 will use the same replacement cost of emissions allowances, so determined, as it uses for coordinating operation of its generating facilities hereunder.

For each Member subject to Schedule 2, the cost of emissions allowances is included in the cost of energy supplied to or received from the PJM Region.

Payment

The Members subject to Schedule 2 waive the right of payment-in-kind for emission allowances for transactions wholly between the parties. Cash payments for emission allowances consumed in providing energy for the PJM Region shall be incorporated into and conducted pursuant to the billing procedures for energy prescribed by this Agreement.

Calculation of Emission Allowance Amount and Cost

Pursuant to the letter from the PJM Interconnection to FERC dated June 26, 1995, the calculation of an annual average for the cost of emission allowances, described below, is required due to the profile of the PJM physical system and PJM Energy Management software system. An average emission allowance cost based on a standard production cost study case will be used to calculate the average cost of emission allowances for each pool megawatt produced.

The Emission Allowances (Tons of SO2) associated with a transaction will be calculated by multiplying the magnitude of a transaction (MWhr) by an Emissions per MWHr Factor (Tons of SO2 per MWhr):

Emission		Transaction		Emissions
Allowances	=	Magnitude	x	per MWhr
Used				Factor
(Tons of S02)		(MWhr)		(Tons of S02 per MWhr)

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 169
Third Revised Rate Schedule FERC No. 24

The Emissions per MWHr Factor will be calculated by dividing the forecast annual emissions from all Phase I units (Tons of SO2) by the Forecast Annual Total PJM Energy Production (MWhr):

Emissions per MWhr Factor (Tons of SO2 per MWhr)	= Forecast Annual Phase I Unit Emissions (Tons of SO2) Forecast Annual Total PJM Energy Production (MWhr)

Likewise, the cost (Dollars) of the Emission Allowances for a transaction will be calculated by multiplying the transaction magnitude (MWhr) by a Charge per MWhr Factor (Dollars per MWHr).

Cost of Emission		Transaction		Charge
Allowances Used	=	Magnitude	x	per MWhr Factor
(Dollars)		(MWhr)		(Dollars per MWhr)

The Charge per MWhr Factor will be calculated by multiplying, for each Member subject to Schedule 2, its Forecast Annual Emissions (Tons of SO2)by its respective Emissions Allowance Replacement Cost (Dollars per Ton of SO2) to yield each the forecasted annual cost of emissions (Dollars). Then, the total of forecasted annual cost of emissions for each Member subject to Schedule 2 is divided by the Forecast Annual Total PJM Energy Production (MWhr) to determine the Charge per MWHr Factor (Dollars per MWHr).

Charge per
MWhr Factor	=	S(A x B), where:
C
A = Member’s Forecasted Annual Emissions, (Tons of SO2) B = Emission Allowance Replacement Cost, (Dollars per Ton of SO2, per company) C = Forecast Annual PJM Energy Production, (MWhr)

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 170
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 170

SCHEDULE 3

ALLOCATION OF THE COST AND EXPENSES

OF THE OFFICE OF THE INTERCONNECTION

(a) Each group of Affiliates, each group of Related Parties, and each Member that is not in such a group shall pay an annual membership fee, the proceeds of which shall be used to defray the costs and expenses of the LLC, including the Office of the Interconnection. The amount of the annual fee as of the Effective Date shall be $5,000. The annual membership fee shall be charged on a calendar year basis. In the year that a new membership commences, the annual membership fee may be reduced, at the election of the entity joining, by 1/12th for each full month that has passed prior to membership commencing. If the entity seeking to join elects to pay a prorated annual membership fee as provided here, it shall not be permitted to vote at meetings until the first day following the date that its entry as a new Member is announced at a Members Committee meeting, provided that if an entity’s membership is terminated and it seeks to rejoin within twelve months, it will be subject to the full $5,000 annual membership fee. Annual membership fees shall not be refunded, in whole or in part, upon termination of membership.

(b) Each group of State Offices of Consumer Advocates from the same state or the District of Columbia and each State Consumer Advocate that nominates its representative to vote on the Members Committee but is not in such a group shall pay an annual fee, the proceeds of which shall be used to defray the costs and expenses of the LLC, including the Office of the Interconnection. The amount of the annual fee shall be $500. The annual membership fee shall be charged on a calendar year basis and shall not be subject to proration for memberships commencing during a calendar year.

(c) The amount of the annual fees provided for herein shall be adjusted from time to time by the PJM Board to keep pace with inflation.

(d) All remaining costs of the operation of the LLC and the Office of the Interconnection and the expenses, including, without limitation, the costs of any insurance and any claims not covered by insurance, associated therewith as provided in this Agreement shall be costs of PJM Interconnection, L.L.C. Administrative Services and shall be recovered as set forth in Schedule 9 to the PJM Tariff. Such costs may include costs associated with debt service, including the costs of funding reserve accounts or meeting coverage or similar requirements that financing covenants may necessitate.

(e) An entity accepted for membership in the LLC shall pay all costs and expenses associated with additions and modifications to its own metering, communication, computer, and other appropriate facilities and procedures needed to effect the inclusion of the entity in the operation of the Interconnection.

Issued By:	Craig Glazer	Effective:	November 17, 2003
Vice President, Governmental Policy
Issued On:	September 22, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 171
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 171

SCHEDULE 4

STANDARD FORM OF AGREEMENT TO BECOME A MEMBER OF THE LLC

Any entity which wishes to become a Member of the LLC shall, pursuant to Section 11.6 of this Agreement, tender to the President an application, upon the acceptance of which it shall execute a supplement to this Agreement in the following form:

Additional Member Agreement

1. This Additional Member Agreement (the “Supplemental Agreement”), dated as of                     , is entered into among                      and the President of the LLC acting on behalf of its Members.

2.                     has demonstrated that it meets all of the qualifications required of a Member to the Operating Agreement. If expansion of the PJM Region is required to integrate                     ’s facilities, a copy of Attachment J from the PJM Tariff marked to show changes in the PJM Region boundaries is attached hereto.                      agrees to pay for all required metering, telemetering and hardware and software appropriate for it to become a member.

3.                      agrees to be bound by and accepts all the terms of the Operating Agreement as of the above date.

4.                      hereby gives notice that the name and address of its initial representative to the Members Committee under the Operating Agreement shall be:

____________________________________________________________________________

5. The President of the LLC is authorized under the Operating Agreement to execute this Supplemental Agreement on behalf of the Members.

6. The Operating Agreement is hereby amended to include                      as a Member of the LLC thereto, effective as of                     ,             , the date the President of the LLC countersigned this Agreement.

IN WITNESS WHEREOF,                      and the Members of the LLC have caused this Supplemental Agreement to be executed by their duly authorized representatives.

Members of the LLC

By:
Name:
Title:	President

By:
Name:
Title:

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 172
Third Revised Rate Schedule FERC No. 24

SCHEDULE 5

PJM DISPUTE RESOLUTION PROCEDURES

1. DEFINITIONS

1.1 Alternate Dispute Resolution Committee.

“Alternate Dispute Resolution Committee” shall mean the Committee established pursuant to Section 5 of this Schedule.

1.2 MAAC Dispute Resolution Committee.

“MAAC Dispute Resolution Committee” shall mean the committee established by the Mid-Atlantic Area Council to administer its industry-specific mechanism for resolving certain types of wholesale electricity disputes.

1.3 Related PJM Agreements.

“Related PJM Agreements” shall mean this Agreement, the East Transmission Owners Agreement, and the Reliability Assurance Agreement, the West Transmission Owners Agreement, and the Reliability Assurance Agreement-West.

2. PURPOSES AND OBJECTIVES

2.1 Common and Uniform Procedures.

The PJM Dispute Resolution Procedures are intended to establish common and uniform procedures for resolving disputes arising under the Related PJM Agreements. To the extent any of the foregoing agreements or the PJM Tariff contain dispute resolution provisions expressly applicable to disputes arising thereunder, however, this Agreement shall not supplant such provisions, which shall apply according to their terms.

2.2 Interpretation.

To the extent permitted by applicable law, the PJM Dispute Resolution Procedures are to be interpreted to effectuate the objectives set forth in Section 2.1. To the extent permitted by these PJM Dispute Resolution Procedures, the Alternate Dispute Resolution Committee shall coordinate with the established dispute resolution committee of an Applicable Regional Reliability Council, where appropriate, in order to conserve administrative resources and to avoid duplication of dispute resolution staffing.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 173
Third Revised Rate Schedule FERC No. 24

3. NEGOTIATION AND MEDIATION

3.1 When Required.

The parties to a dispute shall undertake good-faith negotiations to resolve any dispute as to a matter governed by one of the Related PJM Agreements. Each party to a dispute shall designate an executive with authority to resolve the matter in dispute to participate in such negotiations. Any dispute as to a matter governed by one of the Related PJM Agreements that has not been resolved through good-faith negotiation shall be subject to non-binding mediation prior to the initiation of arbitral, regulatory, judicial, or other dispute resolution proceedings as may be appropriate as provided by these PJM Dispute Resolution Procedures.

3.2 Procedures.

3.2.1 Initiation.

If a dispute that is subject to the mediation procedures specified herein has not been resolved through good-faith negotiation, a party to the dispute shall notify the Alternate Dispute Resolution Committee in writing of the existence and nature of the dispute prior to commencing any other form of proceeding for resolution of the dispute. The Alternate Dispute Resolution Committee shall have ten calendar days from the date it first receives notification of the existence of a dispute from any of the parties to the dispute in which to distribute to the parties a list of mediators.

3.2.2 Selection of Mediator.

The Chair of the Alternate Dispute Resolution Committee shall distribute to the parties by facsimile or other electronic means a list containing the names of seven mediators with mediation experience, or with technical or business experience in the electric power industry, or both, as it shall deem appropriate to the dispute. The Chair of the Alternate Dispute Resolution Committee may draw from the lists of mediators maintained by the established dispute resolution committee of an Applicable Regional Reliability Council, as the Chair shall deem appropriate. The persons on the proposed list of mediators shall have no official, financial, or personal conflict of interest with respect to the issues in controversy, unless the interest is fully disclosed in writing to all participants in the mediation process and all such participants waive in writing any objection to the interest. The parties shall alternate in striking names from the list with the last name on the list becoming the mediator. The determination of which party shall have the first strike off the list shall be determined by lot. The parties shall have ten calendar days to complete the mediator selection process, unless the time is extended by mutual agreement.

3.2.3 Advisory Mediator.

If the Alternate Dispute Resolution Committee deems it appropriate, it shall distribute two lists, one containing the names of seven mediators with mediation experience, and one containing the names of seven mediators with technical or business experience in the electric power industry. In connection with circulating the foregoing lists, the Alternate Dispute Resolution Committee shall specify one of the lists as containing the proposed mediators, and the other as a list of proposed advisors to assist the mediator in resolving the dispute. The parties shall then utilize

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 174
Third Revised Rate Schedule FERC No. 24

the alternative strike procedure set forth above until one name remains on each list, with the last named persons serving as the mediator and advisor.

3.2.4 Mediation Process.

The disputing parties shall attempt in good faith to resolve their dispute in accordance with procedures and a timetable established by the mediator. In furtherance of the mediation efforts, the mediator may:

(a) Require the parties to meet for face-to-face discussions, with or without the mediator;

(b) Act as an intermediary between the disputing parties;

(c) Require the disputing parties to submit written statements of issues and positions;

(d) If requested by the disputing parties at any time in the mediation process, provide a written recommendation on resolution of the dispute including, if requested, the assessment by the mediator of the merits of the principal positions being advanced by each of the disputing parties; and

(e) Adopt, when appropriate, the Center for Public Resources Model ADR Procedures for the Meditation of Business Disputes (as revised from time to time) to the extent such Procedures are not inconsistent with any rule, standard, or procedure adopted by the Alternate Dispute Resolution Committee or with any provision of this Agreement.

3.2.5 Mediator’s Assessment.

(a) If a resolution of the dispute is not reached by the thirtieth day after the appointment of the mediator or such later date as may be agreed to by the parties, if not previously requested to do so the mediator shall promptly provide the disputing parties with a written, confidential, non-binding recommendation on resolution of the dispute, including the assessment by the mediator of the merits of the principal positions being advanced by each of the disputing parties. The recommendation may incorporate or append, if and as the mediator may deem appropriate, any recommendations or any assessment of the positions of the parties by the advisor, if any. Upon request, the mediator shall provide any additional recommendations or assessments the mediator shall deem appropriate.

(b) At a time and place specified by the mediator after delivery of the foregoing recommendation, the disputing parties shall meet in a good faith attempt to resolve the dispute in light of the recommendation of the mediator. Each disputing party shall be represented at the meeting by a person with authority to settle the dispute, along with such other persons as each disputing party shall deem appropriate. If the disputing parties are unable to resolve the dispute at or in connection with this meeting, then: (i) any disputing party may commence such arbitral, judicial, regulatory or other proceedings as may be appropriate as provided in the PJM Dispute Resolution Procedures; and (ii) the recommendation of the mediator, and any statements made by any party in the mediation process, shall have no further force or effect, and shall not be admissible for any purpose, in any subsequent arbitral, administrative, judicial, or other proceeding.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 175
Third Revised Rate Schedule FERC No. 24

3.3 Costs.

Except as specified in Section 4.13, the costs of the time, expenses, and other charges of the mediator and any advisor, and of the mediation process, shall be borne by the parties to the dispute, with each side in a mediated matter bearing one-half of such costs, and each party bearing its own costs and attorney’s fees incurred in connection with the mediation.

4. ARBITRATION

4.1 When Required.

Any dispute as to a matter: (i) governed by one of the Related PJM Agreements that has not been resolved through the mediation procedures specified herein, (ii) involving a claim that one or more of the parties owes or is owed a sum of money, and (iii) the amount in controversy is less than $1,000,000.00, shall be subject to binding arbitration in accordance with the procedures specified herein. If the parties so agree, any other disputes as to a matter governed by a Related PJM Agreement may be submitted to binding arbitration in accordance with the procedures specified herein.

4.2 Binding Decision.

Except as specified in Section 4.1, the resolution by arbitration of any dispute under this Agreement shall not be binding.

4.3 Initiation.

A party or parties to a dispute which is subject to the arbitration procedures specified herein shall send a written demand for arbitration to the Chair of the Alternate Dispute Resolution Committee with a copy to the other party or parties to the dispute. The demand for arbitration shall state each claim for which arbitration is being demanded, the relief being sought, a brief summary of the grounds for such relief and the basis for the claim, and shall identify all other parties to the dispute.

4.4 Selection of Arbitrator(s).

The parties to a dispute for which arbitration has been demanded may agree on any person to serve as a single arbitrator, or shall endeavor in good faith to agree on a single arbitrator from a list of arbitrators prepared for the dispute by the Alternate Dispute Resolution Committee and delivered to the parties by facsimile or other electronic means promptly after receipt by the Alternate Dispute Resolution Committee of a demand for arbitration. The Alternate Dispute Resolution Committee may draw from the lists of arbitrators maintained by the established dispute resolution committee of an Applicable Regional Reliability Council, as the Alternate Dispute Resolution Committee deems appropriate. If the parties are unable to agree on a single arbitrator by the fourteenth day following delivery of the foregoing list of arbitrators or such other date as agreed to by the parties, then not later than the end of the seventh business day thereafter the party or parties demanding arbitration on the one hand, and the party or parties responding to the demand for arbitration on the other, shall each designate an arbitrator from a list for the dispute prepared by the Alternate Dispute Resolution Committee. The arbitrators so chosen shall then choose a third arbitrator.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 176
Third Revised Rate Schedule FERC No. 24

4.5 Procedures.

The Alternate Dispute Resolution Committee shall compile and make available to the arbitrator(s) and the parties standard procedures for the arbitration of disputes, which procedures (i) shall include provision, upon good cause shown, for intervention or other participation in the proceeding by any party whose interests may be affected by its outcome, (ii) shall conform to the requirements specified in these PJM Dispute Resolution Procedures, and (iii) may be modified or adopted for use in a particular proceeding as the arbitrator(s) deem appropriate. To the extent deemed appropriate by the Alternate Dispute Resolution Committee, the procedures adopted by the Alternate Dispute Resolution Committee shall be based on the American Arbitration Association Rules, to the extent such Rules are not inconsistent with any rule, standard or procedure adopted by the Alternate Dispute Resolution Committee, or with any provision of these PJM Dispute Resolution Procedures. Upon selection of the arbitrator(s), arbitration shall go forward in accordance with applicable procedures.

4.6 Summary Disposition and Interim Measures.

4.6.1 Lack of Good Faith Basis.

The procedures for arbitration of a dispute shall provide a means for summary disposition of a demand for arbitration, or a response to a demand for arbitration, that in the reasoned opinion of the arbitrator(s) does not have a good faith basis in either law or fact. If the arbitrator(s) determine(s) that a demand for arbitration or response to a demand for arbitration does not have a good faith basis in either law or fact, the arbitrator(s) shall have discretion to award the costs of the time, expenses, and other charges of the arbitrator(s) to the prevailing party.

4.6.2 Discovery Limits.

The procedures for the arbitration of a dispute shall provide a means for summary disposition without discovery of facts if there is no dispute as to any material fact, or with such limited discovery as the arbitrator(s) shall determine is reasonably likely to lead to the prompt resolution of any disputed issue of material fact.

4.6.3 Interim Decision.

The procedures for the arbitration of a dispute shall permit any party to a dispute to request the arbitrator(s) to render a written interim decision requiring that any action or decision that is the subject of a dispute not be put into effect, or imposing such other interim measures as the arbitrator(s) deem necessary or appropriate, to preserve the rights and obligations secured by any of the Related PJM Agreements during the pendency of the arbitration proceeding. The parties shall be bound by such written decision pending the outcome of the arbitration proceeding.

4.7 Discovery of Facts.

4.7.1 Discovery Procedures.

The procedures for the arbitration of a dispute shall include adequate provision for the discovery of relevant facts, including the taking of testimony under oath, production of documents and other things, and inspection of land and tangible items. The nature and extent of such discovery shall be determined as provided herein and shall take into account (i) the complexity

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 177
Third Revised Rate Schedule FERC No. 24

of the dispute, (ii) the extent to which facts are disputed, and (iii) the amount in controversy. The forms and methods for taking such discovery shall be as described in the Federal Rules of Civil Procedure, except as modified by the procedures established by the Alternate Dispute Resolution Committee, the arbitrator(s) or agreement of the parties.

4.7.2 Procedures Arbitrator.

The sole arbitrator, or the arbitrator selected by the arbitrators chosen by the parties, as the case may be (such arbitrator being hereafter referred to as the “Procedures Arbitrator”), shall be responsible for establishing the timing, amount, and means of discovery, and for resolving discovery and other pre-hearing disagreement. If a dispute involves contested issues of fact, promptly after the selection of the arbitrator(s) the Procedures Arbitrator shall convene a meeting of the parties for the purpose of establishing a schedule and plan of discovery and other pre-hearing actions.

4.8 Evidentiary Hearing.

The procedures for the arbitration of a dispute shall provide for an evidentiary hearing, with provision for the cross-examination of witnesses, unless all parties consent to the resolution of the matter on the basis of a written record. The forms and methods for taking evidence shall be as described in the Federal Rules of Evidence, except as modified by the procedures established by the Alternate Dispute Resolution Committee, the arbitrator(s) or agreement of the parties. The arbitrator(s) may require such written or other submissions from the parties as shall be deemed appropriate, including submission of the direct testimony of witnesses in written form. The arbitrator(s) may exclude any evidence that is irrelevant, immaterial, unduly repetitious or prejudicial, or privileged. Any party or parties may arrange for the preparation of a record of the hearing, and shall pay the costs thereof. Such party or parties shall have no obligation to provide or agree to the provision of a copy of the record of the hearing to any party that does not pay an equal share of the cost of the record. At the request of any party, the arbitrator(s) shall determine a fair and equitable allocation of the costs of the preparation of a record between or among the parties to the proceeding willing to share such costs.

4.9 Confidentiality.

4.9.1 Designation.

Any document or other information obtained in the course of an arbitral proceeding and not otherwise available to the receiving party, including any such information contained in documents or other means of recording information created during the course of the proceeding, may be designated “Confidential” by the producing party. The party producing documents or other information marked “Confidential” shall have twenty days from the production of such material to submit a request to the Procedures Arbitrator to establish such requirements for the protection of such documents or other information designated as “Confidential” as may be reasonable and necessary to protect the confidentiality and commercial value of such information and the rights of the parties, which requirements shall be binding on all parties to the dispute. Prior to the decision of the Procedures Arbitrator on a request for confidential treatment, documents or other information designated as “Confidential” shall not be used by the receiving party or parties, or the arbitrator(s), or anyone working for or on behalf of any of the foregoing, for any purpose other than the arbitration proceeding, and shall not be disclosed in any form to any person not involved in the

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 178
Third Revised Rate Schedule FERC No. 24

arbitration proceeding without the prior written consent of the party producing the information or as permitted by the Procedures Arbitrator.

4.9.2 Compulsory Disclosure.

Any party receiving a request or demand for disclosure, whether by compulsory process, discovery request, or otherwise, of documents or information obtained in the course of an arbitration proceeding that have been designated “Confidential” and that are subject to a non-disclosure requirement under these PJM Dispute Resolution Procedures or a decision of the Procedures Arbitrator, shall immediately inform the party from which the information was obtained, and shall take all reasonable steps, short of incurring sanctions or other penalties, to afford the person or entity from which the information was obtained an opportunity to protect the information from disclosure. Any party disclosing information in violation of these PJM Dispute Resolution Procedures or requirements established by the Procedures Arbitrator shall thereby waive any right to introduce or otherwise use such information in any judicial, regulatory, or other legal or dispute resolution proceeding, including the proceeding in which the information was obtained.

4.9.3 Public Information.

Nothing in the Related PJM Agreements shall preclude the use of documents or information properly obtained outside of an arbitral proceeding, or otherwise public, for any legitimate purpose, notwithstanding that the information was also obtained in the course of the arbitral proceeding.

4.10 Timetable.

Promptly after the selection of the arbitrator(s), the arbitrator(s) shall set a date for the issuance of the arbitral decision, which shall be not later than eight months (or such earlier date as may be agreed to by the parties to the dispute) from the date of the selection of the arbitrator(s), with other dates, including the dates for an evidentiary hearing or other final submissions of evidence, set in light of this date. The date for the evidentiary hearing or other final submission of evidence shall not be changed absent extraordinary circumstances. The arbitrator(s) shall have the power to impose sanctions, including dismissal of the proceeding for dilatory tactics or undue delay in completing the arbitral proceedings.

4.11 Advisory Interpretations.

Except as to matters subject to decision in the arbitration proceeding, the arbitrator(s) may request as may be appropriate from any committee or subcommittee established under a Related PJM Agreement or by the Office of the Interconnection, an interpretation of any Related PJM Agreements, or of any standard, requirement, procedure, tariff, Schedule, principle, plan or other criterion or policy established by any committee or subcommittee. Except to the extent that the Office of the Interconnection is itself a party to a dispute, the arbitrator(s) may request the advice of the Office of the Interconnection with respect to any matter relating to a responsibility of the Office of the Interconnection under the Agreement or with respect to any of the Related PJM Agreements, or to the PJM Manuals. Any such interpretation or advice shall not relieve the arbitrator(s) of responsibility for resolving the dispute or deciding the arbitration proceeding in accordance with the standards specified herein.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 179
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 179

4.12 Decisions.

The arbitrator(s) shall issue a written decision, including findings of fact and the legal basis for the decision. The arbitral decision shall be based on (i) the evidence in the record, (ii) the terms of the Related PJM Agreements, as applicable, (iii) applicable United States federal and state law, including the Federal Power Act and any applicable FERC regulations and decisions, and international treaties or agreements as applicable, and (iv) relevant decisions in previous arbitration proceedings. The arbitrator(s) shall have no authority to revise or alter any provision of the Related PJM Agreements. Any arbitral decision issued pursuant to these PJM Dispute Resolution Procedures that affects matters subject to the jurisdiction of FERC under Section 205 of the Federal Power Act shall be filed with FERC.

4.13 Costs.

Unless the arbitrator(s) shall decide otherwise, the costs of the time, expenses, and other charges of the arbitrator(s) shall be borne by the parties to the dispute, with each side on an arbitrated issue bearing its pro-rata share of such costs, and each party to an arbitral proceeding shall bear its own costs and fees. The arbitrator(s) may award all or a portion of the costs of the time, expenses, and other charges of the arbitrator(s), the costs of arbitration, attorney’s fees, and the costs of mediation, if any, to any party that substantially prevails on an issue determined by the arbitrator(s) to have been raised without a substantial basis.

4.14 Enforcement.

If the decision of the arbitrator(s) is binding, the judgment may be entered on such arbitral award by any court having jurisdiction thereof; provided, however, that within one year of the issuance of the arbitral decision any party affected thereby may request FERC or any other federal, state, regulatory or judicial authority having jurisdiction to vacate, modify, or take such other action as may be appropriate with respect to any arbitral decision that is based upon an error of law, or is contrary to the statutes, rules, or regulations administered or applied by such authority. Any party making or responding to, or intervening in proceedings resulting from, any such request, shall request the authority to adopt the resolution, if not clearly erroneous, of any issue of fact expressly or necessarily decided in the arbitral proceeding, whether or not the party participated in the arbitral proceeding.

5. ALTERNATE DISPUTE RESOLUTION COMMITTEE

5.1 Membership.

5.1.1 Representatives.

The Alternate Dispute Resolution Committee shall be composed of two representatives selected by each of the following: (i) the Office of the Interconnection; (ii) the Members Committee; and one representative selected by each of the following: (i) the parties to the Reliability Assurance Agreement; (ii) the parties to the Reliability Assurance Agreement-West; (iii) the parties to the West Transmission Owners Agreement; and (iv) the parties to the East Transmission Owners Agreement.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 180
Third Revised Rate Schedule FERC No. 24

5.1.2 Term.

Representatives on the Alternate Dispute Resolution Committee shall serve for terms of three years and may serve additional terms.

5.2 Voting Requirements.

Approval or adoption of measures by the Alternate Dispute Resolution Committee shall require two-thirds of the votes of the representatives present and voting. Two-thirds of the representatives on the Alternate Dispute Resolution Committee shall constitute a quorum for the conduct of business.

5.3 Officers.

At the first meeting of the Alternate Dispute Resolution Committee, the representatives to the Alternate Dispute Resolution Committee shall choose a Chair and Vice Chair from among the representatives on the Committee. The Chair of the Alternate Dispute Resolution Committee shall preside at meetings of the Committee, and shall have the power to call meetings of the Committee and to exercise such other powers as are specified in this Agreement or are authorized by the Alternate Dispute Resolution Committee. The Vice Chair shall preside at meetings of the Alternate Dispute Resolution Committee in the absence of the Chair, and shall exercise such other powers as are delegated by the Chair.

5.4 Meetings.

The Alternate Dispute Resolution Committee shall meet at such times and places as determined by the Committee, or at the call of the Chair. The Chair shall call a meeting of the Alternate Dispute Resolution Committee upon the request of two or more representatives on the Alternate Dispute Resolution Committee.

5.5 Responsibilities.

The duties of the Alternate Dispute Resolution Committee include but are not limited to the following:

i)	Maintain a list of persons qualified by temperament and experience, and with technical or legal expertise in matters likely to be the subject of disputes, to serve as mediators or arbitrators under these PJM Dispute Resolution Procedures;

ii)	Determine the rates and other costs and charges that shall be paid to mediators, advisors and arbitrators for or in connection with their services;

iii)	Determine whether mediation is not warranted in a particular dispute;

iv)	Provide to disputing parties lists of mediators, advisors or arbitrators to resolve particular disputes;

v)	Compile and make available to parties to disputes, arbitrators, and other interested persons suggested procedures for the arbitration of disputes in accordance with Section 4.5;

vi)	Maintain and make available to parties to disputes, mediators, advisors, arbitrators, and other interested persons the written decisions required by Section 4.12;

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 181
Third Revised Rate Schedule FERC No. 24

vii)	Establish such procedures and schedules, in addition to those specified herein, as it shall deem appropriate to further the prompt, efficient, fair and equitable resolution of disputes; and

viii)	Provide such oversight and supervision of the dispute resolution processes and procedures instituted pursuant to the Related PJM Agreements as may be appropriate to facilitate the prompt, efficient, fair and equitable resolution of disputes.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 182
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 182

SCHEDULE 6

REGIONAL TRANSMISSION EXPANSION PLANNING PROTOCOL

1. REGIONAL TRANSMISSION EXPANSION PLANNING PROTOCOL

1.1 Purpose and Objectives.

This Regional Transmission Expansion Planning Protocol shall govern the process by which the Members shall rely upon the Office of the Interconnection to prepare a plan for the enhancement and expansion of the Transmission Facilities in order to meet the demands for firm transmission service, and to support competition, in the PJM Region. The Regional Transmission Expansion Plan to be developed shall enable the transmission needs in the PJM Region to be met on a reliable, economic and environmentally acceptable basis.

1.2 Conformity with NERC and Other Applicable Criteria.

(a) NERC establishes Planning Principles and Guides to promote the reliability and adequacy of the North American bulk power supply as related to the operation and planning of electric systems.

(b) MAAC is responsible for ensuring the adequacy, reliability and security of the bulk electric supply systems in the MAAC region through coordinated operations and planning of generation and transmission facilities. Toward that end, it has adopted the NERC Planning Principles and Guides and has established detailed Reliability Principles and Standards for Planning the Bulk Electric Supply System of the MAAC Group.

(c) ECAR is responsible for ensuring the adequacy, reliability and security of the bulk electric supply systems in the ECAR region through coordinated operations and planning of generation and transmission facilities. Toward that end, it has adopted the NERC Planning Principles and Guides and has established detailed Reliability Principles and Standards for Planning the Bulk Electric Supply System of the ECAR Group.

(c.01) MAIN is responsible for ensuring the adequacy, reliability and security of the bulk electric supply systems in the MAIN region through coordinated operations and planning of generation and transmission facilities. Toward that end, it has adopted the NERC Planning Principles and Guides and has established detailed Reliability Principles and Standards for Planning the Bulk Electric Supply System for MAIN.

(d) The Regional Transmission Expansion Plan shall conform with the applicable reliability principles, guidelines and standards of NERC, MAAC, MAIN, ECAR, and other Applicable Regional Reliability Councils in accordance with the operating criteria and other procedures detailed in the PJM Manuals.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 182A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 182A

1.3 Establishment of Committees.

(a) The Planning Committee shall be open to participation by all stakeholders and shall provide technical advice and assistance to the Office of the Interconnection in all aspects of its regional planning functions. The Transmission Owners shall supply representatives to the Planning Committee to provide the data, information, and support necessary for the Office of the Interconnection to perform studies as required and to develop the Regional Transmission Expansion Plan. Other Members may provide representatives to the Planning Committee as they deem appropriate.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 183
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 183

(b) The Transmission Expansion Advisory Committee established by the Office of the Interconnection will meet periodically with representatives of the Office of the Interconnection to provide advice and recommendations to the Office of the Interconnection to aid in the development of the Regional Transmission Expansion Plan. The Transmission Expansion Advisory Committee will invite participation by: (i) all Transmission Customers, as that term is defined in the PJM Tariff, and applicants for transmission service; (ii) any other entity proposing to provide Transmission Facilities to be integrated into the PJM Region; (iii) all Members; (iv) the agencies and offices of consumer advocates of the States in the PJM Region exercising regulatory authority over the rates, terms or conditions of electric service or the planning, siting, construction or operation of electric facilities and (v) any other interested entities or persons.

1.4 Contents of the Regional Transmission Expansion Plan.

(a) The Regional Transmission Expansion Plan shall consolidate the transmission needs of the region into a single plan which is assessed on the bases of maintaining the reliability of the PJM Region in an economic and environmentally acceptable manner and of supporting competition in the PJM Region.

(b) The Regional Transmission Expansion Plan shall reflect transmission enhancements and expansions, load and capacity forecasts and generation additions and retirements for the ensuing ten years.

(c) The Regional Transmission Expansion Plan shall, as a minimum, include a designation of the Transmission Owner or Owners or other entity that will construct, own and/or finance each transmission enhancement and expansion and how all reasonably incurred costs are to be recovered.

(d) The Regional Transmission Expansion Plan shall (i) avoid unnecessary duplication of facilities; (ii) avoid the imposition of unreasonable costs on any Transmission Owner or any user of Transmission Facilities; (iii) take into account the legal and contractual rights and obligations of the Transmission Owners; (iv) provide, if appropriate, alternative means for meeting transmission needs in the PJM Region; (v) strive to maintain and, when appropriate, to enhance the economic and operational efficiency of wholesale electric service markets in the PJM region; and (vi) provide for coordination with existing transmission systems and with appropriate interregional and local expansion plans.

1.5 Procedure for Development of the Regional Transmission Expansion Plan.

1.5.1 Commencement of the Process.

(a) The Office of the Interconnection shall initiate the enhancement and expansion study process if (i) required as a result of a need for transfer capability identified by the Office of the Interconnection in its evaluation of requests for interconnection with the transmission system or for firm transmission service with a term of one year or more; (ii) required to address a need identified by the Office of the Interconnection’s in its on-going evaluation of the transmission system’s economic and operational adequacy and performance; (iii) required as a result of the Office of the Interconnection’s assessment of the transmission system’s compliance with MAAC, MAIN or ECAR reliability criteria, more

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	First Revised Sheet No. 184
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 184

stringent reliability criteria, if any; or PJM operating criteria; (iv) constraints or available transfer capability shortage are identified by the Office of the Interconnection as a result of generation additions or retirements, evaluation of load forecasts, congestion events on or operational performance of the transmission system, or proposals for the addition of Transmission Facilities in the PJM region; or (v) expansion of the transmission system is proposed by one or more Transmission Owners or by a Transmission Interconnection Customer.

(b) The Office of the Interconnection shall notify the Transmission Expansion Advisory Committee of the commencement of an enhancement and expansion study. The Transmission Expansion Advisory Committee shall notify the Office of the Interconnection in writing of any additional transmission considerations to be included.

1.5.2 Development of Scope, Assumptions and Procedures.

Once the need for an enhancement and expansion study has been established, the Office of the Interconnection shall consult with the Transmission Expansion Advisory Committee to prepare the study’s scope, assumptions and procedures.

1.5.3 Scope of Studies.

In general, enhancement and expansion studies shall include:

(a) An identification of existing and projected limitations on the transmission system’s physical, economic and/or operational capability or performance, with accompanying simulations to identify the costs of controlling those limitations. Potential enhancements and expansions will be proposed to mitigate limitations controlled by non-economic means.

(b) Evaluation and analysis of potential enhancements and expansions, including alternatives thereto, needed to mitigate such limitations.

(c) Identification, evaluation and analysis of potential enhancements and expansions for the purposes of supporting competition in the PJM region.

(d) Engineering studies needed to determine the effectiveness and compliance (with reliability and operating criteria) of recommended enhancements and expansions.

1.5.4 Supply of Data.

(a) The Transmission Owners shall provide to the Office of the Interconnection on an annual basis a 10-year forecast of summer and winter load and resources expected to be served by, or use, their Transmission Facilities. The forecast shall include to the extent known or reasonably capable of forecast: (i) a description of the total load to be served from each substation; (ii) the amount of any interruptible loads included in the total load (including conditions under which an interruption can be implemented and any limitations on the duration and frequency of interruptions); and (iii) a description of all generation resources to be located in the geographic region encompassed by the Transmission Owner’s transmission facilities, including unit sizes, VAR capability, operating restrictions, and any must-run unit designations required for system reliability or contract reasons. The data required under this Section shall be provided in the form and manner specified by the Office of the Interconnection.

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Fifth Revised Sheet No. 185
Third Revised Rate Schedule FERC No. 24	Superseding Third Revised Sheet No. 185

(b) In addition to the foregoing, the Transmission Owners, those entities requesting transmission service and any other entities proposing to provide Transmission Facilities to be integrated into the PJM Region shall supply any other information and data reasonably required by the Office of the Interconnection to perform the enhancement and expansion study.

(c) The Office of the Interconnection also shall solicit from the Members, Transmission Customers and other interested parties, including but not limited to electric utility regulatory agencies and consumer advocates of the States in the PJM Region, information required by, or anticipated to be useful to, the Office of the Interconnection in its preparation of the enhancement and expansion study.

1.5.5 Coordination of the Regional Transmission Expansion Plan.

(a) The Regional Transmission Expansion Plan shall be developed in coordination with the transmission systems of the surrounding regional reliability councils and with the local transmission providers.

(b) The Regional Transmission Expansion Plan shall be developed by the Office of the Interconnection in consultation with the Transmission Expansion Advisory Committee during the enhancement and expansion study process.

1.5.6 Development of the Recommended Regional Transmission Expansion Plan.

(a) The Office of the Interconnection shall be responsible for the development of the Regional Transmission Expansion Plan and for conducting the studies on which the plan is based.

(b) Upon completion of its studies and analysis, the Office of the Interconnection shall prepare a recommended enhancement and expansion plan for review by the Transmission Expansion Advisory Committee. The Office of the Interconnection also shall invite interested parties to submit comments on the plan to the Transmission Expansion Advisory Committee and to the Office of the Interconnection.

(c) The recommended plan shall separately identify enhancements and expansions for the MAAC Control Zone and for the PJM West Region.

(d) The recommended plan shall identify enhancements and expansions that are required to alleviate congestion on the Transmission System which, in the judgment of the Office of the Interconnection, cannot be hedged by the use of Financial Transmission Rights (“FTRs”) or other hedging opportunities available in PJM markets; that otherwise have not been proposed by any Transmission Owner or other entity; and which, in the judgment of the Office of the Interconnection, are economically justified. Such economic expansions and enhancements shall be developed in accordance with the procedures and analyses described in Section 1.5.7 below.

(e) The recommended plan shall include proposed Merchant Transmission Facilities within the PJM Region and any other enhancement or expansion of the Transmission System requested by any participant which the Office of the Interconnection finds to be compatible

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 185A
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 185A

with the Transmission System, though not required pursuant to Section 1.1, provided that (1) the requestor has complied, to the extent applicable, with the procedures and other requirements of Part IV of the PJM Tariff; (2) the proposed enhancement or expansion is consistent with applicable reliability standards, operating criteria and the purposes and objectives of the regional planning protocol; (3) the requestor shall be responsible for all costs of such enhancement or expansion (including, but not necessarily limited to, costs of siting, designing, financing, constructing, operating and maintaining the pertinent facilities), and (4) except as otherwise provided by Part IV of the PJM Tariff with respect to Merchant Network Upgrades, the requestor shall accept responsibility for ownership, construction, operation and maintenance of the enhancement or expansion through an undertaking satisfactory to the Office of the Interconnection.

(f) For each enhancement or expansion that is included in the recommended plan, the plan shall designate, based on the planning analysis; other input from participants, including any indications of a willingness to bear cost responsibility for such enhancement or expansion; and, when applicable, the provisions of this Schedule 6 and/or those of Part IV of the PJM Tariff, one or more Transmission Owners or other entities to construct, own and/or finance the recommended transmission enhancement or expansion. To the extent that one or more Transmission Owners are designated to construct, own and/or finance a recommended transmission enhancement or expansion, the recommended plan shall designate the Transmission Owner that owns transmission facilities located in the Zone where the particular enhancement or expansion is to be located. Otherwise, any designation under this paragraph of more than one entity to construct, own and/or finance a recommended transmission enhancement or expansion shall also include a designation of proportional responsibility among them. Nothing herein shall prevent any Transmission Owner or other entity designated to construct, own and/or finance a recommended transmission enhancement or expansion from agreeing to undertake its responsibilities under such designation jointly with other Transmission Owners or other entities.

(g) Based on the planning analysis and other input from participants, including any indications of a willingness to bear cost responsibility for an enhancement or expansion, the recommended plan shall, for any enhancement or expansion that is included in the plan, designate (1) the Market Participant(s) in one or more Zones that will bear cost responsibility for such enhancement or expansion, as and to the extent provided by any provision of the PJM Tariff, or (2) in the event and to the extent that no provision of the PJM Tariff assigns cost responsibility, the Market Participant(s) in one or more Zones from which the cost of such enhancement or expansion shall be recovered through charges established pursuant to Schedule 12 of the Tariff. Any designation under clause (2) of the preceding sentence (A) shall further be based on the Office of the Interconnection’s assessment of the contributions to the need for, and benefits expected to be derived from, the pertinent enhancement or expansion by affected Market Participants, and (B), subject to FERC review and approval, shall be incorporated in any amendment to Schedule 12 of the PJM Tariff that establishes a Transmission Enhancement Charge Rate in connection with an economic expansion or enhancement developed under Sections 1.5.6(d) and 1.5.7 of this Schedule 6. Before designating fewer than all customers using Point-to-Point Transmission Service or Network Integration Transmission Service within a Zone as customers from which the costs of a particular enhancement or expansion may be recovered, Transmission Provider shall consult, in a manner and to the extent that it reasonably determines to be appropriate in each such instance, with affected state

Issued By:	Craig Glazer	Effective:	October 24, 2003
Vice President, Government Policy
Issued On:	November 24, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	Second Revised Sheet No. 185B
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 185B

utility regulatory authorities and stakeholders. When the plan designates more than one responsible Market Participant, it shall also designate the proportional responsibility among them. Notwithstanding the foregoing, with respect to any facilities that the Regional Transmission Expansion Plan designates to be owned by an entity other than a Transmission Owner, the plan shall designate that entity as responsible for the costs of such facilities.

(h) Any Transmission Owner and other participants on the Transmission Expansion Advisory Committee may offer an alternative.

(i) If the Office of the Interconnection adopts the alternative, based upon its review of the relative costs and benefits, the ability of the alternative to supply the required level of transmission service, and its impact on the reliability of the Transmission Facilities, the Office of the Interconnection shall make any necessary changes to the recommended plan.

(j) If, based upon its review of the relative costs and benefits, the ability of the alternative to supply the required level of transmission service, and the alternative’s impact on the reliability of the Transmission Facilities, the Office of the Interconnection does not adopt such alternative, the Transmission Owner or Owners whose alternative or alternatives have not been accepted or to whom cost responsibility has been assigned and other participants on the Transmission Expansion Advisory Committee may require that its or their alternative(s) be submitted to Alternative Dispute Resolution.

1.5.7 Development of Economic Transmission Enhancements and Expansions.

(a) The objective of the economic planning component of the regional transmission planning protocol is to provide cost-effective transmission solutions to alleviate congestion on the Transmission System which, in the judgment of the Office of the Interconnection, cannot be hedged by the use of FTRs or other hedging instruments available pursuant to the PJM Tariff or the Operating Agreement and that no market participant or other entity otherwise has proposed to resolve. Commencing with the regional planning cycle beginning on August 1, 2003, the Office of the Interconnection shall employ the procedures and analyses generally described in this section to assess the need for, and, where appropriate, to develop, such economic transmission enhancements and expansions. To the extent not stated in this section, the Office of the Interconnection shall publish in the PJM Manuals the specific factors and calculations used in the analysis.

(b) The Office of the Interconnection will continuously monitor congestion on the Transmission System and will calculate the hourly gross congestion cost associated with each transmission constraint on the system for the duration of each constraint. The hourly gross congestion cost for each individual constraint will be based on the shadow price associated with

Issued By:	Craig Glazer	Effective:	October 24, 2003
Vice President, Government Policy
Issued On:	November 24, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	Second Revised Sheet No. 185C
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 185C

the constraint during each hour, as determined in the course of calculating the Locational Marginal Price. The total load affected by a constraint (“total affected load”) shall equal the sum of the loads at each bus on the Transmission System subject to the constraint multiplied by the appropriate powerflow distribution factor, excluding load at each bus that has a distribution factor less than 3% relative to the constraint. The hourly gross congestion cost per constraint shall be the product of (1) the applicable shadow price for such hour multiplied by (2) the total affected load (in MW) during the hour, (3) multiplied by the appropriate powerflow distribution factor. Total gross congestion cost of the constraint shall be the sum of the gross congestion cost of the constraint in all hours of the constraint’s duration. Total gross congestion cost of each constraint shall be accumulated over each occurrence of the constraint. The Office of the Interconnection shall post on the PJM Internet site the shadow price of each constraint during each hour and its calculations of the hourly and cumulative monthly total gross congestion cost of each constraint. Publication of such data shall not be affected by the commencement of either calculations of unhedgeable congestion under paragraph (c) below or a cost-benefit analysis under paragraph (d) below.

(c)(1) The Initial Thresholds for cumulative monthly total gross congestion costs for transmission constraints shall be:

Operating Voltage Of Constrained Facility	Initial Threshold (gross congestion $)
greater than 345 kV	$2,000,000/month
100 kV, up to and including 345 kV	$250,000/month
less than 100 kV	$100,000/month

(2) (A) On each occasion when the cumulative monthly total gross congestion cost of a constraint exceeds the applicable Initial Threshold, the Office of the Interconnection shall post a notice to that effect on the PJM Internet site and shall begin determining the extent to which the total affected load cannot be hedged by the use of FTRs or other measures, i.e., the extent of unhedgeable congestion associated with the applicable transmission constraint. The Office of the Interconnection shall calculate unhedgeable congestion on an hourly basis for each constraint.

(B) The hourly unhedgeable congestion cost per constraint shall be the product of (1) the applicable shadow price for such hour multiplied by (2) the total affected load (in MW) during the hour, less the sum (in MW) of (a) the annual FTRs that were allocated to the total affected load as ARRs in the most recent annual ARR allocation under the PJM Tariff; (b) any additional FTRs that could have been available to the total affected load as ARRs in the most recent annual ARR allocation, but which were not requested; (c) other long-term FTRs available to the total affected load as ARRs or FTRs from third parties, including Merchant Transmission Providers; and (d) economic local generation; multiplied by (3) the appropriate powerflow distribution factor.

Issued By:	Craig Glazer	Effective:	April 21, 2004
Vice President, Government Policy
Issued On:	April 21, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	First Revised Sheet No. 185Ca
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 185Ca

(C) For purposes of the calculations of unhedgeable congestion and the calculations of net system benefits of potential solutions to such congestion under paragraph (d)(4) below, the following definitions shall apply:

(i) “Economic local generation” shall mean the amount of generation capacity (in MW) (other than units that are running out of merit order at an offer-capped price pursuant to Section 6 of Schedule 1 of the

Issued By:	Craig Glazer	Effective:	November 18, 2004
Vice President, Government Policy
Issued On:	November 17, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER03-738-002, RT01-2-001, et al., issued October 18, 2004, 109 FERC ¶ 61,067.

PJM Interconnection, L.L.C.	First Revised Sheet No. 185C.01
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 185C.01

Operating Agreement) that is on-line and available to affected load at each bus subject to the constraint, excluding generation at each bus that has a powerflow distribution factor on the constraint of less than 3%, at prices (as determined from generators’ day-ahead price bids into the PJM Energy Market, provided that a price bid of zero shall be attributed to self-scheduled units) no greater than the PJM system marginal price.

(ii) “PJM system marginal price” shall mean the systemwide unconstrained price of energy (system cost to meet load, assuming no transmission constraints), as determined in the calculation of Locational Marginal Price.

(iii) “Powerflow distribution factor” shall mean the percentage of power injected at a bus that flows on the constrained transmission facility relative to a system reference bus located outside the affected load area.

(3) Total unhedgeable congestion associated with a constraint shall be the sum of the unhedgeable congestion associated with the constraint in all hours of the constraint’s duration. Total unhedgeable congestion for each constraint shall be accumulated over each occurrence of the constraint.

(4) The Office of the Interconnection shall determine the extent to which unhedgeable congestion is attributable to recurring or non-recurring causes of transmission constraints. Recurring causes shall include, but shall not necessarily be limited to, periodic maintenance outages of transmission or generation facilities, forced outages of generation facilities, and forecasted, continuing increases in load. Non-recurring causes shall include, but shall not necessarily be limited to, forced outages of transmission facilities and outages for construction of new transmission (including interconnection) facilities.

(5) The Office of the Interconnection shall post on the PJM Internet site its calculations of the hourly and cumulative monthly unhedgeable congestion associated with each constraint for which it undertakes such calculations, as well as the portions of unhedgeable congestion that it attributes to recurring and non-recurring causes of transmission constraints. Publication of such information shall not be affected by the commencement of a cost-benefit analysis pursuant to paragraph (d) below.

(6) In the event that a constraint for which gross congestion costs exceeded the applicable Initial Threshold does not, within four months after it exceeds that threshold, present sufficient unhedgeable congestion to exceed the applicable Market Threshold under paragraph (d) below, the Office of the Interconnection may cease calculating unhedgeable congestion associated with the constraint until such time as the gross congestion cost associated with it again exceeds the applicable Initial Threshold. Notwithstanding the preceding sentence, however, the Office of the Interconnection at any time may calculate and consider in appropriate cost-benefit analyses unhedgeable congestion associated with a constraint for purposes of developing, pursuant to the last sentence of paragraph (d)(3) below, an economic transmission enhancement or expansion to resolve multiple constraints and/or to serve other, additional purposes.

Issued By:	Craig Glazer	Effective:	November 18, 2004
Vice President, Government Policy
Issued On:	November 17, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER03-738-002, RT01-2-001, et al., issued October 18, 2004, 109 FERC ¶ 61,067.

PJM Interconnection, L.L.C.	Third Revised Sheet No. 185D
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 185D

(d)(1) The Market Thresholds for unhedgeable congestion associated with transmission constraints shall be:

Operating Voltage Of Constrained Facility	Market Threshold (unhedgeable congestion $)
greater than 345 kV	$100,000/month
100 kV up to and including 345 kV	$50,000/month
less than 100 kV	$25,000/month

(2) On each occasion when the cumulative monthly unhedgeable congestion associated with a constraint exceeds the applicable Market Threshold, the Office of the Interconnection shall post on the PJM Internet site a notice advising that it shall immediately commence an initial cost-benefit analysis of potential transmission enhancements or expansions that would relieve the applicable transmission constraint. The Office of the Interconnection shall publish the results of the initial cost-benefit analysis as soon as completed, which shall be no later than 60 days after the date of the notice of commencement. Such initial cost-benefit results shall include (A) identification of the first transmission limit that caused the congestion that exceeded the applicable Market Threshold; (B) an estimate of the cost of eliminating the limit; (C) the estimated cost-benefit ratio of eliminating the limit and the Office of the Interconnection’s preliminary judgment of the relative likelihood that a transmission upgrade would cost-effectively resolve the unhedgeable congestion; (D) identification of any system upgrades already included in the Regional Transmission Expansion Plan that, in the Office of the Interconnection’s judgment, would mitigate the congestion; (E) preliminary identification of the market participants that would be the beneficiaries of, and therefore likely would be designated to bear responsibility for the costs or for payment of charges for recovery of the costs of, any economic transmission enhancement(s) or expansion(s) needed to remedy the congestion; and (F) a preliminary allocation of such costs among such market participants. At the earliest practical date after opening the Market Window (as defined in paragraph (d)(3) below), the Office of the Interconnection shall supplement the posting on the PJM Internet site pursuant to this paragraph (d)(2) to identify any additional transmission limits that contributed to the congestion event for which the Market Window has been opened and to provide an estimate of the cost of removing or mitigating each such additional limit. This supplemental information shall be of the same nature and scope as the information provided in the initial posting pursuant to this paragraph.

(3) Unless a market-based solution to the associated unhedgeable congestion is proposed within one year from the date of publication of the results of the initial cost-benefit analysis under paragraph (d)(2) above (hereafter, the “Market Window”), the Office of the Interconnection will propose to include in the Regional Transmission Expansion Plan the transmission enhancement or expansion that, in its judgment, is the most cost-effective, feasible transmission solution for the constraint associated with the unhedgeable congestion. When appropriate in its judgment, the Office of the Interconnection may propose an enhancement or expansion that will resolve multiple constraints and/or that will serve other, additional purposes, so long as it determines that the portion of such enhancement or expansion that is attributable to resolving the constraint(s) associated with the pertinent unhedgeable congestion is a cost-effective solution to such constraint(s).

Issued By:	Craig Glazer	Effective:	November 18, 2004
Vice President, Government Policy
Issued On:	November 17, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER03-738-002, RT01-2-001, et al., issued October 18, 2004, 109 FERC ¶ 61,067.

PJM Interconnection, L.L.C.	Original Sheet No. 185Da
Third Revised Rate Schedule FERC No. 24

(4)(A) The Office of the Interconnection shall commence a cost-benefit analysis under this paragraph (d)(4) upon opening a Market Window. Such analysis shall be ongoing in nature and shall continue without regard to the results of the initial cost-benefit assessment under paragraph (d)(2) above. The ongoing analysis shall take into account all cumulative unhedgeable congestion, including unhedgeable congestion experienced during the Market Window; the Office of the Interconnection’s projections of likely future unhedgeable congestion arising from recurring causes of the applicable transmission constraint (as described in paragraph (c)(4) above); the estimated costs of transmission enhancements and expansions that, in the Office of the Interconnection’s judgment, may cost-effectively mitigate or eliminate the transmission

Issued By:	Craig Glazer	Effective:	April 21, 2004
Vice President, Government Policy
Issued On:	April 21, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	First Revised Sheet No. 185D.01
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 185D.01

constraint associated with the relevant unhedgeable congestion; any transmission enhancements or upgrades that will remedy multiple, related congestion events; anticipated load growth that may affect the relevant congestion; and the effects of future upgrades included in the Regional Transmission Expansion Plan. The analysis shall also take into account the portion of unhedgeable congestion that may not be eliminated by the transmission enhancements or expansions. In the event that an upgrade included in, or which, during the Market Window, is added to, the Regional Transmission Expansion Plan for purposes of maintaining reliability of service would fully resolve the relevant unhedgeable congestion, the Office of the Interconnection shall limit the cost-benefit analysis to assessing the cost-effectiveness of accelerating construction of the pertinent upgrade or, in the event that the magnitude of the congestion realized and expected to be experienced prior to construction of the upgrade indicates that acceleration is unnecessary or unjustified, shall suspend the cost-benefit analysis pending construction of such upgrade.

(B) The benefits of a potential transmission upgrade shall be the estimated net system benefit of the facility over a period of ten years from the projected date of the upgrade’s commissioning for service. The net system benefit shall equal (1) the value of the unhedgeable congestion that the upgrade would relieve, determined as described below, less (2) the sum of (a) costs associated with any increase in energy prices outside the constrained area that is anticipated to arise from removal of the constraint, (b) the estimated value of any increase or decrease in congestion on other facilities after removal of the constraint, and (c) the costs of any congestion anticipated to arise due to outages required to construct the upgrade. Factor (1) in the calculation of net system benefit shall be projected based on hourly calculations of congestion experienced during the Market Window and shall equal the product of (i) the applicable shadow price multiplied by (ii) the total affected load (in MW), less the sum (in MW) of (x) all annual FTRs available or projected to be available to the affected load (including those allocated and those available, but not requested, in the annual ARR allocation under the PJM Tariff and those available as ARRs or FTRs from third parties, including Merchant Transmission Providers); and (y) economic local generation; multiplied by (iii) the appropriate powerflow distribution factor. Factor (2)(a) in the calculation of net system benefit shall equal the product of (iv) the applicable shadow price multiplied by (v) the total load outside the relevant congested area (in MW), less (vi) economic generation located outside the constrained area, multiplied by (vii) the appropriate powerflow distribution factor. For purposes of this calculation, “total load outside the relevant congested area” shall mean the sum of the loads at each bus on the Transmission System that is not subject to the relevant constraint, multiplied by the appropriate powerflow distribution factor, excluding load at each bus that has a distribution factor greater than -3% relative to the constraint, and “economic generation” shall mean generation located outside the constrained area that has a distribution factor greater than -3% relative to the constraint, but which otherwise meets the criteria of Section 1.5.7(c)(2)(C)(i) above.

Issued By:	Craig Glazer	Effective:	April 21, 2004
Vice President, Government Policy
Issued On:	April 21, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	Third Revised Sheet No. 185D.02
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 185D.02

(C) The assessment of whether a potential transmission upgrade would be cost-effective shall be based on comparison of the net present value of the total estimated net system benefit with the net present value of the total estimated cost of the facility. The net present value of the total estimated net system benefit shall be calculated based on the estimated net system benefit for a period of ten years from the date the Office of the Interconnection estimates the facility could be placed in service and the same discount rate used in the net present value calculation described in the following sentence. The net present value of the total estimated cost of the facility shall be calculated based on the Office of the Interconnection’s estimate of the capital cost of the potential upgrade and estimated annual operation and maintenance costs associated with the facility, discounted at a rate equal to the total return on investment component included in the annual carrying charge rate and over the depreciation life stated by the applicable Transmission Owner(s) in Schedule 12A of the PJM Tariff or any successor or similar schedule stating such factors with respect to Required Transmission Enhancements, provided that, in the event that no such factors are stated in the PJM Tariff at the time of the assessment under this paragraph (d)(4), the Office of the Interconnection shall determine a reasonable discount rate to use in its net present value calculations. The Office of the Interconnection shall deem the proposed transmission upgrade to be cost-effective if the net present value of the facility’s total estimated net system benefit exceeds the net present value of the facility’s total estimated cost.

(5) The Office of the Interconnection shall review each Interconnection Request pending under Part IV of the PJM Tariff at the time a Market Window is opened under paragraph (d)(3) above, and each Interconnection Request it receives during such Market Window, to evaluate whether the project proposed in the request could resolve, in whole or in part, and provided that the Interconnection Customer proposing such project accepts and maintains designation as a market solution under Sections 36A or 41A of the PJM Tariff and executes the agreement(s) required thereunder, the unhedgeable congestion for which the Market Window was established. In the event that such a proposed project could resolve the unhedgeable congestion in whole or in part, the Office of the Interconnection shall include in its ongoing cost-benefit analysis alternative cases reflecting the expected effect of such project.

(e)(1) In the event that, at the close of a Market Window, an Interconnection Request under Part IV of the PJM Tariff is then pending for a project that, in the Office of the Interconnection’s judgment, would resolve the unhedgeable congestion in whole or in part, and provided that the Interconnection Customer proposing such project accepts and maintains designation as a market solution under Sections 36A or 41A of the PJM Tariff and executes the agreement(s) required thereunder,then

Issued By:	Craig Glazer	Effective:	November 18, 2004
Vice President, Government Policy
Issued On:	November 17, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER03-738-002, RT01-2-001, et al., issued October 18, 2004, 109 FERC ¶ 61,067.

PJM Interconnection, L.L.C.	Second Revised Sheet No. 185E
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 185E

such interconnection project shall be deemed to be a market-based response to the unhedgeable congestion and the Office of the Interconnection shall not propose an economic transmission enhancement or expansion to address such unhedgeable congestion, provided, however, that,

(A) should the Office of the Interconnection’s cost-benefit analysis indicate that a transmission enhancement or expansion in addition to such interconnection project would cost-effectively relieve any portion of the unhedgeable congestion that the interconnection proposal would not relieve, the Office of the Interconnection shall propose to include such an enhancement or expansion in the Regional Transmission Expansion Plan; and

(B) in the event that the Interconnection Request of any interconnection project designated as a market solution pursuant to the PJM Tariff is subsequently terminated or withdrawn, or that the project’s designation as a market solution under the PJM Tariff otherwise is terminated or revoked, the Office of the Interconnection shall promptly determine whether to include in the Regional Transmission Expansion Plan a cost-effective transmission enhancement or expansion to resolve the unhedgeable congestion.

(2) In the event that a Market Window closes and no market-based response to the unhedgeable congestion (as described in paragraph (e)(1) above) has been proposed, the Office of the Interconnection shall propose to include in the Regional Transmission Expansion Plan a cost-effective transmission enhancement or expansion, consistent with its cost-benefit analysis under paragraph (d) above, to resolve the unhedgeable congestion.

(f) On each occasion when the Office of the Interconnection, upon the close of a Market Window and otherwise in accordance with this Section 1.5.7, shall propose to include in the Regional Transmission Expansion Plan an economic transmission enhancement or expansion to relieve unhedgeable congestion, it shall complete, in the shortest practical time after the close of the applicable Market Window, the following steps before recommending such an enhancement or expansion to the PJM Board:

(1) Based on unhedgeable congestion experienced through the end of the Market Window, finalize its cost-benefit analysis and the economic transmission enhancement or expansion that it will recommend to the Board;

(2) Upon reasonable notice, convene a meeting open to all interested stakeholders, at which the Office of the Interconnection shall review and discuss with stakeholders its cost-benefit analysis, the economic transmission enhancement or expansion that the Office of the Interconnection proposes to recommend to include in the regional plan, and the Office of the Interconnection’s proposed allocations, consistent with paragraphs (f) and (g) of Section 1.5.6 above, of responsibility to construct and own or finance and of responsibility to bear, or to pay charges for collection of, the costs of such enhancement or expansion;

Issued By:	Craig Glazer	Effective:	April 21, 2004
Vice President, Government Policy
Issued On:	April 21, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	Third Revised Sheet No. 186
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 186

(3) After making any refinements to its recommendation based on stakeholder input that it deems advisable, present its recommended economic transmission enhancement or expansion to the PJM Board for approval as part of the Regional Transmission Expansion Plan.

(g) Any economic transmission enhancement or expansion that becomes part of the Regional Transmission Expansion Plan in accordance with this Section 1.5.7 shall be deemed to be placed in the interconnection queue under Part IV of the PJM Tariff as an Interconnection Request with a priority date equivalent to the close of the Market Window associated with such project.

1.6 Approval of the Final Regional Transmission Expansion Plan.

(a) The PJM Board shall approve the final Regional Transmission Expansion Plan, including any alternatives therein, and any additions of economic transmission enhancements or expansions pursuant to Sections 1.5.6(d) and 1.5.7 above, in accordance with the requirements of this Section 1.6. The Office of the Interconnection shall publish the current, approved Regional Transmission Expansion Plan on the PJM Internet site. Within 30 days after each occasion when the PJM Board approves a Regional Transmission Expansion Plan, or an addition to such a plan, that designates one or more Transmission Owners to construct an economic expansion or enhancement developed pursuant to Sections 1.5.6(d) and 1.5.7 above, the Office of the Interconnection shall file with FERC a report identifying the economic expansion or enhancement, its estimated cost, the entity or entities that will be responsible for constructing and owning or financing the project, and the market participants designated under Section 1.5.6(g) above to bear responsibility for the costs of the project.

Issued By:	Craig Glazer	Effective:	October 24, 2003
Vice President, Government Policy
Issued On:	November 24, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC 61,123 (2003)

PJM Interconnection, L.L.C.	Third Revised Sheet No. 187
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 187

(b) If a Regional Transmission Expansion Plan is not approved, or if the transmission service requested by any entity is not included in an approved Regional Transmission Expansion Plan, nothing herein shall limit in any way the right of any entity to seek relief pursuant to the provisions of Section 211 of the Federal Power Act.

(c) Following PJM Board approval, the final Regional Transmission Expansion Plan shall be submitted to the Applicable Reliability Council for verification that all enhancements or expansions conform with or exceed all reliability principles and standards of the Applicable Regional Reliability Council.

1.7 Obligation to Build.

(a) Subject to the requirements of applicable law, government regulations and approvals, including, without limitation, requirements to obtain any necessary state or local siting, construction and operating permits, to the availability of required financing, to the ability to acquire necessary right-of-way, and to the right to recover, pursuant to appropriate financial arrangements and tariffs or contracts, all reasonably incurred costs, plus a reasonable return on investment, Transmission Owners designated as the appropriate entities to construct, own and/or finance enhancements or expansions specified in the Regional Transmission Expansion Plan shall construct, own and/or finance such facilities or enter into appropriate contracts to fulfill such obligations. However, nothing herein shall require any Transmission Owner to construct, finance or own any enhancements or expansions specified in the Regional Transmission Expansion Plan for which the plan designates an entity other than a Transmission Owner as the appropriate entity to construct, own and/or finance such enhancements or expansions.

(b) Nothing herein shall prohibit any Transmission Owner from seeking to recover the cost of enhancements or expansions on an incremental cost basis or from seeking approval of such rate treatment from any regulatory agency with jurisdiction over such rates.

(c) The Office of the Interconnection shall be obligated to collect on behalf of the Transmission Owner(s) all charges established under Schedule 12 of the PJM Tariff in connection with facilities which the Office of the Interconnection designates one or more Transmission Owners to build pursuant to this Regional Transmission Expansion Planning Protocol. Such charges shall compensate the Transmission Owner(s) for all costs related to such RTEP facilities under a FERC-approved rate and will include any FERC-approved incentives.

(d) In the event that a Transmission Owner declines to construct an economic transmission enhancement or expansion developed under Sections 1.5.6(d) and 1.5.7 of this Schedule 6 that such Transmission Owner is designated by the Regional Transmission Expansion Plan to construct (in whole or in part), the Office of the Interconnection shall promptly file with the FERC a report on the results of the pertinent economic planning process in order to permit the FERC to determine what action, if any, it should take.

Issued By:	Craig Glazer	Effective:	October 24, 2003
Vice President, Government Policy
Issued On:	November 24, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-009, et al., issued October 24, 2003, 105 FERC ¶ 61,123 (2003)

PJM Interconnection, L.L.C.	Original Sheet No. 188
Third Revised Rate Schedule FERC No. 24

1.8 Relationship to the PJM Open Access Transmission Tariff.

Nothing herein shall modify the rights and obligations of an Eligible Customer or a Transmission Customer, as those terms are defined in the PJM Tariff, with respect to required studies and completion of necessary enhancements or expansions. An Eligible Customer or Transmission Customer electing to follow the procedures in the PJM Tariff instead of the procedures provided herein, shall also be responsible for the related costs. The enhancement and expansion study process under this Protocol shall be funded as a part of the operating budget of the Office of the Interconnection.

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Government Policy
Issued On:	March 20, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-001, issued December 20, 2002, 101 FERC ¶ 61,345 (2002)

PJM Interconnection, L.L.C.	Third Revised Sheet No. 189
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 189

SCHEDULE 7

UNDERFREQUENCY RELAY OBLIGATIONS AND CHARGES

1. UNDERFREQUENCY RELAY OBLIGATION

1.1 Application.

The obligations of this Schedule apply to each Member that is an Electric Distributor, whether or not that Member participates in the Electric Distributor sector on the Members Committee or meets the eligibility requirements for any other sector of the Members Committee.

1.2 Obligations.

(a) Each Electric Distributor in the MAAC Control Zone shall install or contractually arrange for underfrequency relays to interrupt at least 30 percent of its peak load with 10 percent of the load interrupted at each of three frequency levels: 59.3 Hz, 58.9 Hz and 58.5 Hz. Upon the request of the Members Committee, each Electric Distributor in the MAAC Control Zone shall document that it has complied with the requirement for underfrequency load shedding relays.

(b) Each Electric Distributor in the PJM West Region shall install or contractually arrange for underfrequency relays to interrupt at least 25 percent of its peak load with 5 percent of the load interrupted at each of five frequency levels: 59.5 Hz, 59.3 Hz, 59.1 Hz, 58.9 Hz, and 58.7 Hz; provided, however, that each Electric Distributor in the MAIN Control Zone shall install or contractually arrange for underfrequency relays to interrupt at least 30 percent of its peak load with 10 percent of the load interrupted at each of three frequency levels: 59.3 Hz, 59.0 Hz, and 58.7 Hz. Upon the request of the Reliability Committee established by the Reliability Assurance Agreement-West, each Electric Distributor in the PJM West Region shall document that it has complied with the requirement for underfrequency load shedding relays.

2. UNDERFREQUENCY RELAY CHARGES

If an Electric Distributor is determined to not have the required underfrequency relays, it shall pay an underfrequency relay charge of:

Charge	=	D x R x 365

where

D	=	the amount, in megawatts, the Electric Distributor is deficient; and

R	=	the daily rate per megawatt, which shall be based on the annual carrying charges for a new combustion turbine generator, installed and connected to the transmission system, which daily deficiency rate as of the Effective Date shall be $58.400/per kilowatt-year or $160 per megawatt-day.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Second Revised Sheet No. 190
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 190

3. DISTRIBUTION OF UNDERFREQUENCY RELAY CHARGES

3.1 Share of Charges.

Each Electric Distributor that has complied with the requirements for underfrequency relays imposed by this Agreement during a Planning Period, without incurring an underfrequency relay charge, shall share in any underfrequency relay charges paid by any other Electric Distributor that has failed to satisfy said obligation during such Planning Period. Such shares shall be in proportion to the number of megawatts of a Electric Distributor’s load in the most recently completed month at the time of the peak for the PJM Region during that month rounded to the next higher whole megawatt, as established initially on the Effective Date and as updated at the beginning of each month thereafter.

3.2 Allocation by the Office of the Interconnection.

In the event all of the Electric Distributors have incurred underfrequency relay charges during a Planning Period, the underfrequency relay charges shall be distributed among the Electric Distributors on an equitable basis as determined by the Office of the Interconnection.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Government Policy
Issued On:	April 30, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 191
Third Revised Rate Schedule FERC No. 24

SCHEDULE 8

DELEGATION OF PJM CONTROL AREA RELIABILITY RESPONSIBILITIES

1. DELEGATION

The following responsibilities shall be delegated to the Office of the Interconnection by the parties to the Reliability Assurance Agreement.

2. NEW PARTIES

With regard to the addition, withdrawal or removal of a party to the Reliability Assurance Agreement, the Office of the Interconnection shall:

(a) Receive and evaluate the information submitted by entities that plan to serve loads within the PJM Control Area, including entities whose participation in the Agreement will expand the boundaries of the PJM Control Area, such evaluation to be conducted in accordance with the requirements of the Reliability Assurance Agreement; and

(b) Evaluate the effects of the withdrawal or removal of a party from the Reliability Assurance Agreement.

3. IMPLEMENTATION OF RELIABILITY ASSURANCE AGREEMENT

With regard to the implementation of the provisions of the Reliability Assurance Agreement, the Office of the Interconnection shall:

(a) Receive all required data and forecasts from the parties to the Reliability Assurance Agreement and other owners of Capacity Resources;

(b) Perform all calculations and analyses necessary to determine the Forecast Pool Requirement and the capacity obligations imposed under the Reliability Assurance Agreement, including periodic reviews of the capacity benefit margin for consistency with the Reliability Principles and Standards, as the foregoing terms are defined in the Reliability Assurance Agreement;

(c) Monitor the compliance of each party to the Reliability Assurance Agreement with its obligations under the Reliability Assurance Agreement;

(d) Keep cost records, and bill and collect any costs or charges due from the parties to the Reliability Assurance Agreement and distribute those charges in accordance with the terms of the Reliability Assurance Agreement;

(e) Assist with the development of rules and procedures for determining and demonstrating the capability of Capacity Resources;

(f) Establish the capability and deliverability of Capacity Resources consistent with the requirements of the Reliability Assurance Agreement;

(g) Collect and maintain generator availability data;

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Government Policy
Issued On:	March 20, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-001, issued December 20, 2002, 101 FERC ¶ 61,345 (2002)

PJM Interconnection, L.L.C.	Original Sheet No. 192
Third Revised Rate Schedule FERC No. 24

(h) Perform any other forecasts, studies or analyses required to administer the Reliability Assurance Agreement;

(i) Coordinate maintenance schedules for generation resources operated as part of the PJM Control Area;

(j) Determine and declare that an Emergency exists or has ceased to exist in all or any part of the PJM Control Area or announce that an Emergency exists or ceases to exist in a Control Area interconnected with the PJM Control Area;

(k) Enter into agreements for (i) the transfer of energy in Emergencies in the PJM Control Area or in a Control Area interconnected with the PJM Control Area and (ii) mutual support in such Emergencies with other Control Areas interconnected with the PJM Control Area; and

(l) Coordinate the curtailment or shedding of load, or other measures appropriate to alleviate an Emergency, to preserve reliability in accordance with FERC, NERC or MAAC principles, guidelines, standards and requirements and the PJM Manuals, and to ensure the operation of the PJM Control Area in accordance with Good Utility Practice.

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Government Policy
Issued On:	March 20, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-001, issued December 20, 2002, 101 FERC ¶ 61,345 (2002)

PJM Interconnection, L.L.C.	First Revised Sheet No. 193
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 193

SCHEDULE 8A

DELEGATION OF PJM WEST REGION RELIABILITY RESPONSIBILITIES

1. DELEGATION

The following responsibilities shall be delegated to the Office of the Interconnection by the parties to the Reliability Assurance Agreement-West.

2. NEW PARTIES

With regard to the addition, withdrawal or removal of a party to the Reliability Assurance Agreement-West, the Office of the Interconnection shall:

(a) Receive and evaluate the information submitted by entities that plan to serve loads within the PJM West Region, including entities whose participation in the Agreement will expand the boundaries of the PJM Region, such evaluation to be conducted in accordance with the requirements of the Reliability Assurance Agreement-West; and

(b) Evaluate the effects of the withdrawal or removal of a party from the Reliability Assurance Agreement-West.

3. IMPLEMENTATION OF RELIABILITY ASSURANCE AGREEMENT-WEST

With regard to the implementation of the provisions of the Reliability Assurance Agreement-West, the Office of the Interconnection shall:

(a) Receive all required data and forecasts from the parties to the Reliability Assurance Agreement-West and other owners of Capacity Resources;

(b) Perform all calculations and analyses necessary to determine the capacity obligations imposed under the Reliability Assurance Agreement-West;

(c) Monitor the compliance of each party to the Reliability Assurance Agreement-West with its obligations under the Reliability Assurance Agreement-West;

(d) Keep cost records, and bill and collect any costs or charges due from the parties to the Reliability Assurance Agreement-West and distribute those charges in accordance with the terms of the Reliability Assurance Agreement-West;

(e) Assist with the development of rules and procedures for determining and demonstrating the capability of Capacity Resources;

(f) Establish the capability and deliverability of Capacity Resources consistent with the requirements of the Reliability Assurance Agreement-West;

(g) Collect and maintain generator availability data;

(h) Perform any other forecasts, studies or analyses required to administer the Reliability Assurance Agreement-West;

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 194
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 194

(i) Coordinate maintenance schedules for generation resources operated as part of the PJM West Region;

(j) Determine and declare that an Emergency exists or has ceased to exist in all or any part of the PJM West Region or announce that an Emergency exists or ceases to exist in a Control Area interconnected with the PJM West Region;

(k) Enter into agreements for (i) the transfer of energy in Emergencies in the PJM Region or in a Control Area interconnected with the PJM Region and (ii) mutual support in such Emergencies with other Control Areas interconnected with the PJM Region; and

(l) Coordinate the curtailment or shedding of load, or other measures appropriate to alleviate an Emergency, to preserve reliability in accordance with FERC, NERC or ECAR principles, guidelines, standards and requirements and the PJM Manuals, and to ensure the operation of the PJM West Region in accordance with Good Utility Practice.

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 195
Third Revised Rate Schedule FERC No. 24

SCHEDULE 9

PJM CONTROL AREA EMERGENCY PROCEDURE CHARGES

1. EMERGENCY PROCEDURE CHARGE

1.1 Following an Emergency, the compliance of each Member with the instructions of the Office of the Interconnection shall be evaluated by the Office of the Interconnection. If, based on such evaluation, it is determined that a Member failed to comply with the instructions of the Office of the Interconnection to implement PJM emergency procedures, that Member shall demonstrate that it employed its best efforts to comply with such instructions. In the event a Member failed to employ its best efforts to comply with the instructions of the Office of the Interconnection, that Member shall pay (unless otherwise paid by the Member under the Reliability Assurance Agreement an emergency procedure charge as follows:

(a) For each megawatt of voltage reduction that was not implemented as directed, despite being capable of implementation, the Member shall pay 365 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement;

(b) For each megawatt of load that was not dropped as directed, the Member shall pay 730 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement; and

(c) For each megawatt of ALM (as defined in the Reliability Assurance Agreement) that was not implemented as directed and for each megawatt of a Capacity Resource that was not made available as directed despite being capable of producing energy at the time, and that is deliverable to the PJM Control Area in the case of a Capacity Resource located outside of the PJM Control Area, the Party shall pay 365 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement.

2. DISTRIBUTION OF EMERGENCY PROCEDURE CHARGES

2.1 Complying Parties.

Each Member that has complied with the emergency procedures imposed by this Agreement during an Emergency, without incurring an emergency procedure charge, shall share in any emergency procedure charges paid by any other Member that has failed to satisfy said obligation during such Emergency in an equitable manner to be determined by the PJM Board.

2.2 All Parties.

In the event all of the Members have incurred emergency procedure charges with respect to an Emergency, the emergency procedure charges related to that Emergency shall be distributed in an equitable manner as directed by the PJM Board.

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-001, issued December 20, 2002, 101 FERC ¶ 61,345 (2002)

PJM Interconnection, L.L.C.	First Revised Sheet No. 196
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 196

SCHEDULE 9A

PJM WEST REGION EMERGENCY PROCEDURE CHARGES

1. EMERGENCY PROCEDURE CHARGE

1.1 Following an Emergency, the compliance of each Member with the instructions of the Office of the Interconnection shall be evaluated by the Office of the Interconnection. If, based on such evaluation, it is determined that a Member failed to comply with the instructions of the Office of the Interconnection to implement PJM emergency procedures, that Member shall demonstrate that it employed its best efforts to comply with such instructions. In the event a Member failed to employ its best efforts to comply with the instructions of the Office of the Interconnection, that Member shall pay (unless otherwise paid by the Member under the Reliability Assurance Agreement-West) an emergency procedure charge as follows:

(a) For each megawatt of voltage reduction that was not implemented as directed, despite being capable of implementation, the Member shall pay 365 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement-West;

(b) For each megawatt of load that was not dropped as directed, the Member shall pay 730 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement-West; and

(c) For each megawatt of ALM (as defined in the Reliability Assurance Agreement-West) that was not interrupted as directed and for each megawatt of a Capacity Resource that was not made available as directed despite being capable of producing energy at the time, and that is deliverable to the PJM West Region in the case of a Capacity Resource located outside of the PJM West Region, the Party shall pay 365 times the daily deficiency rate per megawatt set forth in Section A of Schedule 11 of the Reliability Assurance Agreement-West.

2. DISTRIBUTION OF EMERGENCY PROCEDURE CHARGES

2.1 Complying Parties.

Each Member that has complied with the emergency procedures imposed by this Agreement during an Emergency, without incurring an emergency procedure charge, shall share in any emergency procedure charges paid by any other Member that has failed to satisfy said obligation during such Emergency in an equitable manner to be determined by the PJM Board.

2.2 All Parties.

In the event all of the Members have incurred emergency procedure charges with respect to an Emergency, the emergency procedure charges related to that Emergency shall be distributed in an equitable manner as directed by the PJM Board.

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Substitute First Revised Sheet No. 197
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 197

SCHEDULE 10 -

FORM OF NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (the “Agreement”) is made this          day of                     , 2004, by and between                     , an Authorized Person, as defined below, of                      (the “State Commission”) having jurisdiction within the State of             , with offices at                      and PJM Interconnection, L.L.C., a Delaware limited liability company, with offices at 955 Jefferson Avenue, Valley Forge Corporate Center, Norristown, PA 10403 (“PJM”). The State Commission and PJM shall be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

Whereas , PJM serves as the Regional Transmission Organization with reliability and/or functional control responsibilities over transmission systems involving fourteen states including the District of Columbia, and operates and oversees wholesale markets for electricity pursuant to the requirements of the PJM Tariff and the Operating Agreement, as defined below; and

Whereas, the PJM Market Monitor serves as the monitor for PJM’s wholesale markets for electricity, and

Whereas , the Operating Agreement requires that PJM and the PJM Market Monitor maintain the confidentiality of Confidential Information; and

Whereas , the Operating Agreement requires PJM and the PJM Market Monitor to disclose Confidential Information to Authorized Persons upon satisfaction of conditions stated in the Operating Agreement, including, but not limited to, the execution of this Agreement by the Authorized Person and the maintenance of the confidentiality of such information pursuant to the terms of this Agreement; and

Whereas , PJM desires to provide Authorized Persons with the broadest possible access to Confidential Information, consistent with PJM’s and the PJM Market Monitor’s obligations and duties under the PJM Operating Agreement, the PJM Tariff and other applicable FERC directives; and

Whereas , this Agreement is a statement of the conditions and requirements, consistent with the requirements of the Operating Agreement, whereby PJM or the PJM Market Monitor may provide Confidential Information to the Authorized Person.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 197A
Third Revised Rate Schedule FERC No. 24

NOW, THERFORE, intending to be legally bound, the Parties hereby agree as follows:

1.	DEFINITIONS.

1.1	Affected Member. A Member of PJM which as a result of its participation in PJM’s markets or its membership in PJM provided Confidential Information to PJM, which Confidential Information is requested by, or is disclosed to an Authorized Person under this Agreement.

1.2	Authorized Commission. (i) A State (which shall include the District of Columbia) public utility commission within the geographic limits of the PJM Region (as that term in defined in the Operating Agreement) that regulates the distribution or supply of electricity to retail customers and is legally charged with monitoring the operation of wholesale or retail markets serving retail suppliers or customers within its State or (ii) an association or organization comprised exclusively of State public utility commissions described in the immediately preceding clause (i).

1.3	Authorized Person. A person, including the undersigned, which has executed this Agreement and is authorized in writing by an Authorized Commission to receive and discuss Confidential Information. Authorized Persons may include attorneys representing an Authorized Commission, consultants and/or contractors directly employed or retained by an Authorized Commission, provided however that consultants or contractors may not initiate requests for Confidential Information from PJM or the PJM Market Monitor

1.4	Confidential Information. Any information that would be considered non-public or confidential under the Operating Agreement.

1.5	FERC. The Federal Energy Regulatory Commission.

1.6	Information Request. A written request, in accordance with the terms of this Agreement for disclosure of Confidential Information pursuant to Section 18.17.4 of the Operating Agreement.

1.7	Operating Agreement. The Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., as it may be further amended or restated from time to time.

1.8	PJM Market Monitor. The Market Monitoring Unit established under Attachment M to the PJM Tariff.

1.9	PJM Tariff. The PJM Open Access Transmission Tariff, as it may be amended from time to time.

1.10	Third Party Request. Any request or demand by any entity upon an Authorized Person or an Authorized Commission for release or disclosure of Confidential Information. A Third Party Request shall include, but shall not be limited to, any subpoena, discovery request, or other request for Confidential Information made by any: (i) federal, state, or local governmental subdivision, department, official, agency or court, or (ii) arbitration panel, business, company, entity or individual.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 197B
Third Revised Rate Schedule FERC No. 24

2.	Protection of Confidentiality.

2.1	Duty to Not Disclose. The Authorized Person represents and warrants that he or she: (i) is presently an Authorized Person as defined herein; (ii) is duly authorized to enter into and perform this Agreement; (iii) has adequate procedures to protect against the release of Confidential Information, and (iv) is familiar with, and will comply with, all such applicable State Commission procedures. The Authorized Person hereby covenants and agrees on behalf of himself or herself to deny any Third Party Request and defend against any legal process which seeks the release of Confidential Information in contravention of the terms of this Agreement.

2.2	Conditions Precedent. As a condition of the execution, delivery and effectiveness of this Agreement by PJM and the continued provision of Confidential Information pursuant to the terms of this Agreement, the Authorized Commission shall, prior to the initial oral or written request for Confidential Information by an Authorized Person on its behalf, provide PJM with: (a) a final order of FERC prohibiting the release by the Authorized Person or the State Commission of Confidential Information in accordance with the terms of the Operating Agreement and this Agreement; and (b) either an order of the State Commission or a certification from counsel to the State Commission, confirming that the State Commission has statutory authority to protect the confidentiality of the Confidential Information from public release or disclosure and from release or disclosure to any other entity, and that it has adequate procedures to protect against the release of Confidential Information; and (c) confirmation in writing that the Authorized Person is authorized by the State Commission to enter into this Agreement and to receive Confidential Information under the Operating Agreement. PJM and the PJM Market Monitor shall be expressly entitled to rely upon such FERC and State Commission orders and/or certifications of counsel in providing Confidential Information to the Authorized Person, and shall in no event be liable, or subject to damages or claims of any kind or nature hereunder or pursuant to the Operating Agreement, due to the ineffectiveness of the FERC and/or State Commission orders, or the inaccuracy of such certification of counsel.

2.3	Discussion of Confidential Information with other Authorized Persons . The Authorized Person may discuss Confidential Information with other Authorized Persons who have executed non-disclosure agreements with PJM containing the same terms and conditions as this Agreement; provided, however, that PJM shall have confirmed in advance and in writing that PJM has previously released the Confidential Information in question to such Authorized Persons. PJM shall respond to any written request for confirmation within two (2) business days of its receipt.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 197C
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 197C

2.4	Defense Against Third Party Requests. The Authorized Person shall defend against any disclosure of Confidential Information pursuant to any Third Party Request through all available legal process, including, but not limited to, obtaining any necessary protective orders. The Authorized Person shall provide PJM, and PJM shall provide each Affected Member, with prompt notice of any such Third Party Request or legal proceedings, and shall consult with PJM and/or any Affected Member in its efforts to deny the request or defend against such legal process. In the event a protective order or other remedy is denied, the Authorized Person agrees to furnish only that portion of the Confidential Information which their legal counsel advises PJM (and of which PJM shall, in turn, advise any Affected Members) in writing is legally required to be furnished, and to exercise their best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

2.5	Care and Use of Confidential Information.

2.5.1	Control of Confidential Information. The Authorized Person(s) shall be the custodian(s) of any and all Confidential Information received pursuant to the terms of this Agreement from PJM or the PJM Market Monitor.

2.5.2	Access to Confidential Information. The Authorized Person shall ensure that Confidential Information received by that Authorized Person is disseminated only to those persons publicly identified as Authorized Persons on Exhibit “A” to the certification provided by the State Commission to PJM pursuant to the procedures contained in section 2.3 of this Agreement.

2.5.3	Schedule of Authorized Persons.

(i)	The Authorized Person shall promptly notify PJM of any change that would affect the Authorized Person’s status as an Authorized Person, and in such event shall request, in writing, deletion from the schedule referred to in section (ii), below.

(ii)	PJM shall maintain a schedule of all Authorized Persons and the Authorized Commissions they represent, which shall be made publicly available on the PJM website and/or by written request. Such schedule shall be compiled by PJM, based on information provided by any Authorized Person and/or Authorized Commission. PJM shall update the schedule promptly upon receipt of information from an Authorized Person or Authorized Commission, but shall have no obligation to verify or corroborate any such information, and shall not be liable or otherwise responsible for any inaccuracies in the schedule due to incomplete or erroneous information conveyed to and relied upon by PJM in the compilation and/or maintenance of the schedule.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 197D
Third Revised Rate Schedule FERC No. 24

2.5.4	Use of Confidential Information. The Authorized Person shall use the Confidential Information solely for the purpose of assisting the State Commission in discharging its legal responsibility to monitor the wholesale and retail electricity markets, operations, transmission planning and siting and generation planning and siting materially affecting retail customers within the State, and for no other purpose.

2.5.5	Return of Confidential Information. Upon completion of the inquiry or investigation referred to in the Information Request, or for any reason the Authorized Person is, or will no longer be an Authorized Person, the Authorized Person shall (a) return the Confidential Information and all copies thereof to PJM, or (b) provide a certification that the Authorized Person has destroyed all paper copies and deleted all electronic copies of the Confidential Information. PJM may waive this condition in writing if such Confidential Information has become publicly available or non-confidential in the course of business or pursuant to the PJM Tariff, PJM rule or order of the FERC.

2.5.6	Notice of Disclosures. The Authorized Person, directly or through the Authorized Commission, shall promptly notify PJM, and PJM shall promptly notify any Affected Member, of any inadvertent or intentional release or possible release of the Confidential Information provided pursuant to this Agreement. The Authorized Person shall take all steps to minimize any further release of Confidential Information, and shall take reasonable steps to attempt to retrieve any Confidential Information that may have been released.

2.6	Ownership and Privilege. Nothing in this Agreement, or incident to the provision of Confidential Information to the Authorized Person pursuant to any Information Request, is intended, nor shall it be deemed, to be a waiver or abandonment of any legal privilege that may be asserted against subsequent disclosure or discovery in any formal proceeding or investigation. Moreover, no transfer or creation of ownership rights in any intellectual property comprising Confidential Information is intended or shall be inferred by the disclosure of Confidential Information by PJM, and any and all intellectual property comprising Confidential Information disclosed and any derivations thereof shall continue to be the exclusive intellectual property of PJM and/or the Affected Member.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 197E
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 197E

3.	Procedure for Information Requests

3.1	Written Requests. Information Requests to PJM shall be in writing, which shall include electronic communications, addressed to the PJM Market Monitor or other PJM representatives as specified by PJM, with a concurrent copy to PJM’s General Counsel, and shall: (a) describe with particularity the information sought; (b) provide a description of the purpose of the Information Request; (c) state the time period for which information is requested; and (d) re-affirm that only the Authorized Person shall have access to the Confidential Information requested. PJM shall provide an Affected Member with written notice, which shall include electronic communication, of an Information Request of the Authorized Person as soon as possible, but not later than two (2) business days after the receipt of the Information Request.

3.2	Oral Disclosures by the PJM Market Monitor. The PJM Market Monitor or other PJM representatives as specified by PJM may, in the course of discussions with an Authorized Person, orally disclose information otherwise required to be maintained in confidence, without the need for a prior Information Request. Such oral disclosures shall provide enough information to enable the Authorized Person or the State Commission to determine whether additional Information Requests for information are appropriate. The PJM Market Monitor or other PJM representative will not make any written or electronic disclosures of Confidential Information to the Authorized Person pursuant to this section. In any such discussions, the PJM Market Monitor or other PJM representative shall ensure that the individual or individuals receiving such Confidential Information are Authorized Persons under this Agreement, orally designate Confidential Information that is disclosed, and refrain from identifying any specific Affected Member whose information is disclosed. The PJM Market Monitor or other PJM representative shall also be authorized to assist Authorized Persons in interpreting Confidential Information that is disclosed. PJM or the PJM Market Monitor shall (i) maintain a written record of oral disclosures pursuant to this section, which shall include the date of each oral disclosure and the Confidential. Information disclosed in each such oral disclosure, and (ii) provide any Affected Member with oral notice of any oral disclosure immediately, but not later than one (1) business day after the oral disclosure. Such oral notice to the Affected Member shall include the substance of the oral disclosure, but shall not reveal any Confidential Information of any other Member and must be received by the Affected Member before the name of the Affected Member is released to the Authorized Person; provided however, the identity of the Affected Party must be made available to the Authorized Person within two (2) business days of the initial oral disclosure.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 197F
Third Revised Rate Schedule FERC No. 24

3.3	Response to Information Requests.

3.3.1	Subject to the provisions of Section 3.3.2 below, PJM shall supply Confidential Information to the Authorized Person in response to any Information Request within five (5) business days of the receipt of the Information Request, to the extent that the requested Confidential Information can be made available within such period; provided however, that in no event shall Confidential Information be released prior to the end of the fourth (4th) business day without the express consent of the Affected Member. To the extent that PJM can not reasonably prepare and deliver the requested Confidential Information within such five (5) day period, PJM shall, within such period, provide the Authorized Person with a written schedule for the provision of such remaining Confidential Information. Upon providing Confidential Information to the Authorized Person, PJM shall either provide a copy of the Confidential Information to the Affected Member(s), or provide a listing of the Confidential Information disclosed; provided, however, that PJM shall not reveal any Member’s Confidential Information to any other Member.

3.3.2	Notwithstanding section 3.3.1, above, should PJM or an Affected Member object to an Information Request or any portion thereof, PJM or the Affected Member may, within four (4) business days following PJM’s receipt of the Information Request, request, in writing (which shall include electronic communication) addressed to the State Commission with a copy to either the Affected Party or PJM, as the case may be, a conference with the State Commission or the State Commission’s authorized designee to resolve differences concerning the scope or timing of the Information Request; provided, however, nothing herein shall require the State Commission to participate in any conference. Any party to the conference may seek assistance from FERC staff in resolution of the dispute. Should such conference be refused by any participant, or not resolve the dispute, then PJM, the Affected Member or the State Commission may initiate appropriate legal action at FERC within three (3) business days following receipt of written notice from any conference participant terminating such conference. Any complaints filed at FERC objecting to a particular Information Request shall be designated by the party as a “fast track” complaint and each party shall bear its own costs in connection with such FERC proceeding. If no FERC proceeding regarding the Information Request is commenced by PJM, the Affected Member or the State Commission within such three day period, PJM shall utilize its best efforts to respond to the Information Request promptly.

3.3.3	To the extent that a response to any Information Request requires disclosure of Confidential Information of two or more Affected Parties, PJM shall, to the extent possible, segregate such information and respond to the Information Request separately for each Affected Member.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 197G
Third Revised Rate Schedule FERC No. 24

4.	Remedies.

4.1	Material Breach. The Authorized Person agrees that release of Confidential Information to persons not authorized to receive it constitutes a breach of this Agreement and may cause irreparable harm to PJM and/or the Affected Member. In the event of a breach of this Agreement by the Authorized Person, PJM shall terminate this Agreement upon written notice to the Authorized Person and his or her Authorized Commission, and all rights of the Authorized Person hereunder shall thereupon terminate; provided, however, that PJM may restore an individual’s status as an Authorized Person after consulting with the Affected Member and to the extent that: (i) PJM determines that the disclosure was not due to the intentional, reckless or negligent action or omission of the Authorized Person; (ii) there were no harm or damages suffered by the Affected Member; or (iii) similar good cause shown. Any appeal of PJM’s actions under this section shall be to FERC.

4.2	Judicial Recourse. In the event of any breach of this Agreement, PJM and/or the Affected Member shall have the right to seek and obtain at least the following types of relief: (a) an order from FERC requiring any breach to cease and preventing any future breaches; (b) temporary, preliminary, and/or permanent injunctive relief with respect to any breach; and (c) the immediate return of all Confidential Information to PJM. The Authorized Person expressly agrees that in the event of a breach of this Agreement, any relief sought properly includes, but shall not be limited to, the immediate return of all Confidential Information to PJM.

4.3	Waiver of Monetary Damages. No Authorized Person shall have responsibility or liability whatsoever under this Agreement for any and all liabilities, losses, damages, demands, fines, monetary judgments, penalties, costs and expenses caused by, resulting from, or arising out of, or in connection with, the release of Confidential Information to persons not authorized to receive it, provided that such Authorized Person is an employee or member of an Authorized Commission at the time of such unauthorized release. Nothing in this Section 4.3 is intended to limit the liability of any person who is not an employee of or a member of an Authorized Commission at the time of such unauthorized release for any and all economic losses, damages, demands, fines, monetary judgments, penalties, costs and expenses caused by, resulting from, or arising out of or in connection with such unauthorized release.

5.	Jurisdiction. The Parties agree that (i) any dispute or conflict requesting the relief in sections 4.1, and 4.2(a) above shall be submitted to FERC for hearing and resolution; (ii) any dispute or conflict requesting the relief in section 4.2(c) above may be submitted to FERC or any court of competent jurisdiction for hearing and resolution; and (iii) jurisdiction over all other actions and requested relief shall lie in any court of competent jurisdiction.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 197H
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 197H

6.	Notices. All notices required pursuant to the terms of this Agreement shall be in writing, and served upon the following individuals in person, or at the following addresses or email addresses:

If to the Authorized Person:

_______________________

_______________________

_______________________

_______________________

(email address)

with a copy to

_______________________

_______________________

_______________________

_______________________

(email address)

If to PJM:

Market Monitor

PJM Interconnection, LLC

955 Jefferson Avenue

Valley Forge Corporate Center

Norristown, PA 19403

bowrij@pjm.com

with a copy to

General Counsel

955 Jefferson Avenue

Valley Forge Corporate Center

Norristown, PA 19403

hagelj@pjm.com

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 197I
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 197I

7.	Severability and Survival. In the event any provision of this Agreement is determined to be unenforceable as a matter of law, the Parties intend that all other provisions of this Agreement remain in full force and effect in accordance with their terms. In the event of conflicts between the terms of this Agreement and the Operating Agreement, the terms of the Operating Agreement shall in all events be controlling. The Authorized Person acknowledges that any and all obligations of the Authorized Person hereunder shall survive the severance or termination of any employment or retention relationship between the Authorized Person and their respective Authorized Commission.

8.	Representations. The undersigned represent and warrant that they are vested with all necessary corporate, statutory and/or regulatory authority to execute and deliver this Agreement, and to perform all of the obligations and duties contained herein.

9.	Third Party Beneficiaries. The Parties specifically agree and acknowledge that each Member as defined in the Operating Agreement is an intended third party beneficiary of this Agreement entitled to enforce its provisions.

10.	Counterparts. This Agreement may be executed in counterparts and all such counterparts together shall be deemed to constitute a single executed original.

11.	Amendment. This Agreement may not be amended except by written agreement executed by authorized representatives of the Parties.

PJM INTERCONNECTION, L.L.C.	AUTHORIZED PERSON

By:	By:
Name:	Name:
Title:	Title:

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 197J
Third Revised Rate Schedule FERC No. 24

SCHEDULE 10A

FORM OF CERTIFICATION

This Certification (the “Certification”) is given this     day of             , 200  , by                                                  , a                                                   (the “State Commission”), to and for the benefit of PJM Interconnection, LLC (“PJM”) and its Members. The State Commission and PJM shall be referred to herein collectively as the “Parties”.

Whereas, the State Commission has designated the individuals on attached Exhibit “A” (the “Authorized Persons”) to receive Confidential Information from PJM, and

Whereas, the Authorized Persons and PJM have, or will, enter into non-disclosure agreements, governing the rights and obligations of the Authorized Persons, PJM and others regarding the Authorized Persons’ access to, provision of, use and control of the Confidential Information (the “Non-Disclosure Agreements”), and

Whereas, as a condition precedent to the execution of the Non-Disclosure Agreements and provision of Confidential Information to the Authorized Persons, the State Commission is required to make certain representations and warranties to PJM, and

Whereas, PJM agrees to provide Confidential Information to the Authorized Persons, in their capacity as agents of the Authorized Commission, subject to the terms of this Certification, the Non-Disclosure Agreements, and an appropriate order of the Federal Energy Regulatory Commission protecting the confidentiality of such data;

Whereas, the Parties desire to set forth those representations and warranties herein.

Now, therefore, the State Commission hereby makes the following representations and warranties, all of which shall be true and correct as of the date of execution of this Certification, and at all times thereafter, and with the express understanding that PJM and any Affected Member shall rely on each representation and/or warranty:

1.	Definitions. Terms contained, but not defined, herein shall have the definitions or meanings ascribed to such terms in the Non-Disclosure Agreement or the Operating Agreement.

2.	Requisite Authority.

a.	The State Commission is an Authorized Commission hereby certifying that it has all necessary legal authority to execute, deliver, and perform the obligations in this Certification.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Substitute Original Sheet No. 197K
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 197K

b.	Each Authorized Person is, at the time of the execution of this Certification, an employee of, or consultant to, the State Commission, and has not materially breached any existing or past non-disclosure agreement or obligation, except as has been disclosed by the State Commission to PJM in writing.

c.	The Authorized Persons have, through all necessary action of the State Commission, been appointed and directed by the State Commission to execute and deliver the Non-Disclosure Agreements to PJM and receive Confidential Information on the State Commission’s behalf and for its benefit.

d.	The State Commission will, at all times after the provision of Confidential Information to the Authorized Persons, provide PJM with: (i) written notice of any changes in the Authorized Persons’ qualification as an Authorized Person within two (2) business days of such change; (ii) written confirmation to any inquiry by PJM regarding the status or identification of any specific Authorized Person within two (2) business days of such request, and (iii) periodic written updates, no less often than semi-annually, containing the names of all Authorized Persons appointed by the State Commission.

3.	Protection of Confidential Information.

a.	The State Commission has adequate internal procedures, to protect against the release of any Confidential Information by the Authorized Persons or other employee or agent of the State Commission, and the State Commission and the Authorized Persons will strictly enforce and periodically review all such procedures. In the event that PJM terminates an Agreement with an Authorized Person, and does not restore such individual’s status as an Authorized Person, then the State Commission shall review such internal procedures.

b.	The State Commission has legal authority to protect the confidentiality of Confidential Information from public release or disclosure and/or from release or disclosure to any other person or entity, either by the State Commission or the Authorized Persons, as agents of the State Commission.

c.	The State Commission shall ensure that Confidential Information and shall be maintained by, and accessible only to, the Authorized Persons.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	July 28, 2004
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. ER04-776-000, issued June 28, 2004, 107 FERC ¶ 61,322.

PJM Interconnection, L.L.C.	Original Sheet No. 197L
Third Revised Rate Schedule FERC No. 24

4.	Defense Against Requests for Disclosure. The State Commission shall defend against, and will direct the Authorized Persons to defend against, disclosure of any Confidential Information pursuant to any Third Party Request through all available legal process, including, but not limited to, obtaining any necessary protective orders. The State Commission shall provide PJM with prompt notice of any such Third Party Request or legal proceedings, and shall consult with PJM and/or any Affected Member in its efforts to deny the request or defend against such legal process. In the event a protective order or other remedy is denied, the State Commission agrees to furnish only that portion of the Confidential Information which their legal counsel advises PJM (and of which PJM shall, in turn, advise any Affected Member) in writing is legally required to be furnished, and to exercise their best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information.

5.	Use and Destruction of Confidential Information.

a.	The State Commission shall use, and allow the use of, the Confidential Information solely for the purpose of discharging its legal responsibility to monitor the wholesale and retail electricity markets, operations, transmission planning and siting and generation planning and siting materially affecting retail customers within their respective State, and for no other purpose.

b.	Upon completion of the inquiry or investigation referred to in any Information Request initiated by or on behalf of the State Commission, or for any reason any Authorized Person is, or will no longer be an Authorized Person, the State Commission will ensure that such Authorized Person either (a) returns the Confidential Information and all copies thereof to PJM, or (b) provides a certification that the Authorized Person and/or the State Commission has destroyed all paper copies and deleted all electronic copies of the Confidential Information.

6.	Notice of Disclosure of Confidential Information. The State Commission shall promptly notify PJM of any inadvertent or intentional release or possible release of the Confidential Information provided to any Authorized Person, and shall take all available steps to minimize any further release of Confidential Information and/or retrieve any Confidential Information that may have been released.

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 197M
Third Revised Rate Schedule FERC No. 24

7.	Release of Claims. PJM and the PJM Market Monitor shall be expressly entitled to rely upon any orders of FERC and/or the State Commission or certifications of counsel for the State Commission, in providing Confidential Information to the Authorized Persons, and shall in no event be liable, or subject to damages or claims of any kind or nature due to the ineffectiveness or inaccuracies of such orders, or the inaccuracy of such certification of counsel, or PJM or the PJM Market Monitor’s reliance on such orders, and the State Commission hereby waives any such claim, now or in the future, whether known or unknown.

8.	Ownership and Privilege. Nothing in this Certification, or incident to the provision of Confidential Information to the Authorized Person pursuant to any Information Request, is intended, nor shall it be deemed, to be a waiver or abandonment of any legal privilege that may be asserted against subsequent disclosure or discovery in any formal proceeding or investigation. Moreover, no transfer or creation of ownership rights in any intellectual property comprising Confidential Information is intended or shall be inferred by the disclosure of Confidential Information by PJM, and any and all intellectual property comprising Confidential Information disclosed and any derivations thereof shall continue to be the exclusive intellectual property of PJM and/or the Affected Member.

Executed, as of the date first set out above.

[Commission]

By:
Its:

SEE NEXT PAGE

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 197N
Third Revised Rate Schedule FERC No. 24

EXHIBIT A

CERTIFICATION

LIST OF AUTHORIZED PERSONS

Name Authority	Mailing Address	Email	Tel #	Scope and Duration of

Issued By:	Craig Glazer	Effective:	June 29, 2004
Vice President, Government Policy
Issued On:	April 29, 2004

PJM Interconnection, L.L.C.	Third Revised Sheet No. 198
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 198

SCHEDULE 11

PJM CAPACITY CREDIT MARKETS IN PJM REGION

1. PURPOSES AND OBJECTIVES

1.1 PJM Capacity Credit Markets in PJM Region.

This Schedule sets forth the procedures applicable to the operation of the PJM Capacity Credit Markets in the PJM Region. The PJM Capacity Credit Markets will allow Market Participants to buy and sell Capacity Credits at market clearing prices that are established by the PJM Capacity Credit Markets and made public by the Office of the Interconnection. The PJM Capacity Credit Markets shall be administered by the Office of Interconnection in accordance with the principles and procedures specified in this Schedule.

1.2 [Reserved.]

1.3 Use of Capacity Credits.

An entity may use Capacity Credits to meet all or part of its capacity obligations imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West. Such Capacity Credits may be used by themselves, or along with any other options for meeting capacity obligations imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West.

2. DEFINITIONS

Unless the context otherwise specifies or requires, capitalized terms used in this Schedule shall have the respective meanings assigned herein or in the Agreement for all purposes of this Schedule (such definitions to be equally applicable to both the singular and the plural forms of the terms defined).

2.1 Buy Bid.

“Buy Bid” shall mean a bid to buy Capacity Credits in a PJM Capacity Credit Market.

2.2 Capacity Credit.

“Capacity Credit” shall mean an entitlement to a specified number of megawatts of Unforced Capacity from a Capacity Resource for the purpose of satisfying capacity obligations imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West, such entitlement not to include any entitlement to the output of the Capacity Resource. Solely for purposes of the PJM Installed Capacity Credit Markets, the term Capacity Credit also shall refer to credits for Installed Capacity during the Interim Period for the ComEd Zone.

2.2A ComEd Zone.

“ComEd Zone” shall have the meaning specified in Schedule 17 of the Reliability Assurance Agreement-West.

2.3 Capacity Resources.

“Capacity Resources” shall have the meaning specified in the Reliability Assurance Agreement and Reliability Assurance Agreement-West.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 198A
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 198A

2.4 Holiday.

“Holiday” shall mean a federal or state holiday designated by the Office of the Interconnection for recognition in the conduct of PJM Daily Capacity Credit Markets.

2.4A Installed Capacity.

“Installed Capacity” shall have the meaning specified in Schedule 17 of the Reliability Assurance Agreement-West.

2.4B Interim Period.

“Interim Period” shall have the meaning specified in Schedule 17 of the Reliability Assurance Agreement-West.

2.5 PJM Capacity Credit Market.

“PJM Capacity Credit Market” shall mean the PJM Daily Capacity Credit Market and the PJM Monthly Capacity Credit Market.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Third Revised Sheet No. 199
Third Revised Rate Schedule FERC No. 24	Superseding Second Revised Sheet No. 199

2.6 PJM Daily Capacity Credit Market.

“PJM Daily Capacity Credit Market” shall mean a competitive market, administered by the Office of the Interconnection in accordance with the provisions of this Schedule, for the purchase and sale of Capacity Credits for the business day following the day on which the market is conducted or for an intervening weekend day or Holiday.

2.6A PJM Installed Capacity Credit Market.

“PJM Installed Capacity Credit Market” shall mean a competitive market, administered by the Office of the Interconnection in accordance with the provisions of this Schedule, for the purchase and sale of credits for Installed Capacity for the Interim Period, or any month thereof, in the ComEd Zone.

2.7 PJM Monthly Capacity Credit Market.

“PJM Monthly Capacity Credit Market” shall mean a competitive market, administered by the Office of the Interconnection in accordance with the provisions of this Schedule, for the purchase and sale of Capacity Credits for each or any of the twelve months following the month during which the market is conducted. Solely for purposes of the ComEd Zone during the Interim Period, PJM Monthly Capacity Credit Markets also shall refer to separate monthly PJM Installed Capacity Credit Markets.

2.8 Sell Offer.

“Sell Offer” shall mean an offer to sell Capacity Credits in a PJM Capacity Credit Market.

2.9 Unforced Capacity.

“Unforced Capacity” shall have the meaning specified in the Reliability Assurance Agreement and Reliability Assurance Agreement-West.

2.10 Up-To Block.

“Up-To Block” shall mean a Sell Offer or Buy Bid for a quantity of Capacity Credits equal to or less than a specified quantity.

3. PARTICIPATION IN THE PJM CAPACITY CREDIT MARKET

3.1 Eligibility.

A Member shall become eligible to participate in any of the PJM Capacity Credit Markets by becoming a Market Buyer or a Market Seller, or both as may be appropriate, in accordance with the provisions of Schedule 1 of the Agreement. In order to participate in any of the PJM Capacity Credit Markets, a Market Buyer also either must be (a) an entity that is or will become a Load Serving Entity in the PJM Region and a party to the Reliability Assurance Agreement or Reliability Assurance Agreement-West, or (b) have a contractual obligation to sell capacity (including sales for resale) which will be used in the PJM Region. A Market Seller may participate in any PJM Capacity Credit Market only to the extent that it has Capacity Credits available to sell in excess of its capacity obligation imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West and other contractual obligations to sell capacity (including sales for resale), as determined in accordance with Section 6.1.3.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 199A
Third Revised Rate Schedule FERC No. 24

3.2 Effect of Withdrawal.

Withdrawal from the Agreement shall not relieve a Market Participant of any obligation to furnish or pay for Capacity Credits incurred in connection with participation in a PJM Capacity Credit Market prior to such withdrawal, to pay its share of any fees and charges incurred or assessed by the Office of the Interconnection prior to the date of such withdrawal, or to fulfill any obligation to provide indemnification for the consequences of acts, omissions or events occurring prior to such withdrawal; and provided, further, that withdrawal from this

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 200
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 200

Agreement shall not relieve any Market Participant of any obligations it may have under, or constitute withdrawal from, any Related PJM Agreement.

4. RESPONSIBILITIES OF THE OFFICE OF THE INTERCONNECTION

4.1 Operation of the PJM Capacity Credit Market.

The Office of the Interconnection shall operate the PJM Capacity Credit Markets in accordance with the provisions of this Schedule and applicable provisions of the Agreement, the Reliability Assurance Agreement, and the Reliability Assurance Agreement-West. Operation of the PJM Capacity Credit Markets shall include, but not be limited to, provision of the following services:

i)	Determining the qualification of entities to become Market Participants;

ii)	Administering the PJM Capacity Credit Markets;

iii)	Accounting for PJM Capacity Credit Market transactions, including but not limited to rendering bills to, receiving payments from, and disbursing payments to, participants in the PJM Capacity Credit Markets;

iv)	Maintaining such records of Sell Offers and Buy Bids, clearing price determinations, and other aspects of PJM Capacity Credit Market transactions, as may be appropriate to the administration of the PJM Capacity Credit Markets; and

v)	Monitoring compliance of participants in the PJM Capacity Credit Markets with the provisions of this Schedule and the Agreement.

4.2 Records and Reports.

The Office of the Interconnection shall prepare and maintain such records as are required for the administration of the PJM Capacity Credit Markets. For each day of operation of the PJM Capacity Credit Markets, the Office of the Interconnection shall publish, as specified below: (i) the price, if determined, at which the PJM Capacity Credit Market cleared; (ii) the total volume of Capacity Credits purchased; and (iii) such other PJM Capacity Credit Market data as may be appropriate to the efficient and competitive operation of the PJM Capacity Credit Markets, consistent with preservation of the confidentiality of commercially sensitive or proprietary information. Publication of the foregoing information shall be by posting on the PJM web site. Such information shall remain available on the PJM web site for twelve months from the date of posting. The Office of the Interconnection shall not disclose commercially sensitive or proprietary information in any report or web site posting.

5. GENERAL PROVISIONS

5.1 Market Sellers.

Only Market Sellers shall be eligible to submit Sell Offers. Market Sellers shall comply with the terms and conditions of all Sell Offers, as established by the Office of the Interconnection in accordance with this Schedule and the Agreement.

5.2 Market Buyers.

Only Market Buyers shall be eligible to submit Buy Bids. Market Buyers shall comply with the terms and conditions of all Buy Bids, as established by the Office of the Interconnection in accordance with this Schedule and the Agreement.

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 201
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 201

5.3 Agents.

A Market Participant may participate in the PJM Capacity Credit Markets through an agent, provided that the Market Participant informs the Office of the Interconnection in advance in writing of the appointment of such agent. A Market Participant participating in the PJM Capacity Credit Markets through an agent shall be bound by all of the acts or representations of such agent with respect to transactions in the PJM Capacity Credit Markets, and shall ensure that any such agent complies with the requirements of this Schedule and the Agreement.

5.4 General Obligations of Market Participants.

Each Market Participant shall comply with all laws and regulations applicable to the operation of the PJM Capacity Credit Markets and the use of Capacity Credits, and shall comply with all applicable provisions of this Schedule, the Agreement, and the Reliability Assurance Agreement, the Reliability Assurance Agreement-West, and all procedures and requirements for the operation of the PJM Capacity Credit Markets and the PJM Region established by the Office of the Interconnection in accordance with the foregoing.

5.5 Relationship of Capacity Credits to Capacity Obligations Imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West.

A megawatt of Capacity Credit shall satisfy a megawatt of capacity obligation imposed under the Reliability Assurance Agreement or Reliability Assurance Agreement-West. Capacity Credits purchased from a PJM Capacity Credit Market shall not be adjusted for forced outages or other reasons. Because Capacity Credits are based on Capacity Resources, no further capability or deliverability demonstrations beyond those for the related Capacity Resource shall be required.

5.6 Deficiency Charges.

If the Office of the Interconnection determines that the first Market Seller in a PJM Capacity Credit Market of a Capacity Credit did not have sufficient Unforced Capacity (or Installed Capacity, in the case of the ComEd Zone during the Interim Period) to support the Capacity Credit transaction at the time for which the Capacity Credit was applicable, any such deficiency shall be satisfied through payment of deficiency charges by such first Market Seller calculated as specified in the Reliability Assurance Agreement and Reliability Assurance Agreement-West. Any amounts collected from such deficiency charges shall be distributed in accordance with the Reliability Assurance Agreement and Reliability Assurance Agreement-West.

5.7 Financial Transmission Rights.

Acquisition of a Capacity Credit shall not entitle the holder to a Financial Transmission Right.

5.8 Confidentiality.

The following information submitted to the Office of the Interconnection in connection with any PJM Capacity Credit Market shall be deemed confidential information for purposes of Section 18.17 of the Agreement: (i) the terms and conditions of all Sell Offers and Buy Bids; and (ii) the terms and conditions of any bilateral transactions for capacity or Capacity Credits.

Issued By:	Craig Glazer	Effective:	May 1, 2004
Vice President, Governmental Policy
Issued On:	December 31, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 202
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 202

6. OPERATION OF THE PJM CAPACITY CREDIT MARKETS

6.1 Content of Sell Offers.

6.1.1 Specifications.

Sell Offers shall specify:

i)	The quantity of Capacity Credits offered, in increments of 0.1 megawatt;
ii)	The minimum price, in dollars and cents per megawatt per day, that will be accepted by the seller;
iii)	For a PJM Daily Capacity Credit Market conducted on a Friday or the day before a Holiday, the dates on which the offered Capacity Credits may be used; and
iv)	For a PJM Monthly Capacity Credit Market, the month or months for which the offered Capacity Credits may be used.

6.1.2 Market-based Offers.

A Market Seller that is authorized by FERC to sell electric generating capacity at market-based prices, or that is not required to have such authorization, may submit Sell Offers to PJM Capacity Credit Markets that specify market-based prices.

6.1.3 Availability of Capacity Credits for Sale.

i)	The Office of the Interconnection shall determine the maximum megawatts of Capacity Credits each Market Seller may offer in a PJM Capacity Credit Market, through verification of the availability of megawatts of capacity from: (a) Capacity Resources owned by or under contract to the Market Seller; (b) rights obtained in bilateral transactions; (c) the results of prior PJM Capacity Credit Markets; and (d) such other information as may be available to the Office of the Interconnection. The Office of the Interconnection may reject Sell Offers or portions of Sell Offers for Capacity Credits determined by it not to be available for sale.

ii)	The Office of the Interconnection shall determine the maximum amount of Capacity Credits available for sale in a PJM Capacity Credit Market as of the beginning of the period during which Buy Bids and Sell Offers are accepted for each market. To enable the Office of the Interconnection to make this determination, no bilateral transactions for capacity or Capacity Credits applicable to the period covered by a PJM Capacity Credit Market will be processed from the beginning of the period for submission of Sell Offers and Buy Bids for that market until completion of the clearing determination for that market. Processing of such bilateral transactions will recommence once all sales for that market are deemed final as specified below.

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Government Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 202A
Third Revised Rate Schedule FERC No. 24

iii)

In order for a bilateral transaction for the purchase and sale of a Capacity Credit to be processed by the Office of the Interconnection, both parties to the transaction must notify the Office of the Interconnection of the transfer

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Government Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 203
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 203

of the Capacity Credit from the seller to the buyer in accordance with procedures established by the Office of the Interconnection.

6.2 Content of Buy Bids.

Buy Bids shall specify:

i)	The quantity of Capacity Credits desired, in increments of 0.1 megawatt;

ii)	The maximum price, in dollars and cents per megawatt per day, that will be paid by the buyer;

iii)	For a PJM Daily Capacity Credit Market conducted on a Friday or the day before a Holiday, the dates for which Capacity Credits are desired; and

iv)	For a PJM Monthly Capacity Credit Market, the month or months for which Capacity Credits are desired.

6.3 Submission of Sell Offers and Buy Bids.

The submission of Sell Offers and Buy Bids shall be subject to the following requirements:

i)	A Sell Offer or Buy Bid that fails to specify price or quantity, or the date or months for which Capacity Credits are to be used if applicable, shall be rejected by the Office of the Interconnection.

ii)	All Sell Offers and Buy Bids are for an Up-To Block.

iii)	All Sell Offers and Buy Bids for a PJM Daily Capacity Market must be received by the Office of the Interconnection during a specified period, as determined by the Office of the Interconnection. A Sell Offer or Buy Bid may be withdrawn by a notification of withdrawal received by the Office of the Interconnection at any time during the foregoing period, but may not be withdrawn after that period.

iv)	Sell Offers or Buy Bids for a PJM Daily Capacity Credit Market conducted on a Monday, Tuesday, Wednesday, or Thursday that is not the day before a Holiday shall be for capacity credits applicable to the following day.

v)	Sell Offers or Buy Bids for a PJM Daily Capacity Credit Market conducted on a Friday or the day before a Holiday shall designate the date, to and including the next business day, to which the Capacity Credits are applicable. A separate PJM Daily Capacity Credit Market shall be conducted on such Friday or day before a Holiday for Capacity Credits applicable to each following day, to and including the next business day.

vi)	Sell Offers and Buy Bids for a PJM Monthly Capacity Credit Market must be received by the Office of the Interconnection during a specified period, as determined by the Office of the Interconnection for the conduct of a PJM Monthly Capacity Credit Market. A Sell Offer or Buy Bid may be withdrawn by a notification of withdrawal received by the Office of the Interconnection at any time during the foregoing period, but may not be withdrawn after that period.

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Government Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 203A
Third Revised Rate Schedule FERC No. 24

vii)	Sell Offers and Buy Bids shall be submitted or withdrawn via the Internet site designated by the Office of the Interconnection; provided, however, that if that Internet site cannot be accessed at any time during the period specified in the foregoing paragraph, a Sell Offer or Buy Bid may be submitted or withdrawn by a facsimile transmitted to the number specified by the Office of the Interconnection.

6.4 Conduct of PJM Capacity Credit Markets.

6.4.1 PJM Daily Capacity Credit Markets.

Each business day, following the submission of Sell Offers and Buy Bids in accordance with the specified deadline for PJM Daily Capacity Credit Markets, a PJM Daily Capacity Credit Market(s)

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Government Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	Second Revised Sheet No. 204
Third Revised Rate Schedule FERC No. 24	Superseding First Revised Sheet No. 204

will be conducted. A PJM Daily Capacity Credit Market will clear Sell Offers and Buy Bids for Capacity Credits for use the next business day, and on Fridays or the day before a Holiday, a separate Daily Capacity Credit Market(s) for each intervening weekend day or Holiday shall clear Sell Offers and Buy Bids for Capacity Credits for such days.

6.4.2 PJM Monthly Capacity Credit Markets.

Following the submission of Sell Offers and Buy Bids in accordance with the specified deadline for PJM Monthly Capacity Credit Markets, a PJM Monthly Capacity Credit Market will be conducted. Each such PJM Monthly Capacity Credit Market will clear Sell Offers and Buy Bids for Capacity Credits for use in each of the following twelve months.

6.5 Market Clearing Procedures.

i)	For purposes of the rank ordering and market clearing procedures described below, the Office of the Interconnection will: (a) evaluate all Sell Offers for an Up-To Block at the same price as one Sell Offer for an Up-to Block, with the quantity equal to the total quantity of the equally-priced Sell Offers; and (b) evaluate all Buy Bids for an Up-To Block at the same price as one Buy Bid for an Up-to Block, with the quantity equal to the total quantity of the equally-priced Buy Bids.

ii)	The Office of the Interconnection will rank order all Sell Offers and Buy Bids by price. Sell Offers will be ranked by lowest price first and then ranked in ascending price order. Buy Bids will be ranked by highest price first and then ranked in descending price order. In the event that a Market Participant enters one or more Buy Bids with a price higher than the lowest offer price of that Market Participant’s Sell Offers, then all of the Market Participant’s Buy Bids priced higher than its lowest priced Sell Offer shall be rejected.

iii)	The Office of the Interconnection will determine the largest quantity of Sell Offers and Buy Bids for which the price of the marginal Sell Offer is equal to or less than the price of the marginal Buy Bid. The market will clear at price specified in the marginal Sell Offer.

iv)	If a marginal Sell Offer or Buy Bid is a combination of Sell Offers or Buy Bids deemed to be a single Sell Offer or Buy Bid for an Up-To Block as specified above, the quantity purchased or sold will be allocated among the combined Sell Offers or Buy Bids in proportion to the quantities offered in each of the combined Sell Offers or Buy Bids.

v)	If all Sell Offers remaining in the rank order are at prices higher than the highest price of any Buy Bid remaining in the rank order, the market will be cleared with no transactions, and a market clearing price will not be determined.

6.6 Settlement Procedures.

Upon determination of the market clearing price as specified above: (a) all Sell Offers at a price equal to or less than the market clearing price and not removed from the rank ordering and for which there is sufficient Buy Bid demand at or above the market clearing price will be deemed sold at the market clearing price, and all Buy Bids at a price equal to or greater than the market clearing price and not removed from the rank ordering and for which there is sufficient Sell Offer supply at or below the market clearing price will be deemed satisfied at the market clearing price, with any Up-To Blocks split and prorated as may be appropriate; and (b) the

Issued By:	Craig Glazer	Effective:	July 1, 2003
Vice President, Governmental Policy
Issued On:	May 1, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 205
Third Revised Rate Schedule FERC No. 24

accounts of Market Sellers and Market Buyers will be credited or debited accordingly. The foregoing determinations shall be made, and all sales and purchases shall be deemed final, as of specified times, as designated by the Office of the Interconnection, on the day on which each PJM Capacity Market is conducted.

6.7 Billing.

The Office of the Interconnection shall prepare a billing statement for each Market Participant in accordance with the charges and credits specified in this Schedule, and showing the net amount to be paid or received by each Market Participant. Billing statements for PJM Daily Capacity Markets shall be rendered following the end of each month for Capacity Credits bought and sold in the month just ended. Billing statements for PJM Monthly Capacity Credit Markets shall be rendered following the end of the month for which the Capacity Credit applies. Billing statements shall provide sufficient detail, as specified in the PJM Manuals, to allow verification of the billing amounts and completion of the Market Participant’s internal accounting. Payment of statements shall be made in accordance with the Agreement.

6.8 Time Standard.

All deadlines for the submission or withdrawal of Sell Offers or Buy Bids, or for other purposes specified in this Schedule, shall be determined by the time observed in the Eastern time zone.

Issued By:	Craig Glazer	Effective:	March 21, 2003
Vice President, Government Policy
Issued On:	March 20, 2003
Filed to comply with order of the Federal Energy Regulatory Commission, Docket No. RT01-2-001, issued December 20, 2002, 101 FERC ¶ 61,345 (2002)

PJM Interconnection, L.L.C.	First Revised Sheet No. 206
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 206

[Sheet Nos. 206 through 214 are reserved]

Reserved for future use.

Issued By:	Craig Glazer	Effective:	June 1, 2003
Vice President, Governmental Policy
Issued On:	April 1, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 215
Third Revised Rate Schedule FERC No. 24

SCHEDULE 12

PJM MEMBER LIST

ACN Energy, Inc.

ACN Power, Inc.

Advantage Energy, Inc.

AES Enterprise, Inc.

AES Ironwood, LLC

Air Products & Chemicals, Inc.

Allegheny Electric Cooperative, Inc.

Allegheny Energy Supply Company, L.L.C.

Allegheny Energy Supply Conemaugh, L.L.C.

Amerada Hess Corporation

AmerGen Energy Company, L.L.C.

American Cooperative Services

American Municipal Power-Ohio, Inc.

American Ref-Fuel Company of Delaware Valley, L.P.

American Ref-Fuel Company of Essex County

American Transmission Systems Inc.

Appalachian Power Company

Aquila Merchant Services, Inc.

Atlantic City Electric Company

Automated Power Exchange, Inc.

Baltimore Gas and Electric Company

Benton Foundry, Inc.

Bethlehem Steel Corporation

BGE Home Products & Services, Inc.

BOC Energy Services, Inc.

BOC Group, Inc. (The)

Borough of Chambersburg

Borough of Ephrata

Borough of Tarentum

BP Energy Company

Calpine Energy Services, L.P.

Calvert Cliffs Nuclear Power Plant, Inc.

Cargill Power Markets, LLC

Carolina Power & Light Company

Carpenter Technology Corporation

Central Hudson Gas & Electric Corporation

Central Power & Light Company

Cincinnati Gas and Electric Company (The)

Cinergy Capital & Trading, Inc.

Cinergy Services, Inc.

Citadel Energy Products, LLC

City of New Martinsville

City of Philippi

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 216
Third Revised Rate Schedule FERC No. 24

CMS Marketing, Services and Trading Company

Columbia Energy Power Marketing Corporation

Columbus Southern Power Company

Commercial Utility Consultants, Inc.

Commonwealth Chesapeake Company, LLC

Commonwealth Energy Corporation dba electricAMERICA

Conectiv Energy Supply, Inc.

ConEdison Energy, Inc.

Consolidated Edison Company of New York, Inc.

Consolidated Edison Solutions, Inc.

Constellation Energy Source, Inc.

Constellation NewEnergy, Inc.

Constellation Power Source Generation, Inc.

Constellation Power Source, Inc.

Cook Inlet Power, L.P.

Coral Power, L.L.C.

Covanta Energy Group, Inc.

Covanta Union, Inc.

Customized Energy Solutions, Ltd.

Dayton Power & Light Company (The)

Delaware Municipal Electric Corporation

Delmarva Power & Light Company

Detroit Edison Company

Division of the Public Advocate of State of Delaware

Dominion Energy Direct Sales, Inc.

Dominion Energy Marketing, Inc.

Dominion Retail, Inc.

Dominion Virginia Power

Downes Associates, Inc.

DTE Energy Marketing, Inc.

DTE Energy Trading, Inc.

Duke Energy Trading and Marketing, L.L.C.

Duke Power Company

Dynegy Power Marketing, Inc.

E.F. Kenilworth, Inc.

Easton Utilities Commission

ECONnergy Energy Company, Inc.

ECONnergy Pa, Inc.

Edison Mission Marketing and Trading, Inc.

El Paso Merchant Energy, L.P.

Electrotek Concepts, Inc.

EME Homer City Generation, L.P.

Energy East Solutions, Inc.

Engage Energy America L.L.C.

Entergy-Koch Trading, LP

EPEX, Inc.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 217
Third Revised Rate Schedule FERC No. 24

Exelon Generation Company, L.L.C.

FirstEnergy Solutions Corp.

Florida Power & Light Company

FMF Energy, Inc.

FPL Energy Power Marketing, Inc.

GPU Advanced Resources, Inc.

Green Mountain Energy Company

Hagerstown Light Department

Handsome Lake Energy, L.L.C.

Harrison REA, Inc.

Hess Energy Inc.

Hess Energy Power & Gas Company, LLC

H.Q. Energy Services (U.S.), Inc.

Indiana Michigan Power Company

It’s Electric & Gas, L.L.C.

J. Aron & Company

Jedi Linden NB, L.L.C.

Jersey Central Power & Light Company

Kentucky Power Company

KeySpan Energy Services, Inc.

KeySpan – Ravenswood, Inc.

Lebanon Methane Recovery, Inc.

Legacy Energy Group, L.L.C. (The)

Lehigh Portland Cement Company

Letterkenny Industrial Development Authority

Mack Services Group (The)

Maryland Office of People’s Counsel

Maryland Public Service Commission

Merrill Lynch Capital Services, Inc.

Metropolitan Edison Company

MG Industries

Middlesex Generating Co., L.L.C.

MIECO, Inc.

Mirant Americas Energy Marketing, L.P.

Mirant Americas Retail Energy Marketing, L.P.

Mirant Potomac River, L.L.C.

Monongahela Power Company dba Allegheny Power

Morgan Stanley Capital Group, Inc.

New Power Company (The)

New York State Electric & Gas Corporation

New Jersey Division of the Ratepayer Advocate

NJR Natural Energy Company

Northeast Utilities Service Company

Northern States Power Company

NRG New Jersey Energy Sales LLC

NRG Power Marketing, Inc.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	First Revised Sheet No. 218
Third Revised Rate Schedule FERC No. 24	Superseding Original Sheet No. 218

NYSEG Solutions, Inc.

Occidental Power Marketing, L.P.

Occidental Power Services, Inc.

Office of the People’s Counsel for the District of Columbia

Ohio Power Company

Old Dominion Electric Cooperative

Orion Power Midwest, L.P.

Outback Power Marketing, Inc.

Panda Power Corporation

PeakTrader, L.L.C.

PECO Energy Company

Pedricktown Cogeneration Limited Partnership

PEI Power Corporation

PEI Power II, L.L.C.

Penn Power Energy, Inc.

Pennsylvania Electric Company

Pennsylvania Office of Consumer Advocate

Pepco Energy Services, Inc.

PG Energy Services Inc. dba PG Energy PowerPlus

PG&E Energy Trading-Power, L.P.

Potomac Edison Company (The) dba Allegheny Power

Potomac Electric Power Company

Potomac Power Resources, Inc.

Powerex Corporation

PPL Brunner Island, L.L.C.

PPL Electric Utilities Corporation dba PPL Utilities

PPL EnergyPlus, L.L.C.

PPL Holtwood, L.L.C.

PPL Martins Creek, L.L.C.

PPL Montour, L.L.C.

PPL Susquehanna, L.L.C.

Praxair, Inc.

Progress Ventures, Inc.

PSEG Energy Resources and Trade LLC

PSEG Energy Technologies, Inc.

PSI Energy, Inc.

Public Service Company of Colorado

Public Service Company of Oklahoma

Public Service Electric & Gas Company

Rainbow Energy Marketing Corporation

Reliant Energy Services, Inc.

Richards’ Energy Group (The)

Rochester Gas and Electric Corporation

Rockland Electric Company

Issued By:	Craig Glazer	Effective:	May 18, 2004
Vice President, Government Policy
Issued On:	April 27, 2004

PJM Interconnection, L.L.C.	Original Sheet No. 219
Third Revised Rate Schedule FERC No. 24

RWE Trading Americas, Inc.

Safe Harbor Water Power Corporation

Schuylkill Energy Resources, Inc.

Select Energy, Inc.

Select Energy New York, Inc.

Sempra Energy Solutions

Sempra Energy Trading Corporation

Sheetz, Inc.

Sithe Power Marketing, L.P.

SmartEnergy.com, Inc.

South Carolina Electric & Gas Company

South Jersey Energy Company

South Jersey Energy Solutions, L.L.C.

Southern Maryland Electric Cooperative, Inc.

Southwestern Electric Power Company

Split Rock Energy, LLC

STI Capital Company

Strategic Energy L.L.C.

Sunbury Generation, L.L.C.

Sunoco Power Marketing, L.L.C.

Sunoco, Inc. (R&M)

TEC Trading, Inc.

Tosco Power, Inc.

Town of Front Royal, Virginia

Town of Thurmont, Maryland

Town of Williamsport

Tractebel Energy Marketing, Inc.

TransAlta Energy Marketing (U.S.) Inc.

TXU Energy Trading Company, LP

UBS AG, acting through its London Branch

UGI Energy Services, Inc.

UGI Development Company

UGI Utilities, Inc.

USP&G (Pennsylvania), Ltd.

Utilitech, Inc.

Vineland Municipal Electric Utility

Virginia State Corporation Commission

Washington Gas Energy Services, Inc.

West Penn Power dba Allegheny Power

West Texas Utilities Company

Weyerhaeuser Company

Williams Energy Marketing & Trading Company

WPS Energy Services, Inc.

WPS Westwood Generation, L.L.C.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003

PJM Interconnection, L.L.C.	Original Sheet No. 220
Third Revised Rate Schedule FERC No. 24

RESOLUTION TO AMEND THE

PROCEDURES REQUIRING THE RETENTION OF

AN INDEPENDENT CONSULTANT TO

PROPOSE A LIST OF CANDIDATES

FOR THE BOARD OF MANAGERS ELECTION FOR 2001

1.	For the election of Board Members at the Annual Meeting in 2001, an independent consultant to prepare a list of persons qualified and willing to serve on the PJM Board in accordance with Section 7.1 of the Operating Agreement shall not be required.

2.	Section 7.1 of the Operating Agreement shall be deemed to be amended by the foregoing for the election at the Annual Meeting in 2001.

3.	PJM shall make the necessary regulatory filings with the Federal Energy Regulatory Commission to implement the foregoing.

Issued By:	Craig Glazer	Effective:	March 20, 2003
Vice President, Governmental Policy
Issued On:	March 20, 2003